UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to §240.14a-12

OPIANT PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

OPIANT PHARMACEUTICALS, INC.
233 Wilshire Boulevard, Suite 400
Santa Monica, California 90401
MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
January 4, 2023
Dear Fellow Stockholders:
You are cordially invited to attend a special meeting of stockholders of Opiant Pharmaceuticals, Inc., a Delaware corporation (“Opiant,” the “Company,” “we” or “us”), to be held on March 1, 2023 at 9:00 a.m., Pacific Time. The special meeting will be held in a virtual format only, through a live webcast. Shareholders of record at the close of business on January 4, 2023, the record date for the special meeting, are entitled to participate in the virtual meeting and will need the meeting password and control number on their proxy card to access the live webcast to vote their shares electronically at the special meeting. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting. This proxy statement is dated January 4, 2023 and was first mailed to stockholders of Opiant on or about January 6, 2023.

At the special meeting, you will be asked to consider and vote on three matters:
(i)    a proposal to adopt the Agreement and Plan of Merger, dated November 13, 2022 (as it may be amended from time to time, the “Merger Agreement”), by and among Indivior Inc., a Delaware corporation (“Parent”), Olive Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Opiant. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Opiant (the “Merger”), with Opiant continuing as the surviving corporation of the Merger (the “Surviving Corporation”) and as a wholly owned subsidiary of Parent;
(ii)     a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger; and
(iii)     a proposal to adjourn the special meeting to a later date or dates, if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting.
At the effective time of the Merger (the “Effective Time”), by virtue of the Merger each share of Opiant common stock, par value $0.001 (“Opiant common stock”), issued and outstanding immediately prior to the Effective Time (other than (i) shares held by Opiant as treasury stock or (ii) shares held by stockholders who are entitled to demand and have properly exercised appraisal rights in respect of such shares in accordance Section 262 of the General Corporation Law of the State of Delaware and such demand is not effectively withdrawn as of immediately prior to the Effective Time) shall be automatically converted into the right to receive (i) $20.00 net to the seller in cash, without interest and subject to all applicable withholding taxes (the “Upfront Consideration”), and (ii) one contingent value right (“CVR”) representing four contingent cash payments with an aggregate maximum amount payable of $8.00, without interest, if certain milestones related to the net sales of products containing an intranasal formulation of nalmefene are achieved, for each share of Opiant common stock you own (collectively, the “Merger Consideration”). The Upfront Consideration represents a premium of approximately 111% over the closing price of Opiant common stock on November 11, 2022, the last trading day prior to the public announcement of the execution of the Merger Agreement, and a premium of 99% over the 30-day volume-weighted average on the same date. The Merger Consideration, assuming achievement of all four CVR net revenue thresholds and contingent cash payment thereunder, represents a maximum premium of approximately 195% over the closing price of Opiant common stock on November 11, 2022, the last trading day prior to the public announcement of the execution of the Merger Agreement, and a premium of 178% over the 30-day volume-weighted average on the same date.
    After reviewing and considering the terms and conditions of the Merger and the factors more fully described in the enclosed proxy statement, our board of directors unanimously (i) approved, adopted and declared advisable the Merger Agreement, the Voting Agreements (as defined below under “Questions and Answers about the Special Meeting and the Merger” on page 15 and “Voting Agreements” on page 131, respectively) and the consummation of the transactions contemplated thereby, including the Merger; (ii) determined that the transactions contemplated by the Merger Agreement, including the Merger, and the Voting Agreements are advisable, fair to, and in the best interests of, Opiant and its stockholders; (iii) directed that the Merger Agreement be submitted to the stockholders of Opiant for its adoption at the special meeting; and (iv) recommended that Opiant’s stockholders adopt the Merger Agreement.
Our board of directors recommends that you vote: (1) “FOR” the proposal to adopt the Merger Agreement; (2) “FOR” the non-binding, advisory proposal to approve certain compensation that will or may become payable to our named executive officers in connection with the Merger; and (3) “FOR” the proposal to adjourn the special meeting to a later date or dates if necessary.
The accompanying proxy statement contains, among other things, detailed information about Opiant, the special meeting, the Merger, the Merger Agreement and the Merger-related compensation. We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in their entirety.
Your vote is very important, regardless of the number of shares of Opiant common stock that you own. We cannot complete the Merger unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the shares of outstanding Opiant common stock as of the record date entitled to vote on the matter. The failure of any stockholder of record to vote in person by ballot at the special meeting or to submit a proxy will have the same effect as a vote “AGAINST” the Merger Agreement. If you hold your shares in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares or to obtain a proxy from the record holder of your shares and vote such shares in person at the special meeting will have the same effect as a vote “AGAINST” the Merger Agreement. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted “FOR” the adoption of the Merger Agreement.
We hope that you will be able to attend the special meeting. However, whether or not you plan to attend in person, please complete, sign, date and return the proxy card enclosed with the accompanying proxy statement, or, if your shares are held in “street name” through a broker, bank or nominee, instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee, as promptly as possible. Submitting a signed proxy by mail will ensure your shares are represented at the special meeting. If your shares are held in “street name” through a broker, bank or nominee, you may provide voting instructions through your broker, bank or nominee by completing and returning the voting form provided by your broker, bank or nominee, or electronically over the Internet or by telephone through your broker, bank or nominee if such a service is provided. To provide voting instructions over the Internet or by telephone through your broker, bank or nominee, you should follow the instructions on the voting form provided by your broker, bank or nominee.
The special meeting may be adjourned by the chair of the meeting or, in the absence of a chair of the special meeting, any officer entitled to preside at or to act as secretary of such meeting or the affirmative vote of the holders of a majority of all of the shares of Opiant common stock represented at the special meeting, in person or by proxy, and entitled to vote, whether or not there is a quorum. The special meeting may be postponed or cancelled by the board of directors in its discretion.

On behalf of the board of directors and management of Opiant, I extend our appreciation for your continued support and your consideration of this matter.

Sincerely,
/s/ Dr. Roger Crystal
Dr. Roger Crystal
Chief Executive Officer and Director
Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or the accompanying proxy statement, including the Merger, passed upon the merits or fairness of such transactions, or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
DATED: JANUARY 4, 2023

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 1, 2023
Notice is hereby given that a special meeting of stockholders of Opiant Pharmaceuticals, Inc., a Delaware corporation (“Opiant,” the “Company,” “we” or “us”), will be held on March 1, 2023, virtually via the Internet at https://web.lumiagm.com/254970090 at 9:00 a.m., Pacific Time, for the following purposes:
1.    The Merger Proposal. To adopt the Agreement and Plan of Merger, dated November 13, 2022, by and among Indivior Inc., a Delaware corporation (“Parent”), Olive Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Opiant (as it may be amended from time to time, the “Merger Agreement”), pursuant to which, upon the satisfaction or waiver of the conditions to closing set forth therein, Merger Sub will merge with and into Opiant (the “Merger”), with Opiant surviving the Merger as a wholly owned subsidiary of Parent; a copy of the Merger Agreement is attached as Appendix A to the accompanying proxy statement and is incorporated by reference therein (the “Merger Proposal”);
2.    The Compensation Proposal. To approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger (the “Compensation Proposal”); and
3.    The Adjournment Proposal. To approve the adjournment of the special meeting to a later date or dates, if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting (the “Adjournment Proposal”).
Only stockholders of record as of the close of business on January 4, 2023 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof.
The accompanying proxy statement contains, among other things, detailed information about the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in their entirety.
The affirmative vote of the holders of a majority of the shares of Opiant common stock outstanding as of the record date and entitled to vote on the matter is required to approve the Merger Proposal. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the special meeting and entitled to vote on the matter is required to approve the Compensation Proposal. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the special meeting and entitled to vote is required to approve the Adjournment Proposal.
Because the vote on the Compensation Proposal is only advisory in nature, it will not be binding on us or our board of directors. Accordingly, because we are contractually obligated to pay the compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the Merger is consummated and regardless of the outcome of the Compensation Proposal.
Your vote is very important, regardless of the number of shares of Opiant common stock that you own. The failure of any stockholder of record to vote in person by ballot at the special meeting or to submit a proxy will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name,” you should instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee or obtain a proxy from the record holder of your shares and vote them virtually at

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the special meeting. The failure to do so will have the same effect as a vote “AGAINST” the Merger Proposal, but assuming a quorum is present, will have no effect on the outcome of any vote on the Compensation Proposal or the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. If you sign, date and return your proxy card without indicating how you wish to vote on a proposal, your proxy will be voted “FOR” such proposal.
The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of outstanding Opiant common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Abstentions will be counted as present for purposes of determining the existence of a quorum. Shares held in “street name” for which the applicable broker, bank or nominee receives no instructions regarding how to vote on any of the proposals before the special meeting will not be counted as present at the special meeting for quorum purposes. Shares held in “street name” for which the applicable broker, bank or nominee receives instructions regarding how to vote on one or more but not all of the proposals before the special meeting will be counted present at the special meeting for quorum purposes.
Stockholders and certain “beneficial owners” who do not vote in favor of the Merger Proposal and who otherwise meet the requirements of Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) will have the right to seek appraisal of the fair value of their shares of Opiant common stock, as determined in accordance with Section 262 of the DGCL. In addition to not voting in favor of the Merger Proposal, any stockholder or “beneficial owner” (as defined in Section 262 of the DGCL) wishing to exercise its appraisal rights must deliver a written demand for appraisal to Opiant before the vote on the Merger Proposal and must comply in all respects with the requirements of Section 262 of the DGCL, which are summarized in the accompanying proxy statement. A copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Our board of directors recommends that you vote:
•“FOR” the Merger Proposal;
•“FOR” the Compensation Proposal; and
•“FOR” the Adjournment Proposal.
PLEASE SUBMIT A PROXY TO VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIA THE SPECIAL MEETING WEBSITE. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, THE MERGER AGREEMENT, THE MERGER, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ACCOMPANYING PROXY STATEMENT.

By Order of the Board of Directors,

/s/ David D. O'Toole
David D. O’Toole
Chief Financial Officer and Secretary

     January 4, 2023

YOUR VOTE IS IMPORTANT
Ensure that your shares of Opiant common stock are voted at the special meeting by submitting your proxy or, if your shares of Opiant common stock are held in “street name” through a broker, bank or nominee, by contacting your broker, bank or nominee. If you do not submit a proxy, vote in person at the special meeting or instruct your broker, bank or nominee how to vote your shares, it will have the same effect as voting “AGAINST” the Merger Proposal, but assuming a quorum is present, will have no effect on the outcome of any vote on the Compensation Proposal or the Adjournment Proposal.
If your shares of Opiant common stock are registered directly in your name: If you are a stockholder of record, you may submit a proxy to vote your shares of Opiant common stock Internet, telephone or mail. Please follow the instructions on the enclosed form of proxy.
If your shares of Opiant common stock are held in the name of a broker, bank or nominee: You will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares of Opiant common stock. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares of Opiant common stock in your account. Your broker, bank or nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
If you fail to submit a proxy, fail to attend the special meeting or, if you hold your shares through a bank, broker or nominee, fail to provide voting instructions to your bank, broker or nominee, your shares of Opiant common stock will not be counted for purposes of determining whether a quorum is present at the special meeting. If you hold your shares of Opiant common stock through a broker, bank or nominee, you must obtain from the record holder a valid legal proxy issued in your name in order to vote in person at the special meeting. A stockholder providing a proxy may revoke it if such revocation is exercised by submitting a proxy again via Internet or telephone, by completing, signing, dating and mailing a proxy of a later date to be received by us at any time before 11:59 p.m., Eastern Time, the day before the special meeting, by providing written notice of revocation to our Corporate Secretary, or by voting in person at the special meeting. See the instructions set forth in “Revocability of Proxies” on page 26 of the accompanying proxy statement. Attendance at the special meeting alone will not revoke a submitted proxy.
We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in their entirety. If you have any questions concerning the Merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Opiant common stock, please contact our proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Banks & Brokers may Call: (212) 269-5550
All Others Call Toll-Free: (866) 745-0267

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN A PROXY CARD, VOTE BY THE INTERNET OR TELEPHONE, OR INSTRUCT YOUR BROKER, BANK OR NOMINEE ON HOW TO VOTE YOUR SHARES USING THE VOTING INSTRUCTION FORM FURNISHED BY YOUR BROKER, BANK OR NOMINEE, AS PROMPTLY AS POSSIBLE.

TABLE OF CONTENTS

APPENDICES

APPENDIX A—AGREEMENT AND PLAN OF MERGER    A-1

APPENDIX B—OPINION OF LAZARD FRERES & CO. LLC    B-1

APPENDIX C—FORM OF CVR AGREEMENT    C-1

APPENDIX D—FORM OF VOTING AGREEMENT          D-1

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SUMMARY
This summary, together with the following section of this proxy statement titled “Questions and Answers About the Special Meeting and the Merger,” highlights selected information from this proxy statement and may not contain all of the information that is important to you as a holder of Opiant common stock or that you should consider before voting on the Merger Proposal. To better understand the Merger Proposal, you should read this proxy statement, including its appendices and the documents incorporated by reference herein, carefully and in their entirety. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information; Incorporation by Reference” on page 143 of this proxy statement. The Merger Agreement is attached as Appendix A to this proxy statement and is incorporated by reference herein.
Parties Involved in the Merger (page 34)
Opiant Pharmaceuticals, Inc.
233 Wilshire Boulevard, Suite 400
Santa Monica, California 90401
(310) 598-5410
www.opiant.com
Opiant Pharmaceuticals, Inc., a Delaware corporation (“Opiant,” the “Company,” “we,” “us” or “our”), is a specialty pharmaceutical company developing medicines for addictions and drug overdose. We were incorporated in the State of Nevada in June 2005 as Madrona Ventures, Inc. and, in September 2009, we changed our name to Lightlake Therapeutics Inc. In January 2016, we again changed our name to Opiant Pharmaceuticals, Inc.
Our common stock, par value $0.001(“Opiant common stock”), is listed under the symbol “OPNT” on the Nasdaq Capital Market (“Nasdaq”).
Our principal executive offices are located at 233 Wilshire Boulevard, Suite 400, Santa Monica, California 90401, and our telephone number is (310) 598-5410. For more information about Opiant, please visit our website, www.opiant.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the Securities and Exchange Commission (the “SEC”). See “Where You Can Find More Information; Incorporation by Reference” on page 146 of this proxy statement.
Indivior Inc.
10710 Midlothian Turnpike, Suite 125
North Chesterfield, Virginia 23235
(804) 402-7123
www.indivior.com

Indivior Inc., a Delaware corporation (“Parent”), is a wholly owned subsidiary of Indivior PLC, a global pharmaceutical company engaged in developing medicines to treat addiction and serious mental illnesses. Upon consummation of the merger (the “Merger”) of Olive Acquisition Subsidiary, Inc. (“Merger Sub”) with and into Opiant in accordance with the Agreement and Plan of Merger, dated as of November 13, 2022 (as it may be amended from time to time (the “Merger Agreement”), by and among Parent, Merger Sub and Opiant, Parent will be the immediate parent company of Opiant.
Olive Acquisition Subsidiary, Inc.
10710 Midlothian Turnpike, Suite 125
North Chesterfield, Virginia 23235
(804) 402-7123
www.indivior.com

Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent that was formed on November 9, 2022, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement.

Upon consummation of the Merger, Merger Sub will cease to exist, and Opiant will survive the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”).
Date, Time and Place
A special meeting of our stockholders will be held on March 1, 2023 at 9:00 a.m., Pacific Time. The special meeting will be held in a virtual format only and will be accessible through the Internet in order to permit our stockholders to participate from any geographic location with Internet connectivity. We believe this enhances accessibility to the special meeting for all stockholders. To attend and participate at the special meeting, you must access the meeting at https://web.lumiagm.com/254970090 and provide the meeting password and control number on your proxy card. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting.
Record Date; Shares Entitled to Vote
You are entitled to vote at the special meeting if you owned shares of Opiant common stock at the close of business on January 4, 2023 (the “Record Date”). You will have one vote at the special meeting for each share of Opiant common stock you owned at the close of business on the Record Date.
Stockholder List
    A list of our stockholders entitled to vote at the special meeting will be available for examination by any of our stockholders at the special meeting. For ten days prior to the special meeting, this stockholder list will be available for inspection by any stockholder for any purpose germane to the special meeting during ordinary business hours at our corporate offices located at 233 Wilshire Boulevard, Suite 400, Santa Monica, CA 90401.

Purpose
At the special meeting, we will ask our stockholders of record as of the Record Date to vote on the following proposals:
(i)     to adopt the Merger Agreement (the “Merger Proposal”);
(ii)     to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger (the “Compensation Proposal”); and
(iii)     to approve the adjournment of the special meeting to a later date or dates, if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting (the “Adjournment Proposal”).
Quorum
As of the Record Date, there were 5,268,677 shares of Opiant common stock outstanding and entitled to be voted at the special meeting. A quorum of stockholders is necessary to conduct business at a special meeting. The holders of a majority of the shares of outstanding Opiant common stock entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, 2,634,339 shares of Opiant common stock must be represented by proxy or by stockholders entitled to vote at the special meeting to have a quorum. Failure of a quorum to be represented at the special meeting may result in an adjournment of the special meeting and may subject us to additional expense.
Vote Required; Abstentions and Broker Non-Votes (page 26)
Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of Opiant common stock outstanding as of the Record Date and entitled to vote on the matter. Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the special meeting and entitled to vote on the matter. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the special meeting and entitled to vote.
Stock Ownership and Interests of Certain Persons
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote an aggregate of 294,357 shares of Opiant common stock (excluding any shares that would be delivered upon exercise or conversion, as applicable, of Opiant stock options, restricted stock units and performance stock units), representing approximately 5.59% of the outstanding shares of Opiant common stock. Our directors and executive officers have informed us that they currently intend to vote all of their shares of Opiant common stock: (i) “FOR” the Merger Proposal; (ii) “FOR” the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.
Voting of Proxies
Any Opiant stockholder of record entitled to vote at the special meeting may submit a proxy by returning a signed proxy card by mail or submitting a proxy via the Internet or telephone, or may attend the special meeting and vote in person. If you are a beneficial owner and hold your shares of Opiant common stock in “street name” through a broker, bank or nominee, you should instruct your broker, bank or nominee on how you wish to vote your shares of Opiant common stock using the instructions provided by your broker, bank or nominee. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and nominees therefore cannot vote on these proposals without your instructions. Generally, if a broker exercises its discretion on routine matters at a stockholder meeting, a stockholder’s shares will be voted on the routine matter in the manner directed by the broker, but will constitute a “broker non-vote” on all of the non-routine matters to be presented at the stockholder meeting. Because all of the proposals to be voted on at the special meeting are non-routine matters, if you hold your shares in street name through a brokerage account, your broker will not be able to exercise its discretion to vote uninstructed shares on any of the proposals presented at the special meeting. As a result, we do not expect any broker non-votes at the special meeting. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares of Opiant common stock or that you obtain from such broker, bank or nominee a valid legal proxy issued in your name and vote in person at the special meeting.
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by signing another proxy card with a later date and returning it to us before 11:59 p.m., Eastern Time, the day before the special meeting, by providing written notice of revocation to our Corporate Secretary before your proxy is exercised, by submitting a new proxy card electronically over the Internet or telephone after the date of the earlier submitted proxy and before 11:59 p.m., Eastern Time, the day before the special meeting or by attending the special meeting and voting in person. See the instructions set forth in “Revocability of Proxies” on page 25 of this proxy statement. If you hold your shares of common stock in “street name,” you should contact your broker, bank or nominee for instructions regarding how to change your voting instructions.
The failure of any stockholder of record to submit a proxy or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you sign, date and return your proxy card without indicating how you wish to vote on the Merger Proposal, your proxy will be voted “FOR” the Merger Proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.
Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, including the Merger, passed upon the merits or fairness of such transactions, or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

Expenses of Proxy Solicitation (page 28)
Our board of directors (the “Board”) is soliciting your proxy, and Opiant will bear the cost of soliciting proxies. We have engaged the services of D.F. King & Co., Inc. (“D.F. King”) to solicit proxies for the special meeting. In connection with its retention, D.F. King has agreed to provide consulting, analytic and proxy solicitation services in connection with the special meeting. We have agreed to pay D.F. King a fee of approximately $12,000, plus reasonable out-of-pocket expenses, for its services, and we will indemnify D.F. King for certain losses arising out of its proxy solicitation services. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of D.F. King, in person or by telephone, email, fax or other means of communication, and we may pay persons holding shares of Opiant common stock on behalf of others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services in connection with solicitation of proxies.
Certain Effects of the Merger on Opiant (page 35)
Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Opiant, with Opiant continuing as the Surviving Corporation and as a wholly owned subsidiary of Parent. As a result of the Merger, Opiant will cease to be a publicly traded company and will cease to be listed on Nasdaq. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation, and instead will only be entitled to receive the Merger Consideration described in “The Merger—Merger Consideration” on page 35 of this proxy statement (except that if you are entitled to and have properly demanded appraisal for your shares in accordance with, and have complied in all respects with, Section 262 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), you will be entitled only to those rights granted under Section 262 of the DGCL as described in “The Merger—Appraisal Rights” on page 82 of this proxy statement.
The effective time of the Merger will occur upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree and specify in the certificate of merger) (the “Effective Time”).
Effect on Opiant if the Merger is Not Completed (page 35)
If the Merger Proposal is not approved by the stockholders of Opiant or if the Merger is not completed for any other reason, you will not receive any payment for your shares of Opiant common stock. Instead, we will remain a public company, Opiant common stock will continue to be listed and traded on Nasdaq and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and we will continue to be obligated to file periodic reports with the SEC. Under specified circumstances, we may be required to pay Parent a termination fee upon the termination of the Merger Agreement, as described in “The Merger Agreement—Termination Fee” on page 127 of this proxy statement.
Merger Consideration (page 36)
At the Effective Time, each outstanding share of Opiant common stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by Opiant as treasury stock and (ii) Dissenting Shares (as defined below)) will be converted automatically into the right to receive (A) $20.00 per share net to seller in cash, without interest (the “Upfront Consideration”) and (B) one contingent value right per share (a “CVR”) which shall represent the right to receive the Milestone Payments (as defined below), net to the seller in cash, without interest, at the times provided for in the contingent value rights agreement to be entered into (the “CVR Agreement”), a form of which is attached as Appendix C to this proxy statement (the Upfront Consideration plus one CVR, collectively, being the “Merger Consideration”). Each CVR represents the non-transferable right (subject to limited transferability exceptions) to receive payments up to an aggregate of $8.00 per CVR, based on net sales of products containing an intranasal formulation of nalmefene (“OPNT003”), subject to certain adjustments described in “CVR Agreement” on page 134 of this proxy statement. Each CVR will entitle the holder thereof to receive up to four contingent cash payments (the “Milestone Payments” and each, a “Milestone Payment”) if the following milestones are achieved (each, a “Milestone”):

•$2.00 per CVR upon achievement of net sales of OPNT003 exceeding $225 million during any period of four consecutive quarters prior to the seventh anniversary of the first commercial sale of OPNT003 in the United States (the “Commercial Launch”);

•$2.00 per CVR upon achievement of net sales of OPNT003 exceeding $250 million during any period of four consecutive quarters prior to the third anniversary of the Commercial Launch;

•$2.00 per CVR upon achievement of net sales of OPNT003 exceeding $300 million during any period of four consecutive quarters prior to the seventh anniversary of the Commercial Launch; and

•$2.00 per CVR upon achievement of net sales of OPNT003 exceeding $325 million during any period of four consecutive quarters prior to the seventh anniversary of the Commercial Launch.

All shares of Opiant common stock converted into the right to receive the Merger Consideration will automatically be cancelled at the Effective Time and will thereafter represent only the right to receive the Merger Consideration. Following the completion of the Merger, Opiant will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent.
As described further in “The Merger Agreement—Exchange and Payment Procedures” on page 102 of this proxy statement, substantially currently with the Effective Time, Parent will deposit, or cause to be deposited with the Exchange Agent (defined below), cash sufficient to pay the Upfront Consideration. Following the completion of the Merger, after (i) a stockholder has provided the Exchange Agent with such stockholder’s stock certificates and a letter of transmittal, or (ii) receipt by the Exchange Agent of an “agent’s message” in the case of non-certificated shares of Opiant common stock represented by book-entry (“Book-Entry Shares”), the Exchange Agent will promptly pay the stockholder the Upfront Consideration to which such stockholder is entitled.
With respect the CVRs, if any Milestone is attained, then on or prior to the applicable Milestone Determination Date (as defined in the CVR Agreement), Parent will deposit, or cause to be deposited, with the rights agent the applicable Milestone Payment to be made to Opiant stockholders, as set forth in the CVR Agreement. Following the rights agent's receipt of such deposit from Parent, the rights agent will pay the applicable Milestone Payment to each Opiant stockholder by check mail to their registered address, as reflected in the CVR Register (as defined in the CVR Agreement) as of the close of business on the last business day prior to such Milestone Payment Date (as defined in the CVR Agreement).
After the completion of the Merger, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as an Opiant stockholder (except that stockholders who hold and beneficial owners who own Dissenting Shares will not have the right to receive the Merger Consideration but will instead have the right to receive a payment for the “fair value” of their Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law, as described in “The Merger—Appraisal Rights” on page 82 of this proxy statement).
Treatment of Equity and Equity-Based Awards (page 76)
Effective immediately prior to the Effective Time, each option to purchase Opiant common stock granted under any Company Equity Plan (as defined below) or otherwise (each, a “Company Option”), that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled and terminated and converted into the right of the holder thereof to receive (without interest, and less any applicable withholding taxes) in accordance with the terms of the Merger Agreement: (i) with respect to each Company Option which has a per share exercise price that is less than or equal to the Upfront Consideration (each, an “In the Money Option”): (A) an amount in cash equal to the product of (I) the excess, if any, of the Upfront Consideration over the applicable per share exercise price of such cancelled In the Money Option multiplied by (II) the number of shares of Opiant common stock subject to such In the Money Option immediately prior to the Effective Time; and (B) a CVR with respect to each share of Opiant common stock subject to such In the Money Option immediately prior to the Effective Time; and (ii) with respect to each Company Option which has a per share exercise price that is greater than the Upfront Consideration but less than $28.00 (each, an “Out of the Money Option”), such cash payments, if any, from Parent with respect to each share of Opiant common stock subject to the Out of the Money Option upon any Milestone Payment Date, equal to the product of (A) (1) the amount by which the Per Share Value Paid (as defined in the Merger Agreement) as of the Milestone Payment Date exceeds the exercise price payable per share of Opiant common stock under such Out of the Money Option, less (2) the amount per share of Opiant common stock of all payments previously made with respect to such Out of the Money Option pursuant to the Merger Agreement, multiplied by (B) the number of shares of Opiant common stock subject to such Out of the Money Option as of immediately prior to the Effective Time. Notwithstanding anything in the Merger Agreement to the contrary, (A) any Company Option which has a per share exercise price that is equal to or greater than $28.00 will be cancelled at the Effective Time without any consideration payable therefor and (B) with respect to each Out of the Money Option, if no contingent payment becomes payable with respect to the CVRs under the CVR Agreement that would result in the Per Share Value Paid as of the applicable Milestone Payment Date exceeding the exercise price per share of such Out of the Money Option, then no payment will be made under the Merger Agreement in respect of such Out of the Money Option following the Effective Time.
Effective immediately prior to the Effective Time, each award of restricted stock units that corresponds to Opiant common stock granted under any Company Equity Plan or otherwise and that vests solely on the passage of time (each, a “Company RSU Award”) that is outstanding immediately prior to the Effective Time, will automatically be cancelled and terminated and converted into the right of the holder thereof to receive (without interest, and less applicable withholding taxes) (i) an amount in cash equal to the product of (A) the Upfront Consideration multiplied by (B) the number of shares of Opiant common stock subject to such Company RSU Award immediately prior to the Effective Time; and (ii) a CVR with respect to each share of Opiant common stock subject to such Company RSU Award immediately prior to the Effective Time.
Effective immediately prior to the Effective Time, each award of restricted stock units, performance stock units or performance units that corresponds to Opiant common stock granted under any Company Equity Plan or otherwise and that vests based on the achievement of performance goals (a “Company PSU Award”) that is outstanding immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right of the holder thereof to receive (without interest, and less any applicable withholding taxes) in accordance with the terms of the Merger Agreement and subject to achievement (or deemed achievement) of the applicable thresholds for vesting under the Company PSU Award (i) an amount in cash equal to the product of (A) the Upfront Consideration multiplied by (B) the number of shares of Opiant common stock underlying such Company PSU Award immediately prior to the Effective Time and (ii) a CVR with respect to each such share of Opiant common stock underlying such Company PSU Award.
At the Effective Time, each outstanding and unexercised warrant to purchase shares of Opiant common stock (a “Company Warrant”), by virtue of the Merger and without any action on the part of Parent, will no longer be exercisable by the former holder thereof, will be cancelled and will only entitle such holder to receive (a) a cash payment equal to (i) the excess, if any, of (A) the Upfront Consideration over (B) the exercise price payable per share of Opiant common stock under such Company Warrant, multiplied by (ii) the number of shares of Opiant common stock such holder could have purchased (assuming full vesting of all warrants) had such holder exercised such Company Warrant in full immediately prior to the Effective Time, and (b) a CVR with respect to each share of Opiant common stock subject to such Company Warrant immediately prior to the Effective Time
Recommendation of Our Board of Directors and Reasons for the Merger (page 54)
The Board, after consulting with its financial advisor and outside legal counsel and carefully reviewing and considering various factors described in “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” on page 54 of this proxy statement, unanimously (i) approved, adopted and declared advisable the Merger Agreement, the Voting Agreements and the consummation of the transactions contemplated thereby, including the Merger; (ii) determined that the transactions contemplated by the Merger Agreement, including the Merger, the Voting Agreements, the CVR Agreement, the A&R License Agreement (as defined below) and the Note Purchase Amendment (as defined below) are advisable, fair to, and in the best interests of, Opiant and its stockholders; (iii) directed that the Merger Agreement be submitted to the stockholders of Opiant for its adoption at the special meeting; and (iv) recommended that Opiant’s stockholders adopt the Merger Agreement.

The Board recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.
Opinion of Lazard Frères & Co. LLC (page 61)

In connection with the execution of the Merger Agreement, Lazard Frères & Co. LLC (“Lazard”) delivered its oral opinion to the Board on November 13, 2022, which opinion was subsequently confirmed in a written opinion of the same date, that, as of November 13, 2022 and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the Merger Consideration of $20.00 per share in cash and one CVR per share to be paid to the holders of shares of Opiant common stock (other than holders of shares of Opiant common stock owned or held in treasury by Opiant or owned by Parent or Merger Sub or any of their respective subsidiaries and Dissenting Shares) in the Transaction was fair, from a financial point of view, to such holders. The full text of Lazard’s written opinion, dated November 13, 2022, which sets forth the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this document as Appendix B and is incorporated by reference herein in its entirety. You are encouraged to read Lazard’s opinion and the description beginning on page 60 carefully and in their entirety. This summary and the description of the opinion beginning on page 60 are qualified in their entirety by reference to the full text of the opinion. Lazard’s engagement and its opinion were for the benefit of the Board (in its capacity as such) and its opinion was rendered to the Board in connection with its evaluation of the Transaction. Lazard’s opinion was not intended to and did not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

Interests of the Directors and Executive Officers of Opiant in the Merger (page 76)
In considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these interests in, among other matters, approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the stockholders of Opiant. These interests include the following, among others:
•The Merger Agreement provides, as of the Effective Time, that all outstanding Company Options (whose per share exercise price is less than $28.00), Company RSU Awards and Company PSU Awards, including those held by Opiant’s executive officers and directors, will be cancelled and converted into the right to receive a cash payment (if, in the case of a Company Option, the exercise price is less than the Upfront Consideration) and, with respect to each share underlying such awards, a CVR (except that, in the case of Out of the Money Options, no cash payment in respect thereof will be made at the closing of the Merger (the “Closing”), but the holder will have a contingent right to receive payments to the extent the Merger Consideration exceeds such option’s per share exercise price);

•Pursuant to their employment agreements, our executive officers are eligible for severance payments and benefits upon their qualifying termination of employment within one year following the consummation of the Merger; and

•Our directors and executive officers are entitled to continued indemnification pursuant to the Merger Agreement and our organizational documents and insurance coverage.

These interests are discussed in more detail in “The Merger—Interests of the Directors and Executive Officers of Opiant in the Merger” on page 76 of this proxy statement. The members of the Board were aware of the different or additional interests described in such section and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending to the stockholders that the Merger Proposal be approved.

Voting Agreements (page 131)
As a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement and to consummate the Merger, Parent has entered into Voting Agreements with current directors (collectively, the “Voting Agreement Stockholders”) of Opiant (each, a “Voting Agreement” and collectively, the “Voting Agreements”). Under the Voting Agreements, the Voting Agreement Stockholders have agreed, subject to the terms and conditions in the Voting Agreements and during the term of the Voting Agreements, to vote (or cause to be voted) all of their shares of Opiant common stock and, in connection with any action proposed to be taken by written consent, take action (1) to appear at any annual or special meeting, or cause their shares to be counted as present for such meeting, (2) to be present and vote, or cause their shares to vote, or deliver, or cause to be delivered, a written consent with respect to their shares:
•in favor of (i) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) any proposal to adjourn or postpone such meeting of Opiant’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement, and
•against (i) any Competing Proposal (as defined below) or any definitive agreement in connection with such Competing Proposal; (ii) any election of new directors to the Board, other than nominees to the Board who are currently serving as directors on the Board who are nominated for election by a majority of the Board or as otherwise provided by the Merger Agreement; (iii) any action, proposal, transaction, or agreement that would reasonably be expected to result in (A) a breach of any covenant, representation, or warranty or any other obligation or agreement of such Voting Agreement Stockholder under the Voting Agreement or of Opiant under the Merger Agreement or (B) any of the conditions to consummate the Merger as specified in the Merger Agreement not being fully satisfied; (iv) except as required by the Voting Agreement, (A) any extraordinary corporate transaction, (B) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company; and (v) any corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement.
The Voting Agreements terminate immediately and automatically upon the earliest to occur of (1) the Effective Time; (2) with respect to each Voting Agreement Stockholder, the termination of the Voting Agreement by written notice from such Voting Agreement Stockholder to Parent following the amendment, modification, or waiver of the terms of the Merger Agreement (a) to reduce or change the form of consideration to be paid to such Voting Agreement Stockholder in connection with the Merger, (b) to create any additional conditions to the consummation of the Merger, or (c) that would reasonably be expected to adversely affect the Voting Agreement Stockholder in any but a de minimis respect; (3) the termination of the Voting Agreement by written notice from Parent to the Voting Agreement Stockholders; and (4) the valid termination of the Merger Agreement in accordance with its terms.
The Voting Agreement Stockholders are also subject to certain restrictions on (1) transfers of their shares of Opiant’s common stock and (2) solicitation with respect to acquisition proposals, as described in “Voting Agreements” on page 130 of this proxy statement.
As of the Record Date, the Voting Agreement Stockholders held, in the aggregate, approximately 4.44%, of the outstanding shares of Opiant’s common stock.
Amended and Restated License and Settlement Agreement (page 133)
Concurrently with the entry into the Merger Agreement, Opiant and Emergent Operations Ireland Limited (“EOIL”) entered into an Amended and Restated License and Settlement Agreement (the “A&R License Agreement”), pursuant to which, among other things, Opiant and SWK (as defined below) will receive a one-time cash payment from EOIL of $25 million, and in exchange Opiant will grant EOIL a worldwide, sublicensable, irrevocable, perpetual, fully paid, exclusive license to the licensed patents and licensed know-how for Products (as defined in the A&R License Agreement), including NARCAN® (naloxone hydrochloride) Nasal Spray. Opiant’s rights under the Adapt License Agreement, dated December 15, 2014 (as amended from time to time, the “Adapt License Agreement”), by and between the Company and Adapt Pharma Operations Limited (“Adapt”), to receive any unpaid or future payments under the Adapt License Agreement, including royalties related to net sales of products (as defined in the Adapt License Agreement), including NARCAN® (naloxone hydrochloride) Nasal Spray, were terminated upon the effective date of the A&R License Agreement. SWK Holdings, LLC (“SWK”) will receive 10% of the cash payment from EOIL in respect of its 10% interest in the royalties under the Adapt License Agreement.
First Amendment to Note Purchase and Security Agreement (page 134)
Concurrently with the entry into the Merger Agreement, Opiant entered into a First Amendment (the “Note Purchase Amendment”) to that Note Purchase and Security Agreement (the “Existing Note Purchase Agreement”), as defined in the Note Purchase Amendment, with Opiant Pharmaceuticals UK Ltd. (“Opiant UK”), each of the lenders party to the Existing Note Purchase Agreement (the “Lenders”), and Pontifax Medison Finance GP, L.P. as administrative agent and collateral agent for itself and the Lenders (the “Agent”),pursuant to which Opiant UK, the Agent, and the Lenders have amended the terms of the Existing Note Purchase Agreement, as defined in the Note Purchase Amendment, to permit Opiant to, among other things, (1) enter into and perform its obligations under the A&R License Agreement, (2) enter into and perform its obligations under the Merger Agreement, and (3) prepay the outstanding term loans under the Existing Note Purchase Agreement upon the consummation of the transactions contemplated under the Merger Agreement. In addition, pursuant to the Note Purchase Amendment, the Company will be required to maintain a minimum cash balance of $10 million which will be held at all times in a deposit account.

CVR Agreement (page 135)
At or prior to the Effective Time, Parent and a right agent designated by Parent will enter into the CVR Agreement governing the terms of CVRs, issued in connection with the Merger Agreement. Each CVR represents the non-transferable right (subject to limited transferability exceptions) to receive payments up to an aggregate of $8.00 per CVR, based on net sales of OPNT003 subject to certain adjustments described in “CVR Agreement” on page 134 of this proxy statement. Each CVR will entitle the holder thereof to receive up to four (4) contingent Milestone Payments.
While Parent is obligated to use “commercially reasonable efforts” (as defined the CVR Agreement), to develop and seek FDA approval for a product containing an intranasal formulation of nalmefene as an active pharmaceutical ingredient and to and achieve its U.S. commercial launch, Parent is not obligated to undertake any level of efforts or employ any level of resources to achieve the various Milestones. It is thus not predictable whether any Milestones will be achieved or any payments under the CVR Agreement will become due.
Appraisal Rights (page 83)
Record holders and “beneficial owners” (as defined in Section 262 of the DGCL) of common stock of the Company will be entitled to seek statutory appraisal of their shares pursuant to Section 262 of the DGCL (“Section 262”). This means that shares of Opiant common stock, if any, as to which the holder (or beneficial owner in the case of a beneficial owner making a demand in its own name) thereof shall have (i) properly demanded appraisal and otherwise compiled with the provisions of Section 262 and (ii) not effectively withdrawn or lost such holder’s (or such beneficial owner’s) rights to appraisal (each, a “Dissenting Share”), shall not be converted into the right to receive the Merger Consideration, but instead at the Effective Time shall become entitled only to payment of the fair value of such shares of Opiant common stock determined in accordance with Section 262 (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder (or beneficial owner, as applicable) shall cease to have any rights with respect thereto other than the right to receive the fair value of such Dissenting Shares as determined in accordance with Section 262); provided, however, that if any such holder (or beneficial owner, as applicable) shall fail to perfect or otherwise shall waive, withdraw or lose the right to payment of the fair value of such Dissenting Shares under Section 262, then the right of such holder (or beneficial owner, as applicable) to be paid the fair value of such holder’s (or such beneficial owner’s) Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, without interest or duplication, the Merger Consideration. For a description of the rights of holders and beneficial owners of Dissenting Shares and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of such Dissenting Shares, see Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated into this proxy statement by reference.
IN ORDER TO PROPERLY EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER, A RECORD HOLDER MUST DELIVER A WRITTEN DEMAND FOR APPRAISAL IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 262 OF THE DGCL TO OPIANT BEFORE THE VOTE IS TAKEN ON THE ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING (OR SUCH DEMAND MUST BE MADE BY AN APPLICABLE BENEFICIAL OWNER), MUST NOT VOTE, IN PERSON OR BY PROXY, IN FAVOR OF THE MERGER PROPOSAL, MUST CONTINUE TO HOLD SHARES OF OPIANT COMMON STOCK OF RECORD (OR, IN THE CASE OF A BENEFICIAL OWNER DEMANDING APPRAISAL, SUCH BENEFICIAL OWNER MUST CONTINUE TO BENEFICIALLY OWN SUCH SHARES) FROM THE DATE OF MAKING THE DEMAND FOR APPRAISAL THROUGH THE EFFECTIVE TIME OF THE MERGER AND MUST COMPLY WITH THE OTHER REQUIREMENTS OF SECTION 262 OF THE DGCL. MERELY VOTING AGAINST THE MERGER PROPOSAL WILL NOT PRESERVE YOUR RIGHT TO APPRAISAL UNDER SECTION 262 OF THE DGCL. BECAUSE A PROXY THAT IS SIGNED AND SUBMITTED BUT DOES NOT OTHERWISE CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT, IF YOU SUBMIT A PROXY AND WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST INCLUDE VOTING INSTRUCTIONS TO VOTE YOUR SHARES OF OPIANT COMMON STOCK AGAINST, OR ABSTAIN WITH RESPECT TO, THE ADOPTION OF THE MERGER AGREEMENT. NEITHER VOTING AGAINST THE ADOPTION OF THE MERGER AGREEMENT, NOR ABSTAINING FROM VOTING OR FAILING TO VOTE ON THE MERGER PROPOSAL, WILL IN AND OF ITSELF CONSTITUTE A WRITTEN DEMAND FOR APPRAISAL SATISFYING THE REQUIREMENTS OF SECTION 262 OF THE DGCL. THE WRITTEN DEMAND FOR APPRAISAL MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE ON THE ADOPTION OF THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE DGCL, STOCKHOLDERS AND BENEFICIAL OWNERS WHO MAY WISH TO PURSUE APPRAISAL RIGHTS SHOULD PROMPTLY CONSULT THEIR LEGAL AND FINANCIAL ADVISORS.
Material U.S. Federal Income Tax Consequences (page 89)
The Merger Consideration consists of cash (also referred to as “Upfront Consideration”) and rights to receive CVR Milestone Payments. The receipt of cash and CVRs in exchange for Opiant common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Because the law is unclear as to the U.S. federal income tax treatment of the CVRs, the amount of gain or loss a holder recognizes, and the timing and character of such gain or loss is uncertain. All holders of Opiant common stock are urged to consult with their tax advisors regarding the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the Merger and receiving future payments pursuant to the CVRs. For a more detailed explanation of U.S. federal income tax considerations relevant to the Merger, see “The Merger—Material U.S. Federal Income Tax Consequences” below.
Regulatory Approvals Required for the Merger (page 94)
Under the Merger Agreement, the Merger cannot be completed until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated and all enquiry letters or formal reviews commenced by the Competition Markets Authority (the “CMA”) of the transactions contemplated by the Merger Agreement have been resolved or concluded. The Merger Agreement contains covenants by Parent and Merger Sub to use their reasonable best efforts to obtain regulatory approval for the Merger under applicable competition laws, including the HSR Act, and applicable antitrust laws.
No Solicitation of Other Offers; Change of Recommendation (page 111)
From and after the date of the Merger Agreement, Opiant is subject to customary “no shop” restrictions prohibiting Opiant and its representatives from soliciting acquisition proposals from third parties or providing information to or participating in any discussions or negotiations with third parties regarding acquisition proposals, subject to certain exceptions set forth in the Merger Agreement and described below, to include using reasonable best efforts to cause its representatives on behalf of the Company not to, directly or indirectly:

•solicit, initiate, or knowingly encourage or facilitate (including by way of furnishing information) any inquiry regarding, or the submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, a competing acquisition proposal;
•engage or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information or data with respect to any competing acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a competing acquisition proposal; or
•take any action to exempt any Person (other than Parent and its subsidiaries) from the restrictions on “business combinations” or any similar provision contained in any applicable law or the Company's governing and organizational documents.
Notwithstanding the foregoing restrictions (collectively, the “no shop restrictions”), under certain circumstances following receipt of a bona fide written acquisition proposal from a third party that did not result from a breach of the non-solicitation obligations and the Board determines in good faith, after consultation with its outside legal counsel and financial advisor that such proposal is or would reasonably be expected to lead to a Superior Proposal (as defined below), we may, subject to compliance with certain notice and other requirements as set forth in the Merger Agreement, (i) furnish information with respect to Opiant and its subsidiary to the third party making such acquisition proposal and its representatives pursuant to a confidentiality agreement that is no less favorable to Opiant than its confidentiality agreement with Parent (the “Confidentiality Agreement”) and (ii) participate in discussions or negotiations with such third party regarding such acquisition proposal (as described in “The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation” on page 111 of this proxy statement).

Under certain circumstances following receipt of an alternative acquisition proposal that did not result from a breach of the non-solicitation obligations and the Board determines in good faith, after consultation with its outside legal counsel and financial advisor that such proposal is a Superior Proposal and that the failure to take the following action would be inconsistent with the Board’s fiduciary duties under applicable law, the Board may, prior to the receipt of the stockholder approval, subject to compliance with certain notice and other requirements as set forth in the Merger Agreement, effect a change in its recommendation to Opiant stockholders with respect to such alternative acquisition proposal and/or terminate the Merger Agreement to enter into a company acquisition agreement with respect to such alternative acquisition proposal pursuant to the terms thereof, in either case, subject to compliance with certain notice and other requirements as set forth in the Merger Agreement (as described in “The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation” on page 111 of this proxy statement). In addition, Opiant shall not be permitted to terminate the Merger Agreement for an alternative acquisition proposal unless Opiant pays the termination fee described in “The Merger Agreement—Termination Fee” on page 127 of this proxy statement.

In response to an intervening event, as defined in “The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation” on page 113 of this proxy statement, prior to the receipt of the stockholder approval, the Board may effect a change in its recommendation to Opiant stockholders subject to compliance with certain notice and other requirements as set forth in the Merger Agreement (see “The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation” on page 111 of this proxy statement).
For a further discussion of the limitations on solicitation of acquisition proposals from third parties and the Board’s ability to make a change in its recommendation to Opiant stockholders with respect to the Merger Proposal, see “The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation” on page 111 of this proxy statement.
Conditions to the Closing of the Merger (page 124)
The parties expect to complete the Merger in the first quarter of 2023. However, it is possible that factors outside of each party’s control could require them to complete the Merger at a later time or not to complete it at all. The following are some of the conditions that must be satisfied or, where permitted by law, waived before the Merger may be completed:

•the approval of the proposal to adopt the Merger Agreement by the vote of holders of a majority of shares of Opiant common stock outstanding as of the Record Date and entitled to vote on the matter (the “stockholder approval”);
•(i) the consummation of the Merger has not been prohibited or made illegal by any law enacted, promulgated or deemed applicable to the Merger by any governmental entity of competent jurisdiction (acting other than pursuant to antitrust laws) or Specified Governmental Entity (as defined in the Merger Agreement) and (ii) the consummation of the Merger not being restrained, enjoined or otherwise prohibited by any governmental entity of competent jurisdiction (acting other than pursuant to antitrust laws) or Specified Governmental Entity;

•(i) the expiration or termination of the waiting period under the HSR Act and (ii) all enquiry letters or formal reviews commenced by the CMA of the Merger, pursuant to its powers under the United Kingdom Enterprise Act 2002 (as amended and in force from time to time) (the “EA 2002”) have been resolved or concluded (see “The Merger—Regulatory Approvals Required for the Merger” on page 94 of this proxy statement);

•(i) there is no pending claim, action, suit or proceeding by any governmental entity, seeking to restrain or prohibit the consummation of the Merger pursuant to any law (other than antitrust laws) and (ii) there is no pending claim, action, suit or proceeding by any Specified Governmental Entity challenging or seeking to (A) restrict, prohibit, or limit the ownership or operation by Parent or any of its subsidiaries of all or any portion of the businesses or assets of Parent, Opiant or any of their respective subsidiaries; (B) compel Parent or any of its subsidiaries to dispose of or hold separately all or any portion of the business or assets of Parent, Opiant or any of their respective subsidiaries or impose any limitation, restriction or prohibition on the ability of Parent, Opiant or any of their respective subsidiaries to conduct its business or own its assets; or (C) impose limitations on the ability of Parent or any of its subsidiaries effectively to acquire, hold or exercise full rights or ownership in the Surviving Corporation, including the right to vote any shares of capital stock of the Surviving Corporation acquired or owned by Parent or any of its subsidiaries on all matters properly presented to the stockholders of the Surviving Corporation; or (D) require Parent or any of its affiliates to divest, dispose of or hold separate all of any portion of the business or assets of Opiant or any of Opiant’s subsidiaries or of Parent or its affiliates;

•approval from the Committee on Foreign Investment in the United States (“CFIUS”) with respect to the Merger;

•the accuracy of the representations and warranties of Opiant, on the one hand, and of Parent and Merger Sub, on the other hand, in the Merger Agreement, subject in some instances to materiality or “material adverse effect” qualifiers, at and as of the effective date of the Merger (except for representations and warranties that expressly relate to a specific date or time);
•the performance or compliance in all material respects by Opiant, on the one hand, and Parent and Merger Sub, on the other hand, of or with their respective obligations, covenants and agreements required to be performed or complied with by them under the Merger Agreement on or before the Effective Time; and
•since the date of the Merger Agreement, there not having occurred a Company Material Adverse Effect (as defined in “The Merger Agreement—Representations and Warranties” on page 104 of this proxy statement).
Termination of the Merger Agreement (page 126)
In general, the Merger Agreement may be validly terminated at any time prior to the Effective Time under the following conditions (subject to certain limitations and exceptions):
•by the mutual written consent of Parent and the Company; or

•by either Parent or the Company if:
•the Effective Time has not occurred by May 15, 2023 or as may be extended in accordance with the terms of the Merger Agreement (the “Outside Date”);
•any governmental entity of competent jurisdiction or Specified Governmental Entity, acting pursuant to an antitrust law (as defined in the Merger Agreement) has issued final, non-appealable judgments, orders, injunctions, decrees or rulings, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger; or
•stockholder approval shall not have been obtained upon a vote taken thereon at the special meeting (or at any adjournment or postponement thereof, at which stockholder approval was voted upon); or
•by Parent, if:
•prior to receipt of stockholder approval, a change of recommendation shall have occurred as described in “The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation” on page 111 of this proxy statement;
•the Company shall have breached in any material respect its non-solicitation, non-negotiation or change of recommendation obligations, as described in “The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation” on page 111 of this proxy statement; or
•there has been a breach by the Company of any representation, warranty, covenant or agreement made by the Company in the Merger Agreement, such that certain conditions to closing cannot be satisfied prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the thirty (30) calendar days after the receipt of notice thereof by the Company; or
•by the Company, if:
•prior to receipt of stockholder approval, the Board determines to enter into a “superior proposal acquisition agreement” (as defined in the Merger Agreement) and the Company pays a $4,711,000 termination fee to Parent (the “Termination Fee”); or
•there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement made by Parent or Merger Sub in the Merger Agreement, such that certain conditions to closing cannot be satisfied prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within thirty (30) calendar days after the receipt of notice thereof by Parent.
Under the Merger Agreement, the Company may be required to pay Parent the Termination Fee if the Merger Agreement is terminated under specified circumstances. In no event will the Company be required to pay a termination fee more than once. See “The Merger Agreement—Termination Fee” on page 126 of this proxy statement for a discussion of the circumstances under which the Company will be required to pay the Termination Fee.
Fees and Expenses (page 129)
Except as otherwise expressly provided in the Merger Agreement, all expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

Enforcement and Remedies (page 129)
Any and all remedies conferred upon a party to the Merger Agreement are cumulative with and not exclusive of any other remedy conferred in the Merger Agreement, or by law or equity upon such party, and the exercise by a such party of any one remedy will not preclude the exercise of any other remedy. Each such party is entitled to an injunction or injunctions, to a decree or order of specific performance and to any further equitable relief.
Market Prices and Dividend Data (page 141)
Opiant common stock is listed on Nasdaq under the symbol “OPNT.” On November 11, 2022, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of Opiant common stock on Nasdaq was $9.50 per share. On January 3, 2023, the latest practicable trading day before the printing of this proxy statement, the closing price of Opiant common stock on Nasdaq was $20.24 per share. You are encouraged to obtain current market prices of Opiant common stock in connection with voting your shares of Opiant common stock.
Under the terms of the Merger Agreement, from the date of the Merger Agreement until the Effective Time or the earlier termination of the Merger Agreement, we may not declare or pay dividends to our common stockholders without Parent’s written consent.
Delisting and Deregistration of Our Common Stock (page 123)
    As promptly as practicable following the completion of the Merger, Opiant common stock will be delisted from Nasdaq and deregistered under the Exchange Act and we will no longer be required to file periodic reports with the SEC on account of Opiant common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a stockholder of Opiant. Please refer to the preceding section of this proxy statement titled “Summary” and the more detailed information contained elsewhere in this proxy statement, its appendices, including the Merger Agreement, and the documents incorporated by reference herein, which you should read carefully and in their entirety.
Q:    Why am I receiving these materials?
A:    On November 13, 2022, Opiant entered into the Merger Agreement, pursuant to which, among other things, Merger Sub will merge with and into Opiant, with Opiant surviving the Merger and becoming a wholly owned subsidiary of Parent. A copy of the Merger Agreement is attached as Appendix A to this proxy statement and is incorporated by reference herein. Our Board is furnishing this proxy statement and form of proxy card to the holders of Opiant common stock in connection with the solicitation of proxies in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal (each as described below) to be voted at a special meeting of stockholders or at any adjournments or postponements thereof.
Q:    When and where is the special meeting?
A:    The special meeting will take place on March 1, 2023 at 9:00 a.m., Pacific Time, unless the special meeting is postponed or adjourned. The special meeting will be held in a virtual format only and will be accessible through the Internet in order to permit our stockholders to participate from any geographic location with Internet connectivity. We believe this enhances accessibility to the special meeting for all stockholders. To attend and participate at the special meeting, you must access the meeting website at https://web.lumiagm.com/254970090 and provide the meeting password and control number on your proxy card. Although no physical in-person meeting will be held, we have designed the format of the virtual special meeting to ensure that our stockholders of record who attend the special meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting, while providing an online experience available to all of our stockholders regardless of location. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting.

Q:    Who is entitled to vote at the special meeting?
A:    To be able to vote on the matters presented at the special meeting, you must have been a stockholder of record at the close of business on the Record Date. The aggregate number of shares entitled to vote at this meeting is 5,268,677 shares of Opiant common stock, which is the number of shares that were outstanding as of the Record Date.
Q:    How many votes do I have?
A:    Each share of Opiant common stock that you owned as of the close of business on the Record Date entitles you to one vote on each matter that is voted on at the special meeting.
Q:    May I attend the special meeting and vote in person?
A:    Yes. All stockholders of record as of the Record Date may attend the special meeting and vote online, by mail or by phone, or submit a proxy to vote such holder’s shares. Shareholders of record at the close of business on January 4, 2023, the record date for the special meeting, are entitled to participate in the virtual meeting and will need the meeting password and control number on their proxy card to access the live webcast to vote their shares electronically at the special meeting. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting.
    Whether or not you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy to ensure that your shares of Opiant common stock will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

    If you are a beneficial owner and hold your shares of Opiant common stock in “street name” through a broker, bank or nominee, you should instruct your broker, bank or nominee on how you wish to vote your shares of Opiant common stock using the instructions provided by your broker, bank or nominee. Your broker, bank or nominee cannot vote on any of the proposals, including the Merger Proposal (as described below), without your instructions. If you hold your shares of Opiant common stock in “street name,” because you are not the stockholder of record, you may not vote your shares of Opiant common stock in person at the special meeting unless you request and obtain a valid legal proxy in your name from your broker, bank or nominee.
Q:    What am I being asked to vote on at the special meeting?
A:    You are being asked to consider and vote on the following proposals:
•    to adopt the Merger Agreement;
•    to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger; and
•    to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting.
Q:    What is the proposed Merger and what effects will it have on Opiant?
A:    The proposed Merger is the acquisition of Opiant by Parent pursuant to the Merger Agreement. If the Merger Proposal is approved by the holders of Opiant common stock and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into Opiant, with Opiant continuing as the Surviving Corporation. As a result of the Merger, Opiant will become a wholly owned subsidiary of Parent. Opiant will cooperate with Parent to de-list Opiant common stock from Nasdaq and de-register under the Exchange Act as promptly as practicable following the Effective Time and, at such time, Opiant will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC. If the Merger is consummated, you will not own any shares of the capital stock of the Surviving Corporation.
Q:    What will I receive if the Merger is completed?
A:    Upon completion of the Merger, you will be entitled to receive (i) the Upfront Consideration of $20.00 per share net to the seller in cash, without interest and less any applicable withholding taxes, and (ii) one CVR representing the right to receive certain Milestone Payments, if achieved, with an aggregate maximum amount payable of $8.00 in cash, without interest, over a seven-year period, for each share of Opiant common stock that you own, unless you are entitled to and have properly demanded appraisal rights and have complied in all respects with Section 262 of the DGCL with respect to such shares.
Pursuant to the CVR Agreement to be entered into by Parent and Opiant prior to the Effective Time, each CVR will entitle the holder thereof to receive four contingent Milestone Payments with an aggregate maximum amount payable of $8.00, without interest, if the following Milestones are achieved:
•    $2.00 per CVR upon achievement of net sales of OPNT003 exceeding $225 million during any period of four consecutive quarters prior to the seventh anniversary of the Commercial Launch;
•    $2.00 per CVR upon achievement of net sales of OPNT003 exceeding $250 million during any period of four consecutive quarters prior to the third anniversary of the Commercial Launch;
•    $2.00 per CVR upon achievement of net sales of OPNT003 exceeding $300 million during any period of four consecutive quarters prior to the seventh anniversary of the Commercial Launch; and
•    $2.00 per CVR upon achievement of net sales of OPNT003 exceeding $325 million during any period of four consecutive quarters prior to the seventh anniversary of the Commercial Launch.

    A form of the CVR Agreement is attached as Appendix C to this proxy statement and is incorporated by reference herein.
    For example, if you own 100 shares of Opiant common stock, you will be entitled to receive (i) $2,000 of Upfront Consideration for such shares, without interest and less any applicable withholding taxes, and (ii) 100 CVRs representing the right to receive contingent cash payments with an aggregate maximum amount payable of $800. In either case, as a result of the Merger, your shares will be cancelled and you will not own shares in Opiant or the Surviving Corporation which will be a wholly owned subsidiary of Parent following the Merger.
Q:    How does the Merger Consideration compare to the market price of Opiant common stock prior to the public announcement of the Merger Agreement?
A:    The Upfront Consideration represents a premium of approximately 111% over the closing price of Opiant common stock on November 11, 2022, the last trading day prior to the public announcement of the execution of the Merger Agreement, and a premium of 99% over the 30-day volume-weighted average on the same date. The Merger Consideration, assuming achievement of all four CVR net revenue thresholds and contingent cash payment thereunder, represents a maximum premium of approximately 195% over the closing price of Opiant common stock on November 11, 2022, the last trading day prior to the public announcement of the execution of the Merger Agreement, and a premium of 178% over the 30-day volume-weighted average on the same date.
Q:    What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?
A:    We encourage you to read this proxy statement, its appendices, including the Merger Agreement, and the documents incorporated by reference herein, carefully and in their entirety and consider how the Merger affects you. Whether or not you expect to attend the special meeting in person, we encourage you to complete, sign, date and return, as promptly as possible, the enclosed proxy card so that your shares of Opiant common stock may be represented and can be voted at the special meeting. If you hold your shares of Opiant common stock in “street name,” please refer to the voting instruction forms provided by your broker, bank or nominee to vote such shares.
Q:    Should I send in my stock certificates now?
A:    No. If the Merger Proposal is approved, shortly after the Merger is completed, under the terms of the Merger Agreement, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the paying agent in order to receive the Merger Consideration for each share of Opiant common stock represented by the stock certificate or Book-Entry Shares. You should use the letter of transmittal to exchange your stock certificates or Book-Entry Shares for the cash payment to which you are entitled upon completion of the Merger. If your shares of Opiant common stock are held in “street name” through a bank, broker or nominee, you will receive instructions from your bank, broker or nominee as to how to effect the surrender of your “street name” shares of Opiant common stock in exchange for the Merger Consideration. Please do not send in your stock certificates now.
Q:    What happens if I sell or otherwise transfer my shares of Opiant common stock after the Record Date but before the special meeting? What happens if I sell or otherwise transfer my shares of Opiant common stock after the special meeting but before the Effective Time?
A:    The Record Date for the special meeting is earlier than the date of the special meeting and earlier than the date the Merger is expected to be completed. If you sell or transfer your shares of Opiant common stock after the Record Date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Opiant in writing of such special arrangements, you will retain your right to vote such shares at the special meeting, but will transfer the right to receive the Merger Consideration if the Merger is completed to the person to whom you sell or transfer such shares.
    If you sell or transfer your shares of Opiant common stock after the special meeting, but before the Effective Time, you will transfer the right to receive the Merger Consideration if the Merger is completed. In order to receive the Merger Consideration, you must hold your shares of Opiant common stock through the completion of the Merger.

The right to seek appraisal of Opiant common stock in connection with the Merger under Section 262 of the DGCL is only available to Opiant stockholders and beneficial owners who, among other requirements set forth in Section 262 of the DGCL, respectively hold or beneficially own their stock as of the date of making a demand for appraisal and hold their shares continuously through the effective date of the Merger. Accordingly, if you sell or transfer (or in the case of a beneficial owner, cease to beneficially own) your shares of Opiant common stock after the special meeting, but before the effective date of the Merger, you will lose the right to seek appraisal of those shares under Section 262 of the DGCL.
    Even if you sell or otherwise transfer or cease to beneficially own your shares of Opiant common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy or, if your shares are held in “street name” through a broker, bank or nominee, instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee.
Q:    What is the position of Opiant’s Board regarding the Merger?
A:    After consulting with its financial advisor and outside legal counsel and after reviewing and considering the terms and conditions of the Merger and the factors more fully described in the enclosed proxy statement, the Board unanimously (i) approved, adopted and declared advisable the Merger Agreement, the Voting Agreements and the consummation of the transactions contemplated thereby, including the Merger; (ii) determined that the transactions contemplated by the Merger Agreement, including the Merger, and the Voting Agreements are advisable, fair to, and in the best interests of, Opiant and its stockholders; (iii) directed that the Merger Agreement be submitted to the stockholders of Opiant for its adoption at the special meeting; and (iv) recommended that Opiant’s stockholders adopt the Merger Agreement.
The Board recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.
Q:    What happens if the Merger is not completed?
A:    If the Merger Agreement is not adopted by the stockholders of Opiant or if the Merger is not consummated for any other reason, you will not receive any payment for your shares of common stock. Instead, we will remain a public company, Opiant common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to be obligated to file periodic reports with the SEC.
Under specified circumstances, we may be required to pay Parent the Termination Fee upon the termination of the Merger Agreement, as described in “The Merger Agreement—Termination Fee” on page 127 of this proxy statement.
Q:    Do any of Opiant’s directors or officers have interests in the Merger that may differ from those of Opiant stockholders generally?
A:    In considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these interests in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the stockholders of Opiant. For a description of these interests, see “The Merger—Interests of the Directors and Executive Officers of Opiant in the Merger” on page 76 of this proxy statement.
Q:    Have any stockholders agreed to vote for the Merger Proposal?
A:    Our directors and executive officers have informed us that they currently intend to vote all of their shares of Opiant common stock “FOR” the Merger Proposal. Also, the Voting Agreement Stockholders have agreed, subject to the terms and conditions in the Voting Agreements and during the term of the Voting Agreements, to vote or cause to be voted all of their shares of Opiant common stock “FOR” the Merger Proposal, “FOR” the Adjournment Proposal and “AGAINST” any Competing Proposal. See “Voting Agreements” on page 131 of this proxy statement.

Q:    What vote is required to adopt the Merger Agreement?

A:    The affirmative vote of the holders of a majority of the shares of Opiant common stock outstanding as of the Record Date and entitled to vote on the matter is required to approve the Merger Proposal.
The failure of any stockholder of record to submit a proxy or to vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the Merger Proposal. Abstentions will also have the same effect as a vote “AGAINST” the Merger Proposal. Properly executed proxies that do not contain voting instructions will be voted “FOR” the Merger Proposal.
As of the Record Date, there were 5,268,677 shares of Opiant common stock issued and outstanding. Each holder of Opiant common stock is entitled to one vote per share of Opiant common stock owned by such holder as of the Record Date.
Q:    What vote is required to approve the Compensation Proposal and the Adjournment Proposal?
A:    Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of Opiant common stock present or represented, in person or by proxy, at the special meeting and entitled to vote on such matter.
Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Opiant common stock present or represented, in person or by proxy, at the special meeting entitled to vote.
Assuming a quorum is present, the failure of any stockholder of record to submit a proxy or to vote in person by ballot at the special meeting will not have any effect on the Compensation Proposal or the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal and the Adjournment Proposal.
Q:    What is “Merger-related compensation”?
A:     “Merger-related compensation” is certain compensation that is tied to or based on the completion of the Merger and may be payable to Opiant’s named executive officers under existing plans or agreements, which is the subject of the Compensation Proposal. See “Proposal 2: Advisory Vote on Merger-Related Named Executive Officer Compensation” on page 139 of this proxy statement.
Q:     Why am I being asked to cast a non-binding, advisory vote to approve “Merger-related compensation” payable to Opiant’s named executive officers under its plans or agreements?
A:     In accordance with the rules promulgated under Section 14A of the Exchange Act, we are providing you with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to our named executive officers in connection with the Merger.
Q:     What will happen if the stockholders do not approve the Compensation Proposal at the special meeting?
A:     Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is on an advisory basis and will not be binding on Opiant or Parent. Further, the underlying compensation plans and agreements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, payment of the “Merger-related compensation” is not contingent on stockholder approval of the Compensation Proposal.
Q:    What is a quorum?
A:    In order for business to be conducted at the special meeting, our bylaws require that a quorum must be present. A quorum consists of the holders of a majority of the shares of the Opiant common stock outstanding and entitled to vote at the special meeting represented in person or by proxy.
    Shares of Opiant common stock present in person or represented by proxy (including shares that reflect abstentions) will be counted for the purpose of determining whether a quorum exists.

    Whether or not a quorum is present, the special meeting may be adjourned by the chair of the meeting or, in the absence of a chair of the meeting, any officer entitled to preside at or to act as secretary of such meeting or by the affirmative vote of the holders of a majority of all of the shares of Opiant common stock represented at the special meeting, in person or by proxy, and entitled to vote until a quorum is obtained.
Q:    How do I vote?
A:    Stockholder of record: Shares registered in your name: If you are a stockholder of record (that is, your shares are registered in your own name, not in “street name” by a bank, brokerage firm or other intermediary).
•    You may submit a proxy via the Internet. To submit a proxy via the Internet, log on to the website listed on the proxy card and follow the on-screen instructions, using the Company Number and Account Number shown on your proxy card when prompted. We permit Internet proxies to allow you to submit a proxy to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. You must submit your Internet proxy before the special meeting, for your proxy to vote your shares to be counted at the special meeting. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. If you submit a proxy by the Internet, you do not need to return a proxy card.
•    You may submit a proxy by mail. If you received our proxy materials by mail, you may complete, date and sign the proxy card that accompanies our proxy statement and promptly return it in the postage-paid envelope provided so that it is received prior to the special meeting. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the special meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of the Board. The Board recommends that you vote FOR the Merger Proposal, FOR the Compensation Proposal and FOR the Adjournment Proposal. You should ensure that Opiant receives your proxy card no later than 11:59 p.m., Eastern Time on February 28, 2023, the day before the special meeting, in order to ensure that your proxy to vote your shares will be counted at the special meeting.
•    You may submit a proxy by phone. You may submit a proxy to vote toll-free by telephone by calling 1-800-776-9437 in the U.S. or 1-718-921-8500 from foreign countries on a touch tone telephone and following the instructions provided on the telephone line. Telephone proxy submission is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to use this method to submit a proxy to vote your shares and confirm that your instructions have been recorded properly. If you submit a proxy by telephone, you do not need to return a proxy card. Please see the Notice for instructions for submitting a proxy by telephone.
Beneficial owner: Shares held in “street name”: If the shares you own are held in “street name” by a bank, brokerage firm or other intermediary, then your bank, brokerage firm or other intermediary, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the voting instructions your bank, brokerage firm or other intermediary provides you. Many banks, brokerage firms and other intermediaries also offer the option of submitting voting instructions over the Internet or by telephone, instructions for which would be provided to you by your bank, brokerage firm or other intermediary.
If you wish to attend the special meeting to personally vote your shares held in “street name,” you will need to obtain a legal proxy from the holder of record (i.e. your bank, brokerage firm or other intermediary); such a legal proxy entitling you to vote your shares is not the form of proxy card enclosed with this proxy statement.
Q:    If my broker, bank or nominee holds my shares in “street name,” will my broker, bank or nominee vote my shares for me?
A:    Not without your direction. Your broker, bank or nominee will only be permitted to vote your shares on any proposal at the special meeting if you instruct your broker, bank or nominee on how to vote. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares of Opiant common stock.
You should follow the procedures provided by your broker, bank or nominee regarding the voting of your shares of Opiant common stock. Generally, if a broker exercises its discretion on routine matters at a stockholder meeting, a stockholder’s shares will be voted on the routine matter in the manner directed by the broker, but will constitute a “broker non-vote” on all of the non-routine matters to be presented at the stockholder meeting. Because all of the proposals to be voted on at the special meeting are non-routine matters, if you hold your shares in street name through a brokerage account, your broker will not be able to exercise its discretion to vote uninstructed shares on any of the proposals presented at the special meeting. As a result, we do not expect any broker non-votes at the special meeting. Broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal. Assuming a quorum is present, broker non-votes, if any, will have no effect on the outcome of any vote on the Compensation Proposal or the Adjournment Proposal.
Q:    May I revoke my proxy after I have mailed my signed proxy card or otherwise submitted my proxy?
A:    Yes. If you are a stockholder of record, you may revoke your earlier proxy and/or change your vote reflected in any earlier proxy at any time before the special meeting by taking one of the following actions (only your latest-dated proxy that is received prior to the special meeting will be counted):
•    completing, signing, dating and mailing another proxy card with a later date to be received before 11:59 p.m., Eastern Time, the day before the special meeting;
•    submitting a proxy again via the Internet or telephone;
•    giving written notice that you want to revoke your proxy at the following address: Opiant Pharmaceuticals, Inc., 233 Wilshire Boulevard, Suite 400, Santa Monica, CA 90401, Attention: Secretary; or
•    attending the special meeting and voting in person. Your attendance at the meeting alone will not revoke your proxy; you must vote again or specifically request that your prior proxy be revoked.
If you own shares in “street name,” your bank, brokerage firm or other intermediary should provide you with appropriate instructions for changing or revoking your voting instructions.

Q:    If a stockholder submits a proxy, how are the shares voted?
A:    Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.
If you sign and properly return your proxy card, but do not include instructions on how to vote, your shares of Opiant common stock will be voted as recommended by the Board with respect to each proposal. It is not currently anticipated that any other proposals for consideration will be presented at the special meeting. If other proposals requiring a vote of stockholders are brought before the special meeting in a proper manner, the persons named in the enclosed proxy card, if properly authorized, will have discretion to vote the shares they represent in accordance with their best judgment.
Q:    What should I do if I receive more than one set of voting materials?
A:    You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares of Opiant common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares of Opiant common stock are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return each proxy card and voting instruction card that you receive. Each proxy card you receive comes with its own prepaid return envelope; if you submit a proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:    Who will count the votes?
A:    Votes cast by proxy or in person at the special meeting will be tabulated and certificated by the inspector of elections who will also determine whether or not a quorum is present. A representative of American Stock Transfer & Trust Company, LLC will serve as the inspector of elections.
Q:    Where can I find the voting results of the special meeting?
A:    Opiant intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that Opiant files with the SEC are publicly available when filed. See “Where You Can Find More Information; Incorporation by Reference” on page 146 of this proxy statement.
Q:    Will I be subject to U.S. federal income tax upon the exchange of shares of Opiant common stock for cash and CVRs pursuant to the Merger?
A: The receipt of cash and CVRs in exchange for Opiant common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Because the law is unclear as to the U.S. federal income tax treatment of the CVRs, the amount of gain or loss a holder recognizes, and the timing and character of such gain or loss is uncertain. All holders of Opiant common stock are urged to consult with their tax advisors regarding the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the Merger and receiving future payments pursuant to CVRs. For a more detailed explanation of U.S. federal income tax considerations relevant to the Merger, see “Material U.S. Federal Income Tax Consequences” on page 89 of this proxy statement.

Q:    What will the holders of Opiant stock options, restricted stock and restricted stock units receive in the Merger?
A:    Effective immediately prior to the Effective Time, each Company Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time will, automatically without any required action on the part of the holder thereof or the Company, be cancelled and entitle the holder thereof to receive (without interest) in accordance with the terms of the Merger Agreement: (i) with respect to each In the Money Option, (A) an amount in cash equal to the product of (I) the total number of shares of Opiant common stock subject to the Company Option, multiplied by (II) the excess, if any, of the Upfront Consideration over the per-share exercise price of such Company Option, and (B) one CVR for each share of Opiant common stock underlying such Company Option and (ii) with respect to each Out of the Money Option, such cash payments, if any, from Parent with respect to each share of Opiant common stock subject to the Out of the Money Option upon any Milestone Payment Date, equal to the product of (A) (1) the amount by which the Per Share Value Paid as of the Milestone Payment Date exceeds the exercise price payable per share of Opiant common stock under such Out of the Money Option, less (2) the amount per share of Opiant common stock of all payments previously made with respect to such Out of the Money Option pursuant to the Merger Agreement, multiplied by (B) the number of shares of Opiant common stock subject to such Out of the Money Option as of immediately prior to the Effective Time. However, if any such Company Option has a per-share exercise price that is equal to or greater than the Merger Consideration, then such Company Option will be canceled in exchange for no consideration.
Effective immediately prior to the Effective Time, each Company RSU Award that is outstanding immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right of the holder thereof to receive (without interest, and less applicable withholding taxes) (i) an amount in cash equal to the product of (A) the Upfront Consideration multiplied by (B) the number of shares of Opiant common stock subject to such Company RSU Award immediately prior to the Effective Time; and (ii) a CVR with respect to each share of Opiant common stock subject to such Company RSU Award immediately prior to the Effective Time.
Effective immediately prior to the Effective Time, each Company PSU Award that is outstanding immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right of the holder thereof to receive (without interest, and less any applicable withholding taxes), in accordance with the terms of the Merger Agreement and subject to achievement (or deemed achievement) of the applicable thresholds for vesting under the Company PSU Award, (i) an amount in cash equal to the product of (A) the Upfront

Consideration multiplied by (B) the Company PSU Shares (as defined below) and (ii) a CVR with respect to each Company PSU Share.
Q:    When do you expect the Merger to be completed?
A:    We are working towards completing the Merger as quickly as possible and currently expect to complete the Merger in the first quarter of 2023. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to conditions, including adoption of the Merger Agreement by the stockholders of Opiant and the receipt of regulatory approvals.
Q:    Am I entitled to appraisal rights under the DGCL?
A:    Yes. As a holder or beneficial owner of Opiant common stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. See “The Merger—Appraisal Rights” on page 83 of this proxy statement.
Q:    I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional set of the proxy materials?
A:    We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of, our proxy materials, such stockholder may contact our Investor Relations Department (i) by mail at 233 Wilshire Boulevard, Suite 400, Santa Monica, CA 90401, (ii) by calling us at (310) 598-5410, or (iii) by sending an email to investor.relations@opiant.com, attn.: David O’Toole.
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
Q:    Who can help answer my questions?
A:    The information provided above in the Q&A format is for your convenience only and is merely a summary of some of the information in this proxy statement. We encourage you to read this proxy statement, its appendices, including the Merger Agreement, and the documents incorporated by reference herein, carefully and in their entirety and consider how the Merger affects you. If you have any questions concerning the Merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact D.F. King, our proxy solicitor, toll-free at (866) 745-0267. You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the Merger, the Merger Agreement or other matters discussed in this proxy statement.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board for use at the special meeting of stockholders or at any adjournments or postponements thereof.
Date, Time and Place
We will hold the special meeting on March 1, 2023, at 9:00 a.m., Pacific Time, unless the special meeting is postponed or adjourned. The special meeting will be held in a virtual format only and will be accessible through the Internet in order to permit our stockholders to participate from any geographic location with Internet connectivity. We believe this enhances accessibility to the special meeting for all stockholders. To attend and participate at the special meeting, you must access the meeting website at https://web.lumiagm.com/254970090 and provide the meeting password and control number on your proxy card. Although no physical in-person meeting will be held, we have designed the format of the virtual special meeting to ensure that our stockholders of record who attend the special meeting will be afforded similar rights and opportunities to participate as they would at an in-person meeting, while providing an online experience available to all of our stockholders regardless of location.

Purpose of the Special Meeting
At the special meeting, we will ask our stockholders of record as of the Record Date to consider and vote on the following proposals:
(i)     to adopt the Merger Agreement;
(ii)     to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger; and
(iii)     to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting.
Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record as of the close of business on the Record Date (January 4, 2023) are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of record of Opiant common stock on the Record Date will be entitled to one vote for each share of Opiant common stock held as of the Record Date on each matter submitted to our stockholders for approval at the special meeting. If you sell or transfer your shares of Opiant common stock after the Record Date but before the special meeting, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of Opiant common stock, but you will retain your right to vote those shares at the special meeting.
As of the Record Date, there were 5,268,677 shares of Opiant common stock outstanding and entitled to be voted at the special meeting.
A quorum of stockholders is necessary to hold a special meeting. The holders of a majority of the shares of Opiant common stock entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, 2,634,339 shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum. Shares that abstain on one or more of the proposals before the special meeting will be deemed to be present for quorum purposes. If you hold your shares in “street name” and you fail to provide your broker, bank or nominee with instructions how to vote such shares on any of the proposals before the special meeting, your shares will not be deemed to be present at the special meeting for quorum purposes. If you provide your broker, bank or nominee with instructions how to vote on one or more but not all of the proposals before the special meeting, your shares will be deemed to be present at the special meeting for quorum purposes.
In the event that a quorum is not present at the special meeting, it is expected that the special meeting would be adjourned to a later date until a quorum is present. The special meeting may be adjourned by the chair of the meeting or, in the absence of a chair of the meeting, any officer entitled to preside at or to act as secretary of such meeting or by the affirmative vote of the holders of a majority of all of the shares of Opiant common stock represented at the special meeting, in person or by proxy, and entitled to vote, whether or not there is a quorum, and the special meeting may be postponed or cancelled by the Board in its discretion.

Vote Required; Abstentions and Broker Non-Votes

The vote required to approve each of the proposals listed below assumes the presence of a quorum at the special meeting. As described above, Opiant does not expect there to be any broker non-votes at the special meeting.

Proposal	Vote Required	Effects of Certain Actions
Proposal 1: Merger Proposal	Approval requires the affirmative vote of the holders of a majority of the outstanding shares of Opiant common stock outstanding as of the Record Date and entitled to vote on the matter.
The failure of any stockholder of record to submit a proxy or to vote in person by ballot at the special meeting, as well as broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.

Proposal 2: Compensation Proposal	Approval requires the affirmative vote of the holders of a majority of the shares of Opiant common stock present at the stockholder meeting in person or represented by proxy and entitled to vote on the matter.
The failure of any stockholder of record to submit a proxy or to vote in person by ballot at the special meeting, as well as broker non-votes, if any, will not have any effect on the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal.

Proposal 3: Adjournment Proposal	Approval requires the affirmative vote of the holders of a majority of the shares of Opiant common stock present at the stockholder meeting in person or represented by proxy and entitled to vote on the matter.
The failure of any stockholder of record to submit a proxy or to vote in person by ballot at the special meeting, as well as broker non-votes, if any, will not have any effect on the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.

Because the vote on the Compensation Proposal is only advisory in nature, it will not be binding on Opiant or the Board. Accordingly, because Opiant is contractually obligated to pay the compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the Merger is consummated and regardless of the outcome of the Compensation Proposal.
Stock Ownership and Interests of Certain Persons
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote an aggregate of 294,357 shares of Opiant common stock (excluding any shares that would be delivered upon exercise or conversion, as applicable, of Opiant stock options, restricted stock units or performance stock units), representing approximately 5.59% of the outstanding shares of Opiant common stock. Our directors and executive officers have informed us that they currently intend to vote all of their shares of Opiant common stock: (i) “FOR” the Merger Proposal; (ii) “FOR” the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.
As of the Record Date, members of the Board (Ann MacDougall, Craig Collard, Dr. Gabrielle Silver, Dr. Michael Sinclair, Richard Daly, Dr. Roger Crystal, Thomas T. Thomas and Dr. Lorianne Masuoka) beneficially own and are entitled to vote an aggregate of 233,937 shares of Opiant common stock, respectively, representing approximately 4.44% of the outstanding shares of Opiant common stock. Per the Voting Agreements entered into between members of the Board, respectively and Parent, Merger Sub and the persons named therein, such members of the Board have agreed to vote: (i) “FOR” the Merger Proposal; and (ii) “FOR” the Adjournment Proposal.
Voting of Proxies
If your shares of Opiant common stock are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you may cause your shares to be voted at the special meeting by submitting your proxy or by voting in person at the special meeting. Based on your proxy cards (or other proxy), the proxy holders will vote your shares of Opiant common stock according to your directions.
If you plan to attend the special meeting and wish to vote virtually, you will need the meeting password and control number on their proxy card to access the live webcast to vote your shares electronically at the special meeting. If you attend the special meeting and vote virtually, your vote will revoke any proxy previously submitted. If your shares are registered in your name, you are encouraged to submit a proxy to vote your shares even if you plan to attend the special meeting virtually.
Voting instructions are included on your proxy card. All shares of Opiant common stock represented by properly executed or otherwise duly provided proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted (i) “FOR” the Merger Proposal; (ii) “FOR” the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.
If your shares of Opiant common stock are held in “street name” through a broker, bank or nominee, you may provide voting instructions through your broker, bank or nominee by completing and returning the voting form provided by your broker, bank or nominee, or over the Internet or by telephone through your broker, bank or nominee if such a service is provided. To provide voting instructions over the Internet or by telephone through your broker, bank or nominee, you should follow the instructions on the voting form provided by your broker, bank or nominee. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and nominees therefore cannot vote on these proposals without your instructions. Generally, if a broker exercises its discretion on routine matters at a stockholder meeting, a stockholder’s shares will be voted on the routine matter in the manner directed by the broker, but will constitute a “broker non-vote” on all of the non-routine matters to be presented at the stockholder meeting. Because all of the proposals to be voted on at the special meeting are non-routine matters, if you hold your shares in street name through a brokerage account, your broker will not be able to exercise its discretion to vote uninstructed shares on any of the proposals presented at the special meeting. As a result, we do not expect any broker non-votes at the special meeting. If you do not return your broker’s, bank’s or nominee’s voting form, do not provide voting instructions over the Internet or by telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote in person with a proxy from your broker, bank or nominee, such actions will have the same effect as if you voted “AGAINST” the Merger Proposal, but assuming a quorum is present, will have no effect on the outcome of any vote on the Compensation Proposal or the Adjournment Proposal.
Revocability of Proxies
If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:
•    By submitting another proxy by Internet or telephone as instructed on your proxy card before 11:59 p.m., Eastern Time, the day before the special meeting;
•    Delivering a written notice of revocation to Opiant Pharmaceuticals, Inc., 233 Wilshire Boulevard, Suite 400, Santa Monica, CA 90401, Attention: Secretary, specifying such revocation;
•    Signing another proxy card with a later date and returning it to us before 11:59 p.m., Eastern Time, the day before the special meeting; or
•    Attending the special meeting and voting in person.
Please note that in order to ensure that any such later proxy is received in time to revoke any prior proxy at the special meeting and be effective, your new proxy card should be received by our Secretary by 11:59 p.m., Eastern Time, the day before the special meeting, unless you vote again by Internet or telephone as instructed on your proxy card before the special meeting. If you have submitted a proxy and you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.
If you hold your shares of Opiant common stock in “street name,” you should contact your broker, bank or nominee for instructions regarding how to revoke your proxy. You may also vote in person at the special meeting if you obtain a valid legal proxy from your broker, bank or nominee. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow stockholders of Opiant who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned, however any such proxies that are not revoked will be voted at any such special meeting, as adjourned. Additionally, if the special meeting is postponed, any proxies that are not revoked prior to their use at the special meeting, as postponed, will be voted at any such special meeting, as postponed.
Board of Directors’ Recommendation
The Board, after consulting with its financial advisor and outside legal counsel and carefully reviewing and considering various factors described in “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” on page 54 of this proxy statement, unanimously (i) approved, adopted and declared advisable the Merger Agreement, the Voting Agreements and the consummation of the transactions contemplated thereby, including the Merger; (ii) determined that the transactions contemplated by the Merger Agreement, including the Merger, the Voting Agreements, the Form of CVR Agreement, the A&R License Agreement and the Note Purchase Amendment are advisable, fair to, and in the best interests of, Opiant and its stockholders; (iii) directed that the Merger Agreement be submitted to the stockholders of Opiant for its adoption at the special meeting; and (iv) recommended that Opiant’s stockholders adopt the Merger Agreement.
The Board recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.
Expenses of Proxy Solicitation
This proxy statement is being furnished in connection with the solicitation of proxies by the Board. Expenses incurred in connection with the printing and mailing of this proxy statement and in connection with notices or other filings with any governmental entities under any laws are our responsibility. We have engaged the services of D.F. King to solicit proxies for the special meeting. In connection with its retention, D.F. King has agreed to provide consulting, analytic and proxy solicitation services in connection with the special meeting. We have agreed to pay D.F. King a fee of approximately $12,000, plus reasonable out-of-pocket expenses for its services, and we will indemnify D.F. King for certain losses arising out of its proxy solicitation services. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Opiant common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of Opiant common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of D.F. King, in person or by telephone, email, fax or other means of communication and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services in connection with the solicitation of proxies.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval of the Merger Proposal by our stockholders, we anticipate that the Merger will be consummated in the first quarter of 2023.

Other Matters

At this time, we know of no other matters to be submitted at the special meeting.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting
The proxy statement is available in the “Investors” section of our website www.opiant.com. Our website address is provided as an inactive textual reference only.
Householding of Special Meeting Materials
The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Stockholders who hold their shares through a nominee, such as a broker, bank, broker-dealer or similar organization may receive notice from that nominee regarding the householding of proxy materials. As indicated in the notice, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once a stockholder has received notice that a nominee will be householding, such householding will continue until the stockholder is notified otherwise or until the stockholder has revoked consent by notifying the nominee. If you hold your shares in “street name” and would prefer to receive separate copies of a proxy statement for other stockholders in your household, either now or in the future, please contact your nominee. If you are record holder of your shares and would prefer to receive separate copies of a proxy statement for other stockholders in your household, either now or in the future, please contact our Investor Relations Department (i) by mail at 233 Wilshire Boulevard, Suite 400, Santa Monica, CA 90401, (ii) by calling us at (310) 598-5410, or (iii) by sending an email to investor.relations@opiant.com, Attention: David O’Toole. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their broker or Opiant, as applicable.

Rights of Stockholders and Beneficial Owners Who Assert Appraisal Rights

Record holders and “beneficial owners” (as defined in Section 262 of the DGCL) of shares of common stock who have not voted in favor of the Merger, have properly demanded appraisal rights for such shares in accordance with Section 262 of the DGCL and have complied in all respects with Section 262 of the DGCL with respect to such Dissenting Shares will be entitled to statutory appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger. This means that such stockholders and beneficial owners are entitled to seek appraisal of their Dissenting Shares and, if all requirements of Section 262 are met, to receive payment in cash for the “fair value” of such Dissenting Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value. The ultimate amount any such holders and beneficial owners receive in an appraisal proceeding may be less than, equal to or more than the amount they would have received under the Merger Agreement. For a description of the rights of holders of Dissenting Shares and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of such Dissenting Shares, see Section 262 of the DGCL, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262, as well as the information set forth below.

IN ORDER TO PROPERLY EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER FOR ANY SHARES OF COMMON STOCK, A RECORD HOLDER OR BENEFICIAL OWNER OF SUCH SHARES MUST DELIVER A WRITTEN DEMAND FOR APPRAISAL IN ACCORDANCE WITH THE REQUIREMENTS OF SECTION 262 OF THE DGCL TO OPIANT BEFORE THE VOTE IS TAKEN ON THE ADOPTION OF THE MERGER AGREEMENT AT THE SPECIAL MEETING, AND MUST NOT VOTE SUCH SHARES, IN PERSON OR BY PROXY (AND MUST ENSURE THAT SUCH SHARES ARE NOT VOTED), IN FAVOR OF THE MERGER PROPOSAL AND CONTINUE TO HOLD (OR, IN THE CASE OF A BENEFICIAL OWNER DEMANDING APPRAISAL, BENEFICIALLY OWN) YOUR SHARES OF OPIANT COMMON STOCK OF RECORD FROM THE DATE OF MAKING THE DEMAND FOR APPRAISAL THROUGH THE EFFECTIVE TIME OF THE MERGER AND MUST COMPLY WITH THE OTHER REQUIREMENTS OF SECTION 262 OF THE DGCL. MERELY VOTING AGAINST THE MERGER PROPOSAL WILL NOT PRESERVE YOUR RIGHT TO APPRAISAL UNDER SECTION 262 OF THE DGCL. BECAUSE A PROXY THAT IS SIGNED AND SUBMITTED BUT DOES NOT OTHERWISE CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT, IF YOU SUBMIT A PROXY AND WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU MUST INCLUDE VOTING INSTRUCTIONS TO VOTE YOUR SHARES OF OPIANT COMMON STOCK AGAINST, OR ABSTAIN WITH RESPECT TO, THE ADOPTION OF THE MERGER AGREEMENT. NEITHER VOTING AGAINST THE ADOPTION OF THE MERGER AGREEMENT, NOR ABSTAINING FROM VOTING OR FAILING TO VOTE ON THE MERGER PROPOSAL, WILL IN AND OF ITSELF CONSTITUTE A WRITTEN DEMAND FOR APPRAISAL SATISFYING THE REQUIREMENTS OF SECTION 262 OF THE DGCL. THE WRITTEN DEMAND FOR APPRAISAL MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE ON THE ADOPTION OF THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE DGCL, STOCKHOLDERS AND BENEFICIAL OWNERS WHO MAY WISH TO PURSUE APPRAISAL RIGHTS SHOULD PROMPTLY CONSULT THEIR LEGAL AND FINANCIAL ADVISORS.

Litigation Relating to the Merger

Following the announcement of the Merger, on December 23, 2022, in the United States District Court for the Southern District of New York, an individual complaint was filed by a purported Opiant stockholder in connection with the Merger. The complaint is captioned O'Dell v. Opiant Pharmaceuticals, Inc., Case No. 1:22-cv-10868 (S.D.N.Y.). The complaint names Opiant and members of the Board as defendants. The complaint generally alleges that the Company filed a materially incomplete and misleading preliminary proxy statement on Schedule 14A with the SEC. The alleged omissions relate to (i) certain financial projections of Opiant, and (ii) certain financial analyses of Lazard. The complaint seeks, among other things, injunctive relief preventing the consummation of the Merger, damages, and other relief.

The Company believes the claims asserted in the complaint are without merit. Additional lawsuits related to the Merger may be filed in the future, which could prevent or delay completion of the Merger.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Banks & Brokers may Call: (212) 269-5550
All Others Call Toll-Free: (866) 745-0267

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, may include “forward-looking” statements within the meaning of the U.S. securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Merger. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “intends,” “targets,” “aims,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” “could,” “should,” “would,” “may,” “seeks,” “might,” “predicts,” “projects,” or other similar expressions, or the negative of these terms or comparable terminology. These statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:
•    the inability to consummate the transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger;
•    the risk that the Merger Agreement may be terminated in circumstances requiring Opiant to pay the Termination Fee;
•    the risk that the Merger disrupts Opiant’s current business and financing plans and operations or diverts management’s attention from its ongoing business;
•    the effect of the announcement of the Merger on Opiant’s ability to retain and hire key personnel and maintain relationships with its suppliers and others with whom it does business;
•    the effect of the announcement of the Merger on Opiant’s operating results and business generally;
•    the amount of costs, fees and expenses related to the Merger;
•    the risk that Opiant’s stock price may decline significantly if the Merger is not consummated;
•    the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against Opiant and others;
•    other factors that could affect Opiant’s business such as, without limitation, our ability to obtain and maintain regulatory approvals for our products; results of clinical studies; technological breakthroughs in reversing opioid overdoses and treating patients; and delays or unplanned expenditures in product development, clinical testing or manufacturing; and
•    other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.
The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained or incorporated by reference herein, including, but not limited to, (i) the information contained under this heading and (ii) the information contained under the headings “Risk Factors” and information in our consolidated financial statements and notes thereto included in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021, the definitive proxy statement for our 2022 Annual Meeting of Stockholders and our recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. See “Where You Can Find More Information; Incorporation by Reference” on page 146 of this proxy statement. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we do not intend, and assume no obligation, to update any forward-looking statements. Opiant stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to, and incorporated by reference into, this proxy statement. You should read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
Parties Involved in the Merger

Opiant Pharmaceuticals, Inc.
233 Wilshire Boulevard, Suite 400
Santa Monica, California 90401
(310) 598-5410
www.opiant.com
Opiant Pharmaceuticals, Inc., a Delaware corporation, is a specialty pharmaceutical company developing medicines for addictions and drug overdose. We were incorporated in the State of Nevada in June 2005 as Madrona Ventures, Inc. and, in September 2009, we changed our name to Lightlake Therapeutics Inc. In January 2016, we again changed our name to Opiant Pharmaceuticals, Inc.
Opiant common stock is listed under the symbol “OPNT” on Nasdaq.
Our principal executive offices are located at 233 Wilshire Boulevard, Suite 400, Santa Monica, California 90401, and our telephone number is (310) 598-5410. For more information about Opiant, please visit our website, www.opiant.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See “Where You Can Find More Information; Incorporation by Reference” on page 146 of this proxy statement.
Indivior Inc.
10710 Midlothian Turnpike, Suite 125
North Chesterfield, Virginia 23235
(804) 402-7123
www.indivior.com

Indivior Inc., a Delaware corporation, is a wholly owned subsidiary of Indivior PLC, a global pharmaceutical company engaged in developing medicines to treat addition and serious mental illnesses. Upon consummation of the Merger, of Merger Sub with and into Opiant in accordance with the Merger Agreement by and among Parent, Merger Sub, and Opiant, Parent will be the immediate parent company of Opiant.

Olive Acquisition Subsidiary, Inc.
10710 Midlothian Turnpike, Suite 125
North Chesterfield, Virginia 23235
(804) 402-7123
www.indivior.com

Merger Sub is a Delaware corporation and wholly owned subsidiary of Parent that was formed on November 9, 2022, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will cease to exist, and Opiant will survive the Merger as a wholly owned subsidiary of Parent.

Certain Effects of the Merger on Opiant

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Opiant, with Opiant continuing as the Surviving Corporation and as a wholly owned subsidiary of Parent. As a result of the Merger, Opiant will cease to be a publicly traded company and will cease to be listed on Nasdaq. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation, and instead will only be entitled to receive the Merger Consideration described in “The Merger—Merger Consideration” on page 36 of this proxy statement (except that if you are entitled to and have properly demanded appraisal for your shares in accordance with, and have complied in all respects with the DGCL, you will be entitled only to those rights granted under Section 262 of the DGCL as described in “The Merger—Appraisal Rights” on page 83 of this proxy statement).
The Effective Time of the Merger will occur upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Parent may agree and specify in the certificate of merger).
Effect on Opiant if the Merger is Not Completed
If the Merger Proposal is not approved by the stockholders of Opiant or if the Merger is not completed for any other reason, you will not receive any payment for your shares of Opiant common stock. Instead, we will remain a public company, Opiant common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to be obligated to file periodic reports with the SEC. Under specified circumstances, we may be required to pay Parent the Termination Fee upon the termination of the Merger Agreement, as described in “The Merger Agreement—Termination Fee” on page 127 of this proxy statement.

Merger Consideration

At the Effective Time, each outstanding share of Opiant common stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by Opiant as treasury stock and (ii) Dissenting Shares) will be converted automatically into the right to receive Merger Consideration of (A) $20.00 per share net to the seller in cash, without interest of Upfront Consideration and (B) one CVR per share which shall represent the right to receive the Milestone Payments, net to the seller in cash, without interest, at the times provided for in the CVR Agreement. Each CVR represents the non-transferable right (subject to limited transferability exceptions) to receive payments up to an aggregate of $8.00 per CVR, based on net sales of OPNT003, subject to certain adjustments described in “CVR Agreement” on page 132 of this proxy statement. Each CVR will entitle the holder thereof to receive up to four (4) contingent cash payments if the following Milestones are achieved:
•$2.00 per CVR upon achievement of net sales of OPNT003 exceeding $225 million during any period of four consecutive quarters prior to the seventh anniversary of the Commercial Launch;

•$2.00 per CVR upon achievement of net sales of OPNT003 exceeding $250 million during any period of four consecutive quarters prior to the third anniversary of the Commercial Launch;

•$2.00 per CVR upon achievement of net sales of OPNT003 exceeding $300 million during any period of four consecutive quarters prior to the seventh anniversary of the Commercial Launch; and

•$2.00 per CVR upon achievement of net sales of OPNT003 exceeding $325 million during any period of four consecutive quarters prior to the seventh anniversary of the Commercial Launch.

All shares of Opiant common stock converted into the right to receive the Merger Consideration will automatically be cancelled at the Effective Time and will thereafter represent only the right to receive the Merger Consideration. Following the completion of the Merger, Opiant will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent.
As described further in “The Merger Agreement—Exchange and Payment Procedures” on page 102 of this proxy statement, substantially currently with the Effective Time, Parent will deposit, or cause to be deposited with the Exchange Agent (defined below), cash sufficient to pay the Upfront Consideration. Following the completion of the Merger, after (i) a stockholder has provided the Exchange Agent with such stockholder’s stock certificates and a letter of transmittal, or (ii) receipt by the Exchange Agent of an “agent’s message” in the case of Book-Entry Shares, the Exchange Agent will promptly pay the stockholder the Upfront Consideration to which such stockholder is entitled.
After the completion of the Merger, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as an Opiant stockholder (except that stockholders who hold Dissenting Shares will not have the right to receive the Merger Consideration but will instead have the right to receive a payment for the “fair value” of their Dissenting Shares as determined by the Delaware Court of Chancery pursuant to an appraisal proceeding as contemplated by Delaware law, as described in “The Merger—Appraisal Rights” on page 83 of this proxy statement).

Background of the Merger

The Board, together with members of the Company’s management team, periodically reviews and assesses the Company’s performance, stock price, risks, opportunities and strategy in light of the current business and economic environment, as well as evolving industry dynamics as they may affect the Company’s long-term strategic goals and plans. As a matter of practice, the Board and the Company’s management, together with their legal and financial advisors, regularly review and evaluate a wide range of the Company’s strategic opportunities for business combinations, acquisitions and other financial and strategic alternatives, including continuing as a standalone company, with a view toward maximizing stockholder value.

On July 6, 2021, the Company issued a press release announcing positive topline results from its confirmatory pharmacokinetic study for OPNT003.

On September 9, 2021, certain members of the Company’s management team held a scheduled telephone call with certain members of Parent’s management team to update Parent on the development of the Company’s pipeline products, including OPNT003. The Company has provided updates on the development of its pipeline products to various parties, including Parent, over several years as part of its routine business development activities.

On October 12, 2021, Mr. Mark Crossley, the Chief Executive Officer of Parent, contacted Dr. Roger Crystal, the Chief Executive Officer of the Company, to arrange a discussion which was thereafter scheduled for October 15, 2021.

On October 15, 2021, after a discussion in which Mr. Crossley indicated to Dr. Crystal Parent’s interest in a potential acquisition of the Company, Parent submitted a non-binding written proposal to acquire the Company, contemplating an all-cash transaction at a purchase price of $35.00 per share of the Company’s common stock, together with a request to enter into exclusive negotiations with Parent for 30 days (the “October 2021 Proposal”). On October 15, 2021, the closing price of the Company’s common stock was $22.89 per share and the October 2021 Proposal represented approximately a 53% premium to the then-current share price.

On or about October 26, 2021, members of the Company’s management contacted representatives of potential financial advisors regarding the October 2021 Proposal and potential engagement in connection with the evaluation of Parent’s potential acquisition of the Company.

On October 27, 2021, the Board held a special meeting via videoconference, together with representatives of the Company’s management team, Latham & Watkins LLP (“Latham”), outside legal counsel to the Company, and representatives of two potential financial advisors, including Lazard. While no decision was made to pursue a sale or other strategic transaction at that time, the Board believed engagement of advisors was prudent in connection with the Board’s evaluation of the October 2021 Proposal. After discussion regarding possible financial advisors and their relative experience and expertise, Lazard was selected by the Board as the sole financial advisor to the Company based on Lazard’s reputation, and Lazard’s familiarity with, and experience as a financial advisor to, companies in the life sciences and biotechnology industry and Lazard’s experience as a financial advisor in mergers and acquisitions and other strategic transactions. The Board reviewed the proposed terms of Lazard’s engagement and certain customary disclosures provided by Lazard with respect to its relationships with the Company and Parent, noting that Lazard had no significant relationships that would impact its ability to act as the Company's financial advisor. The Board instructed the Company’s management team to negotiate an acceptable fee arrangement and engagement letter with Lazard.

Between October 27, 2021 and November 5, 2021, members of the Company’s management team and representatives of Lazard finalized the terms of an acceptable fee arrangement and Lazard’s engagement that the Company and Lazard entered into on November 5, 2021.

On November 4, 2021, the Board held a special meeting via videoconference, together with representatives of the Company’s management team, Lazard and Latham, to discuss the October 2021 Proposal. Representatives of Latham led the Board in a discussion of the Board’s fiduciary duties under Delaware law when evaluating a potential sale of the Company and the October 2021 Proposal. Representatives of Lazard reviewed the terms of the October 2021 Proposal and presented their preliminary financial analysis of the Company based solely on public information and in the context of the October 2021 Proposal. Representatives of Lazard noted for the Board that Parent’s aggregate offer value with the number of fully diluted shares then-outstanding including the impact of stock options and the conversion to equity of the convertible debt of the Company, would imply a per-share offer price of $32.65 per share. The Board then reviewed, with management and the Board’s advisors, the Company’s strategic alternatives and its potential options with respect to responding to the October 2021 Proposal. Following this discussion, the Board determined that the October 2021 Proposal substantially undervalued the Company and its prospects and instructed management and Lazard to respond to Parent as such. To facilitate the Board’s evaluation of a potential acquisition by Parent, the Board also instructed the Company’s management team to review the financial forecasts contained in the Company’s long-range plan, including the assumptions underlying those forecasts, and to prepare financial forecasts for the Board’s consideration.

On November 8, 2021, Dr. Crystal had a call with Mr. Crossley and indicated that the Board had unanimously rejected the October 2021 Proposal, believing that the proposal substantially undervalued the Company and its prospects. Dr. Crystal further noted that Parent’s calculation of the number of fully diluted shares outstanding of the Company set forth in the October 2021 Proposal omitted the inclusion of certain dilutive stock instruments and suggested that representatives of Centerview Partners, LLC (“Centerview”), financial advisor to Parent, and Lazard communicate on this issue.

On November 19, 2021, Parent submitted an updated, non-binding written proposal to acquire the Company, contemplating an all-cash transaction at a purchase price of $38.00 per share of the Company’s common stock, together with a request to enter into exclusive negotiations with Parent for 30 days (the “November 2021 Proposal”). Parent’s assumptions regarding the number of fully diluted shares outstanding of the Company’s common stock in the November 2021 Proposal were revised to incorporate the additional information provided by Lazard to Centerview. On November 18, 2021, the closing price of the Company’s common stock was $24.03 per share and the November 2021 Proposal represented approximately a 58% premium to the then-current share price.

On November 22, 2021, the Board held a special meeting via videoconference, together with representatives of the Company’s management team, Lazard and Latham. At the meeting, the Board reviewed the November 2021 Forecasts as described in the section entitled “—Certain Financial Forecasts.” The Board asked questions of the Company’s management team concerning the financial forecasts and engaged in a discussion, including concerning the key assumptions underlying the November 2021 Forecasts and the risks and opportunities that could affect achievement of such forecasts. Representatives of Lazard and members of the Company’s management team then left the meeting and the independent directors engaged in an executive session with representatives of Latham present. During the executive session, the Board engaged in further discussion regarding certain assumptions underlying the November 2021 Forecasts, including the assumption reflected therein regarding a prospective reduction of royalties attributable to sales of NARCAN® (naloxone hydrochloride) Nasal Spray. After this discussion, the Board requested that Mr. Craig Collard, Chairman of the Board, instruct the Company’s management team to prepare additional materials for the Board’s review with respect to the factors that management considered in preparing the November 2021 Forecasts and the underlying assumptions related thereto.

On November 23, 2021 and November 24, 2021, certain members of the Company’s management team met via videoconference with certain members of the Board, during which members of the Company’s management team provided the members of the Board present at such meetings with additional information regarding the assumptions underlying the November 2021 Forecasts.

On November 29, 2021, the Board held a special meeting via videoconference, together with members of the Company’s management team, Lazard and Latham, to discuss the November 2021 Proposal. The Board engaged in discussion regarding the November 2021 Forecasts, including additional information provided by the Company’s management team at the direction of the Board following the November 22, 2021 meeting. After this discussion, the Board approved the November 2021 Forecasts as originally presented at the November 22, 2021 Board meeting for use by Lazard for purposes of its financial analysis and any opinion rendered in connection with the Board’s evaluation of the November 2021 Proposal. Representatives of Lazard then reviewed the terms of the November 2021 Proposal and presented Lazard’s preliminary financial analysis of the Company in the context of the November 2021 Proposal. The Board then reviewed, with management and the Board’s advisors, the Company’s strategic alternatives, including the Company’s prospects on a stand-alone basis, its potential options with respect to responding to the November 2021 Proposal and whether to contact other potentially interested counterparties.

Representatives of Lazard then led a discussion with the Board regarding potential further engagement with Parent to improve the November 2021 Proposal and the possibility of conducting a market check by contacting third parties, including a discussion of the five potential strategic bidders Lazard believed to be most likely interested in, and capable of, acquiring the Company (the “Potentially Interested Parties”). The Board also considered two additional potential strategic bidders, but instructed representatives of Lazard and Latham to review the respective capabilities of those bidders to acquire the Company before including such bidders in the market check. Representatives of Lazard further outlined certain process considerations related to a market check, including the importance of reducing the risk of leaks of the strategic alternative review process and maintaining engagement with Parent while conducting such market check with the Potentially Interested Parties. Representatives of Latham also advised the Board on certain process matters in relation to the Company’s receipt of the November 2021 Proposal and a potential strategic review process generally. Following such discussions, the Board directed the Company’s management team and representatives of Lazard to inform Parent that the current price set forth in the November 2021 Proposal undervalued the Company, but authorized the Company’s management team and representatives of Lazard to further engage with Parent to attempt to improve the November 2021 Proposal, including by scheduling a presentation from management and furnishing certain limited due diligence information regarding the Company, after signing a confidentiality agreement. The Board resolved not to enter into exclusive negotiations with Parent at this time. The Board further authorized representatives of Lazard, in consultation with the Company’s management team and other outside advisors, to contact the Potentially Interested Parties to assess their interest in acquiring the Company.

On November 30, 2021, at the direction of the Board, representatives of Lazard informed representatives of Centerview that the Company would not enter into exclusivity with Parent on the basis of the November 2021 Proposal, but that the Company was interested in continuing negotiations with Parent regarding a potential acquisition of the Company and providing Parent with limited due diligence information and access so as to refine Parent’s level of interest, subject to the negotiation and execution of a confidentiality agreement between the Company and Parent.

Between December 1, 2021 and December 13, 2021, at the direction of the Board, representatives of Lazard contacted representatives of each of the Potentially Interested Parties regarding their respective interest in engaging in discussions about potentially acquiring the Company. Representatives of two of the Potentially Interested Parties (“Party A” and “Party B”) expressed interest in engaging in the process. Party B had previously expressed interest in pursuing a potential transaction with the Company.

On December 6, 2021, the Company and Parent executed a confidentiality agreement (the “Parent NDA”), negotiated by representatives of Latham and Covington & Burling LLP (“Covington”), outside legal counsel to Parent. The Parent NDA contained customary limitations regarding the use and disclosure of the Company’s confidential information, but did not include a standstill provision or an exclusivity undertaking by the Company. Thereafter, the Company agreed to schedule due diligence calls with representatives of Parent and the Company’s management team with a focus on the Company’s business models and financial matters.

Between December 7, 2021 and December 13, 2021, members of the Company’s management team, together with representatives of Lazard, provided separate management presentations to Parent, Party A and Party B and certain of their respective representatives, during which the Company’s market strategy and product development, as well as certain other operational and financial matters, were discussed.

Between December 8, 2021 and December 17, 2021, representatives of Lazard held several telephone calls with representatives of Centerview and engaged in discussions regarding Parent’s due diligence review of the Company, the respective views of the Company and Parent on the valuation of the Company, and anticipated timing for Parent’s submission of a revised proposal.

On December 8, 2021, Mr. Collard and Dr. Crystal had an in-person meeting with the Chief Executive Officer of Party B to discuss potential synergies that could result from Party B’s acquisition of the Company.

On December 9, 2021, the Board held a special meeting via videoconference, together with representatives of the Company’s management team, Lazard and Latham, to discuss the status of negotiations with Parent and the Potentially Interested Parties. Representatives of Lazard provided an overview of Parent’s due diligence process and the status of the market check authorized by the Board on November 29, 2021, including a summary of the feedback received from the Potentially Interested Parties as of December 9, 2021. After reviewing the capability of one additional potential strategic bidder (“Party C”) to acquire the Company, the Board authorized the inclusion of Party C in the market check. The Board authorized representatives of Lazard, in consultation with the Company’s management team and other outside advisors, to contact representatives of Party C to assess Party C’s interest in acquiring the Company subject to Party C’s execution of a confidentiality agreement with the Company and Lazard contacted representatives of Party C as such.

Also on December 9, 2021, the Company and Party A executed a confidentiality agreement, negotiated by representatives of Latham and Party A, which contained customary limitations regarding the use and disclosure of the Company’s confidential information and a customary standstill provision that terminated automatically upon the entry by the Company into a definitive agreement with another bidder. The confidentiality agreement did not include an exclusivity undertaking by the Company.

On December 10, 2021, the Company and Party B executed a confidentiality agreement, negotiated by representatives of Latham and Party B, which contained customary limitations regarding the use and disclosure of the Company’s confidential information and a customary standstill provision that terminated automatically upon the entry by the Company into a definitive agreement with another bidder. The confidentiality agreement did not include an exclusivity undertaking by the Company.

On December 17, 2021, Parent submitted an updated, non-binding written proposal to acquire the Company, contemplating an all-cash transaction at a purchase price of $40.00 per share of the Company’s common stock (the “December 2021 Proposal”). Representatives of Centerview communicated to representatives of Lazard that Parent would not improve its proposal further without access to substantive diligence materials of the Company. The December 2021 Proposal noted that Parent’s offer price could potentially be increased if Parent were to identify additional sources of value, including with respect to the Company’s pipeline products, in connection with Parent’s due diligence review of the Company. The December 2021 Proposal did not include a request to enter into exclusive negotiations with Parent. On December 16, 2021, the closing price of the Company’s common stock was $29.26 per share and the December 2021 Proposal represented approximately a 37% premium to the then-current share price.

On December 19, 2021, the Board held a special meeting via videoconference, together with representatives of the Company’s management team, Lazard and Latham, to discuss the December 2021 Proposal. Representatives of Lazard then reviewed the terms of the December 2021 Proposal and presented Lazard’s preliminary financial analysis of the Company in the context of the December 2021 Proposal. Representatives of Lazard provided an overview of Parent’s due diligence process and the status of the market check authorized by the Board on November 29, 2021, including a summary of the feedback received from the Potentially Interested Parties as of December 19, 2021. Following this discussion, the Board determined that the December 2021 Proposal undervalued the Company and its prospects and instructed management and Lazard to respond to Parent as such. The Board authorized representatives of the Company’s management team and Lazard to provide Parent and its advisors access to a virtual data room and expert sessions in order facilitate Parent’s due diligence review with the objective of allowing Parent to increase its proposal.

On December 20, 2021, representatives of Lazard held a telephone call with representatives of Centerview to inform them that the Board had agreed to provide access to a limited set of due diligence materials to Parent. By this date, representatives of each of Party A and Party B communicated to representatives of Lazard that they would not participate further in the process.

During December 2021 and January 2021, Parent conducted its due diligence review of the Company by way of a virtual data room, expert sessions and written questions and responses.

On December 22, 2021, the Company and Parent executed an amendment to the Parent NDA (the “Parent NDA Amendment No. 1”). The Parent NDA Amendment No. 1 contained a customary standstill provision that terminated automatically upon the entry by the Company into a definitive agreement with another bidder. The Parent NDA did not include an exclusivity undertaking by the Company.

Also on December 22, 2021, Teva Pharmaceutical Industries (“Teva”) and Sandoz International GmbH launched generic versions of NARCAN® (naloxone hydrochloride) Nasal Spray (the “NARCAN Generic Launch”) at a discount to the branded version marketed by Emergent BioSolutions, Inc. (“Emergent”). As detailed below, the Company received royalties on the sale of branded NARCAN® (naloxone hydrochloride) Nasal Spray from Emergent. Analysts highlighted uncertainty on the potential impact on price and branded NARCAN® (naloxone hydrochloride) Nasal Spray sales in the public interest market that comprises 60-70% of the overall market, which in turn would put pressure on the Company’s royalty revenues from Emergent, which royalty revenues constituted substantially all of the Company’s revenues.

Later on December 22, 2021, Parent was granted access to the virtual data room that included customary business, financial, accounting, environmental, human resources and legal diligence information, in order for Parent to conduct its due diligence review of the Company. Representatives of Centerview also provided representatives of Lazard with an initial diligence request list covering key functional areas of the Company.

On January 11, 2022, Dr. Crystal held an in-person meeting with Mr. Crossley to discuss certain topics relating to the Parent’s potential acquisition of the Company (the “Potential Transaction”), including Parent’s ongoing due diligence review and the timing expectations with respect to the submission of a revised proposal from Parent. Dr. Crystal and Mr. Crossley also discussed the status and timing considerations associated with the ongoing pharmacodynamic study of OPNT003 (the “PD Study”).

On January 12, 2022, representatives of Lazard held a telephone call with representatives of Centerview to discuss certain topics relating to Parent’s ongoing due diligence review of the Company, including with respect to the Company’s product positioning strategies, intellectual property portfolio and royalty revenues.

On January 13, 2022, the Board held a special meeting via videoconference, together with representatives of the Company’s management team, Lazard and Latham, to discuss the status of negotiations with Parent and the Potentially Interested Parties. Representatives of Lazard provided an overview of Parent’s due diligence process and the status of the market check authorized by the Board on November 29, 2021, including a summary of the feedback received from the Potentially Interested Parties as of January 13, 2022. Representatives of Lazard noted that several of the Potentially Interested Parties expressed interest in the opioid reversal market and individual products, but also expressed uncertainty with respect to the royalty revenues, potential synergies, transaction timing, and regulatory concerns associated with a potential transaction. Representatives of Lazard further noted that certain Potentially Interested Parties indicated that, if they submitted a bid, they would not be able to provide a meaningful premium to the Company’s then trading price. Representatives of Lazard explained that, for the reasons described above, none of the Potentially Interested Parties contacted as of January 13, 2022 (other than Party C as of such date) decided to engage further with the Company on a potential transaction.

During the week of January 17, 2022, the Company and its financial and legal advisors posted additional documents to the virtual data rooms to which Parent had access and held diligence calls with Parent and its financial, legal and other advisors. The various diligence materials covered topics that included business, financial, commercial, tax, legal, compliance, human resources, environmental, intellectual property and information technology issues.

On January 18, 2022, representatives of Party C responded to representatives of Lazard to express Party C’s interest in exploring a potential acquisition of the Company.

On January 20, 2022, representatives of Lazard held a telephone call with representatives of Party C to discuss Party C’s interest in exploring a potential transaction with the Company. Representatives of Lazard indicated that the Company would be willing to consider exploratory conversations, but that the Company would request that Party C enter into a customary confidentiality agreement to facilitate those discussions.

Later on January 20, 2022, the Board held a special meeting via videoconference, together with representatives of the Company’s management team, Lazard and Latham, to discuss the status of discussions with Party C. Representatives of Lazard provided an overview of Party C’s commercial position and potential synergies in the context of a potential transaction with the Company. Representatives of Latham then provided a summary of the regulatory approvals and timing considerations for the Board to consider in analyzing a potential transaction with

Party C. After further discussion, the Board authorized and directed members of the Company’s management team and representatives from Lazard to continue discussions and proceed engaging with Party C regarding a potential transaction, including executing a confidentiality agreement with Party C and providing representatives of Party C with a management presentation.

On January 27, 2022, the Board held a special meeting via videoconference, together with representatives of the Company’s management team, Lazard and Latham. Representatives of Lazard provided an overview of Parent’s due diligence process and the status of the market check authorized by the Board on November 29, 2021, the status of discussions with Party C relating to a potential acquisition of the Company by Party C, and the summary of the feedback received from the other Potentially Interested Parties as of January 27, 2022. Members of the Company’s management team provided an overview of certain agreements previously entered into with certain Company consultants and investors that provided the Company cash (collectively, the “NPP Agreements”), pursuant to which the Company is subject to payment obligations with respect to the net profit generated from NARCAN® (naloxone hydrochloride) Nasal Spray. The Board considered the implications of the net profit payments payable to each party to the NPP Agreements on the projected royalty rates from sales of NARCAN® (naloxone hydrochloride) Nasal Spray. The Board then reviewed the January 2022 Forecasts as described in the section entitled “—Certain Financial Forecasts.” Following this discussion, the Board approved the January 2022 Forecasts for use by Lazard for purposes of its financial analysis and any opinion rendered in connection with the Board’s evaluation of an updated proposal by Parent or an initial proposal by Potentially Interested Party to acquire the Company.

On January 28, 2022, the Company and Party C executed a confidentiality agreement, negotiated by representatives of Latham and Party C, which contained customary limitations regarding the use and disclosure of the Company’s confidential information and a customary standstill provision that terminated automatically upon the entry by the Company into a definitive agreement with another bidder. The confidentiality agreement did not include an exclusivity undertaking by the Company.

On February 3, 2022, the Board held a special meeting via videoconference, together with representatives of the Company’s management team, Lazard and Latham. Representatives of Lazard provided an overview of Parent’s due diligence process and the status of the market check authorized by the Board on November 29, 2021, including a summary of the feedback received from the Potentially Interested Parties as of February 3, 2022. Representatives of Lazard noted that the Company entered into a confidentiality agreement with Party C on January 28, 2022 and that representatives of Lazard were coordinating with representatives of Party C on scheduling a management presentation. The Board engaged in a discussion relating to next steps and communication strategies with Party C. Members of the Company’s management team then led a discussion with the Board on the Company’s internal and external communication strategies in responding to any potential leaks. The Board considered the impact of leaks, confidentiality and regulatory concerns in its assessment of potential responses to a potential revised proposal from Parent. Representatives of Lazard then provided the Board with an updated preliminary financial analysis with respect to the Company and a potential transaction with Parent or a Potentially Interested Party based upon the updated January 2022 Forecasts.

On February 6, 2022, Parent submitted an updated, non-binding written proposal to acquire the Company, contemplating an all-cash transaction at a purchase price of $40.00 per share of the Company’s common stock, together with a request to enter into exclusive negotiations with Parent for 21 days (the “February 2022 Proposal”). On February 4, 2022, the closing price of the Company’s common stock was $24.80 per share and the February 2022 Proposal represented approximately a 61% premium to the then-current share price.

On February 7, 2022, Dr. Crystal and Mr. Crossley held a telephone call to discuss Parent’s offer price, valuation of the Company and next steps with respect to the Potential Transaction. Dr. Crystal informed Mr. Crossley that the Board would consider the February 2022 Proposal.

Also on February 7, 2022, Teva announced that it had entered into a settlement agreement with the State of Texas to resolve opioid-related claims against Teva (the “Teva Texas Settlement”). Pursuant to the terms of the Teva Texas Settlement, Teva agreed to pay $150 million over fifteen years and provide $75 million in value of generic NARCAN® (naloxone hydrochloride) Nasal Spray to the State of Texas over a ten-year period.

On February 8, 2022, members of the Company’s management team, together with representatives of Lazard, provided a management presentation to Party C and certain of its representatives, during which the Company’s market strategy and product development, as well as certain other operational and financial matters, were discussed.

Also on February 8, 2022, Mr. Crossley called Dr. Crystal and verbally withdrew the February 2022 Proposal in light of the implications of the Teva Texas Settlement.

Also on February 8, 2022, representatives of Centerview contacted representatives of Lazard to indicate that Parent needed time to understand the implications of the Teva Texas Settlement on the opioid overdose treatment market and potential for further settlements in other territories. Representatives of Lazard proposed a call between management teams to provide the Company’s perspectives on the implications of the Teva Texas Settlement.

On February 9, 2022, representatives of the Company and Parent’s management teams held a telephone call to discuss the Teva Texas Settlement and implications related thereto.

On February 9, 2022, the Board held a special meeting via videoconference, together with representatives of Lazard and Latham, to discuss the status of negotiations with Parent. Representatives of Lazard updated the Board that Parent had withdrawn the February 2022 Proposal on February 8, 2022. The Board then engaged in a discussion regarding management’s strategic plans and the inherent risks and opportunities with respect to those plans.

On February 15, 2022, representatives of Centerview contacted representatives of Lazard to inform them that Parent would no longer pursue the Potential Transaction given the uncertainty in the market opportunity, including as a result of the Teva Texas Settlement.

On February 17, 2022, the Board held a special meeting via videoconference, together with representatives of the Company’s management team, Lazard and Latham, to discuss the status of negotiations with Parent. Members of the Company’s management team provided an overview of the Teva Texas Settlement. The Board engaged in a discussion regarding the implications of the Teva Texas Settlement on the Company’s strategic plans. Dr. Crystal then provided an overview of the status of the Potential Transaction. Representatives of Lazard explained that, due to the uncertainty with respect to the broader impact on the overall opioid overdose reversal agent addressable market stemming from the Teva Texas Settlement, Parent decided to not engage further with the Company on the Potential Transaction. After reviewing the capability of one additional potential strategic bidder (“Party D”) to acquire the Company, the Board authorized the inclusion of Party D in the market check. The Board authorized representatives of Lazard, in consultation with the Company’s management team and other outside advisors, to contact representatives of Party D to assess Party D’s interest in acquiring the Company subject to Party D’s execution of a confidentiality agreement with the Company. The Board asked questions and engaged in a discussion with respect to next steps and communication strategies with Party D.

On February 18, 2022, Mr. Crossley called Dr. Crystal and informed him that, in light of the significant impact of the Teva Texas Settlement, Parent had decided to terminate negotiations with the Company with respect to the Potential Transaction at that time.

On February 22, 2022, representatives of Party C informed representatives of Lazard that Party C was not interested in pursuing a potential acquisition of the Company.

On March 7, 2022, the Company and Party D executed a confidentiality agreement, negotiated by representatives of Latham and Party D, which contained customary limitations regarding the use and disclosure of the Company’s confidential information and a customary standstill provision that terminated automatically upon the entry by the Company into a definitive agreement with another bidder. The confidentiality agreement did not include an exclusivity undertaking by the Company.

On March 23, 2022, the Board held a special meeting via videoconference, together with representatives of the Company’s management team. At this meeting, representatives of the Company’s management team led a discussion with the Board on the status of negotiations related to the Company’s strategic alternative review process. Following this discussion, additional representatives of the Company’s management team provided a Company update, including growth targets and key performance indicators. Representatives of the Company’s management team then provided an update on various development activities, including the PD Study, the pre-New Drug Application (“NDA Filing”) meeting on March 30, 2022, anticipated timing of top-line data for the PD Study, the NDA Filing and FDA approval of OPNT003. In addition, the Board engaged in a discussion with representatives of the Company’s management team regarding supply chain and preparations for commercialization of OPNT003 in the first quarter of 2023. Representatives of the Company’s management team then provided a financial update, including a presentation on the Company’s 2022 budget, the potential application of the generic reduction clause as provided in the License Agreement (as defined below), and availability of the second and third debt tranches, totaling $30 million, under the Existing Note Purchase Agreement. The Board reviewed updated cash flow projections for the remainder of fiscal year 2022 under various scenarios and considered the possibility that additional financing, through an equity raise, may be required at some point during fiscal year 2022. Representatives of the Company’s management team then provided an update on pre-commercialization activities, which included a discussion of marketing progress, government affairs activities, trade and distribution progress, market access and supply chain matters. The Board engaged in a discussion with management regarding the impact of delaying the anticipated launch of OPNT003 until the first quarter of fiscal year 2023.

On April 4, 2022, members of the Company’s management team, together with representatives of Lazard, provided a management presentation to Party D and certain of its representatives, during which the Company’s market strategy and product development, as well as certain other operational and financial matters, were discussed.

On April 5, 2022, representatives of Party D informed representatives of Lazard that Party D was not interested in pursuing a potential acquisition of the Company.

On April 27, 2022, the Company issued a press release announcing positive topline results from the PD Study.

On June 21, 2022, Mr. Crossley and Dr. Crystal held a telephone call proposed by Dr. Crystal, and topics included the possibility of restarting discussions about the Potential Transaction. The closing price of the Company’s common stock on June 21, 2022 was $10.97 per share.

On June 28, 2022, the Board held a special meeting via videoconference, together with representatives of the Company’s management team. Representatives of the Company’s management team provided a status update of the Company’s financial position, including projections, multiple scenarios and potential future financing requirements. At this meeting, additional representatives of the Company’s management team gave updates on the Company’s (i) research and development activities, focusing on the NDA Filings with the FDA for OPNT003, (ii) commercial preparations for commercial launch of OPNT003, including certain timing, pricing and launch assumptions, and (iii) investor relations activities, including information related to investor mix and share price performance vis-a-vis the macroeconomic environment.

On July 18, 2022, the Board held a special meeting via videoconference, together with representatives of the Company’s management team. Representatives of the Company’s management team gave a presentation on the Company’s 2022 budget and the Company’s growth plan. The Board discussed the inherent risks and opportunities with respect to these goals.

On July 26, 2022, Teva announced that it had reached an agreement in principle on the primary financial terms of a nationwide settlement to resolve opioid-related claims against Teva (the “Teva National Settlement”, and together with the Teva Texas Settlement, the “Teva Settlements”). Under the proposed terms of the Teva National Settlement, Teva agreed to pay up to $4.25 billion over thirteen years, including the supply of up to $1.2 billion (wholesale acquisition cost “WAC”) of its generic version of NARCAN® (naloxone hydrochloride) Nasal Spray over ten years or cash at 20% of WAC ($240 million) in lieu of the product.

On August 1, 2022, Parent submitted a non-binding written proposal to acquire the Company, contemplating an all-cash transaction at a purchase price of $16.00 per share of the Company’s common stock, together with a request to enter into exclusive negotiations with Parent for 21 days (the “August 1, 2022 Proposal”).

On August 1, 2022, the closing price of the Company’s common stock was $10.09 per share and the August 1, 2022 Proposal represented approximately a 59% premium to the then-current share price.

On August 5, 2022, the Board held a special meeting via videoconference, together with representatives of the Company’s management team, Lazard and Latham, to discuss the August 1, 2022 Proposal. Representatives of Lazard reviewed the terms of the August 1, 2022 Proposal and presented Lazard’s preliminary financial analysis of the Company in the context of the August 1, 2022 Proposal. The Board then engaged in a discussion regarding potential financing needs for the Company covering a variety of scenarios. Following this discussion, the Board determined that the August 1, 2022 Proposal undervalued the Company and its prospects and instructed management and Lazard to respond to Parent as such. The Board and members of the Company’s management team concluded that the Company would not be able to execute on the Company’s growth plan without securing additional capital. The Board instructed Mr. Collard and Dr. Crystal to schedule a meeting with representatives of Parent’s management team to determine if there was any basis for further engagement.

On August 11, 2022, the Company delivered a default notice (the “Default Notice”) to Emergent, claiming that Emergent had materially breached one or more of its obligations under the License Agreement, dated as of December 15, 2014 (the “License Agreement”), by and between Adapt Pharma Operations Limited and the Company. Specifically, the Company alleged certain breach of contract claims against Emergent based upon the royalty report Emergent provided for the quarter ended June 30, 2022 (the “Emergent Dispute”). Pursuant to the License Agreement, the Company and Emergent were required to resolve the Emergent Dispute within 60 days of the date of the Default Notice. Notwithstanding the foregoing, at the consent of both parties, the deadline to resolve the Emergent Dispute was ultimately extended to November 11, 2022, during which time there were ongoing negotiations to settle any outstanding claims, resulting in a final proposal from Emergent to settle the Emergent Dispute and eliminate future royalty payments in exchange for a one-time upfront payment of $25 million.

On August 17, 2022, Mr. Collard and Dr. Crystal held an in-person meeting with Mr. Crossley and Mr. Graham Hetherington, Chairman of Parent, to discuss the feedback received from the Board in response to the August 1, 2022 Proposal and next steps. Mr. Collard indicated that the Board may be willing to engage with Parent at a per share offer price in the mid-to-high 20s. Mr. Crossley indicated that that was no longer achievable due to the impact of the Teva Settlements on the market opportunity, but would consider with Parent’s management and board of directors whether Parent may be able to revise the August 1, 2022 Proposal to $20.00 per share. Mr. Crossley further advised that even if such increase were possible, Parent would likely not be willing to engage with the Company in protracted price negotiations thereafter.

On August 22, 2022, Parent submitted an updated, non-binding written proposal to acquire the Company, contemplating an all-cash transaction at a purchase price of $20.00 per share of the Company’s common stock, together with a request to enter into exclusive negotiations with Parent for 21 days (the “August 22, 2022 Proposal”). Parent indicated that the August 22, 2022 Proposal was its “best and final” proposal. On August 19, 2022, the last trading day prior to the August 22, 2022 Proposal, the closing price of the Company’s common stock was $11.85 per share and the August 22, 2022 Proposal represented approximately a 69% premium to the then-current share price.

On August 23, 2022, representatives of Lazard contacted representatives of Party A and Party B to discuss whether Party A and/or Party B would be interested in re-engaging in negotiations to pursue a potential transaction with the Company.

On August 24, 2022, the Board held a special meeting via videoconference, together with representatives of the Company’s management team, Lazard and Latham. Representatives of Latham provided a summary of the Board’s fiduciary duties under Delaware law in assessing a potential offer. The Board reviewed the August 2022 Forecasts as described in the section entitled “—Certain Financial Forecasts.” After this discussion, the Board requested that the Company’s management team prepare additional materials for the Board’s review with respect to the factors that management considered in preparing the August 2022 Forecasts and the underlying assumptions related thereto.

On August 25, 2022, representatives of Party A informed representatives of Lazard that Party A was not interested in pursuing a potential transaction with the Company.

On August 31, 2022, representatives of Lazard contacted representatives of Party C to discuss whether Party C would be interested in re-engaging in negotiations to pursue a potential transaction with the Company.

On September 1, 2022, the Board held a special meeting via videoconference, together with representatives of the Company’s management team, Lazard and Latham. Dr. Crystal led a discussion with the Board on certain additional detail supporting the August 2022 Forecasts with respect to the Company on a risk-adjusted basis which had been prepared by management and provided to the Board at its prior meeting on August 24, 2022. Dr. Crystal discussed the underlying assumptions with respect to the forecasts, including certain net sales forecasts of OPNT003 and assumptions regarding market share and product pricing of OPNT003. The Board asked questions and engaged in a discussion regarding the August 2022 Forecasts and certain challenges and potential upsides identified by management related to the August 2022 Forecasts, including with respect to the Company’s anticipated market share, the uncertainties associated with longer-term projections, the projected pricing and net sales figures of OPNT003, and the need for the Company to obtain $90 million of additional capital to maintain a positive cash flow balance until the Company anticipated becoming cash flow positive in the first quarter of fiscal year 2025. Following this discussion, the Board approved the August 2022 Forecasts for use by Lazard for purposes of its financial analysis and any opinion rendered in connection with the Board’s evaluation of the ongoing review of a range of financial and strategic alternatives that may be available to the Company, including the August 22, 2022 Proposal. Representatives of Lazard then engaged in a discussion with the Board regarding the Company’s potential debt and equity financing arrangements and the associated market conditions and forecasts related thereto. At the conclusion of this discussion, the Board concluded that in order to achieve the August 2022 Forecasts, the Company would need to obtain $90 million of additional capital to maintain a positive cash flow balance until positive cash flows in the first quarter of fiscal year 2025. At the conclusion of this discussion, the Board approved management’s financing assumptions of needing to raise $90 million through the issuance of additional shares of the Company’s common stock at $10.00 per share, resulting in an additional 9 million shares of the Company’s capital stock issued and outstanding, should the Company pursue the standalone option.

Also on September 1, 2022, representatives of Party B informed representatives of Lazard that Party B was not interested in pursuing a potential transaction with the Company.

On September 2, 2022, the Board held a special meeting via videoconference, together with representatives of the Company’s management team, Lazard and Latham, to discuss the August 22, 2022 Proposal. Representatives of Lazard provided the Board with an updated preliminary financial analysis with respect to the Company and the August 22, 2022 Proposal based upon the August 2022 Forecasts. Representatives of Lazard then provided a summary of the feedback received from the Potentially Interested Parties both during the market check authorized by the Board on November 29, 2021 and from outreach to select Potentially Interested Parties during August 2022. Representatives of Lazard noted that several Potentially Interested Parties expressed interest in the Company’s market and products, but also expressed concerns with respect to pricing, potential synergies, market conditions, financing considerations, and regulatory approval prospects associated with the Potential Transaction. It was noted that Lazard was awaiting feedback from Party C, but that, for the reasons described above, none of the other Potentially Interested Parties decided to engage further with the Company on a potential transaction. The Board then discussed potential next steps in responding to the August 22, 2022 Proposal, including potentially indicating to Parent that the Board is willing to move forward with negotiation of the Potential Transaction or declining the August 22, 2022 Proposal. The Board discussed that status of negotiations with Parent, including the in-person discussions that Mr. Collard and Dr. Crystal had with representatives of Parent on August 17, 2022. Representatives of Lazard and members of the Company’s management team then left the meeting and the independent directors engaged in an executive session with representatives of Latham present. During the executive session, representatives of Latham led a discussion with the Board regarding its fiduciary duties and other considerations in analyzing and formulating a response to the August 22, 2022 Proposal. The Board resolved to continue its discussion regarding the response to the August 22, 2022 Proposal at a subsequent meeting of the Board.

On September 6, 2022, the Board held a special meeting via videoconference, together with representatives of the Company’s management team, Lazard and Latham, to discuss the Board’s response to the August 22, 2022 Proposal. One of the members of the Board was absent from the September 6, 2022 meeting due to pre-existing travel arrangements. Representatives of Lazard led a discussion with the Board regarding certain market conditions and other considerations relating to the Company’s potential financing options, including noting that the January

2022 Forecasts did not assume a need for additional financing given the higher expected NARCAN® (naloxone hydrochloride) Nasal Spray royalty proceeds, but that given the decrease in the assumptions regarding those royalties as a result of material changes to the marketplace, including increased generic competition, availability of free naloxone product and increased pricing pressure on NARCAN® (naloxone hydrochloride) Nasal Spray, the August 2022 Forecasts require proceeds from additional financings. The Board then engaged in a discussion with members of the Company’s management team with respect to potential financing sources, including potentially securing additional financing from the Company’s current lenders and the potential cost and structure of those financings. Representatives of Lazard and members of the Company’s management team then left the meeting and the directors engaged in an executive session with representatives of Latham present. During the executive session, the Board further discussed the potential response to the August 22, 2022 Proposal. Four of the members of the Board each expressed support for continuing negotiations regarding the Potential Transaction on the basis of the price proposed in the August 22, 2022 Proposal. Each explained their respective rationales for supporting moving forward with negotiations of the Potential Transaction, including the risks inherent in the Company’s financial forecasts, product regulatory approval process and timing and financing prospects. Three of the other members of the Board each expressed that they would not seek to engage in further negotiations regarding the Potential Transaction on the basis of the price proposed in the August 22, 2022 Proposal. Each explained their respective rationales, including their view that given the Company’s current cash reserves and the prospects for obtaining additional financing, the Company should instead proceed with its standalone business plan. At the request of the Board, Mr. Crystal then left the meeting. The Board then discussed its fiduciary duties and other considerations with representatives of Latham. Mr. Collard then led a discussion regarding several potential responses to the August 22, 2022 Proposal. The Board resolved to continue its discussion regarding the response to the August 22, 2022 Proposal at a subsequent meeting.

On September 7, 2022, the Board held a special meeting via videoconference, together with representatives of the Company’s management team, Lazard and Latham, to discuss the Board’s response to the August 22, 2022 Proposal. Representatives of Latham led a discussion with the Board regarding the Board’s fiduciary duties in analyzing and formulating a response to the August 22, 2022 Proposal. Given that one member of the Board was absent from the prior Board meeting on September 6, 2022, that member of the Board expressed support for continuing negotiations regarding the Potential Transaction on the basis of the price proposed in the August 22, 2022 Proposal, in light of the risks inherent in the Company’s financial forecasts, product regulatory approval process and timing and financing prospects. Representatives of Lazard and members of the Company’s management team then left the meeting and the directors engaged in an executive session with representatives of Latham present. Mr. Collard then led a discussion regarding several potential responses to the August 22, 2022 Proposal. The Board considered the potential impact of further price negotiations with Parent, including the possibility that Parent could reject any such counteroffer from the Company and decide not to proceed with the Potential Transaction. After further discussion, the Board unanimously authorized Mr. Collard and Dr. Crystal, in collaboration with representatives from Lazard, to respond to Parent with the Company’s proposal to proceed with negotiations concerning the Potential Transaction at a price of $26.00 per share.

On September 9, 2022, Dr. Crystal held a telephone call with Mr. Crossley to convey the Board's proposal to proceed with negotiations concerning the Potential Transaction at a price of $26.00 per share.

Also on September 9, 2022, representatives of Party C informed representatives of Lazard that Party C was not interested in pursuing a potential acquisition of the Company.

Between September 14, 2022 and September 18, 2022, representatives of Lazard and representatives of Centerview held multiple telephone calls to discuss the parties’ respective proposals. During such meetings, the representatives of Lazard and Centerview discussed, among other things, the potential use of CVRs tied to the achievement of certain net sales thresholds for OPNT003 in order to bridge the gap between the Company and Parent and provide additional value to the Company’s stockholders. Following these discussions, representatives of Centerview and Lazard presented an updated proposal to Parent and the Company, respectively, contemplating an all-cash transaction with Upfront Consideration of $20.00 per share of the Company’s common stock plus three CVRs of $2.00 per share payable upon the achievement of to be agreed annual net sales thresholds for OPNT003.

On September 19, 2022 and September 27, 2022, the Board held two special meetings via videoconference, together with representatives of the Company’s management team, Lazard and Latham, to discuss the CVR structure. The Board reviewed the terms of illustrative CVR thresholds and payment schedules. Representatives of Lazard provided the Board with an updated preliminary financial analysis with respect to the Potential Transaction, including in the context of the CVR proposal. After discussions with the Company’s management and financial and legal advisors and following consideration of the various factors discussed with the Board, including Company management’s views on the potential achievement of the illustrative net sales thresholds and Lazard’s preliminary financial analysis, the Board instructed representatives of Lazard to inform representatives of Centerview that the Board would be willing to engage with Parent with respect to the Potential Transaction at a price per share of the Company’s common stock at $20.00 per share and with four CVR payments of $2.00 per share payable upon the achievement of to be agreed annual net sales thresholds for OPNT003.

On September 25, 2022, representatives of Centerview contacted representatives of Lazard and informed them that a counterproposal had been provisionally supported by the transaction committee of the Board of Directors of Parent. Under this counterproposal, the Upfront Consideration would remain at $20.00 per share, the CVR structure would include three CVR payments of $2.00 per share payable upon the achievement of to be agreed annual net sales thresholds for OPNT003.

On October 1, 2022, Dr. Crystal and Mr. Crossley held a telephone call to discuss the September 2022 CVR Proposal and anticipated timing for Parent’s submission of a revised proposal. During the meeting, Dr. Crystal reiterated the Board's proposal of four CVR payments of $2.00 per share payable upon the achievement of to be agreed annual net sales thresholds for OPNT003.

On October 2, 2022, Parent submitted an updated, non-binding written proposal to acquire the Company for consideration of up to $28.00 per share of Company common stock (the “Maximum Consideration”), consisting of Upfront Consideration of $20.00 per share in cash, and CVRs providing the Company’s stockholders the opportunity to receive up to an additional $8.00 per share in cash based on achievement of the following net sales milestones of OPNT003: (i) $2.00 per share upon the achievement of net sales of OPNT003 of $200 million or more during any period of four consecutive quarters ending on or prior to the seventh anniversary of Commercial Launch; (ii) an additional $2.00 per share upon the achievement of net sales of OPNT003 of $200 million or more during any period of four consecutive quarters ending on or prior to the third anniversary of Commercial Launch; (iii) an additional $2.00 per share upon the achievement of net sales of OPNT003 of $250 million or more during any period of four consecutive quarters ending on or prior to the seventh anniversary of Commercial Launch; and (iv) an additional $2.00 per share upon the achievement of net sales of OPNT003 of $300 million or more during any period of four consecutive quarters ending on or prior to the seventh anniversary of Commercial Launch (the “October 2022 Proposal”). The October 2022 Proposal included a request to enter into exclusive negotiations with Parent for 28 days. On September 30, 2022, the closing price of the Company’s common stock was $10.75 per share and the Maximum Consideration included in the October 2022 Proposal represented approximately a potential 160% premium to the then-current share price (assuming the achievement and payment of each of the CVRs set forth in the October 2022 Proposal).

On October 2, 2022, Dr. Crystal called Mr. Crossley to convey that the Board approved moving forward on the terms set forth in the October 2022 Proposal, subject to negotiation of definitive documents.

On October 5, 2022, the Company entered into an exclusivity agreement with Parent whereby the Company granted exclusivity to Parent until the earlier of (i) the execution of a definitive agreement involving the Potential Transaction and (ii) 11:59 p.m., New York City time on November 2, 2022.

On October 6, 2022, members of the Company’s and Parent’s management teams, representatives of Latham and Covington held a telephone call to discuss the status of the Emergent Dispute.

On October 10, 2022, representatives of Centerview, on behalf of Parent, sent initial drafts of the Merger Agreement and the CVR Agreement to representatives of Lazard. Following receipt of the Merger Agreement and the CVR Agreement from Centerview, members of the Company’s management team discussed with Latham the terms and instructed Latham to prepare revised drafts of the agreements.

On October 13, 2022, representatives of the Company’s and Parent’s management teams and certain of their respective outside advisors participated in a due diligence session related to the Company’s intellectual property portfolio and certain agreements related thereto.

On October 18, 2022, representatives of Latham sent revised drafts of the Merger Agreement and the CVR Agreement to representatives of Covington, together with an issues list regarding the draft Merger Agreement and the CVR Agreement, which reflected certain proposed changes on a number of key issues, including those related to deal structure, the parties’ respective regulatory-related obligations impacting closing certainty, the outside termination date and termination fees.

On October 21, 2022, representatives of Covington sent an initial draft of the Voting Agreement to representatives of Latham.

On October 21, 2022, representatives of Latham and Covington met via videoconference to discuss the terms of the revised drafts of the Merger Agreement and the CVR Agreement, including those raised in the Company’s October 18, 2022 issues list. During this meeting, representatives of Latham encouraged Parent to submit a full markup of the drafts of the Merger Agreement and the CVR Agreement.

On October 24, 2022, representatives of Latham and Covington met via videoconference to discuss the terms of the Existing Note Purchase Agreement, its treatment in the context of a change of control transaction involving the Company and the advisability of obtaining consent from the Lenders prior to signing of the Merger Agreement.

Later on October 24, 2022, Dr. Crystal and Mr. Crossley held a telephone call to discuss certain open deal issues. During this call, (i) Dr. Crystal reiterated the Company’s view that Parent should be obligated to use its commercially reasonable efforts to achieve the CVR thresholds during the term of the CVR Agreement, (ii) the parties discussed the process for obtaining consent from the Lenders prior to signing, and (iii) the parties discussed the terms of certain bonus, commission and cash incentive programs or plans proposed by the Company during the period prior to the closing (the “Compensation Matters”).

On October 25, 2022 and October 26, 2022, representatives of Lazard and Centerview held several telephone calls to discuss potential financing arrangements for the Company, the Emergent Dispute and the potential settlement thereof and the modifications to the Existing Note Purchase Agreement. Representatives of Centerview informed representatives of Lazard that Parent (i) would consider the valuation impact of the level of monetary consideration from Emergent in connection with a settlement of the Emergent Dispute, and (ii) requested that the Company obtain consent from the Lenders prior to the signing of the Merger Agreement, and (iii) propose certain amendments to the Existing Note Purchase Agreement in order to, among other things, clarify the treatment and permit the Company to repay the outstanding Term Loans under the Existing Note Purchase Agreement upon a change of control transaction.

On October 27, 2022, representatives of Covington sent revised drafts of the Merger Agreement and the CVR Agreement, which proposed several changes to previous drafts, including with respect to the parties’ respective regulatory-related obligations impacting closing certainty and the Company’s interim operating covenants.

In October 2022, representatives of the Company, Emergent and SWK Funding LLC’s (“SWK Funding”) management teams and certain of their respective outside advisors discussed a potential settlement of the Emergent Dispute and the transactions contemplated by the A&R License Agreement, the terms of which the parties continued to negotiate, exchanging multiple drafts prior to the execution of the A&R License Agreement on November 13, 2022. See the section entitled “Amended and Restated License and Settlement Agreement” for additional information.

In November 2022, representatives of the Company, the Lenders and Parent’s management teams and certain of their respective outside advisors discussed the potential amendments to the Existing Note Purchase Agreement and the transactions contemplated thereby, the terms of which the parties continued to negotiate, exchanging multiple drafts prior to the execution of the Note Purchase Amendment on November 13, 2022. See the section entitled “First Amendment to Note Purchase and Security Agreement” for additional information.

Between October 28, 2022 and November 1, 2022, representatives of the Company and Parent’s management teams (including Dr. Crystal and Mr. Crossley) and certain of their respective outside advisors held a number of telephone calls to discuss the terms relating to the aggregate merger consideration payable under the Merger Agreement. During these calls, representatives of Parent’s management team, Centerview and Covington outlined various sources of “value leakage”—primarily relating to the potential settlement of the Emergent Dispute, together with the Company’s costs of goods sold being higher than previously estimated—since the Board of Directors of Parent approved the October 2022 Proposal.

On November 1, 2022, Dr. Crystal and Mr. Crossley held a telephone call, during which Mr. Crossley reaffirmed Parent’s commitment with respect to the pursuit of the Potential Transaction. Mr. Crossley communicated to Dr. Crystal that, in order to mitigate some of the “value leakage” identified by Parent, Parent proposed the following modifications to the CVR payment thresholds: (i) $2.00 per share upon the achievement of net sales of OPNT003 of $225 million (versus $200 million) or more during any period of four consecutive quarters ending on or prior to the seventh anniversary of Commercial Launch; (ii) an additional $2.00 per share upon the achievement of net sales of OPNT003 of $250 million (versus $200 million) or more during any period of four consecutive quarters ending on or prior to the third anniversary of Commercial Launch; (iii) an additional $2.00 per share upon the achievement of net sales of OPNT003 of $300 million (versus $250 million) or more during any period of four consecutive quarters ending on or prior to the seventh anniversary of Commercial Launch; and (iv) an additional $2.00 per share upon the achievement of net sales of OPNT003 of $325 million (versus $300 million) or more during any period of four consecutive quarters ending on or prior to the seventh anniversary of Commercial Launch (the “November 2022 Proposal”). Mr. Crossley further advised Dr. Crystal that Parent would agree to use its commercially reasonable efforts to seek FDA approval for OPNT003 and, if approved by the FDA, commercially launch OPNT003 in the United States. The November 2022 Proposal did not modify the previously agreed terms with respect to the Upfront Consideration.

On November 2, 2022, the Board held a special meeting via videoconference, together with members of the Company’s management team, Lazard and Latham, to discuss the November 2022 Proposal. The Board reviewed the terms of illustrative CVR thresholds and payment schedules. The Board noted that based on the revised CVR milestones under the November 2022 Proposal and the August 2022 Forecasts, only two of the CVR thresholds would be achieved. Based on the August 2022 Forecasts and financing assumptions prepared by management and approved by the Board on September 1, 2022, representatives of Lazard provided the Board with an updated preliminary financial analysis with respect to the Potential Transaction, in the context of the November 2022 Proposal. Representatives of Lazard then provided an overview of the potential financing alternatives that members of the Company and Parent’s management teams, in coordination with their respective outside advisors, considered since September 1, 2022. Such financing arrangements included (i) the subscription by Parent for preferred or common shares of the Company at $20.00 per share if the Company’s cash balance fell below a certain threshold, (ii) the provision of a senior debt facility or subordinated debt facility by Parent, (iii) the execution of a pre-negotiated amendment with the Lenders, and (iv) the acquisition by Parent of the Company’s rights to receive royalties attributable to sales of NARCAN® (naloxone hydrochloride) Nasal Spray. Representatives of Lazard referred to Company’s ongoing negotiation of a settlement of the Emergent Dispute in exchange for a one-time payment of $25 million by Emergent (the “Emergent Settlement Offer”) and noted that Centerview had advised Lazard that Parent would not expect to modify its proposal if the Company were able to conclude the Emergent Settlement Offer on such terms. The Board considered the rationale, considerations and evaluation factors for each proposed arrangement. Following this discussion, the Board approved the Emergent Settlement Offer and authorized members of the Company’s management team, in coordination with representatives of Latham, to negotiate and finalize definitive transaction documents with Emergent. The Board then discussed the illustrative process and proposed timeline prior to the announcement of definitive transaction documents. Representatives of Latham then led a discussion with the Board regarding the material open issues in the Merger Agreement, CVR Agreement and Voting Agreement, as well as proposed resolutions to such open issues. The Board then reviewed and considered certain enhancements to the Company’s bylaws to address new universal proxy rules, designate Delaware courts as the exclusive forum for resolving all intra-corporate disputes and adopt federal forum provisions requiring all federal securities claims to be brought in the federal courts.

Also on November 2, 2022, representatives of Lazard and representatives of Centerview held a telephone call to discuss certain open issues on the Merger Agreement and the CVR Agreement, the terms of the Note Purchase Amendment, outstanding due diligence matters, and the Company’s latest employee benefits-related proposals.

Also on November 2, 2022, to facilitate the negotiation and execution of the Note Purchase Amendment, the Company and the Lenders entered in a short-term confidentiality agreement (the “Pontifax NDA”) related to the material non-public information with respect to the Potential Transaction. The Pontifax NDA automatically terminated on November 15, 2022 upon the Company’s filing of a Form 8-K containing the material nonpublic information provided by the Company to the Lenders.

On November 3, 2022, representatives of Latham and Covington met via videoconference to discuss the terms of certain warrants (the “Warrants”) to purchase shares of the Company’s common stock that were previously issued to certain holders (collectively, the “Warrant Holders”).

On November 4, 2022, the Company and Parent executed the second amendment to the Parent NDA (the “Parent NDA Amendment No. 2”) in connection with the negotiation of the Note Purchase Amendment and to permit the Company to share certain confidential information to the Lenders.

On November 6, 2022, the Company and the Warrant Holders entered in a short-term confidentiality agreement (the “Warrant Holder NDA”) related to the material non-public information with respect to the Potential Transaction. The Warrant Holder NDA automatically terminated on November 15, 2022 and required the Company to publicly disclose the material nonpublic information provided by the Company to the Warrant Holders prior to such date.

On November 7, 2022, representatives of Latham sent revised drafts of the Merger Agreement, CVR Agreement and Voting Agreement, which proposed several changes to the previous drafts, including with respect to the Company’s interim operating covenants, the parameters that would need to be satisfied in order for the Board to evaluate, and exercise its fiduciary duties in connection with, alternative transaction proposals in the interim period and the parties’ respective regulatory-related obligations impacting closing certainty. The revised draft of the Merger Agreement also proposed a reduced fiduciary termination fee payable by the Company equal to 3% (versus 3.5%) of the Company’s equity value and a longer outside termination date of nine-months (versus six months) with one three-month extension that could be exercised in relation to regulatory matters.

Between November 8, 2022 and November 13, 2022, representatives of the Company, Emergent and SWK Funding management teams and certain of their respective outside advisors discussed the terms of an agreement (the “Warrant Holder Letter Agreement”), whereby the Warrant Holders would consent to the Merger and agree that, at the closing of the Merger, the Warrants would be cancelled and the Warrant Holder would receive the consideration as set forth in the Merger Agreement. The parties exchanged multiple drafts of the Warrant Holder Letter Agreement prior to the execution of the Warrant Holder Letter Agreement by the parties thereto on November 13, 2022.

Between November 9, 2022 and November 13, 2022, representatives of Latham and Covington exchanged several drafts of the Merger Agreement, CVR Agreement and Voting Agreement, and held a series of videoconference calls to discuss outstanding issues in the transaction documents and certain other process matters.

On November 10, 2022, the Board held a special meeting via videoconference, together with members of the Company’s management team, Lazard and Latham. The Board reviewed the November 2022 Forecasts as described in the section entitled “—Certain Financial Forecasts.” Following this discussion, the Board approved the November 2022 Forecasts for use by Lazard for purposes of its financial analysis and any opinion rendered in connection with the Board’s evaluation of the Potential Transaction. Representatives of Latham then led a discussion with the Board regarding the material open issues in the Merger Agreement, CVR Agreement and Voting Agreement, as well as proposed resolutions to such open issues, including with respect to the parties’ respective regulatory-related obligations and deal protection provisions impacting closing certainty, the Company’s interim operating obligations and termination fees.

In the evening of November 12, 2022 and on November 13, 2022, representatives of Latham and Covington exchanged drafts of the Merger Agreement and met via telephone and videoconference with management of the Company and Parent to negotiate the open terms of the Merger Agreement. As part of this correspondence, the parties proposed that the fiduciary termination fee payable by the Company equal $4,711,000, or approximately 3.25% of the equity value of the Company.

In the late afternoon of November 13, 2022, the Board held a special meeting via videoconference, together with members of the Company’s management team, Lazard and Latham. Representatives of Lazard reviewed with the Board its financial analysis of the $20.00 per share of the Company’s common stock in cash and one CVR per share and rendered an oral opinion, confirmed by delivery of a written opinion dated November 13, 2022, to the Board to the effect that, as of that date and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in such written opinion, the Merger Consideration of $20.00 per share in cash and one CVR per share to be paid to the holders of shares of the Company’s common stock (other than (i) holders of shares of Opiant common stock owned or held in treasury by Opiant or owned by Parent or Merger Sub or any of their respective subsidiaries and (ii) Dissenting Shares) in the Transaction was fair, from a financial point of view, to such holders. Representatives of Latham then led a discussion with the Board regarding the Compensation Matters, including certain retention matters for key employees, including the Company’s desire to make certain awards to key employees during the pre-closing period in connection with employee promotion and annual performance assessments and retention (“Retention Bonuses”). The parties agreed to cooperate in good faith to finalize the recipients, terms, timing and amounts of such Retention Bonuses after the execution of the Merger Agreement. The Board reviewed the terms of the proposed Change in Control Severance Plan of the Company (the “Severance Plan”), pursuant to which, among other things, the Company will grant, upon a termination without cause or for good reason following a change of control (including the Merger), certain severance benefits (including salary continuation and Company-subsidized COBRA benefits, in each case subject to the terms set forth in the Severance Plan) to any full-time employee of the Company or any subsidiary of the Company as of immediately prior to the closing of the Potential Transaction who performs services in the United States and who is not otherwise entitled to any severance pay or benefits under any binding contract or agreement with the Company or its affiliates. For additional information regarding the Compensation Matters and additional contemplated pre-closing actions related thereto, see the section entitled “—Long-Term Incentive Awards.” The Compensation Committee of the Board met regularly to provide oversight and direction over the negotiation process with respect to the Compensation Matters, the terms of which were extensively negotiated with Parent in close coordination with the Company’s senior management and outside advisors. The Board then reviewed the final form of the definitive agreements relating to the merger with Parent as presented by representatives of Latham, including the Merger Agreement, CVR Agreement and Voting Agreement. The Board considered various reasons to approve the Merger Agreement (see “—Recommendation of Our Board of Directors and Reasons for the Merger” for additional information), and certain countervailing factors.

After discussions with the Company’s management and financial and legal advisors, the Board unanimously:

•approved, adopted and declared advisable the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger;

•approved, adopted and declared advisable the Amended and Restated Bylaws of the Company;

•determined the terms of the Merger Agreement and the Merger were fair to, and in the best interests of, the Company and its stockholders;

•approved the terms of the CVR Agreement and Voting Agreements;

•directed that the Merger Agreement be submitted to the stockholders of the Company for adoption; and

•recommended adoption of the Merger Agreement by the Company’s stockholders.

During the evening of November 13, 2022, the Company and Parent executed and released signatures for the Merger Agreement and each of the Lenders, Emergent, SWK Funding, the Warrant Holders and the Company’s directors, executed and released their signatures to the transaction documents to which they were party.

On November 14, 2022, before U.S. and U.K. markets opened, the Company and Parent each issued a press release announcing the execution of the Merger Agreement.

Recommendation of Our Board of Directors and Reasons for the Merger

Recommendation of Our Board of Directors
The Board, after consulting with its financial advisor and outside legal counsel and carefully reviewing and considering various factors described in “—Reasons for the Merger”, unanimously (i) approved, adopted and declared advisable the Merger Agreement, the Voting Agreements and the consummation of the transactions contemplated thereby, including the Merger; (ii) determined that the transactions contemplated by the Merger Agreement, including the Merger, the Voting Agreements, the form of CVR Agreement, the A&R License Agreement and the Note Purchase Amendment are advisable, fair to, and in the best interests of, Opiant and its stockholders; (iii) directed that the Merger Agreement be submitted to the stockholders of Opiant for its adoption at the special meeting; and (iv) recommended that Opiant’s stockholders adopt the Merger Agreement.
The Board recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Compensation Proposal; and (iii) “FOR” the Adjournment Proposal.
Reasons for the Merger
In evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, the Board consulted with the Company’s senior management, its outside legal counsel, Latham and its financial advisor, Lazard. In the course of reaching its determination that the terms of the Merger Agreement and the Merger are advisable, fair to and in the best interests of the Company and its stockholders and to recommend upon the terms and subject to the conditions set forth in the Merger Agreement, that the stockholders of the Company vote in favor of the approval and adoption of the Merger Agreement and the Merger, the Board reviewed, evaluated and considered a significant amount of information and numerous factors and benefits of the Merger, each of which the Board believed supported its unanimous determination and recommendation:
•the Board’s belief that the Merger Consideration represents a full and fair value for the Company’s common stock, taking into account the Board’s familiarity with the Company’s current and historical financial condition and results of operations and the Company’s business strategy, financial requirements, assets and business prospects and risks;
•the fact that the Upfront Consideration plus one CVR to be paid by Parent would provide the stockholders of the Company with the opportunity to receive a significant premium over the market price of the Company’s common stock, considering the current and historical market prices and trading information with respect to the Company’s common stock, including the fact that the Merger Consideration represents a meaningful premium to those historical prices, including:
•that the Upfront Consideration represented a premium of approximately 111% over $9.50 per share, the closing sale price on Nasdaq as of November 11, 2022, the last full trading day prior to the meeting of the Board;
•that the Upfront Consideration represented a premium of approximately 99% over $10.07 per share, the average of the volume weighted average closing sale prices on Nasdaq during the 30-day trading period ended November 11, 2022;
•that the Upfront Consideration plus the full payment of the CVR without present value discounting represented a premium of approximately 178% over $10.07 per share, the average of the volume weighted average closing sales prices on Nasdaq during the 30-day trading period ended November 11, 2022;
•the fact that the substantial majority of the Merger Consideration to be received by the Company’s stockholders in the Merger is upfront cash, which provides liquidity and certainty of value to the stockholders as well as the Board’s belief that, taking into account the various risks that the Company would face by remaining independent and pursuing its current business and financial plans, this certainty of value was compelling compared to the expected long-term value creation potential of the Company’s business;
•the fact that, in addition to the Upfront Consideration, the Company’s stockholders will receive one CVR for each share held, which provides the Company’s stockholders an opportunity to realize additional value, to the extent that the Milestones set forth in the CVR Agreement are achieved within the time period described therein, through an additional cash payment of up to $8.00, as well as the estimated probability of success and timing for achieving such Milestones;
•the current and historical financial portfolio of product candidates and prospects of the Company, as well as the Company’s financial plan and prospects and risks if the Company were to remain an independent company and the potential impact of those factors on the results of operations and trading price of the Company’s common stock (which was not feasible to quantify numerically);
•in addition to the sale process described in “Background of the Merger” on page 37 of this proxy statement, and the offers made to acquire the Company by Parent, the Board considered (1) other possible alternatives to the acquisition by Parent, including the possibility of continuing to operate the Company as a standalone entity and the desirability and perceived risks of that alternative, including those of the type and nature described under Risk Factors in the Company’s Form 10-K for the year ended December 31, 2021, (2) the potential benefits to the stockholders of the Company of these alternatives and the timing and likelihood of effecting such alternatives, and (3) the Board’s assessment that none of these alternatives was reasonably likely to present superior opportunities for the Company to create greater value for the stockholders of the Company than the Merger, taking into account execution risks of the Company’s standalone business plan, as well as business, competitive, political, financial, industry, market and other risks;
•the oral opinion of Lazard, subsequently confirmed in writing, rendered to the Board, to the effect that, as of November 13, 2022 and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Lazard in preparing its opinion, as set forth therein, the Merger Consideration of $20.00 per share in cash and one CVR per share to be paid to the holders of shares of Opiant common stock (other than holders of shares of Opiant common stock owned or held in treasury by Opiant or owned by Parent or Merger Sub or any of their respective subsidiaries and Dissenting Shares) in the Transaction was fair, from a financial point of view, to such holders (as more fully described in the section entitled “—Opinion of Lazard Frères and Co. LLC”). The full text of the written opinion of Lazard, dated November 13, 2022, which set forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering its opinion, have been included as Appendix B to this proxy statement and is incorporated herein by reference.
•the business reputation, management and financial resources of Parent with respect to the transaction, as well as the Board’s belief that these factors supported the conclusion that a transaction with Parent and Merger Sub could be completed relatively quickly and in an orderly manner.
The Board also considered a variety of uncertainties and risks and other potentially negative factors in its deliberations concerning the Merger and the other transactions contemplated by the Merger Agreement, including, but not limited to, the following:
•the business reputation, management and financial resources of Indivior with respect to the transaction, as well as the Board’s belief that these factors supported the conclusion that a transaction with Indivior and Merger Sub could be completed relatively quickly and in an orderly manner;
•the nature of the Merger and Merger Consideration means that the stockholders will not participate in future earnings or growth of the Company other than any payments in respect of CVRs, and will not benefit from any other appreciation in value of the Surviving Corporation;

•restrictions on the conduct of the Company’s business prior to the Effective Time due to pre-Closing covenants in the Merger Agreement, whereby the Company agreed that it will carry on its business in the ordinary course of business consistent with past practice and, subject to specified exceptions, will not take a number of actions related to the conduct of its business without the prior written consent of Parent, which may have a material adverse effect on the Company’s ability to respond to changing market and business conditions or raise additional capital needed to support the Company’s portfolio of product candidates in a timely manner or at all;
•the fact that, although there is an obligation for Parent and its subsidiaries to use commercially reasonable efforts to launch OPNT003, Parent has no obligation to use any efforts to achieve the Milestones specified in the CVR Agreement and such Milestones might not be achieved at all or prior to seventh anniversary of the Commercial Launch, such that no payment would be made with respect to any CVRs;
•that the sales of OPNT003 forecast in the Company’s Forecasts as described in “—Certain Financial Forecasts” on page 69 of this proxy statement result in only one of the four Milestones specified in the CVR Agreement being achieved;
•the effect of the public announcement of the Merger Agreement, including the potential impacts on the Company’s ongoing business relationships and the Company’s ability to attract and retain key management and scientific and research personnel during the pendency of the transactions contemplated by the Merger Agreement, as well as the likelihood of litigation in connection with the Merger;
•the amount of time it could take to complete the Merger, including the risk that the parties may not receive the necessary regulatory approvals or clearances to complete the Merger, or that governmental authorities could attempt to condition their approvals or clearances of the Merger on one or more of the parties’ compliance with certain burdensome terms or conditions which may cause one or more of the Merger conditions not to be satisfied;
•the possibility that the Company’s officers and directors may have interests in the transactions contemplated by the Merger Agreement that are different from, or in addition to, those of the Company’s other stockholders (see “The Merger—Interests of the Directors and Executive Officers of Opiant in the Merger” on page 76 of this proxy statement);
•the prospects and risks if the Company were to remain an independent company, considering the Company’s current portfolio of product candidates and financial plans, including the risks and uncertainties associated with achieving and executing on the Company’s business and financial plans in the short- and long-term, as well as the general risks of market conditions that could reduce the price of the Company’s common stock. Among the potential risks and uncertainties identified by the Board were:
•the growing challenges faced by the specialty pharmaceutical industry, including macroeconomic trends and the fact that the industry is highly competitive, cyclical and subject to constant and rapid technological change with a long sales cycle for pharmaceutical products and solutions and wide fluctuations in product supply and demand;
•achieving the Company’s growth plans in light of the current and foreseeable market conditions, including the risks and uncertainties in the global economy generally and the pharmaceutical industry specifically, and the difficulty of finding suitable acquisition targets at reasonable prices to accelerate the Company’s growth and achieving a scale that enables it to compete more effectively with its competitors;
•current and anticipated future competition for the Company’s products and its ability to compete successfully in light of the nature of the pharmaceuticals industry, the presence of many larger, well financed competitors, and its need to continue to develop and commercialize additional pharmaceutical products;

•the launch of a generic version of NARCAN® or other naloxone hydrochloride nasal spray products that compete with NARCAN® would adversely affect sales of NARCAN®;
•the Company’s ability to sustain its historical revenue growth, improve profitability and generate consistent positive cash flows;
•the Company’s ability to obtain financing to commercialize pipeline products, including OPNT003, considering current and foreseeable market conditions for sources of debt and equity financing;
•future introductions of “pipeline” products could be delayed or could fail to occur altogether, including for failure to obtain necessary approvals; and
•other risks and uncertainties discussed in the Company’s public filings filed with or furnished to the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated herein by reference;
•the “fiduciary out” provisions of the Merger Agreement, which, subject to the terms and conditions thereof, permit the Company to (1) furnish information to and participate in discussions or negotiations with third parties that make unsolicited Competing Proposals that the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that (i) the failure to take such actions would be inconsistent with the fiduciary duties of the members of the Board under applicable law and (ii) such Competing Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, provided the Company notifies Parent of such Competing Proposal and delivers to Parent any significant non-public information provided to such third parties and (2) change its recommendation to stockholders of the Company regarding the Merger Agreement or terminate the Merger Agreement (subject to payment of the Termination Fee and certain match rights in favor of Parent) to enter into a definitive agreement for such Competing Proposal if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel that (i) such Competing Proposal constitutes a Superior Proposal and (ii) that the failure to change its recommendation or terminate the Merger Agreement would be inconsistent with the fiduciary duties of the members of the Board under applicable law;
•the fact that the $4,711,000.00 Termination Fee (approximately 3.25% of the transaction value) payable by the Company (i) is reasonable in light of the overall terms of the Merger Agreement and the benefits of the Merger and (ii) would not preclude another party from making a Competing Proposal;
•the Board’s ability to, subject to the terms and conditions of the Merger Agreement, change its recommendation to stockholders of the Company regarding the Merger Agreement in response to certain material intervening events unrelated to Competing Proposals if the Board has determined in good faith, after consultation with the Company’s outside counsel and financial advisor, that the failure to take such action would be inconsistent with the fiduciary duties of the members of the Board, however, the results of any clinical trials or pre-clinical testing of the Company’s pipeline products or any action or position of any regulatory authority regarding the Company’s pipeline products are excluded for the determination of whether a material intervening event has occurred;
•all of the terms and conditions of the Merger Agreement, including the structure of the transaction, the immediate cash payment and contingent value component of the Merger Consideration, the limited scope of the conditions to closing, the Company’s right to specific performance to cause Parent to consummate the Merger, and other remedies available under the Merger Agreement, subject to certain conditions, and the customary nature of the representations, warranties, and the covenants and agreements of the parties;
•the course and nature of negotiations with Parent, which were conducted as part of the Company’s broader sale process described above and during which the Board was advised by independent legal and financial advisors, which ultimately resulted in terms that (1) provide for a significant premium over the current trading price of the Company’s common stock and (2) provide robust provisions designed to ensure, absent certain circumstances that would cause a closing condition not to be satisfied or allow termination of the Merger Agreement, that the transaction is completed;
•the relative likelihood of significant antitrust or other regulatory impediments to closing and the provisions of the Merger Agreement related to regulatory approvals, including the obligation of Parent and the Company to use reasonable best efforts to take, or cause to be taken, certain specified actions to obtain all approvals or clearances required to consummate the Merger;
•the likelihood that the Merger will be consummated, based on, among other things, the limited number of conditions to the Merger, the absence of a financing condition, the relative likelihood of obtaining required regulatory approvals, the remedies available under the Merger Agreement to the Company in the event of various breaches by Parent, and Parent’s reputation in the pharmaceutical industry, its financial capacity to complete an acquisition of this size, which the Board believed supported the conclusion that a transaction with Parent could be completed on a reasonable timetable for such a transaction and in an orderly manner;
•the availability of statutory appraisal rights to the Company’s stockholders who do not tender their Opiant common stock and otherwise comply with all required procedures under the DGCL; and
•the fact that that the Merger would be subject to the approval of the stockholders of the Company and that stockholders of the Company would be free to vote against the approval of the Merger Agreement and reject the Merger.
In the course of its deliberations, the Board also considered a variety of material risks and other countervailing factors related to entering into the Merger Agreement that previously had been identified and discussed by the Company’s senior management and the Board, including the following:
•the risks and uncertainties inherent in the Company’s business and operations;
•the risk that Parent, following the Closing, may not be able to commercialize OPNT003 or may decide not to market OPNT003 after commercialization;
•the fact that the Company stockholders will not be entitled to participate in any potential future benefit from the Company’s execution of its standalone strategic business plan, other than with respect to the Milestone Payments;
•the fact that the Milestone Payments are subject to increasingly high sales thresholds, and may not be realized in any Sales Measurement Period (as defined in “CVR Agreement” on page 135 of this proxy statement);
•the fact that certain Company directors and executive officers may receive certain benefits that are different from and in addition to, those of the stockholders of the Company (see “—Interests of the Directors and Executive Officers of Opiant in the Merger” on page 76 of this proxy statement);
•the impact of certain restrictions on takeover proposals and the payment of certain fees that were insisted upon by Parent as a condition to entering into the Merger Agreement, including:
•the fact that the Merger Agreement precludes the Company from actively soliciting competing transaction proposals and requires payment by the Company of a $4,711,000.00 Termination Fee to Parent under certain circumstances, including in the event that the Merger Agreement is terminated by the Company to accept a Superior Proposal;
•the potential that the Termination Fee may deter other potential acquirers from making a competing offer for the Company;
•the impact of the Termination Fee on the Company’s ability to engage in certain transactions for 12 months from the date the Merger Agreement is terminated under certain circumstances; and

•the fact that the right afforded to Parent under the Merger Agreement to re-negotiate the terms of the Merger Agreement in response to superior acquisition proposals may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, the Company;
•the possibility that the Merger might not be consummated for an extended period of time, the fact that the Merger Agreement imposes restrictions on the operations of the Company during the interim period between the execution of Merger Agreement and the consummation of the Merger, the effect of those restrictions on the Company’s operations and performance during that, potentially extended, interim period, and the possibility that those restrictions could delay or prevent the Company from pursuing some business or financing opportunities that may arise during that time;
•the fact that, if the Merger is not consummated, (1) the Company’s directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction; (2) the Company will have incurred significant transaction expenses and opportunity costs, without compensation; (3) the Company’s relationships with its key partners, employees and other third parties may be adversely affected; (4) the trading price of the Company’s common stock could be adversely affected; (5) the market’s perceptions of the Company and its prospects could be adversely affected; and (6) the Company’s business may be subject to significant disruptions and decline;
•the effect of the public announcement of the Merger Agreement, including effects on the Company’s relationships with its suppliers, distributors and other business relationships, the trading price of the Company’s common stock and the Company’s ability to attract and retain key management and personnel, including sales and scientific and research personnel, during the pendency of the transactions contemplated by the Merger Agreement;
•the risk that the stockholders of the Company may fail to approve the Merger;
•the risk that the parties may not receive the necessary regulatory approvals or clearance to complete the Merger, or that governmental authorities could attempt to condition their approvals or clearances of the Merger on one or more of the parties’ compliance with certain burdensome terms or conditions that may cause one of the conditions to the Merger not to be satisfied;
•the risk of litigation in connection with the Merger;
•the treatment of the consideration to be received by the holders of Opiant common stock in the Merger as taxable to the holders of Opiant common stock for federal income tax purposes; and
•the risks described under “Risk Factors” on the Company’s Form 10-K for the year ended December 31, 2021.
The Board believed that, overall, the potential benefits of the proposed transaction to the Company and the Company’s stockholders outweighed the risks, many of which are mentioned above. The Board realized, however, that there can be no assurance about future results, including results considered or expected as described in the factors listed above. The factors considered by the Board and all other information in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Concerning Forward-Looking Statements” on page 33 of this proxy statement.
The foregoing discussion of the information and factors considered by the Board in reaching its conclusions and recommendations is intended to be illustrative and not exhaustive. It includes the material reasons and factors considered by the Board. In view of the wide variety of reasons and factors considered, the Board did not find it practicable to, and did not, quantify, rank or otherwise assign any relative or specific weights to the various specific factors considered in reaching its determination and making its recommendation. In addition, the Board did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the Board conducted an overall review of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of the transactions contemplated by the Merger Agreement, including the Merger (the “Transaction” or “Transactions”).

Opinion of Lazard Frères & Co. LLC

Opiant retained Lazard to provide it with financial advisory services and to render to the Board a fairness opinion in connection with the Transaction. Lazard delivered its oral opinion to the Board on November 13, 2022, which opinion was subsequently confirmed in a written opinion of the same date, that, as of November 13, 2022 and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in such written opinion, the Merger Consideration of $20.00 per share in cash and one CVR per share (referred to in this section “—Opinion of Lazard Frères and Co. LLC” as the “Consideration”) to be paid to the holders of shares of Opiant common stock (other than holders of (i) shares of Opiant common stock owned or held in treasury by Opiant or owned by Parent or Merger Sub or any of their respective subsidiaries and (ii) Dissenting Shares) was fair, from a financial point of view, to such holders.
The full text of Lazard’s written opinion, dated November 13, 2022, which sets forth the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this document as Appendix C and is incorporated by reference herein in its entirety. The summary of Lazard’s opinion is qualified in its entirety by reference to the full text of the opinion, and Opiant’s stockholders are encouraged to read the opinion carefully and in its entirety.
Lazard’s engagement and its opinion were for the benefit of the Board (in its capacity as such) and its opinion was rendered to the Board in connection with its evaluation of the Transaction. Lazard’s opinion was not intended to and did not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.
Lazard’s opinion was necessarily based on economic, monetary, market, and other conditions as in effect on, and the information made available to Lazard as of November 13, 2022. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after such date. Lazard noted that the recent volatility in the financial markets may or may not have an effect on Opiant, and Lazard did not express an opinion as to the effects of such volatility or such disruption on Opiant. Lazard did not express any opinion as to the price at which Opiant common stock may trade at any time subsequent to the announcement of the Transaction. Lazard’s opinion did not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Opiant might engage or the merits of the underlying decision by Opiant to engage in the Transaction.
In connection with its opinion, Lazard:
•reviewed the financial terms and conditions of a draft, dated November 13, 2022, of the Merger Agreement (including the form of the CVR Agreement attached thereto);
•reviewed certain publicly available historical business and financial information relating to Opiant;
•reviewed various financial forecasts and other data provided to it by Opiant relating to the business of Opiant;
•held discussions with members of the senior management of Opiant with respect to the business and prospects of Opiant;
•reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the business of Opiant;
•reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be comparable in certain respects to the business of Opiant;
•reviewed historical stock prices and trading volumes of Opiant common stock; and
•conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Opiant or concerning the solvency or fair value of Opiant, and Lazard was not furnished with any such valuation or appraisal. Opiant’s management and the Board advised Lazard that the Forecasts, which are defined and summarized in the section entitled “—Certain Financial Forecasts”, represented the best then currently available estimates and judgments as to the future financial performance of Opiant. Accordingly, Opiant directed Lazard to utilize the Forecasts for purposes of Lazard’s analysis in connection with its opinion, which Lazard assumed, with the consent of Opiant, were reasonably prepared on bases reflecting the best then currently available estimates and judgments as to the future financial performance of Opiant. Lazard relied, with the consent of Opiant, on the assessments of Opiant as to the validity of, and risks associated with, the product candidates of Opiant (including, without limitation, the timing and probability of successful development, testing and marketing of such product candidates and approval thereof by appropriate governmental authorities), as well as with respect to the financing needs of Opiant and the manner in which financing would be raised. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they were based.
In rendering its opinion, Lazard assumed, with the consent of Opiant, that the Transaction will be consummated on the terms described in the Merger Agreement and the CVR Agreement, in each case, without any waiver or modification of any material terms or conditions therein. Representatives of Opiant advised Lazard, and Lazard assumed, that the Merger Agreement and the CVR Agreement, when executed, will conform to the drafts reviewed by Lazard in all material respects. Lazard also assumed, with the consent of Opiant, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on Opiant or the Transaction. In addition, Lazard assumed, at Opiant’s direction, that each Milestone (as defined in the CVR Agreement) will be achieved, if at all, at times and in amounts consistent with the financial forecasts utilized by Lazard in connection with its opinion and that the related Milestone Payments (as defined in the CVR Agreement) will be made in accordance with the CVR Agreement, and Lazard analyzed the value of the Milestone Payment Amounts based on the net present value of such payments. Lazard did not express any opinion as to any tax or other consequences that might result from the Transaction, nor did Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that Opiant obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified therein) of the Transaction, including, without limitation, the form or structure of the Transaction, the form or terms of the CVR Agreement and the restrictions on the transferability of the CVR or otherwise, or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.
Summary of Lazard’s Financial Analyses
The following is a summary of the material financial analyses reviewed with the Board in connection with Lazard’s opinion, dated November 13, 2022. The summary of Lazard’s analyses and reviews provided below is not a complete description of the analyses and reviews underlying Lazard’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.
In arriving at its opinion, Lazard did not draw in isolation conclusions from or with regard to any factor or analysis considered by it. Rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. Considering selected portions of its analyses and reviews in the summary set forth below, without considering its analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Lazard’s opinion.
For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Opiant. No company, business or transaction considered in Lazard’s analyses and reviews is identical to Opiant or the Transaction, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in Lazard’s analyses and reviews. The estimates contained in Lazard’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses and reviews are inherently subject to substantial uncertainty.
 The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s analyses and reviews. Considering the data in the tables below without considering the full description of its analyses and reviews, including the methodologies and assumptions underlying its analyses and reviews, could create a misleading or incomplete view of Lazard’s analyses and reviews.
Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 4, 2022 and is not necessarily indicative of current market conditions.
Financial Analyses
Analysis of Consideration
Lazard conducted an analysis of the Consideration to be paid to the holders of shares of Opiant common stock (other than holders of (i) shares of Opiant common stock owned or held in treasury by Opiant or owned by Parent or Merger Sub or any of their respective subsidiaries and (ii) Dissenting Shares) pursuant to the Merger Agreement. The Consideration is equal to, on a per share basis, $20.00 in cash as Upfront Consideration and up to $8.00 in cash upon achievement of the Milestones, as described in the section entitled “The Merger—Merger Consideration.” There is no guarantee that the conditions triggering any or all of the Milestone Payments will be satisfied or, if triggered, when such conditions will be satisfied.
Lazard calculated the net present value (“NPV”) of one CVR based upon the revenue forecast set forth in the Forecasts. For purposes of this analysis, Lazard utilized a discount rate of 12.5%, based on Lazard’s estimate of Opiant’s cost of capital, to calculate the NPV of potential payments pursuant to the CVR as of December 31, 2022. This resulted in an NPV of $0.84 per CVR and, together with the Upfront Consideration of $20.00, an implied per share equity value of $20.84.
Discounted Cash Flow Analysis
Using the Forecasts, Lazard performed a discounted cash flow analysis of Opiant.
A discounted cash flow analysis is a valuation methodology used to derive a valuation of a company by calculating the present value of the company’s estimated future cash flows. A company’s “estimated future cash flows” are its projected unlevered free cash flows, and “present value” refers to the value today or as of an assumed date of the future cash flows or amounts and is obtained by discounting the estimated future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capital structure, income taxes, expected returns and other appropriate factors.
Based on the Forecasts, Lazard performed a discounted cash flow analysis of Opiant based on the present value of forecasted unlevered, after-tax free cash flows for fiscal years 2023 through 2033, with terminal growth of -25% to -15%. The negative terminal growth rates used by Lazard were deemed reasonable by Lazard based on its professional judgment and experience, taking into account Opiant Management Forecasts, which reflect management’s expectations with respect to the potential period of exclusivity relating to the Company’s product and the expected cash flows of the product following the end of such period of exclusivity. Lazard discounted the unlevered, after-tax free cash flows to December 31, 2021 using discount rates ranging from 11.5% to 13.5%, which were chosen by Lazard based upon its analysis of Opiant’s weighted average cost of capital (determined using the capital asset pricing model and based on considerations that Lazard deemed relevant in its professional judgment and experience, taking into account certain financial metrics, including capital structure, betas for a comparable group of companies, market risk and tax rates). Based upon the foregoing, Lazard calculated implied enterprise value and equity value reference ranges for Opiant, resulting in an implied aggregate enterprise value range for Opiant of $115 million to $157 million and an implied per share equity value reference range of $14.40 to $16.89. Lazard compared this range to the implied per share equity value of $20.84, calculated based on the Upfront Consideration of $20.00 per share and the combined upfront and risk-adjusted NPV of $0.84 per CVR, as described under “—Analysis of Consideration” above.

Selected Public Companies Analysis

Using public filings and data sources, Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data related to selected comparable publicly traded specialty pharmaceutical companies, the operations of which, for reference purposes only, Lazard believed, based on its experience with companies in the pharmaceutical industry and its professional judgment, to be generally relevant in analyzing Opiant’s operations for purposes of this analysis. Lazard compared such information for the selected comparable companies to the corresponding information for Opiant.
The specialty pharmaceutical companies selected by Lazard for this analysis were as follows:
•Albireo Pharma, Inc.
•Avadel Pharmaceuticals Plc
•Cara Therapeutics, Inc.
•Calliditas Therapeutics AB
•Esperion Therapeutics, Inc.
•Marinus Pharmaceuticals, Inc.
•Tricida, Inc.
•Xeris Biopharma Holdings, Inc.
Lazard selected the companies above because, among other things, the selected companies operate businesses similar in certain respects to the business of Opiant. However, none of the selected companies is identical to Opiant and certain of these companies may have characteristics that are materially different from those of Opiant. Based on its professional judgment and experience, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the Transaction and that qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Opiant and the selected companies that could affect the public trading values of each company are also relevant.
For each of the selected companies above, Lazard calculated the enterprise value of the selected company (calculated as the market capitalization, taking into account in-the-money options and other equity awards and convertible securities, plus the book value of debt and preferred equity, less cash and cash equivalents and short term investments, plus book value of minority interests) as of November 4, 2022, as a multiple of the revenue estimates for 2027 from FactSet Research Systems, Wall Street research and public filings, referred to in this section as “EV/2027 Revenue.” The results of this analysis are as follows:

EV/2027 Revenue
High	1.2x
75th Percentile	0.9x
Median	0.7x
Mean	0.7x
25th Percentile	0.4x
Low	0.2x
Using its professional judgment and experience, Lazard then applied a range of multiples of estimated EV/2027 Revenues, based on the 25th percentile and 75th percentile of the estimated EV/2027 Revenue for the selected companies of 0.4x and 0.9x, respectively, to Opiant’s estimated revenues for 2027 under the Forecasts. The results of this analysis implied an enterprise value range of $75 million to $150 million and an equity value per share range of $12.00 to $16.60.
Other Analyses
The analyses and data described below were presented to the Board for informational purposes only and did not provide the basis for, and were not otherwise material to, the rendering of Lazard’s opinion.
Selected Precedent Transactions Analysis
Using public filings and other publicly available information, Lazard reviewed and analyzed selected precedent transactions involving pharmaceutical companies with late stage specialty products that Lazard viewed as generally relevant in evaluating the Transaction. In performing these analyses, Lazard analyzed certain financial information and transaction multiples relating to companies in the selected transactions and compared such information to the corresponding information for the Transaction.
Specifically, Lazard reviewed and analyzed the following precedent transactions involving pharmaceutical companies with late stage specialty products announced since 2018 with total transaction value of less than $1.5 billion:

Announcement Date	Acquiror	Target
8/22/2022	Alcon Inc.	Aerie Pharmaceuticals, Inc.
6/23/2022	Gurnet Point Capital, LLC	Radius Health, Inc.
10/11/2021	Supernus Pharmaceuticals, Inc.	Adamas Pharmaceuticals, Inc.
10/11/2021	Pacira BioSciences, Inc.	Flexion Therapeutics, Inc.
5/24/2021	Xeris Biopharma Holdings, Inc.	Strongbridge Biopharma Limited
5/5/2021	Amryt Pharma plc	Chiasmas, Inc.
11/12/2020	Sumitovant Biopharma Ltd.	Urovant Sciences Ltd.
10/1/2020	Covis Group S.à r.l.	AMAG Pharmaceuticals, Inc.
10/2/0219	Lantheus Holdings, Inc.	Progenics Pharmaceuticals, Inc.
9/30/2019	Swedish Orphan Biovitrum AB (publ)	Dova Pharmaceuticals, Inc.
12/12/2018	Bausch Health Companies Inc.	Synergy Pharmaceuticals Inc.
10/11/2018	Gurnet Point L.P.	Corium International, Inc.

Using data regarding the precedent transactions and the target companies available from public filings and other publicly available information, Lazard examined the selected transactions with respect to the transaction value, as a multiple of the target company’s five-year forward revenues (which are referred to in this section as “EV/FY+5 Revenue”), as reflected in publicly available consensus estimates at the time of the transaction announcement. The results of this analysis are as follows:

EV/FY+5 Revenue
High	2.7x
75th Percentile	2.3x
Median	1.9x
Mean	1.7x
25th Percentile	1.1x
Low	0.4x
Using its professional judgment and experience, Lazard then applied a range of EV/FY+5 Revenue multiples for the selected precedent transactions based on the 25th percentile and 75th percentile of EV/FY+5 Revenue multiples, which ranged from 1.1x to 2.3x, to Opiant’s estimated revenues for 2027 under the Forecasts. The results of this analysis implied an enterprise value range of $195 million to $400 million, and an equity value per share range of $19.10 to $30.90.
Premia Paid Analysis
Using information from public filings and other publicly available information, Lazard analyzed the premia paid (based on the consideration payable at the closing of the selected transaction but excluding contingent value rights) for acquisitions of pharmaceutical companies with late-stage specialty products announced since 2018. Specifically, Lazard reviewed and analyzed the following precedent transactions:

Announcement Date	Acquiror	Target
08/23/2022	Alcon Inc.	Aerie Pharmaceuticals, Inc.
06/23/2022	Gurnet Point Capital, LLC	Radius Health, Inc.
10/11/2021	Supernus Pharmaceuticals, Inc.	Adamas Pharmaceuticals, Inc.
10/11/2021	Pacira BioSciences, Inc.	Flexion Therapeutics, Inc.
09/08/2021	Sanofi S.A.	Kadmon Corporation, LLC
09/02/2021	Advent International plc/GIC Private Limited	Swedish Orphan Biovitrum AB (publ)
05/24/2021	Xeris Biopharma Holdings, Inc.	Strongbridge Biopharma Limited
05/05/2021	Amryt Pharma plc	Chiasma, Inc.
02/03/2021	Jazz Pharmaceuticals plc	GW Pharmaceuticals plc
11/12/2020	Sumitovant Biopharma Ltd.	Urovant Sciences Ltd.
10/01/2020	Covis Group S.à r.l.	AMAG Pharmaceuticals, Inc.
01/10/2020	Ely Lilly & Company Ltd.	Dermira, Inc.
10/02/2019	Lantheus Holdings, Inc.	Progenics, Inc.
09/30/2019	Swedish Orphan Biovitrum AB (publ)	Dova Pharmaceuticals, Inc.
12/12/2018	Bausch Health Companies Inc.	Synergy Pharmaceuticals Inc.
10/11/2018	Gurnet Point Capital L.P.	Corium International, Inc.

The results of this analysis are as follows:

Premia to 1-day unaffected price
High	185%
75th Percentile	97%
Median	55%
Mean	73%
25th Percentile	42%
Low	3%

For each of the selected transactions, Lazard calculated the implied premia as a percentage based on its professional judgment and experience, Lazard then applied the 25th percentile and 75th percentile 1-day unaffected per-share price premia for the selected target companies of approximately 42% and 97%, respectively, to the 1-day unaffected price per share of $9.50 to calculate an implied equity value per share range of $13.50 to $18.65.

52-Week Trading Range

Lazard reviewed the range of trading prices of shares of Opiant common stock for the 52 weeks ended November 10, 2022. Lazard observed that, during this period, the daily closing prices of shares of Opiant common stock ranged from $9.50 per share (on November 4, 2022) to $36.79 per share (on December 23, 2021).
Miscellaneous
In connection with Lazard’s services as financial advisor, Opiant agreed to pay Lazard an aggregate fee equal to $4.0 million, all of which is contingent upon the Closing. None of Lazard’s fees payable in connection with the Transaction are or were contingent upon the conclusions reached in its opinion. In addition, Opiant agreed to reimburse certain of Lazard’s expenses incurred in connection with, and to indemnify Lazard against certain liabilities arising out of, Lazard’s engagement.
Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. In the two-year period prior to the date of Lazard’s opinion, other than this engagement, Lazard has not been engaged to provide financial advisory or other services to Opiant or Indivior and Lazard has not received any compensation from Opiant or Indivior during this period. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of Opiant, Indivior and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Opiant, Indivior and certain of their respective affiliates. The issuance of Lazard’s opinion was approved by the opinion committee of Lazard.
Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as investment banker to Opiant because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions generally and in particular, as an advisor to companies in the healthcare sector, as well as its familiarity with the business of Opiant.
Lazard prepared these analyses solely for purposes of, and the analyses were delivered to the Board in connection with, the provision of its opinion to the Board as to the fairness, from a financial point of view, to the holders of shares (other than shares of Opiant common stock owned or held in treasury by Opiant or owned by Parent or Merger Sub or any of their respective subsidiaries and Dissenting Shares) of the Consideration to be paid to such holders in the Transaction. Lazard did not recommend any specific consideration to the Board or that any given consideration constituted the only appropriate consideration for the Transaction. Lazard’s opinion was one of many factors considered by the Board, as discussed further in the section entitled “—Recommendation of Our Board of Directors and Reasons for the Merger” on page 54 of this proxy statement.

Lazard expressly consented to the attachment of its written opinion as Appendix C to this proxy statement. The written opinion will be available for any interested stockholder of the Company (or any representative of a stockholder who has been so designated in writing) to inspect and copy at the Company’s principal executive offices during regular business hours.

Certain Financial Forecasts

Other than periodic guidance concerning the Company’s royalty revenues attributable to sales of NARCAN® (naloxone hydrochloride) Nasal Spray and net cash used, the Company does not as a matter of course publicly disclose financial forecasts or projections as to future revenues or other financial results of its operations due to, among other reasons, the uncertainty, unpredictability, and subjectivity of the underlying assumptions and estimates. However, as described further in “—Background of the Merger” beginning on page 36 of this proxy statement, the Company’s management has historically prepared and periodically updated financial forecasts for use in discussions and reviews with the Board of the Company’s strategic plans and the Board’s evaluation of strategic alternatives. As described below, these financial forecasts were provide to Lazard for purposes of its financial analysis and any opinion rendered in connection with the Transaction.
Company management prepared and reviewed with the Board forecasts for the fiscal years 2022 through 2031 (referred to in this proxy statement as the “November 2021 Forecasts”) at the Board’s November 22, 2021 meeting. The November 2021 Forecasts were prepared by the Company management team based on their view of the prospects for the Company’s pipeline products (OPNT002, OPNT003 and OPNT004), royalty payments attributable to sales of NARCAN® (naloxone hydrochloride) Nasal Spray pursuant to the Adapt License Agreement, and the prospects for the Company’s lead product candidates in the United States at that time. These prospective forecasts were based on certain internal assumptions, including assumptions regarding market growth, market share, pricing, competition, the probability of technical success and the probability and timing of regulatory approvals, and other relevant factors relating to the commercialization of the Company’s pipeline products and product candidates as described further in “—Background of the Merger” beginning on page 37 of this proxy statement.
Company management updated the November 2021 Forecasts in January 2022 (as so updated, the “January 2022 Forecasts”) to account for the Company management’s assumptions regarding the delay in the anticipated completion of the PD Study and the subsequent anticipated delay in commercial launch of the Company’s product candidate, OPNT003, with such January 2022 Forecasts being presented to the Board at the Board’s January 27, 2022 meeting. In part as a result of the COVID-19 pandemic, the Company experienced delays in the recruitment of patients for the PD Study, and the assumptions underlying the January 2022 Forecasts reflect an anticipated resulting delayed launch of OPNT003 by one quarter (first quarter of fiscal year 2023, as opposed to the fourth quarter of fiscal year 2022 as previously estimated). In addition, the January 2022 Forecasts reflected the implications stemming from Teva’s launch of a market generic version of NARCAN® (naloxone hydrochloride) Nasal Spray in the fourth quarter of fiscal year 2021. Company management revised its estimate of the timing for the impact of the generic reduction clause of the Adapt License Agreement (reducing royalties payable to the Company to 2% of net sales of NARCAN® (naloxone hydrochloride) Nasal Spray in the United States) to occur in the third quarter of 2021 (versus the fourth quarter of 2021 as estimated in the November 2021 Forecasts). The January 2022 Forecasts assumed that royalty revenues from sales of NARCAN® (naloxone hydrochloride) Nasal Spray in Canada would not be impacted by Teva’s generic launch until the end of 2023. For more information, see “—Background of the Merger” beginning on page 37 of this proxy statement.
Company management updated the January 2022 Forecasts in August 2022 (as so updated, the “August 2022 Forecasts”). On August 24, 2022, the Board reviewed the Company management’s updates, which reflected, among other things, the Company management’s latest assumptions with respect to (i) the lower projected revenue for OPNT003 due to increased competition in the public interest market, (ii) an increased adjustment in the probability of success for OPNT003 to account for the positive topline results from the PD Study and commencement of the NDA Filing (probability of technical and regulatory success was selected by Company management based on its judgment and experience, knowledge of the program, and with reference to industry benchmarking of success rates for similar products at a similar stage of development), (iii) increase in cost of goods sold due to updated cost projections from the Company’s contract manufacturer, and (iv) the financing considerations with respect to the Company’s cash balance following the assumption that future royalties from the sales of NARCAN® (naloxone hydrochloride) Nasal Spray would be at the generic reduction rate of 2% of net sales of NARCAN® (naloxone hydrochloride) Nasal Spray in the United States, as well as an estimated total cash burn of approximately $70 million by the end of fiscal year 2024. Due to the absence of funding available to continue the OPNT002 and OPNT004 pipeline programs, the August 2022 Forecasts eliminated the projected revenue and expenses related to OPNT002 and OPNT004. The August 2022 Forecasts were extended through fiscal year 2033 to account for a longer assumed period of exclusivity due to additional intellectual property granted for OPNT003.
Company management updated the August 2022 Forecasts in November 2022 (as so updated, the “November 2022 Forecasts” and, together with the November 2021 Forecasts, the January 2022 Forecasts and the August 2022 Forecasts, collectively, the “Forecasts”) to account for the Company management’s assumptions regarding the settlement of the Emergent Dispute pursuant to the terms set forth in the A&R License Agreement (see “Amended and Restated License and Settlement Agreement” beginning on page 133 of this proxy statement), with such November 2022 Forecasts being presented to the Board at the Board’s November 10, 2022 meeting. The November 2022 Forecasts reflected the (i) removal of future royalty revenue attributable to the sales of NARCAN® (naloxone hydrochloride) Nasal Spray from fiscal year 2023, (ii) removal of the Company’s future payment obligations under the NPP Agreements related the net profit generated from sales of NARCAN® (naloxone hydrochloride) Nasal Spray, (iii) increased cash position of the Company following the settlement of the Emergent Dispute pursuant to the terms of the A&R License Agreement, and (iv) increased general and administrative expenses of approximately $1 million for fiscal years 2022 and 2023 due to higher costs incurred by the Company related to the Transaction. Based on discussions between Company management and the Board, Company management directed Lazard to use and rely upon the November 2022 Forecasts for purposes of its financial analysis and any opinion rendered in connection with the Board’s evaluation of the Transaction. For more information, see “—Background of the Merger”, “—Recommendation of Our Board of Directors and Reasons for the Merger” and “—Opinion of Lazard Frères and Co. LLC” beginning on pages 37, 54 and 61, respectively, of this proxy statement.
A summary of the Forecasts are presented below, with all figures rounded to the nearest million. While the inclusion of such Forecasts in this proxy statement are intended to give Company stockholders access to the information that was made available to the Board and Lazard, as the Company’s financial advisor, to the extent described above, such Forecasts are not included in this proxy statement in order to influence any stockholder’s decision to vote with respect to the adoption of the Merger Agreement or for any other purpose.
November 2021 Forecasts
The November 2021 Forecasts include long-term, risk-adjusted forecasts through fiscal year 2031 for the Company’s pipeline products, OPNT002, OPNT003 and OPNT004. The November 2021 Forecasts are summarized below:

(dollars in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E
Revenue
OPNT003	$7	$58	$99	$156	$211	$203	$162	$130	$104	$83
OPNT002	–	–	–	$3	$11	$23	$36	$48	$54	$54
OPNT004	–	–	–	–	–	$4	$10	$20	$26	$32
NARCAN® Royalties	$29	$22	$15	$12	$10	$8	$6	$5	$4	$3
Grant and Contract	$3	–	–	–	–	–	–	–	–	–
Total Revenue	$39	$80	$115	$171	$232	$238	$215	$202	$188	$173
Cost of Sales	($5)	($13)	($21)	($33)	($46)	($48)	($43)	($41)	($38)	($37)
Gross Profit	$34	$67	$94	$138	$186	$190	$173	$161	$150	$136
Expenses
G&A	($22)	($20)	($20)	($20)	($19)	($19)	($20)	($20)	($20)	($20)
Sales and Marketing	($18)	($15)	($14)	($19)	($19)	($25)	($22)	($20)	($18)	($17)
Research and Development	($21)	($34)	($35)	($13)	($14)	($11)	($11)	($11)	($11)	($11)
EBIT(1)	($27)	($2)	$26	$86	$134	$135	$120	$110	$101	$88

(1) For purposes of the Forecasts, “EBIT” is a non-GAAP financial measure defined as the Company’s earnings before interest expenses and taxes.

January 2022 Forecasts
The January 2022 Forecasts include long-term, risk-adjusted forecasts through fiscal year 2031 for the Company’s pipeline products, OPNT002, OPNT003 and OPNT004. The January 2022 Forecasts are based upon the same assumptions as those reflected in the November 2021 Forecasts except that Company management included updated assumptions relating to the delayed launch of OPNT003 and the effects of Teva’s generic launch on the Company’s projected royalty revenues. The January 2022 Forecasts are summarized below:

(dollars in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E
Revenue
OPNT003	–	$42	$86	$137	$204	$211	$173	$139	$111	$89
OPNT002	–	–	–	$3	$11	$23	$36	$48	$54	$54
OPNT004	–	–	–	–	–	$4	$10	$20	$26	$32
NARCAN® Royalties	$29	$22	$15	$12	$10	$8	$6	$5	$4	$3
Grant and Contract	$3	–	–	–	–	–	–	–	–	–
Total Revenue	$31	$64	$101	$152	$226	$246	$226	$211	$195	$178
Cost of Sales	–	($13)	($18)	($29)	($45)	($50)	($45)	($43)	($39)	($38)
Gross Profit	$31	$50	$83	$123	$181	$196	$181	$168	$156	$140
Expenses
G&A	($22)	($20)	($20)	($20)	($19)	($19)	($20)	($20)	($20)	($20)
Sales and Marketing	($14)	($18)	($14)	($19)	($19)	($26)	($23)	($21)	($19)	($17)
Research and Development	($17)	($38)	($35)	($13)	($14)	($11)	($11)	($11)	($11)	($11)
EBIT(1)	($22)	($26)	$15	$70	$128	$141	$128	$116	$106	$92

(1)	For purposes of the Forecasts, “EBIT” is a non-GAAP financial measure defined as the Company’s earnings before interest expenses and taxes.

August 2022 Forecasts

The August 2022 Forecasts include long-term, risk-adjusted forecasts through fiscal year 2033 for the Company’s pipeline product, OPNT003. The August 2022 Forecasts are based upon the same assumptions as those reflected in the January 2022 Forecasts except that Company management included updated assumptions relating to (i) the lower projected revenue for OPNT003 due to increased competition in the public interest market, (ii) an increased adjustment in the probability of success for OPNT003 to account for the positive topline results from the PD Study and commencement of the NDA Filing (probability of technical and regulatory success was selected by Company management based on its judgment and experience, knowledge of the program, and with reference to industry benchmarking of success rates for similar products at a similar stage of development), (iii) the increase in cost of goods sold due to updated cost projections from the Company’s contract manufacturer, and (iv) the financing considerations with respect to the Company’s cash balance following the assumption that future royalties from the sales of NARCAN® (naloxone hydrochloride) Nasal Spray would be at the generic reduction rate of 2% of net sales of NARCAN® (naloxone hydrochloride) Nasal Spray in the United States, as well as an estimated total cash burn of approximately $70 million by the end of fiscal year 2024. Due to the absence of funding available to continue the OPNT002 and OPNT004 pipeline programs, the August 2022 Forecasts eliminated the projected revenue and expenses related to OPNT002 and OPNT004. The August 2022 Forecasts were extended through fiscal year 2033 to account for a longer assumed period of exclusivity due to additional intellectual property granted for OPNT003. The August 2022 Forecasts are summarized below:

(dollars in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E		2029E	2030E	2031E	2032E	2033E
Revenue
OPNT003	–	$2	$37	$92	$145	$176	$198		$210	$216	$220	$224	$157
OPNT002	–	–	–	–	–	–	–	–	–	–	–	–	–
OPNT004	–	–	–	–	–	–	–		–	–	–	–	–
NARCAN® Royalties	$9	$9	$4	$4	$4	$4	$4		$4	$4	$4	$4	$4
Grant and Contract	$5	$0	–	–	–	–	–		–	–	–	–	–
Total Revenue	$14	$11	$41	$96	$149	$180	$202		$214	$220	$224	$228	$161
Cost of Sales	–	($3)	($13)	($34)	($51)	($62)	($69)		($73)	($76)	($77)	($79)	($55)
Gross Profit	$14	$8	$28	$62	$98	$118	$132		$140	$144	$147	$149	$106
Expenses
G&A	($16)	($15)	($15)	($15)	($16)	($16)	($16)		($16)	($16)	($15)	($16)	($16)
Sales and Marketing	($10)	($18)	($21)	($21)	($21)	($22)	($22)		($23)	($24)	($24)	($25)	($26)
Research and Development	($27)	($18)	($3)	($3)	($3)	($3)	($3)		($3)	($3)	($3)	($3)	($3)
EBIT(1)	($39)	($43)	($10)	$23	$58	$78	$91		$98	$101	$104	$106	$61

(1)	For purposes of the Forecasts, “EBIT” is a non-GAAP financial measure defined as the Company’s earnings before interest expenses and taxes.

November 2022 Forecasts

The November 2022 Forecasts include long-term, risk-adjusted forecasts through fiscal year 2033 for the Company’s product, OPNT003. The November 2022 Forecasts are based upon the same assumptions as those reflected in the August 2022 Forecasts except that Company management included updated assumptions relating to the (i) removal of future royalty revenue attributable to sales of NARCAN® (naloxone hydrochloride) Nasal Spray from fiscal year 2023, (ii) removal of the Company’s future payment obligations under the NPP Agreements related to the net profit generated from the sales of NARCAN® (naloxone hydrochloride) Nasal Spray, (iii) increased cash position of the Company following the settlement of the Emergent Dispute pursuant to the terms of the A&R License Agreement, and (iv) increased general and administrative expenses for fiscal years 2022 and 2023 due to higher costs incurred by the Company related to the Transaction. The November 2022 Forecasts are summarized below:

(dollars in millions)	2022E	2023E	2024E	2025E	2026E		2027E	2028E	2029E	2030E	2031E	2032E	2033E
Revenue
OPNT003	–	$2	$37	$92	$145		$176	$198	$210	$216	$220	$224	$157
OPNT002	–	–	–	–	–	–	–	–	–	–	–	–	–
OPNT004	–	–	–	–	–	–	–	–	–	–	–	–	–
NARCAN® Royalties	$5	–	–	–	–		–	–	–	–	–	–	–
Grant and Contract	$5	$0	–	–	–		–	–	–	–	–	–	–
Total Revenue	$10	$2	$37	$92	$145		$176	$198	$210	$216	$220	$224	$157
Cost of Sales	–	($3)	($13)	($34)	($51)		($62)	($69)	($73)	($76)	($77)	($79)	($55)
Gross Profit	$10	($1)	$24	$58	$94		$114	$129	$136	$140	$143	$146	$102
Expenses
G&A	($21)	($13)	($14)	($14)	($15)		($15)	($15)	($15)	($15)	($15)	($16)	($16)
Sales and Marketing	($12)	($18)	($21)	($21)	($21)		($22)	($22)	($23)	($24)	($24)	($25)	($26)
Research and Development	($26)	($18)	($3)	($3)	($3)		($3)	($3)	($3)	($3)	($3)	($3)	($3)
EBIT(1)	($49)	($50)	($14)	$20	$55		$75	$89	$95	$98	$100	$102	$58
Gain on Settlement	$22.5	–	–	–	–		–	–	–	–	–	–	–
EBIT Post-Settlement	($27)	($50)	($14)	$20	$55		$75	$89	$95	$98	$100	$102	$58
Unlevered Free Cash Flow(2)	($52)	($67)	($44)	$17	$28		$57	$54	$63	$68	$70	$72	$41

(1)	For purposes of the Forecasts, “EBIT” is a non-GAAP financial measure defined as the Company’s earnings before interest expenses and taxes.
(2)	Unlevered Free Cash Flow is a non-GAAP financial measure calculated as tax-adjusted EBIT plus depreciation and amortization less capital expenditures and change in net working capital.

Financing Assumptions

The November 2022 Forecasts include the following assumptions regarding the funding required to achieve the financial results through year 2025 (collectively, the “Financing Assumptions”):

1.$90 million of additional capital will be required for the Company to maintain a positive cash flow balance until positive cash flows in the first quarter of fiscal year 2025;

2.such funding needs will be financed via a $90 million equity issuance at $10.00 per share, resulting in an additional 9 million shares of the Company’s capital stock issued and outstanding; and

3.assuming a $90 million capital raise at $10.00 per share with a 5% equity offering broker commission, such an equity issuance would result in approximately $86 million in net proceeds to the Company.

The Board approved the Financing Assumptions for use by Lazard for purposes of its financial analysis and any opinion rendered in connection with the Board’s evaluation of the Transaction.

Miscellaneous

As described above, the Forecasts were based upon certain financial, operating, and commercial assumptions developed solely using the information available to Company management at the time the applicable Forecasts were created. The foregoing is a summary of certain key assumptions and estimates relating to the Forecasts and does not purport to be a comprehensive overview of all assumptions and estimates reflected in the Forecasts. The Forecasts were provided to the Board and, for informational purposes, Lazard, as the Company’s financial advisor at the time the applicable Forecasts were created. The Company did not, at any time, provide any of the Forecasts to Parent or its financial advisor in connection with Parent’s due diligence process or the negotiation of the Merger Agreement.

The Forecasts included in this document have been prepared by, and are the responsibility of, Company management. The Forecasts were not prepared with a view toward public disclosure or with a view toward complying with generally accepted accounting principles in the United States (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information. Neither MaloneBailey, LLP (“MB”), the Company’s independent registered public accounting firm, nor any other independent registered accounting firm, has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Forecasts and, accordingly, neither MB nor any other independent registered accounting firm has or does express an opinion or any other form of assurance with respect thereto.

The figures for EBIT and unlevered free cash flow contained in the Forecasts set forth above are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures are not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

The Forecasts reflect estimates and assumptions made by Company management with respect to general business, economic, competitive, regulatory and other market and financial conditions and other future events, all of which are difficult to predict and many of which are beyond the Company’s control. In particular, the Forecasts, while presented with numerical specificity, were based on numerous variables, assumptions, and estimates that are inherently uncertain and subject to a wide variety of business, economic, competitive, and regulatory risks that could cause actual results to differ materially from those contained in the Forecasts, such that the Forecasts are subjective in many respects and thus subject to interpretation. Because the Forecasts cover multiple years, by their nature, they become subject to greater uncertainty with each successive year and are unlikely to anticipate each and every circumstance that could have an effect on Company’s business and its results of operations. The Forecasts were developed solely using the information available to Company management at the time they were created and reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results or that may result in the Forecasts not being achieved include, but are not limited to, risks and uncertainties relating to events, competitive dynamics, industry change, and other factors beyond Company’s control and depend on regulatory approvals and macroeconomic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Many of these risks are described in greater detail in Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent quarterly reports on Form 10-Q.

The Forecasts are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The inclusion of the Forecasts should not be regarded as an indication that the Company or anyone who received the Forecasts then considered, or now considers, the Forecasts to be necessarily predictive of actual future events, and this information should not be relied upon as such. Company management views the Forecasts as being subject to inherent risks and uncertainties associated with such long-range projections.

None of the Company, Parent or any of their respective affiliates, advisors or other representatives makes any representation to any stockholder regarding the validity, reasonableness, accuracy or completeness of the Forecasts or the performance of the Company relative to the Forecasts. The inclusion of the Forecasts in this proxy statement does not constitute an admission or representation of the Company that the Forecasts or the information contained therein is material. Except as required by applicable law, neither the Company nor any of its affiliates intends to, and each of them disclaims any obligation to, update, correct or otherwise revise the Forecasts if any or all of them have changed or change or otherwise have become, are or become inappropriate (even in the short term). These considerations should be taken into account if evaluating the Forecasts, which were prepared as of an earlier date.

The Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company in its public filings with the SEC. The Forecasts were developed by Company management on a standalone basis without giving effect to the Merger and the other transactions contemplated by the Merger Agreement, and therefore the Forecasts do not give effect to the proposed Merger or any changes to the Company’s operations or strategy that may be implemented after the consummation of the Merger. Furthermore, the Forecasts do not take into account the effect of any failure of the proposed Merger to be completed and should not be viewed as accurate or continuing in that context.

Interests of the Directors and Executive Officers of Opiant in the Merger

When considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder generally. The Board was aware of these interests in, among other matters, approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted by the stockholders of Opiant. See “—Background of the Merger” and “—Recommendation of Our Board of Directors and Reasons for the Merger” on pages 37 and 54 of this proxy statement, respectively. You should take these interests into account in deciding whether to vote “FOR” the approval of the Merger Agreement.
These interests are described in more detail below and certain of the interests, with respect to the Company’s named executive officers are also quantified under the subsection entitled “The Merger—Interests of the Directors and Executive Officers of Opiant in the Merger—Named Executive Officer Golden Parachute Compensation” and are subject to a non-binding, advisory vote of the stockholders of Opiant in “Proposal 2: Advisory Vote on Merger-Related Named Executive Officer Compensation” on page 139 of this proxy statement.
Treatment of Equity and Equity-Based Awards
Under the Merger Agreement, the equity-based awards held by Opiant’s directors and executive officers, including those granted under the Opiant 2017 Long-Term Incentive Plan and the Opiant 2021 Inducement Equity Incentive Plan (together, the “Company Equity Plans”), will be treated as follows:
Company Options
Effective immediately prior to the Effective Time, by virtue of the Merger, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and terminated and treated as follows:
•with respect to each In the Money Option, converted into the right of the holder to receive (without interest, and less any applicable withholding taxes) (i) an amount in cash equal to the product of (A) the excess, if any, of the Upfront Consideration over the applicable per share exercise price of such cancelled In the Money Option multiplied by (B) the number of shares of Opiant common stock subject to such In the Money Option immediately prior to the Effective Time; and (ii) a CVR with respect to each share of Opiant common stock subject to such In the Money Option immediately prior to the Effective Time.
•with respect to each Out of the Money Option, converted into the right of the holder to receive (without interest, and less any applicable withholding taxes) such cash payments, if any, from Parent with respect to each share of Opiant common stock subject to the Out of the Money Option upon any Milestone Payment Date, equal to the product of (i) (a) the amount by which the Per Share Value Paid as of the Milestone Payment Date exceeds the exercise price payable per share of Opiant common stock under such Out of the Money Option, less (b) the amount per share of Opiant common stock of all payments previously made with respect to such Out of the Money Option, multiplied by (ii) the number of shares of Opiant common stock subject to such Out of the Money Option as of immediately prior to the Effective Time. If no contingent payment becomes payable with respect to the CVRs under the CVR Agreement that would result in the Per Share Value Paid as of the applicable Milestone Payment Date exceeding the exercise price per share of such Out of the Money Option, then no payment shall be made in respect of such Out of the Money Option following the Effective Time.
•with respect to each Company Option which has a per share exercise price that is equal to or greater than $28.00 (each, an “Underwater Option”), cancelled at the Effective Time without any consideration.
Restricted Stock Units
Effective as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each outstanding Company RSU Award that is subject solely to service-based vesting conditions will be cancelled and be converted into the right to receive (without interest, and less any applicable withholding taxes) (i) an amount in cash equal to (x) the total number of shares of Opiant common stock underlying such Company RSU Award, multiplied by (y) the Upfront Consideration; and (ii) a CVR with respect to each share of Opiant common stock subject to such Company RSU Award immediately prior to the Effective Time.

Performance Stock Units
Effective as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each outstanding Company PSU Award will automatically be cancelled and terminated and converted into the right of the holder thereof to receive (without interest, and less any applicable withholding taxes) in accordance with the terms of the Merger Agreement and subject to achievement (or deemed achievement) of the applicable performance goals under the Company PSU Award (i) an amount in cash equal to the product of (A) the Upfront Consideration multiplied by (B) the Company PSU Shares and (ii) a CVR with respect to each Company PSU Share.
    Table of Estimated Consideration for Executive Officer and Director Company Options
The following table sets forth (i) the number of shares of Opiant common stock underlying In the Money Options and Out of the Money Options held by the Company’s executive officers and non-employee directors, as applicable; and (ii) the estimated Upfront Consideration that the Company’s executive officers and non-employee directors are eligible to receive (before deduction of applicable tax withholding) in connection with the Merger in respect of such awards, in each case as December 16, 2022. Each share of Opiant common stock subject to an In the Money Option will also be entitled to a CVR, with the total number of CVRs each individual is entitled to receive with respect to his or her In the Money Options reflected in the table below. Each Out of the Money Option will be eligible for a cash payment (before deduction of applicable tax withholding) as if the holder received $20.00 per share plus the amount of the applicable Milestone Payment, less the applicable exercise price, if a Milestone is achieved. Solely for purposes of the table below, we have assumed that the Effective Time occurs on December 16, 2022. The table below does not take into account any vesting or forfeiture of equity awards, nor any additional equity awards that may be granted, in each case between December 16, 2022 and the Effective Time. For purposes of this table, the cash value that is assigned to each CVR (or notional CVR, in the case of CVR-related payments in respect of the Out of the Money Options) is $8.00, which is the maximum amount payable under a CVR. Pursuant to the Merger Agreement, any Underwater Options will be canceled without payment of any consideration and have not been included in the table below.

Name	Number of Shares Subject to Vested In the Money Options (#)	Upfront Consideration in Respect of Vested In the Money Options(1) ($)	Number of Shares Subject to Unvested In the Money Options (#)	Upfront Consideration in Respect of Unvested In the Money Options (1) ($)	Number of CVRs Issued in Respect of In the Money Options (#)	Maximum Payment for CVRs Issued in Respect of In the Money Options (2) ($)	Number of Shares Subject to Vested Out of the Money Options (#)	Maximum Payment in Respect of Vested Out of the Money Options (2) ($)	Number of Shares Subject to Unvested Out of the Money Options (#)	Maximum Payment in Respect of Unvested Out of the Money Options (2) ($)
Executive Officers
Dr. Roger Crystal	622,769	$8,014,249	23,931	$176,480	646,700	$5,173,600	—	—	—	—
Dr. Mark Ellison	18,217	$123,985	7,983	$59,210	26,200	$209,600	100,000	$321,000	—	—
Brian Gorman	27,964	$238,904	19,286	$163,033	47,250	$378,000	—	—	—	—
David O’Toole	43,479	$285,413	8,521	$62,645	52,000	$416,000	13,200	$41,712	—	—
Matthew Ruth	17,708	$63,573	32,292	$115,927	50,000	$400,000	—	—	—	—
Dr. Phil Skolnick	64,092	$601,526	8,108	$60,009	72,200	$577,600	—	—	—	—
Non-Employee Directors
Craig Collard	12,500	$74,300	—	—	12,500	$100,000	—	—	—	—
Richard Daly	12,500	$85,100	—		12,500	$100,000	—	—	—	—
Ann MacDougall	10,000	$74,000	—	—	10,000	$80,000	—	—	—	—
Dr. Lorianne Masuoka	1,667	$15,336	3,333	$30,664	5,000	$40,000	—	—	—	—
Dr. Gabrielle Silver	10,000	$74,000	—	—	10,000	$80,000	—	—	—	—
Dr. Michael Sinclair	425,000	$5,437,500	—	—	425,000	$3,400,00	—	—	—	—
Thomas T. Thomas	10,000	$74,000	—	—	10,000	$80,000	—	—	—	—

(1)     Dollar values are calculated based on the Upfront Consideration of $20.00 per share, less the exercise price per share of each In the Money Option.
(2)     Dollar values are calculated assuming achievement of all Milestones under the CVR Agreement.

Table of Estimated Consideration for Executive Officer and Director Company RSU Awards and Company PSU Awards
The following table sets forth the number of shares of Opiant common stock underlying the outstanding Company RSU Awards and the number of Company PSU Shares held by the Company’s executive officers and non-employee directors, as applicable, in each case as of December 16, 2022.

Name	Number of Shares Subject to Company RSU Awards (#)	Cash Consideration in Respect of Company RSU Awards (1) ($)	Number of CVRs Issued in Respect of Company RSU Awards (#)	Maximum Payment for CVRs Issued in Respect of Company RSU Awards (2) ($)	Number of Shares Subject to Company PSU Awards (3) (#)	Cash Consideration in Respect of Company PSU Awards (1)(4) ($)	Number of CVRs Issued in Respect of Company PSU Shares (#)	Maximum Payment for CVRs Issued in Respect of Company PSU Shares (2)(4) ($)
Executive Officers
Dr. Roger Crystal	58,561	$1,171,220	58,561	$468,488	6,667	$133,340	6,667	$53,336
Dr. Mark Ellison	18,124	$362,480	18,124	$144,992	2,000	$40,000	2,000	$16,000
Brian Gorman	22,800	$456,000	22,800	$182,400	2,000	$40,000	2,000	$16,000
David O’Toole	18,124	$362,480	18,124	$144,992	2,000	$40,000	2,000	$16,000
Matthew Ruth	23,250	$465,000	23,250	$186,000	2,000	$40,000	2,000	$16,000
Dr. Phil Skolnick	18,124	$362,480	18,124	$144,992	2,000	$40,000	2,000	$16,000
Non-Employee Directors
Craig Collard	2,000	$40,000	2,000	$16,000	—	—	—	—
Richard Daly	2,000	$40,000	2,000	$16,000	—	—	—	—
Ann MacDougall	2,000	$40,000	2,000	$16,000	—	—	—	—
Dr. Lorianne Masuoka	2,000	$40,000	2,000	$16,000	—	—	—	—
Dr. Gabrielle Silver	2,000	$40,000	2,000	$16,000	—	—	—	—
Dr. Michael Sinclair	2,000	$40,000	2,000	$16,000	—	—	—	—
Thomas T. Thomas	2,000	$40,000	2,000	$16,000	—	—	—	—

(1)     Dollar values are calculated based on the Upfront Consideration of $20.00 per share.
(2)     Dollar values are calculated assuming achievement of all Milestones under the CVR Agreement.
(3)     Represents the number of shares of Opiant common stock subject to Milestone Tranche 4 (as defined below) under the Company PSU Awards.
(4)    Dollar values assume achievement of Milestone Tranche 4 under the applicable Company PSU Awards.
Table of Estimated Consideration for Executive Officer and Director Outstanding Common Stock
The table below sets forth the number of shares of Opiant common stock held by our directors and executive officers, which will be treated in the same manner as outstanding shares of Opiant common stock held by other Opiant stockholders entitled to receive the Merger Consideration.

Name	Number of Shares of Opiant Common Stock (#)	Cash Consideration in Respect of Opiant Common Stock(1) ($)	Number of CVRs Issued in Respect of Opiant Common Stock (#)	Maximum Payment for CVRs Issued in Respect of Opiant Common Stock(2) ($)
Executive Officers
Dr. Roger Crystal	24,248	$484,960	24,248	$193,984
Dr. Mark Ellison	15,349	$306,980	15,349	$122,792
Brian Gorman	12,947	$258,940	12,947	$103,576
David O’Toole	18,680	$373,600	18,680	$149,440
Matthew Ruth	7,750	$155,000	7,750	$62,000
Dr. Phil Skolnick	5,694	$113,880	5,694	$45,552
Non-Employee Directors
Craig Collard	53,822	$1,076,440	53,822	$430,576
Richard Daly	5,800	$116,000	5,800	$46,400
Ann MacDougall	26,179	$523,580	26,179	$209,432
Dr. Lorianne Masuoka	2,000	$40,000	2,000	$16,000
Dr. Gabrielle Silver	21,343	$426,860	21,343	$170,744
Dr. Michael Sinclair	90,170	$1,803,400	90,170	$721,360
Thomas T. Thomas	10,375	$207,500	10,375	$83,000
(1)     Dollar values are calculated based on the Upfront Consideration of $20.00 per share.
(2)     Dollar values are calculated assuming achievement of all Milestones under the CVR Agreement.

Executive Employment Agreements

    Each of Dr. Crystal, Dr. Ellison, Mr. Gorman, Mr. O’Toole, Mr. Ruth and Dr. Skolnick has entered into an employment agreement with Opiant (each, an “Employment Agreement”). Each Employment Agreement provides the executive with certain payments and benefits if the executive’s employment with Opiant is terminated (i) by Opiant or its affiliates without “cause” and in the absence of any “disability” or by the executive for “good reason,” in either case, (x) within one year following a “change in control” of Opiant (as such terms are defined in the applicable agreement) (any such termination, a “CIC Termination”) or (y) prior to or more than one year following a change in control (any such termination, a “Non-CIC Termination”).

    Upon a CIC Termination, each of Dr. Crystal, Dr. Ellison, Mr. Gorman, Mr. O’Toole, Mr. Ruth and Dr. Skolnick is entitled to receive the following payments and benefits:

•Cash severance equal to 200% (or, for Dr. Crystal, 300%) of the executive’s base salary then in effect, less applicable tax and payroll withholdings and deductions, payable in a single lump sum within 60 days following the date of termination of employment, provided (other than for Dr. Ellison), that if the change in control does not constitute a “change in control event” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or if otherwise required by Section 409A of the Code, this cash severance amount shall be paid in installments over the 24-month period following the termination date;

•Full vesting of all stock options, other equity-based awards and shares of the Company’s stock, granted or awarded to the executive pursuant to any Company compensation or benefit plan or arrangement that have not yet vested, effective upon the effective date of the release agreement; and

•For each executive, other than Dr. Ellison, subsidized COBRA benefits for up to 12 months following the termination date, at the same level of cost sharing that applied prior to the termination date.
Upon a Non-CIC Termination, each of Dr. Crystal, Dr. Ellison, Mr. Gorman, Mr. O’Toole, Mr. Ruth and Dr. Skolnick is entitled to receive the following payments and benefits:

•Continued payments of his base salary then in effect, less applicable tax and payroll withholdings and deductions, for 12 months following his date of termination of employment, commencing within 60 days following the termination date;

•A lump-sum cash payment equal to 100% of his target bonus then in effect, less applicable tax and payroll withholdings and deductions, payable within 60 days following the termination date; and

•For each executive, other than Dr. Ellison, subsidized COBRA benefits for up to 12 months following the termination date, at the same level of cost sharing that applied prior to the termination date.

All of the severance payments and benefits described above are subject to the executive’s timely execution and non-revocation of a general release of claims.
Annual Bonuses

Pursuant to the Merger Agreement, in the event that the Closing occurs prior to the payment of the Company’s annual bonuses with respect to calendar year 2023, the Company’s employees, including its executive officers, will be entitled to such bonuses, determined pursuant to the terms and conditions set forth in the applicable annual bonus program and based on actual achievement of performance goals. Such annual bonuses shall be paid no later than December 31, 2023, subject to the executive’s continued employment through the payment date; provided, however, if the executive’s employment is terminated without “cause” or for “good reason” (each, as defined in the Merger Agreement), in either case, prior to or on December 31, 2023, then the executive shall remain entitled to receive such 2023 bonus (on the date on which annual bonuses are paid to continuing Company employees generally under the annual bonus program) to the extent earned based on actual achievement of such performance goals through December 31, 2023 and prorated for the portion of calendar year 2023 elapsed prior to the termination. All amounts payable with respect to such bonuses will be subject to deduction for any required tax withholding.

Long-Term Incentive Awards

The Company intends to make grants of cash long term incentive (“LTI”) compensation awards in fiscal year 2023 in lieu of the Company’s ordinary course annual grants of equity compensation awards pursuant to the Company Equity Plans to the Company’s employees, including to its executive officers. The dollar value of each executive’s 2023 cash LTI award will equal the number of Company shares underlying the executive’s Company RSU Award granted in fiscal year 2022, multiplied by $20.00. The cash LTI awards will vest in three equal annual tranches over the three-year period commencing on the grant date, which is anticipated to be as of January 1, 2023, subject to continued service through each vesting date. However, in the event that an employee’s employment is terminated by the Company without cause or by the employee for good reason, in either case, upon the Closing or within 36 months thereafter, any unvested tranche of the cash LTI award, prorated for the portion of calendar year 2023, 2024 or 2025, as the case may be, elapsed prior to the date of termination, will become vested as of his or her termination date and the remaining unvested portion of the cash LTI award will be forfeited.
Continuing Employee Benefits
The Merger Agreement requires Parent to provide or cause to be provided certain compensation and benefits for a period of 12 months following the Effective Time for continuing Company employees, and to take certain actions in respect of employee benefits provided to the Company’s employees, including its executive officers. For a detailed description of these requirements, please see the section entitled “The Merger Agreement—Continuing Employees” on page 119 of this proxy statement.
Insurance and Indemnification of Directors and Executive Officers
Under the Merger Agreement, for not less than six (6) years from and after the Effective Time, Parent will cause the Surviving Corporation to, and the Surviving Corporation will and will cause each of its subsidiaries to, indemnify, defend and hold harmless all past and present directors and officers of the Company and its subsidiary (collectively, the “Indemnified Parties”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law; provided, however, that such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction has determined in a final, nonappealable judgment such Indemnified Party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the Merger or any of the other Transactions), whether asserted or claimed prior to, at or after the Effective Time, in connection with such Persons serving as an officer or director of the Company or its subsidiary or of any Person serving at the request of the Company or its subsidiary as a director, officer, employee or agent of another Person, to the fullest extent permitted by applicable law, the charter, by-laws or similar organizational documents of the Company or any indemnification agreements, if any, in existence as of the date of the Merger Agreement. Parent, Merger Sub and the Company agree that for six (6) years after the Effective Time all rights to elimination or limitation of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Parties as provided in their respective certificate of incorporation or by-laws (or comparable organizational documents) or in any agreement will survive the Merger and will continue in full force and effect.
Under the Merger Agreement, Parent agrees that all rights to exculpation, indemnification or advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring prior to the Effective Time (including in connection with the Merger Agreement or the Merger) existing as of the Effective Time in favor of an Indemnified Party as provided in the Company’s charter or bylaws or similar organizational documents in effect as of the date of the Merger Agreement will survive the Merger and will continue in full force and effect in accordance with their terms. For six (6) years after the Effective Time, the Surviving Corporation will cause to be maintained in effect the provisions in (i) the Company’s governing and organizational documents and (ii) any other agreements of the Company and its subsidiary with any Indemnified Party, in each case, regarding elimination or limitation of liability, indemnification of officers, directors, employees and agents or other fiduciaries and advancement of expenses that were in existence on the date of the Merger Agreement, and no such provision will be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the

Effective Time (including acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the Merger or any of the other Transactions) without the consent of such Indemnified Party.

The Merger Agreement provides that, at or prior to the Effective Time, Parent will purchase a single premium directors’ and officers’ liability insurance “tail policy” with a claims period of not less than six (6) years from the Effective Time for the benefit of the Company’s current directors and officers that provides coverage for acts and omissions as directors, officers, employees and agents of the Company or its subsidiary occurring prior to the Effective Time (the “D&O Insurance Policy”) that is no less favorable than the Company’s existing policy as of the date of the Merger Agreement or, if insurance coverage that is no less favorable is unavailable, the best available coverage; provided, that Parent will not be required to pay an aggregate cost for the D&O Insurance Policy in excess of 300% of the last annual premium paid prior to the date of the Merger Agreement; provided, further, that, if Parent is unable to obtain such D&O Insurance Policy as of the Effective Time, the Company may purchase such a D&O Insurance Policy with an aggregate cost not in excess of 300% of the last annual premium paid prior to the date of the Merger Agreement; provided, further, that if the D&O Insurance Policy is not obtained by either Parent or the Company at or prior to the Effective Time, Parent will, and will cause the Surviving Corporation to, maintain in effect, for a period of six (6) years from the Effective Time, for the benefit of the Company’s current directors and officers with respect to their acts and omissions as directors, officers, employees or agents of the Company or its subsidiary occurring at or prior to the Effective Time, a directors’ and officers’ liability insurance policy that is no less favorable than the Company’s existing policy as of the date of the Merger Agreement or, if insurance coverage that is no less favorable is unavailable, the best available coverage; provided that the Surviving Corporation will not be required to pay an annual premium for such insurance policy in excess of 300% of the last annual premium paid prior to the date of the Merger Agreement, in which case the Surviving Corporation will obtain the maximum amount of coverage reasonably available for 300% of the last annual premium paid prior to the date of the Merger Agreement. Additionally, if any Indemnified Party notifies Parent on or prior to the sixth (6th) anniversary of the Effective Time of a matter in respect of which such Person may seek indemnification pursuant to the Merger Agreement, the provisions of the Merger Agreement that require the Surviving Corporation to indemnify and advance expenses will continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and proceedings relating thereto.
In the event that either Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or Surviving Corporation or entity of such consolidation or Merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, Parent will cause proper provisions to be made so that the successor or assign will expressly assume the obligations set forth in the Merger Agreement.

Named Executive Officer Golden Parachute Compensation

The following table, intended to comply with Item 402(t) of Regulation S-K, provides information about certain compensation for each of our named executive officers that is based on or otherwise relates to the Merger. The amounts in the table were calculated using outstanding Company Options, Company RSU Awards and Company PSU Awards held by each named executive officer as of the latest practicable date prior to the filing of this proxy statement, December 16, 2022, and a per-share price for Opiant common stock of $28.00 (i.e., the Merger Consideration), and assumes the Merger closed on December 16, 2022. The compensation summarized in the table and footnotes below is subject to a non-binding, advisory vote of the stockholders of Opiant, as described in “Proposal 2: Advisory Vote on Merger-Related Named Executive Officer Compensation” on page 139 of this proxy statement.
The amounts in the following table are estimates based on multiple assumptions that may not actually occur, including assumptions described in this proxy statement, and do not include (i) amounts that were vested as of December 16, 2022 and (ii) the cash LTI awards, the vesting of which may become accelerated upon certain terminations of employment (as described above), as the cash LTI awards have not yet been granted. In addition, certain amounts will vary depending on the actual date of the Closing, which is presently expected to be in the first quarter of 2023, but assumed for purposes of the calculations underlying this table to occur on December 16, 2022. As a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. In the footnotes to the table below, we refer to payments that are conditioned on the occurrence of both the Merger and the named executive officer’s qualifying termination of employment as being payable on a “double trigger” basis and payments or benefits that are conditioned only upon the occurrence of the Merger as being payable on a “single trigger” basis.
Golden Parachute Compensation

Name	Cash (1) ($)	Equity (2) ($)	Perquisites/ Benefits (3) ($)	Total ($)

Dr. Roger Crystal	$2,008,335	2,194,314	$60,000	$4,262,649
David O’Toole	$863,418	$694,284	$48,000	$1,605,702
Dr. Phil Skolnick	$938,088	$691,406	—	$1,629,494

(1) The amounts in this column represent aggregate cash severance payments that each named executive officer would be entitled to receive under his applicable Employment Agreement if his employment were terminated by Opiant without “cause” and in the absence of any “disability” or by the named executive officer for “good reason” on December 16, 2022. Lesser amounts are payable in the event of such an employment termination without the occurrence of the Merger. See “The Merger—Interests of the Directors and Executive Officers of Opiant in the Merger—Executive Employment Agreements” on page 79 of this proxy statement for a description of each named executive officer’s severance rights under the executive’s applicable Employment Agreement. These amounts are payable on a double-trigger basis.
(2) The amounts in this column represent the value of unvested In the Money Options, Company RSU Awards, and Company PSU Awards held by each named executive officer as of December 16, 2022 that will be canceled and converted to amounts in cash, CVRs and/or CVR-related payments, as described above in “The Merger—Interests of the Directors and Executive Officers of Opiant in the Merger—Treatment of Equity and Equity-Based Awards” on page 76 of this proxy statement. These amounts are single-trigger payments. The value of Company PSU Awards is calculated assuming achievement of Milestone Tranche 4 under the applicable Company PSU Award.

Name	In the Money Options ($)	Company RSU Awards ($)	Company PSU Awards ($)

Dr. Roger Crystal	$367,930	$1,639,708	$186,676
David O’Toole	$130,812	$507,472	$56,000
Dr. Phil Skolnick	$127,934	$507,472	$56,000

(3)    The amounts in this column represent the value of subsidized COBRA coverage for each named executive officer, pursuant to his applicable Employment Agreement. These amounts are payable on a double-trigger basis.
For additional information relating to our named executive officers’ cash severance payments and the treatment of equity-based awards held by our named executive officers, see “The Merger—Interests of the Directors and Executive Officers of Opiant in the Merger” on page 76 of this proxy statement.

Appraisal Rights
General
If the Merger is completed, record holders and beneficial owners of shares of Opiant common stock who do not vote in favor of the adoption of the Merger Agreement and who properly demand an appraisal of their shares and who otherwise comply with the requirements set forth in Section 262 of the DGCL will be entitled to appraisal rights in connection with the Merger. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with such statutory requirements will result in the loss of your appraisal rights.
This section summarizes certain material provisions of the DGCL pertaining to appraisal rights. The following discussion, however, is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by reference to the full text of Section 262 of the DGCL, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated by reference herein. All references within Section 262 of the DGCL and this summary to “stockholder” are to the record holder of shares of Opiant common stock. All references within Section 262 of the DGCL and this summary to “beneficial owner” mean the beneficial owner of shares of Opiant common stock held either in voting trust or by a nominee on behalf of such person. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not an Opiant stockholder or beneficial owner should exercise its right to seek appraisal under Section 262 of the DGCL.
Under the DGCL, if you hold of record (or are the beneficial owner of) one or more shares of Opiant common stock, do not vote such shares (and ensure that such shares are not voted) in favor of the adoption of the Merger Agreement, continuously are the record holder (or beneficial owner, as the case may be) of such shares through the effective date of the Merger and otherwise comply with the requirements set forth in Section 262 of the DGCL, you will be entitled to have your shares appraised by the Delaware Court of Chancery and to receive the “fair value” of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the Merger) in cash, together with interest, if any, to be paid upon the amount determined to be the fair value. It is possible that any such “fair value” as determined by the Delaware Court of Chancery may be more or less than, or the same as, the Merger Consideration which Opiant stockholders will be entitled to receive upon the consummation of the Merger pursuant to the Merger Agreement. These rights are known as appraisal rights.
Under Section 262 of the DGCL, not less than 20 days prior to the special meeting at which the adoption of the Merger Agreement will be submitted to the stockholders, Opiant must notify each stockholder who was an Opiant stockholder on the Record Date and who is entitled to exercise appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL (or information directing the stockholders to a publicly available electronic resource at which this section may be accessed without subscription or cost). This proxy statement constitutes the required notice, and a copy of Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

A RECORD HOLDER OR BENEFICIAL OWNER OF OPIANT COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW THE FOLLOWING DISCUSSIONS AND THE APPLICABLE STATUTORY PROVISIONS CAREFULLY. FAILURE TO COMPLY PRECISELY WITH THE PROCEDURES OF SECTION 262 OF THE DGCL IN A TIMELY AND PROPER MANNER WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL UNDER SECTION 262 OF THE DGCL, A RECORD HOLDER OR BENEFICIAL OWNER OF OPIANT COMMON STOCK WHO IS CONSIDERING WHETHER TO EXERCISE ITS APPRAISAL RIGHTS, IS ENCOURAGED TO CONSULT WITH ITS OWN LEGAL COUNSEL. ANY SHARES OF OPIANT COMMON STOCK FOR WHICH THE RECORD HOLDER OR BENEFICIAL OWNER THEREOF FAILS TO PERFECT, SUCCESSFULLY WITHDRAWS OR OTHERWISE LOSES HIS, HER OR ITS APPRAISAL RIGHTS WILL BE DEEMED TO HAVE BEEN CONVERTED AS OF THE EFFECTIVE DATE OF THE MERGER INTO THE RIGHT TO RECEIVE THE MERGER CONSIDERATION.

How to Exercise and Perfect Your Appraisal Rights
If you are an Opiant stockholder or beneficial owner and wish to exercise the right to seek an appraisal of your shares of Opiant common stock, you must comply with ALL of the following:
•must NOT vote “FOR,” or otherwise consent in writing to, the Merger Proposal with respect to such shares. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, if you submit a proxy and wish to exercise your appraisal rights, you must include voting instructions to vote your share “AGAINST,” or as an abstention with respect to, the Merger Proposal;
•you must continuously hold (in the case of a stockholder demanding appraisal) and beneficially own (in the case of a beneficial owner demanding your appraisal) your shares of Opiant common stock from the date of making the demand through the effective date of the Merger. A stockholder will lose its appraisal rights for any shares of Opiant common stock that it transfers, and a beneficial owner will lose its appraisal rights for any shares that it thereafter ceases to beneficially own, before the effective date of the Merger;

•prior to the taking of the vote on the Merger Proposal at the special meeting, you must deliver a proper written demand for appraisal of your shares; and
•you, another stockholder or beneficial owner who has duly demanded appraisal or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of Opiant common stock within 120 days after the effective date of the Merger. The Surviving Corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of Opiant stockholders and beneficial owners to initiate all necessary action to properly demand their appraisal rights in respect of shares of Opiant common stock within the time prescribed in Section 262 of the DGCL.
Notwithstanding the foregoing or anything herein to the contrary, even if you comply with all of the foregoing requirements, assuming that shares of Opiant common stock remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case), the Delaware Court of Chancery will dismiss the appraisal proceedings as to all persons otherwise entitled to appraisal rights unless (i) the total number of shares of Opiant common stock entitled to appraisal exceeds 1% of the outstanding shares of Opiant common stock or (ii) the value of the aggregate consideration provided in the Merger for such total number of shares of Opiant common stock exceeds $1 million.

Delivering a Written Demand

Neither voting against the Merger Proposal, nor abstaining from voting or failing to vote on the Merger Proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. A record holder or beneficial owner of shares of Opiant common stock wishing to exercise appraisal rights must deliver to Opiant, before the taking of the vote on the Merger Proposal at the special meeting, a written demand for the appraisal of the stockholder’s or beneficial owner’s shares. A stockholder’s or beneficial owner’s failure to deliver the written demand prior to the taking of the vote on the Merger Proposal at the special meeting will constitute a waiver of appraisal rights. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal.

In order to exercise appraisal rights for any shares of Opiant common stock, a demand for appraisal of such shares must be executed by or on behalf of the stockholder of record or beneficial owner of the shares. A demand for appraisal made by a record holder of shares of Opiant common stock must reasonably inform Opiant of the identity of the stockholder and that the stockholder intends to demand appraisal of the “fair value” of his, her or its shares of Opiant common stock. Any such demand for appraisal should be executed by or on behalf of the holder of record of the shares for which appraisal is demanded, fully and correctly, as the stockholder’s name appears on Opiant’s books and record. The demand may also be made by a beneficial owner of shares of Opiant common stock if, in addition to otherwise satisfying the foregoing requirements, (i) such beneficial owner continuously owns such shares through the Effective Time and otherwise satisfies the requirements for appraisal applicable to a stockholder of record under subsection (a) of Section 262 of the DGCL and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of such shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such shares and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices and to be set forth on the verified list described below. Alternatively, beneficial owners of shares of Opiant common stock may have the holder of record of such shares submit the required demand in respect of such shares. A holder of record, such as a bank, broker or nominee, who holds shares of Opiant common stock as a nominee or intermediary for others, may exercise appraisal rights with respect to the shares of Opiant common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. The written demand should state the number of shares of Opiant common stock as to which appraisal is sought. Where no number of shares of Opiant common stock is expressly mentioned, the demand will be presumed to cover all shares of Opiant common stock held in the name of the holder of record or beneficially owned by the beneficial owner.

If your shares of Opiant common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of any demand for appraisal by such fiduciary should be made in that capacity, and if your shares are owned of record jointly with one or more other persons, as in a joint tenancy or tenancy in common, the demand for appraisal should be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record or beneficial owner; however, the agent must identify the holder or holders of record (and, if any by an authorized agent of any beneficial owner or owners, must identify the beneficial owner or owners and otherwise comply with the requirements applicable to appraisal demands made by beneficial owners) and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the holder or holders of record or beneficial owner or beneficial owners.

If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:
Opiant Pharmaceuticals, Inc.
233 Wilshire Boulevard, Suite 400
Santa Monica, California 90401
Attention: General Counsel

At any time within 60 days after the effective date of the Merger, any person entitled to appraisal that made a demand for appraisal but has not commenced an appraisal proceeding or joined in such a proceeding as a named party will have the right to withdraw the demand and to accept the Merger Consideration in accordance with the Merger Agreement for his, her or its shares of Opiant common stock by delivering to the Surviving Corporation a written withdrawal of the demand for appraisal.

Notice by the Surviving Corporation. Within ten days after the effective date of the Merger, Opiant, as the Surviving Corporation, must notify each holder of Opiant common stock who has made a written demand for appraisal pursuant to Section 262 of the DGCL and has not voted in favor of the Merger Proposal, and any beneficial owner of Opiant common stock who has demanded appraisal in accordance with Section 262 of the DGCL, of the date that the Merger has become effective.

Filing a Petition for Appraisal with the Delaware Court of Chancery. Within 120 days after the effective date of the Merger, but not later, a stockholder of record or beneficial owner of shares who has duly demanded appraisal for his, her or its shares, did not vote such shares in favor of the adoption of the Merger Agreement and has otherwise complied with the requirements of Section 262 of the DGCL, or the Surviving Corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a record or beneficial holder, demanding an appraisal of the value of the shares of Opiant common stock held by all persons entitled to appraisal. None of Parent, Merger Sub or Opiant, as the Surviving Corporation is under any obligation to file an appraisal petition or has any intention to do so. If you desire to have your shares of Opiant common stock appraised, you should initiate any petitions necessary for properly demanding your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL, and the failure of a stockholder or beneficial owner to file such a petition within the period specified could nullify his, her or its previous written demand for appraisal.

Within 120 days after the effective date of the Merger, any stockholder or beneficial owner who has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares of Opiant common stock not voted in favor of the Merger Proposal and with respect to which Opiant has received demands for appraisal, and the aggregate number of holders or beneficial owners holding or owning those shares (for which purpose the record holder of shares held by a beneficial owner who has made a demand for appraisal shall not be considered a separate stockholder holding such shares). The Surviving Corporation must give this statement to any such holder or beneficial owner duly requesting it within the later of (i) ten days after receipt by the Surviving Corporation of the request therefor or (ii) ten days after expiration of the period for delivery of demands for appraisal.

If a petition for appraisal is not timely filed, or if you have not commenced an appraisal proceeding or joined in such a proceeding as a named party and deliver to the Surviving Corporation a written withdrawal of your demand for an appraisal and an acceptance of the Merger, within 60 days after the effective date of the Merger, then the right to appraisal will cease.

If a petition for appraisal is duly filed and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Court of Chancery a duly verified list containing the names and addresses of all holders and beneficial owners who have demanded an appraisal of their shares of Opiant common stock and with whom agreements as to the value of their shares of Opiant common stock have not been reached by the Surviving Corporation. After notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Surviving Corporation and to the stockholders and beneficial owners shown on the list at the addresses therein stated, to the extent that such notice is required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which persons have complied with Section 262 of the DGCL and have become entitled to appraisal rights and may require the persons demanding appraisal for their shares represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any such person who fails to comply with this direction. The forms of the notices by mail and by publication shall be approved by the Delaware Court of Chancery, and the costs thereof shall be borne by the Surviving Corporation. In addition, assuming shares of common stock of Opiant remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case), the Delaware Court of Chancery will dismiss the proceedings as to all persons who are otherwise entitled to appraisal rights unless (i) the total number of shares of Opiant common stock entitled to appraisal exceeds 1% of the outstanding shares of Opiant common stock, or (ii) the value of the Merger Consideration for such total number of shares of Opiant common stock exceeds $1.0 million.

The appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court of Chancery will determine the fair value of the shares of Opiant common stock held by all persons who have properly demanded and are entitled to appraisal, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as otherwise provided in Section 262 of the DGCL, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. Notwithstanding the foregoing or anything herein to the contrary, at any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the Surviving Corporation may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the person entitled to receive the same. Payment shall be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known or which could be ascertained as of the date of the Merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to fair value under Section 262 of the DGCL. The fair value of shares of Opiant common stock as determined under Section 262 of the DGCL could be greater than, the same as or less than the Merger Consideration. Neither Parent nor Opiant, as the Surviving Corporation, anticipates offering more than the Merger Consideration to any Opiant stockholder or beneficial owner exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of Opiant common stock is less than the Merger Consideration. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.
If no party files a petition for appraisal within 120 days after the effective date of the Merger, you will lose the right to an appraisal and will instead receive the applicable Merger Consideration in accordance with the Merger Agreement, without interest thereon, less any withholding taxes.
The Delaware Court of Chancery may determine the costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) and may tax those costs upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of any person whose name appears on the verified list filed by the Surviving Corporation who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may order all or a portion of such expenses, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Opiant common stock entitled to appraisal not dismissed as to the proceedings or dismissed subject to such an award pursuant to a reservation of jurisdiction. In the absence of such an order, each party to the appraisal proceeding bears its own expenses of its attorneys and experts.

If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you will not, from and after the effective date of the Merger, be entitled to vote the shares of Opiant common stock subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of Opiant common stock as of a record date prior to the effective date of the Merger.
If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the Merger Consideration by delivering a written withdrawal of the demand for appraisal and an acceptance of the Merger Consideration payable in the Merger to the Surviving Corporation with 60 days after the effective date of the Merger. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just (including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made with respect to the allocation of the expenses of the proceeding); provided, however, that this provision will not affect the right of any person that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered in the

Merger within 60 days after the effective date of the Merger. If you fail to properly demand or successfully withdraw your demand for appraisal, or otherwise lose your appraisal rights, your shares of Opiant common stock will be deemed to have been converted as of the effective date of the Merger into the right to receive the Merger Consideration, without interest thereon, less any withholding taxes.
Failure to follow the steps required by Section 262 of the DGCL for properly demanding appraisal rights may result in the loss of your appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares of Opiant common stock in accordance with the Merger Agreement.
THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH THE TECHNICAL PREREQUISITES OF SECTION 262 OF THE DGCL. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of certain material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each as defined below) of shares of Opiant common stock who receive cash and CVRs in exchange for such shares of Opiant common stock pursuant to the Merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the Merger or with respect to CVRs following the Merger. The tax consequences under U.S. federal tax laws other than those pertaining to income tax, such as estate and gift tax laws, and any applicable state, local and non-U.S. tax laws are not discussed. This discussion is based on the Code, the Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case, in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations, and any such change or differing interpretation may be applied retroactively in a manner that could affect the accuracy of the statements and conclusions set forth in this summary. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. The U.S. federal income tax laws are complex and subject to varying interpretation. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the material U.S. federal income tax consequences of the Merger or with respect to the receipt of future payments pursuant to the CVRs.
This discussion is limited to holders of shares of Opiant common stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances. In addition, this discussion does not address the U.S. federal income tax consequences to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons subject to the alternative minimum tax;
•U.S. holders whose functional currency is not the U.S. dollar;
•persons holding shares of Opiant common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies and other financial institutions;
•brokers or dealers in securities;
•traders in securities that elect to apply a mark-to-market method of tax accounting;
•“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•“S corporations,” partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);
•real estate investment trusts and regulated investment companies;
•tax-exempt organizations or governmental organizations;
•persons deemed to sell their shares of Opiant common stock under the constructive sale provisions of the Code;
•persons who hold or received their shares of Opiant common stock pursuant to the exercise of any employee stock options or otherwise as compensation; and

•tax-qualified retirement plans, individual retirement accounts or other tax deferred accounts.
This discussion also does not address the U.S. federal income tax consequences to holders of shares of Opiant common stock who exercise appraisal rights in connection with the Merger under the DGCL.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds shares of Opiant common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of Opiant common stock and partners in such partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences of the Merger and with respect to CVRs to them.
THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX OR LEGAL ADVICE. HOLDERS OF SHARES OF OPIANT COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER OR WITH RESPECT TO CVRS TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER OR WITH RESPECT TO CVRS ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Tax Consequences to U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of Opiant common stock that, for U.S. federal income tax purposes, is or is treated as:
•    an individual who is a citizen or resident of the United States;
•    a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•    an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•    a trust that (i) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust, or (ii) has a valid election in effect to be treated as a “United States person” for U.S. federal income tax purposes.
U.S. Federal Income Tax Consequences of the Merger
The receipt of Merger Consideration in exchange for Opiant common stock pursuant to the Merger by a U.S. holder will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. holder recognizes, and the timing and potentially the character of a portion of such gain or loss, depends on the U.S. federal income tax treatment of the CVRs, with respect to which there is substantial uncertainty.
The Merger Consideration consists of Upfront Consideration cash and CVRs. The receipt of CVRs as part of the Merger Consideration might be treated as an “open transaction” or as a “closed transaction” for U.S. federal income tax purposes. There is no authority directly addressing whether contingent payment rights with characteristics similar to the CVRs will be taxed as “open transactions” or “closed transactions,” and such question is inherently factual in nature. The CVRs also may be treated as debt instruments for U.S. federal income tax purposes. However, as such treatment is unlikely, the discussion below does not address the tax consequences of such a characterization. Accordingly, all holders are urged to consult their tax advisors regarding this issue and the proper characterization of the receipt of CVRs. The following sections discuss the U.S. federal income tax consequences of the receipt of the Merger Consideration in the event it is treated as an “open transaction” and, alternatively, in the event it is treated as a “closed transaction.” The installment method of reporting any gain attributable to the receipt of CVRs will not be available because Opiant common stock is traded on an established securities market.

For U.S. federal income tax purposes, Parent intends to treat the CVRs as additional consideration paid for the Opiant common stock as part of a "closed transaction." However, Parent's view is not dispositive. Due to the legal and factual uncertainty regarding the valuation and tax treatment of the CVRs, all holders are urged to consult their tax advisors regarding the tax consequences relating to the receipt of CVRs pursuant to the Merger and the ownership of CVRs thereafter.

Treatment as Open Transaction.

Receipt of the Merger Consideration would generally be treated as an “open transaction” for U.S. federal income tax purposes if the value of the CVRs cannot be “reasonably ascertained.” If the receipt of the Merger Consideration is treated as an “open transaction” for U.S. federal income tax purposes, a U.S. holder generally will recognize capital gain or loss upon consummation of the Merger in an amount equal to the difference, if any, between the amount of cash received as Upfront Consideration and such U.S. holder’s adjusted tax basis in the Opiant common stock converted into the right to receive the Merger Consideration pursuant to the Merger. Gain or loss recognized must be determined separately for each identifiable block of a holder’s Opiant common stock (i.e., shares of Opiant common stock acquired at the same cost in a single transaction). Any such gain or loss will be long-term capital gain or loss if the Opiant common stock was held for more than one year prior to such disposition. The deductibility of capital losses is subject to certain limitations.

If the receipt of Merger Consideration is treated as an “open transaction” for U.S. federal income tax purposes, the CVRs will not be taken into account in determining the U.S. holder’s gain or loss upon receipt of the Merger Consideration and a U.S. holder will take no tax basis in the CVRs, but would be subject to tax as Milestone Payments are made or deemed made pursuant to the CVRs in accordance with the U.S. holder’s regular method of accounting. A portion of such payments would be treated as interest income under Section 483 of the Code (as described below) and the balance, in general, as additional consideration for the disposition of the Opiant common stock in the Merger. It is the position of the IRS, as reflected in Treasury Regulations, that only in “rare and extraordinary cases” is the value of property so uncertain as to warrant “open transaction” treatment.

Treatment as Closed Transaction.

If the value of the CVRs can be “reasonably ascertained,” the receipt of Merger Consideration generally will be treated as a “closed transaction” for U.S. federal income tax purposes, and gain or loss would be determined upon consummation of the Merger in the same manner as if the receipt of Merger Consideration were an “open transaction,” except that a U.S. holder would take into account the fair market value of the CVRs, determined on the date of the Merger as an additional amount realized for purposes of calculating gain or loss with respect to the disposition of Opiant common stock in the Merger.

If the receipt of Merger Consideration is treated as a “closed transaction” for U.S. federal income tax purposes, a U.S. holder’s initial tax basis in the CVRs will equal the fair market value of the CVRs on the date of the Merger. The holding period of the CVRs will begin on the day following the date of the Merger.

Future Payments on the CVRs
Treatment as Open Transaction.
If the receipt of Merger Consideration is treated as an “open transaction,” a payment in the future to a U.S. holder pursuant to a CVR will generally be treated as a payment under a contract for the sale or exchange of Opiant common stock to which Section 483 of the Code applies.

Under Section 483 of the Code, a portion of any payment due more than six months following the consummation of the Merger, with respect to a CVR may constitute imputed interest taxable as ordinary income under Section 483 of the Code. The portion of any CVR payment treated as imputed interest under Section 483 of the Code generally would equal the excess of the amount of the CVR payment over the present value of such amount as of the consummation of the Merger, calculated using the applicable federal rate as the discount rate. The relevant applicable federal rate will generally be the lower of the lowest applicable federal rate in effect during the three month period ending with the month that includes the date on which the Merger Agreement was signed or the lowest applicable federal rate in effect during the three month period ending with the month that includes the date of the consummation of the Merger. The U.S. holder of a CVR must include in its gross income interest imputed pursuant to Section 483 of the Code using such U.S. holder’s regular method of accounting. The portion of the payment pursuant to a CVR that is not treated as interest under Section 483 of the Code will generally be treated as gain from the sale of a capital asset, as discussed above.

Treatment as Closed Transaction.

There is no authority directly addressing the treatment of payments made pursuant to contingent payment rights similar to the Milestone Payments made pursuant to the CVRs. You should therefore consult your tax advisor as to the taxation of such payments. Under characterization as a “closed transaction,” a portion of one or more payments with respect to each CVR could be treated as a non-taxable return of a U.S. holder’s adjusted tax basis in the CVR. To the extent that payments are not treated as such, payments may be treated as either (i) payments with respect to a sale of a capital asset, (ii) income taxed at ordinary rates or (iii) dividends. Additionally, it is possible that, were a payment to be treated as being with respect to the sale of a capital asset, a portion of such payment would constitute imputed interest under Section 483 of the Code (as described directly above under “—Future Payments on the CVRs—Treatment as Open Transaction”).

Information Reporting and Backup Withholding.

Information reporting to the IRS generally will be required with respect to payments of the Merger Consideration, as well as to Milestone Payments made pursuant to the CVRs, to U.S. holders other than corporations and certain exempt recipients. In addition, backup withholding may apply to such payments if a U.S. holder fails to furnish a correct taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Tax Consequences to Non-U.S. Holders
Definition of a Non-U.S. Holder
For purposes of this summary, a “Non-U.S. holder” is a beneficial owner of shares of Opiant common stock that is not a U.S. holder and is not a partnership or other entity classified as a partnership for U.S. federal income tax purposes.
Any gain realized by a Non-U.S. holder upon the receipt of Merger Consideration in exchange for Opiant common stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•the gain is effectively connected with a U.S. trade or business of such Non-U.S. holder (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained by such Non-U.S. holder in the United States), in which case the Non-U.S. holder generally will be taxed in the same manner as a U.S. holder (as described above under “—Tax Consequences to U.S. Holders”), except that if the Non-U.S. holder is a foreign corporation, an additional branch profits tax may apply at a rate of 30% (or a lower applicable income tax treaty rate);
•the Non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the Non-U.S. holder may be subject to a 30% U.S. federal income tax (or a reduced rate under an applicable income tax treaty) on such gain (net of certain U.S. source losses); or
•we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger or the period that the Non-U.S. holder held our common stock, and, in the case where our common stock is treated as regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. holder's holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose. We believe we are not, and have not been during the applicable period, a United States real property holding corporation.

Generally, if Milestone Payments are made to a Non-U.S. holder pursuant to a CVR, such Non-U.S. holder may be subject to withholding at a rate of 30% (or lower applicable income tax treaty rate) of the portion of any such payments treated as imputed interest (as discussed above under “—Tax Consequences to U.S. Holders—Future Payments on the CVRs—Treatment as Open Transaction”), unless such Non-U.S. holder establishes its entitlement to exemption from or a reduced rate of withholding under an applicable income tax treaty by providing the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agents.

Information Reporting and Backup Withholding Tax.

A Non-U.S. holder may be subject to information reporting and backup withholding with respect to the proceeds from the exchange of Opiant common stock pursuant to the Merger and amounts received in respect of CVRs. However, backup withholding generally will not apply if the Non-U.S. holder certifies under penalties of perjury on an appropriate IRS Form W-8 that such Non-U.S. holder is not a United States person or the Non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a Non-U.S. holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
Foreign Account Tax Compliance Act

In certain circumstances, legislation commonly known as the Foreign Account Tax Compliance Act, or FATCA, imposes a withholding tax of 30% on U.S.-source interest and dividend income received by certain non-U.S. financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Similarly, U.S.-source interest and dividends received by a holder that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a tax rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the payor will generally be required to provide to the IRS. The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from asset dispositions. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. All holders are urged to consult their tax advisors regarding the application of FATCA to their receipt of Merger Consideration and payments pursuant to the CVRs.

THE DISCUSSION ABOVE OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER OR WITH RESPECT TO CVRS. THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX OR LEGAL ADVICE. BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH HOLDER SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICABILITY OF THE RULES DISCUSSED ABOVE TO THE HOLDER AND THE PARTICULAR TAX EFFECTS TO THE HOLDER OF THE MERGER AND WITH RESPECT TO CVRS IN LIGHT OF SUCH HOLDER’S PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES, OR THROUGH THE APPLICATION OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Regulatory Approvals Required for the Merger.

Opiant, Parent, and Merger Sub have agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement, including, (1) making an appropriate filing of a notification and report form pursuant to the HSR Act and to take all action necessary to cause the expiration or termination of the applicable waiting period under the HSR Act, (2) the submission of a briefing paper to the CMA and supplying any additional information and documentary material that the CMA may request, and taking all other actions to resolve or conclude any formal review under the EA 2002 and obtain clearance and approval to complete the Merger and the transactions contemplated by the Merger from the CMA, and, (3) unless otherwise agreed by the parties in writing, submitting or causing to submit (x) a draft joint notice (“CFIUS Notice”) to CFIUS with respect to the transactions contemplated by the Merger, (y) after receiving feedback from CFIUS regarding the draft CFIUS Notice, a formal CFIUS Notice, and (z) any other submissions that are formally requested by CFIUS to be made, or which Parent determines should be made. If any action or proceeding is instituted challenging the Merger as violating any antitrust law, or if any decree, order, judgment, or injunction is entered or enforced, by any governmental entity that would make the Merger illegal or otherwise delay or prohibit the consummation of the Merger, Parent and its affiliates must take any and all actions to contest, resolve and defend any such claim, cause of action, or proceeding to avoid entry of, or to have vacated, lifted, reversed, repealed, rescinded, or terminated, any decree, order, judgment, or injunction that prohibits, prevents, or restricts consummation of the Merger. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or will not require changes to the terms of the Merger Agreement.
Each party may use reasonable best efforts to obtain all consents, waivers, authorizations and approvals of third parties, other than governmental entities, necessary, proper or advisable for the consummation of the Merger; provided, however, that Opiant may not incur any significant expense or liability, enter into any significant new commitment or agreement or agree to any significant modification to any contractual arrangement to obtain such consents or certificates in each case, that would have a Company Material Adverse Effect without prior written consent of Parent.
Parent, its subsidiaries, and its affiliates may not (1) acquire or agree to acquire any Person (as defined in the Merger Agreement) that is engaged in the development or commercialization of products for the reversal of opioid overdose or (2) acquire or agree to acquire any assets or rights to products for the reversal of opioid overdose, if such acquisition, merger or consolidation would reasonably be expected to delay or prevent the consummation of the Merger.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder by the Federal Trade Commission (the “FTC”), the Merger cannot be completed until Opiant and Parent each file a notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period thereunder has expired or been terminated.

At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

On December 2, 2022, each of Opiant and Parent filed a notification and report form (“HSR Notification Form”) pursuant to the HSR Act, initiating a statutory 30-day waiting period. The 30-day waiting period under the HSR Act was scheduled to expire at 11:59 p.m., Eastern Time, on January 3, 2023. On December 30, 2022 and January 3, 2023, Parent withdrew and refiled, respectively, its HSR Notification Form, following a procedure established pursuant to 16 CFR 803.12(c), starting a new 30-day waiting period. The renewed HSR waiting period will expire at 11:59 p.m., Eastern Time, on February 2, 2023, unless that waiting period is terminated or extended

UK Antitrust Approval
Under the EA 2002, notification of the Merger to the CMA is voluntary even where the relevant jurisdictional thresholds are met, meaning that the parties can complete and implement a transaction without notifying and obtaining prior clearance of the CMA. However, pursuant to the Merger Agreement, the parties have decided to make a voluntary notification with the CMA. Under the Merger Agreement, completion of the Merger is conditioned upon all enquiry letters or formal reviews commenced by the CMA of the Merger, pursuant to the EA 2002 being resolved or concluded.

Prior to the formal submission of a merger notice, the parties are strongly advised to initiate pre-notification discussions with the case team. There is no regulatory deadline for this period. Once the formal filing is made, the CMA must make a decision within 40 working days after the CMA confirms that either the merger notice is complete or it has received sufficient information to enable it to begin its investigation (“CMA Phase 1”). There is no provision for formally extending the CMA Phase 1 review period, although the CMA has the power to suspend the review in circumstances where the parties have failed to comply with a statutory request for information from the CMA in full or in a timely manner. The 40-working day limit can also be extended by up to 90 working days from the date of the CMA Phase 1 decision if undertakings in lieu of a reference to CMA Phase 2 (as defined below) are accepted in CMA Phase 1.

If the CMA is of the view that there is a realistic prospect that the Merger could result in a substantial lessening of competition (“SLC”), the CMA, subject to very limited exceptions, would have a duty to refer the Transaction for an in depth second phase investigation. The CMA has 24 weeks (extendable by up to a further 8 weeks) (“CMA Phase 2”) from the date of referral to CMA Phase 2 to investigate and make its final decision although as with CMA Phase 1, the CMA has the power to suspend the review in circumstances where the parties have failed to comply with a statutory request for information from the CMA in full or in a timely manner. The CMA Phase 2 investigation can be suspended for up to three weeks at the parties' request if the CMA reasonably believes that the Merger may be abandoned by the merger parties. If the CMA concludes at the end of CMA Phase 2 that the Merger may be expected to result in an SLC, it may take action for the purpose of remedying, mitigating or preventing the SLC, including prohibiting the Merger or conditionally approving the completion of the Merger.

On December 2, 2022, Parent voluntarily submitted a briefing paper to the CMA on behalf of Parent and Opiant. The parties understand that the CMA has no further questions regarding the transaction and will not require formal submission of a merger notice.

CFIUS Approval
We filed a voluntary CFIUS Notice seeking approval of the Merger on December 19, 2022. CFIUS formally accepted our CFIUS Notice for review on December 22, 2022 and, barring any extensions, the review period is expected to conclude no later than February 6, 2023.
CFIUS is a U.S. federal interagency committee, chaired by the Secretary of the Treasury. Additional members of CFIUS include the Secretaries of Homeland Security, Commerce, Defense, State, Energy and Labor, the Attorney General, the Director of National Intelligence, the U.S. Trade Representative, and the Director of the Office of Science and Technology Policy. Representatives from other federal agencies also hold “observer” status.
CFIUS’ role is to evaluate whether and to what extent investments in U.S. businesses by foreign persons or entities could impact U.S. national security. It conducts a risk-based analysis based on the threat posed by the foreign investor, the vulnerabilities exposed by the target U.S. business and the ultimate consequences to U.S. national security of combining threats and vulnerabilities. If a transaction could pose a risk to U.S. national security, the President may suspend or prohibit the transaction, or impose conditions on it.
Filing a voluntary notice triggers statutory deadlines within which CFIUS must act. After formally accepting a filing, CFIUS has 45 calendar days to “review” the transaction and decide whether to clear it or commence an “investigation” (essentially, an extension or continuation of the initial review) instead. That investigation can last up to an additional 45 days, although the process can be terminated early, at any point during the 45-day investigation period. If CFIUS still has not resolved any potential national security concerns at the end of the 45-day investigation period, CFIUS is responsible for making a formal recommendation to the President as to whether to clear or block the transaction. The President then has up to 15 additional days to decide whether to suspend, prohibit or impose conditions on the transaction.
As a practical matter, transactions normally are cleared during the review or investigation phases — potentially through the negotiation of an appropriate mitigation instrument. Mitigation instruments can range from assurance letters between CFIUS and the parties (whereby the parties undertake minimal corporate steps to address security concerns) to complex agreements that can impose burdensome operational restrictions or even require restructuring aspects of the transaction itself. In all events, the purpose of the mitigation conditions is to constrain foreign control or influence that otherwise would result from the transaction.

THE MERGER AGREEMENT
The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement
The Merger Agreement and the summary of its terms included in this proxy statement have been prepared to provide you with information regarding the terms of the Merger Agreement and not to provide any other factual information regarding Opiant, Parent or Merger Sub or their respective businesses. Factual disclosures about Opiant contained in this proxy statement or in Opiant’s public filings with the SEC, as described in “Where You Can Find More Information; Incorporation by Reference” on page 146 of this proxy statement, may supplement, update or modify the factual disclosures about Opiant contained in the Merger Agreement and described in this summary. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates set forth herein and solely for the benefit of parties to the Merger Agreement, and:
•were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement instead of establishing these matters as facts;
•have been modified or qualified by certain confidential disclosures that were made among the parties to the Merger Agreement in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself and are not described in this summary of terms or elsewhere in this proxy statement;
•may no longer be true as of a given date;
•may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other stockholders and reports and documents filed with the SEC; and
•may be subject in some cases to other exceptions and qualifications, including exceptions that do not result in, and would not reasonably be expected to have, a Company Material Adverse Effect.
Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Opiant, Parent, Merger Sub or any of their respective affiliates or businesses. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Opiant, Parent, or Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may not have been included in this proxy statement. Accordingly, the representations, warranties, covenants and other provisions of the Merger Agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement, as well as the disclosures in Opiant’s periodic and current reports, proxy statements and other documents filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference” on page 146 of this proxy statement.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into Opiant, with Opiant continuing as the Surviving Corporation and as a wholly owned subsidiary of Parent from and after the Effective Time.
The board of directors of the Surviving Corporation immediately after the Effective Time will consist of the directors of Merger Sub as of immediately prior to the Effective Time, or such other persons designated by Parent, as of the Effective Time, each to hold office until their respective successors shall have been duly elected, designated or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation immediately following the Effective Time, each to hold office until their respective successors have been duly elected, designated or qualified, or until their earlier death, resignation or removal, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
At the Effective Time, by virtue of the Merger, the certificate of incorporation of Opiant will be amended and restated to read as set forth in Exhibit A to the Merger Agreement, and as so amended and restated will be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law and the applicable provisions of such certificate (subject to Parent’s and the Surviving Corporation’s obligations described in “The Merger–Interests of the Directors and Executive Officers of Opiant in the Merger–Insurance and Indemnification of Directors and Executive Officers” on page 80 of this proxy statement). In addition, the by-laws of the Company will be amended and restated in their entirety to read as set forth in the by-laws of Merger Sub as of the date of the Merger Agreement, except that references therein to Merger Sub’s name will be replaced with references to the Surviving Corporation’s name until amended in accordance with the applicable provisions of such bylaws or applicable law.
Closing and Effective Time of the Merger
The Closing will take place at 10:00 a.m., Eastern Time, as soon as practicable, but no later than the third (3rd) business day following the satisfaction or waiver of the conditions to Closing set forth in the Merger Agreement (described in “—Conditions to the Closing of the Merger” on page 124 of this proxy statement) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at such closing), unless the Merger Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties thereto.
Concurrently with the Closing, the parties will cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL and make any other filings, recordings or publications required to be made by the Company under the DGCL in connection with the Merger. The Merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by the parties to the Merger Agreement and specified in the certificate of merger in accordance with the DGCL.

Merger Consideration

Common Stock
At the Effective Time, each share of Opiant common stock issued and outstanding immediately prior to the Effective Time (other than (i) shares held by Opiant as treasury stock and (ii) Dissenting Shares (as described below)) will be converted automatically into the right to receive (A) the Upfront Consideration and (B) one CVR per share which shall represent the right to receive the Milestone Payments, net to the seller in cash, without interest, at the times provided for in the CVR Agreement. All shares of Opiant common stock converted into the right to receive the Merger Consideration will automatically be cancelled at the Effective Time and will thereafter represent only the right to receive the Merger Consideration.
Pursuant to the Merger Agreement, Opiant will enter into a CVR Agreement with a rights agent designated by Parent, which CVR Agreement shall govern the terms of the CVRs issued to Opiant stockholders in the Transaction.
Each CVR represents the non-transferable right (subject to limited transferability exceptions) to receive payments up to an aggregate of $8.00 per CVR, based on net sales of OPNT003, subject to certain adjustments described in “CVR Agreement” on page 134 of this proxy statement. Each CVR will entitle the holder thereof to receive up to four (4) contingent cash payments if the following Milestones are achieved:
•$2.00 per CVR upon achievement of net sales of OPNT003 exceeding $225 million during any period of four consecutive quarters prior to the seventh anniversary of the Commercial Launch;

•$2.00 per CVR upon achievement of net sales of OPNT003 exceeding $250 million during any period of four consecutive quarters prior to the third anniversary of the Commercial Launch;

•$2.00 per CVR upon achievement of net sales of OPNT003 exceeding $300 million during any period of four consecutive quarters prior to the seventh anniversary of the Commercial Launch; and

•$2.00 per CVR upon achievement of net sales of OPNT003 exceeding $325 million during any period of four consecutive quarters prior to the seventh anniversary of the Commercial Launch.

The Merger Consideration and any other amounts payable pursuant to the Merger Agreement or the CVR Agreement will be adjusted appropriately, without duplication, to reflect the effect of any stock split, reverse stock split, stock or other dividend (including any dividend or distribution of securities convertible into Opiant common stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the shares of Opiant common stock outstanding after the date hereof and prior to the Effective Time.
Outstanding Equity Awards
The Merger Agreement provides for the following treatment with respect to equity awards relating to Opiant common stock:
Stock Options
Each Company Option, that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled and terminated and converted into the right of the holder thereof to receive (without interest, and less any applicable withholding taxes) in accordance with the terms of the Merger Agreement: (i) with respect to each In the Money Option: (A) an amount in cash equal to the product of (I) the excess, if any, of the Upfront Consideration over the applicable per share exercise price of such cancelled In the Money Option multiplied by (II) the number of shares of Opiant common stock subject to such In the Money Option immediately prior to the Effective Time; and (B) a CVR with respect to each share of Opiant common stock subject to such In the Money Option immediately prior to the Effective Time; and (ii) with respect to each Out of the Money Option, such cash payments, if any, from Parent with respect to each share of Opiant common stock subject to the Out of the Money Option upon any Milestone Payment Date, equal to the product of (A) (1) the amount by which the Per Share Value Paid as of the Milestone Payment Date exceeds the exercise price payable per share of Opiant common stock under such Out of the Money Option, less (2) the amount per share of Opiant common stock of all payments previously made with respect to such Out of the Money Option pursuant to the Merger Agreement, multiplied by (B) the number of shares of Opiant common stock subject to such Out of the Money Option as of immediately prior to the Effective Time. Notwithstanding anything in the Merger Agreement to the contrary, (A) any Company Option which has a per share exercise price that is equal to or greater than $28.00 will be cancelled at the Effective Time without any consideration payable therefor and (B) with respect to each Out of the Money Option, if no contingent payment becomes payable with respect to the CVRs under the CVR Agreement that would result in the Per Share Value Paid as of the applicable Milestone Payment Date exceeding the exercise price per share of such Out of the Money Option, then no payment will be made under the Merger Agreement in respect of such Out of the Money Option following the Effective Time.
Restricted Stock Units
Each Company RSU Award that is outstanding immediately prior to the Effective Time, will automatically be cancelled and terminated and converted into the right of the holder thereof to receive (without interest, and less applicable withholding taxes) (i) an amount in cash equal to the product of (A) the Upfront Consideration multiplied by (B) the number of shares of Opiant common stock subject to such Company RSU Award immediately prior to the Effective Time; and (ii) a CVR with respect to each share of Opiant common stock subject to such Company RSU Award immediately prior to the Effective Time.
Performance Stock Units
Each Company PSU Award that is outstanding immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right of the holder thereof to receive (without interest, and less any applicable withholding taxes) (i) an amount in cash equal to the product of (A) the Upfront Consideration multiplied by (B) the number of shares of Opiant common stock subject to such Company PSU Award immediately prior to the Effective Time determined, if any, based on the assumed achievement of a clinical milestone for nasal naltrexone for alcohol use disorder (“Milestone Tranche 4”), unless the deadline for achievement of Milestone Tranche 4 has passed without the achievement thereof (in which case Milestone Tranche 4 will be treated as unachieved), but for avoidance of doubt (i) treating the second and third milestone tranches for OPNT003 as unachieved under all circumstances and (ii) treating Milestone Tranche 4 as unachieved if the deadline for Milestone Tranche 4 has occurred, but such milestone was not achieved, each in accordance with the terms of the applicable award agreement, (such number of shares, the “Company PSU Shares”) and (ii) a CVR with respect to each Company PSU Share.

Warrants
Each Company Warrant, by virtue of the Merger and without any action on the part of Parent, will no longer be exercisable by the former holder thereof, will be cancelled and will only entitle such holder to receive (a) a cash payment equal to (i) the excess, if any, of (A) the Upfront Consideration over (B) the exercise price payable per share of Opiant common stock under such Company Warrant, multiplied by (ii) the number of shares of Opiant common stock such holder could have purchased (assuming full vesting of all warrants) had such holder exercised such Company Warrant in full immediately prior to the Effective Time, and (b) a CVR with respect to each share of Opiant common stock subject to such Company Warrant immediately prior to the Effective Time.

Termination of Opiant Equity Plans

As of the Effective Time, the Company Equity Plans will be terminated and no further Company Options, Company RSU Awards, Company PSU Awards or other awards with respect to the Opiant common stock will be granted thereunder from or after the Effective Time.
Dissenting Shares
Any Dissenting Shares of Opiant common stock held by stockholders who are entitled to and have properly demanded appraisal rights for such shares in accordance with, and who comply in all respects with, Section 262 of the DGCL will not be converted into the right to receive the Merger Consideration. At the Effective Time, all such Dissenting Shares will no longer be outstanding and will automatically be cancelled and cease to exist, and the holders of such Dissenting Shares will cease to have any rights with respect thereto, except the rights granted to them under Section 262 of the DGCL. If any such stockholder fails to perfect or otherwise waives, withdraws or loses such stockholder’s right to appraisal under the DGCL or other applicable law, then the right of such holder to be paid the fair value of such Dissenting Shares will cease, and the Dissenting Shares will be deemed to have been converted, as of the Effective Time, into the right to receive, without interest or duplication, the Merger Consideration.
The Company must give prompt notice to Parent of any written demands received by the Company for appraisal of any shares of Opiant common stock, or any withdrawals of such written demands and of any other instruments served and received by the Company under Section 262 of the DGCL, and Parent will have the opportunity to participate in and direct all negotiations and proceedings with respect to such written demands. Prior to the Effective Time, the Company may not, without the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such written demand, or agree to do any of the foregoing.

Exchange and Payment Procedures

At or prior to the Effective Time, Parent will designate a bank or trust company reasonably acceptable to the Company to act as the exchange agent in connection with the Merger (the “Exchange Agent”). The Exchange Agent will also act as the agent for the Company’s stockholders for the purpose of receiving and holding their certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Opiant common stock (the “Certificates”) and Book-Entry Shares and will obtain no rights or interests in the shares represented thereby. At or prior to the Effective Time, Parent will deposit, or cause to be deposited with the Exchange Agent cash in immediately available funds in an amount sufficient to pay the aggregate Upfront Consideration (the “Exchange Fund”).
As soon as reasonably practicable after the Effective Time, Parent will, and will cause the Surviving Corporation to, cause the Exchange Agent to mail to holder of record of shares of Opiant common stock whose shares were converted into the right to receive the Merger Consideration, (i) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) or transfer of the Book-Entry Shares to the Exchange Agent and will be in such form and have such other provisions as Parent may reasonably specify and (ii) customary instructions for effecting the surrender of the Certificates or transfer of the Book-Entry Shares in exchange for payment of the Merger Consideration issuable and payable in respect of such shares of Opiant common stock pursuant to the Merger Agreement.
Upon (i) surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal properly completed and validly executed in accordance with the instructions thereto, such other documents as may be required pursuant to such instructions or (ii) receipt by the Exchange Agent of an “agent’s message” in the case of Book-Entry Shares and, in each case, the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor, and the Exchange Agent will, and Parent will cause the Exchange Agent to, issue and pay to such holder, the applicable Merger Consideration pursuant to the provisions of the Merger Agreement for each share of Opiant common stock formerly represented by such Certificate or Book-Entry Share, and each Certificate or Book-Entry Share so surrendered will be forthwith cancelled. The amount of any Merger Consideration paid to the stockholders may be reduced by any applicable withholding taxes.
At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Opiant common stock on the records of the Company. From and after the Effective Time, the holders of Certificates outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Opiant common stock except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in the Merger Agreement.
At any time following six (6) months after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund that have not been disbursed, or for which disbursement is pending subject only to the Exchange Agent’s routine administrative procedures, to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the applicable Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares and compliance with the procedures of the Merger Agreement, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent or the Exchange Agent shall be liable to any holder of a Certificate or Book-Entry Share for any Merger Consideration or other amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and, if required by Parent or the Exchange Agent, the posting by such holder of a bond in such reasonable amount as Parent or the Exchange Agent may determine as indemnity against any claim that may be made against it or the Surviving Corporation with respect to any such Certificates, the applicable Merger Consideration payable in respect thereof pursuant to the Merger Agreement.

With respect the CVRs, if a Milestone (as defined in the CVR Agreement) is attained, then on or prior to the applicable Milestone Determination Date (as defined in the CVR Agreement), Parent will deliver to the rights agent a duly written notice of such, and Parent will deposit, or cause to be deposited, with the rights agent the applicable Milestone Payment to be made to Opiant stockholders. Within 20 days of the rights agent's receipt of such notice from Parent, the rights agent will send each Opiant stockholder a copy of such notice at their registered address. Concurrently with such notice, the rights agent will also pay the applicable Milestone Payment to each Opiant stockholder by check mail to their registered address, as reflected in the CVR Register (as defined in the CVR Agreement) as of the close of business on the last business day prior to such Milestone Payment Date (as defined in the CVR Agreement). With respect to any Milestone Payment that is payable in respect of any Company equity awards, Parent will, as soon as reasonably practicable following the Milestone Payment Date (but in any event no later than the second regular payroll date following the Milestone Payment Date, and in all events no later than March 15th of the year following the year in which the Milestone is attained), or will cause the Company or an affiliate to, pay, through Parent's or an affiliate's payroll system, the applicable Milestone Payment to the holder of the Company equity aware in accordance with the terms of the Merger Agreement.

Representations and Warranties

In the Merger Agreement, Opiant has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•the due organization, valid existence, good standing and corporate power of Opiant and its subsidiary;
•the capitalization of Opiant, including the number of shares of Opiant common stock, Company Options, Company RSU Awards, Company PSU Awards, and other equity interests outstanding and the ownership of the capital stock of its subsidiaries;
•the authority of Opiant to enter into the Merger Agreement and complete the Merger and the other transactions contemplated by the Merger Agreement and the enforceability of the Merger Agreement against Opiant;
•the absence of (i) any conflict with or violation of the organizational documents of Opiant or its subsidiary, or (ii) any conflict with or violation of applicable laws;
•the consents, filings and authorizations required by governmental entities in connection with the Transactions;
•compliance with SEC filing requirements for Opiant’s SEC filings since January 1, 2020, including the accuracy of information contained in such documents and compliance with GAAP and the rules and regulations of the SEC with respect to the consolidated financial statements contained therein and with Nasdaq listing and corporate governance rules;
•the consolidated financial statements of the Company;
•the adequacy of disclosure controls and internal controls over financial reporting;
•the absence of certain undisclosed liabilities;
•the absence of any off-balance sheet arrangements;
•the absence of certain changes and events since December 31, 2021 through the date of the Merger Agreement;
•the absence of a Company Material Adverse Effect since December 31, 2021;
•the accuracy of information contained in this proxy statement, as it may be amended or supplemented from time to time;
•litigation matters;
•compliance with applicable laws and governmental orders since January 1, 2020, except where non-compliance would not reasonably be expected to have a Company Material Adverse Effect;
•the maintenance of and compliance with governmental licenses, permits, certificates, approvals, billing and authorizations necessary for the conduct of Opiant and its subsidiary’s business;
•Opiant and its subsidiary’s employee benefit plans, ERISA matters and other labor and employment matters;
•environmental matters;

•privacy and data security matters;

•the leased real property of Opiant and its subsidiary;
•tax matters;
•the opinion of Opiant’s financial advisor;

•Opiant stockholder approval and matters related to state takeover statutes;

•Opiant’s material contracts;
•Opiant and its subsidiary’s material contracts;

•Opiant and its subsidiary’s material customers and suppliers;
•intellectual property matters;
•anti-corruption and sanctions matters;

•brokers’ fees payable in connection with the transactions contemplated by the Merger Agreement;

•absence of certain affiliate transactions;
•the maintenance of and compliance with valid and effective insurance policies necessary for the conduct of Opiant and its subsidiary’s business; and
•the absence of any additional representations and warranties except for the representations and warranties expressly set forth in the Merger Agreement.
Certain of Opiant’s representations and warranties are qualified (i) by reference to the disclosure in Opiant’s filings with the SEC prior to the execution of the Merger Agreement (other than disclosures contained in the “Forward Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” or “Risk Factors” sections of such SEC filings) and (ii) as set forth in Opiant’s disclosure schedules delivered to Parent pursuant to the Merger Agreement.
In addition, many of Opiant’s representations and warranties are qualified by knowledge or by a materiality or a “Company Material Adverse Effect” standard. For purposes of the Merger Agreement, “Company Material Adverse Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence. (an “Effect”) individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition, operations or results of operations of the Company and the Company’s subsidiary, taken as a whole; provided, however, that no Effects to the extent resulting or arising from the following, either alone or in the aggregate, shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists or has occurred or is reasonably likely to exist or occur:
•any changes in United States, regional or global economic conditions;
•conditions (or changes therein) in any industry or industries in which the Company operates;
•legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions;
•any change in GAAP, applicable accounting standards or any interpretation thereof;
•any adoption, implementation, promulgation, repeal, modification, amendment, or change of any applicable law of and by any governmental entity (including with respect to taxes);

•the negotiation, pendency, announcement, the identity of Parent, Merger Sub, execution and delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement or actions specifically required to be undertaken by the Company pursuant to the terms of the Merger Agreement, including any Effect on retention or hiring of employees (other than Effects resulting from any failure to comply with the conduct of business covenants of the Merger Agreement and it being understood that this clause shall not apply with respect to the representations and warranties regarding (i) Opiant’s authority to enter into the Merger Agreement, (ii) certain accelerated payments which may be due to Company employees and (iii) the Surviving Corporation’s intellectual property rights , in each case to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution or delivery of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement);
•changes in the Opiant common stock price, in and of itself (it being understood that the Effects giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect);
•any failure by the Company to meet any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the Effects giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect);
•effects arising out of acts of terrorism, war or the escalation thereof;
•changes due to natural disasters or changes in the weather or changes due to the worsening of an epidemic health crisis (including COVID-19 or any measures reasonably undertaken by the Company after the date of the Merger Agreement to protect health and ensure compliance with COVID-19 measures or changes such COVID-19 measures);
•actions or omissions taken at the specific written request of, or with the prior written consent of, Parent or any of its affiliates;
•any proceeding arising from allegations of breach of fiduciary duty or violation of law relating to the Merger Agreement or the Transactions; or
•any downgrade of the Company’s credit rating, except, in the case of clauses (i), (v), (ix), or (x), to the extent the Company and its subsidiary, taken as a whole, are materially and disproportionately adversely impacted thereby relative to other similarly situated entities operating in the same industry or industries in which the Company and its subsidiary operate (in which case the incremental disproportionate adverse impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect).
Parent and Merger Sub similarly made certain representations and warranties under the Merger Agreement, which, among other things, relate to:
•Parent and Merger Sub’s due organization, valid existence, good standing and corporate power;
•the authority of Parent and Merger Sub to enter into the Merger Agreement and complete the Merger and the other transactions contemplated by the Merger Agreement and the enforceability of the Merger Agreement against Parent and Merger Sub;

•the absence of (i) any conflict with or violation of the organizational documents of Parent or Merger Sub, (ii) any conflict with or violation of applicable laws or (iii) any required consent or approval, breach, violation, loss of benefit imposition of payment or default under any contract of Parent or Merger Sub, in each case, as a result of the execution and delivery by Parent and Merger Sub of the Merger Agreement and completion by Parent and Merger Sub of the Merger;
•the consents, filings and authorizations required by governmental entities in connection with the transactions contemplated by the Merger Agreement;
•litigation matters;
•the sufficiency of the funds that Parent has, or will have access to, to fund the transactions contemplated in the Merger Agreement;
•the accuracy of information supplied to Opiant by Parent or Merger Sub for use in this proxy statement, as it may be amended or supplemented from time to time;
•beneficial ownership of Opiant common stock by Parent, Merger Sub or any “affiliates” or “associates” (as defined in Section 203 of the DGCL); or
•the absence of any additional representations and warranties except for the representations and warranties expressly set forth in the Merger Agreement.
None of the representations and warranties in the Merger Agreement will survive the completion of the Merger.

Conduct of Business Pending the Merger

Certain covenants in the Merger Agreement restrict the conduct of the Company’s and its subsidiary's business between the date of the Merger Agreement and earlier of the Effective Time or the termination of the Merger Agreement. Except (i) as set forth in the Company Disclosure Letter to the Merger Agreement, (ii) as specifically permitted by the Merger Agreement, (iii) as required by law, (iv) any actions reasonably undertaken by the Company or its subsidiary to protect the health and safety of the Company and its subsidiary employees and to ensure compliance with COVID-19 measures, or (v) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (a) the Company shall and shall cause its subsidiary to conduct its business in the ordinary course of business consistent with past practice, (b) use their reasonable best efforts to preserve intact their present, insurance coverage, relationships with governmental entities and suppliers with whom they have material business relations, and retain the services (subject to the limitations imposed in the Merger Agreement) of its present executive officers, directors and director-level employees, and (c) except as specifically permitted or required by the Merger Agreement, as specifically required by law, or for COVID-19 measures, the Company shall not, and shall not permit its subsidiary to do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld delayed or conditioned):
•authorize or pay any dividends or make any distribution with respect to outstanding shares of capital stock, except dividends and distributions made by the Company's subsidiary to the Company, distributions under Company Equity Plans and distributions resulting from the vesting or exercise of Company Options or Company Warrants or the vesting and settlement of Company RSU Awards or Company PSU Awards;
•split, combine, reduce or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;
•in each case except as required by applicable law, the provisions of the Company benefit plans as in effect on the date of the Merger Agreement, or the provisions of the Merger Agreement: (i) establish, adopt, amend or terminate any Company benefit plan (other than consulting agreements terminable on notice of 30 days or less without any termination obligations of the Company, and offer letters that contemplate “at will” employment with severance, change in control or retention benefits consistent with current arrangements with similarly situated employees) or amend the terms of any outstanding Company equity awards, (ii) grant or provide any severance or termination payments or benefits to any director, officer, employee or other service provider of the Company or its subsidiary, (iii) increase the compensation, bonus or pension, welfare, severance or other benefits of or pay any bonus to any director, officer, employee or other individual service provider of the Company or its subsidiary, (iv) take any action to accelerate the vesting, payment, or funding of compensation or benefits under any Company benefit plan (including any Company equity awards), (v) forgive any loans to directors, officers or employees of the Company or its subsidiary, or (vi) hire or terminate the employment or services of (other than for cause or due to death or disability) any officer, employee in a position of Vice President or higher or any individual consultant who has a target annual cash compensation greater than $250,000; provided, that the Company may (a) increase or otherwise modify or supplement salaries, wages, benefits or other compensation with respect to the 2023 calendar year in the ordinary course of business consistent with past practice; or (b) hire an employee or enter into a contract for services to be provided by a consultant to replace an employee or consultant of the Company or its subsidiary whose employment or consulting relationship is terminated for any reason on or after the date of the Merger Agreement, so long as the terms of the salary, target annual bonus opportunity and other benefits offered to such replacement employee or consultant are substantially similar, or not materially different than, those of the employee or consultant of the Company or its subsidiary whose employment or consulting relationship has been terminated;
•make any change in financial accounting policies, principles, practices or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, applicable law or governmental entity;

•acquire, including by merger, consolidation or acquisition of stock or assets or any other business combination or by any other manner, any corporation, partnership, other business organization or any business, division or equity interest thereof;
•amend or propose to amend the bylaws or certificate of incorporation of the Company or the equivalent organizational documents of its subsidiary;
•issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in its capital stock, voting securities or other equity interest in the Company or its subsidiary or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units or take any action to cause to be exercisable any otherwise unexercisable Company equity award under any existing Company Equity Plan (except as otherwise required by the express terms of any Company equity award outstanding on the date of the Merger Agreement), other than issuances of shares of Opiant common stock in respect of the Company equity awards or loans outstanding under the Existing Note Purchase Agreement (in accordance with the terms thereof) or in connection with any exercise of Company Options or Company Warrants or the vesting or settlement of Company equity awards outstanding on the date of the Merger Agreement and in accordance with their respective present terms (or as amended in accordance with the Merger Agreement) or granted following the date of the Merger Agreement in accordance therewith;
•directly or indirectly, purchase, redeem or otherwise acquire any shares of capital stock or any rights, warrants or options to acquire any such shares of capital stock of the Company or its subsidiary, except for (i) acquisitions of shares of Opiant common stock in satisfaction by holders of Company equity awards in order to satisfy obligations to pay the exercise price and/or tax withholding obligations with respect thereto and (ii) the acquisition by the Company of Company equity awards in connection with the forfeiture of such Company equity awards;
•incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for transactions at the stated maturity of such indebtedness and required amortization or mandatory prepayments;
•make any loans to any other person, except for loans among the Company and its subsidiary;
•(i) sell, lease, license, transfer, exchange, swap or otherwise dispose of, or subject to any lien (other than certain liens permitted under the Merger Agreement), any of its material properties or assets (including shares of capital stock or other equity interests of the Company or its subsidiary), except for sales of inventory, or dispositions of obsolete or worthless equipment, in each case, in the ordinary course of business consistent with past practice or (ii) waive or assign any claims or rights of material value;
•(i) compromise or settle any claim, litigation, investigation or proceeding, in each case made or pending by or against the Company or its subsidiary (for the avoidance of doubt, including any compromise or settlement with respect to matters in which any of them is a plaintiff), or any of their employees, officers or directors in their capacities as such, other than the compromise or settlement of claims, litigation, investigations or proceedings that: (a) are for an amount not to exceed $10,000, individually or in the aggregate, (b) do not involve an admission of guilt or impose any injunctive relief or a material restriction on the Company and its subsidiary and (c) do not provide for the license of any material intellectual property right or (ii) commence any material claim, litigation, investigation or proceeding, other than in the ordinary course of business consistent with past practice;
•make, revoke or change any material tax election, change any tax accounting period or method of tax accounting, file any amended tax return, settle or compromise any audit or proceeding relating to a material amount of taxes, agree to an extension or waiver of the statute of limitations with respect to a material amount of taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. law) with respect to any material tax, or surrender any right to claim a material tax refund;
•except for $100,000 in capital expenditures incurred in the ordinary course of business consistent with past practice, make any new capital expenditure or expenditures, or commit to do so;
•except in the ordinary course of business consistent with past practice or in connection with any transaction to the extent specifically permitted by this section, (i) enter into any contract that would, if entered into prior to the date of the Merger Agreement, be a “material contract,” as that term is defined in the Merger Agreement, or (ii) materially modify, materially amend or terminate any material contract or waive, release or assign any material rights or claims under any material contract;
•terminate or amend any provision of the Adapt License Agreement or grant any waiver of any right of the Company thereunder;
•with respect to three agreements with Aegis Therapeutics, LLC: the (i) Amended and Restated Material Transfer, Option and Research License Agreement, dated April 26, 2016, as amended, (ii) License Agreement, dated January 1, 2017, and (iii) Supply Agreement, dated January 1, 2017 (collectively, the “Aegis Agreements”), terminate or amend any provision of the Aegis Agreements, or grant any waiver of any right of the Company thereunder, or otherwise take any action with respect to the Aegis Agreements that would have the effect of altering the royalties payable by the Company related to Intravail® payable under the Aegis Agreements, including any changes to milestones or of altering the scope of intellectual property rights licensed to the Company under the Aegis Agreements; or
•agree, in writing or otherwise, to take any of the foregoing actions.

No Solicitation of Other Offers; Change of Recommendation

From and after the date of the Merger Agreement, Opiant is subject to customary “no shop” restrictions prohibiting Opiant and its representatives from soliciting acquisition proposals from third parties or providing information to or participating in any discussions or negotiations with third parties regarding acquisition proposals, subject to certain exceptions set forth in the Merger Agreement and described below, to include using reasonable best efforts to cause its representatives on behalf of the Company not to, directly or indirectly:
•solicit, initiate, or knowingly encourage or facilitate (including by way of furnishing information) any inquiry regarding, or the submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Competing Proposal;
•engage or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information or data with respect to any Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal; or
•take any action to exempt any person (other than Parent and its subsidiaries) from the restrictions on “business combinations” or any similar provision contained in any applicable law or the Company's governing and organizational documents.
Except as expressly permitted by the Merger Agreement, from and after the date of the Merger Agreement, Opiant shall, and shall cause its subsidiaries to, use commercially reasonable efforts to (x) immediately cease any solicitation, encouragement, discussions or negotiations with any persons that may be ongoing with respect to any Competing Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Competing Proposal, and (y) promptly instruct or otherwise request (in each case, to the extent it has contractual authority to do so and has not already done so prior to the date of the Merger Agreement), any Person that has executed a confidentiality or non-disclosure agreement in connection with any such Competing Proposal or potential Competing Proposal to return or destroy all such non-public information or documents or material incorporating confidential information in the possession of such person or its representatives in accordance with the terms of such confidentiality or non-disclosure agreement.
Notwithstanding anything to the contrary contained in the Merger Agreement, the Company, its subsidiary and their respective representatives may in response to a bona fide, written Competing Proposal (or any written indication by any person that it may be considering making a Competing Proposal) (A) seek to clarify and understand the terms and conditions of any such Competing Proposal (or indication or amended proposal) solely to determine whether such Competing Proposal or indication constitutes or would reasonably be expected to lead to a Superior Proposal and (B) inform a person that has made any such Competing Proposal of the provisions of the Merger Agreement, in each case, so long as the Company, its subsidiary and such representatives otherwise comply with the Merger Agreement in connection therewith.
Except as expressly permitted by the Merger Agreement, the Board shall not:
•withdraw, withhold, qualify or modify in a manner adverse to Parent, or resolve to or publicly propose to withdraw, withhold, qualify or modify in a manner adverse to Parent, the Board's recommendation t Company stockholders to approve the adoption of the Merger Agreement (such recommendation, the “Company Board Recommendation”);
•fail to include the Company Board Recommendation in the proxy statement;
•adopt, approve, endorse or recommend, or resolve to or publicly propose to adopt, approve, endorse or recommend, any Competing Proposal;
•after receipt or public announcement of a Competing Proposal (other than a tender offer or exchange offer as discussed in the bullet below), fail to publicly affirm the Company Board Recommendation within five (5) business days after a request by Parent to do so (or, if earlier, by the close of business on the business day immediately preceding the scheduled date of the special meeting of the Company's stockholders) (which such request may not be made by Parent more than once with respect to any such Competing Proposal; provided that any subsequent modification to a Competing Proposal shall be treated as a new Competing Proposal for purposes of this limitation); or
•following the commencement of a tender offer or exchange offer relating to the Company's common stock by a person unaffiliated with Parent, fail to affirm the Company Board Recommendation and recommend that the Company’s stockholders reject such tender offer or exchange offer within five (5) business days after the commencement of such tender offer or exchange offer pursuant to Rule 14d-9(f) under the Exchange Act (or, if earlier, by the close of business on the business day immediately preceding the scheduled date of the meeting of Opiant's stockholders), it being agreed that the taking of no position or a neutral position by the Board in respect of the acceptance of any such tender offer or exchange offer as of the end of such period shall constitute a failure to recommend against acceptance of any such offer.
We refer to any of the actions described in the first, second, third, fourth and fifth bullets as a “Change of Recommendation.”
Except as expressly permitted by the Merger Agreement, the Board shall not cause or allow the Company or its subsidiary to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, term sheet, contract or commitment (other than an Acceptable Confidentiality Agreement referred to in the Merger Agreement) constituting or relating to, or that is intended to or could reasonably be expected to lead to, any Competing Proposal. We refer to the actions described above as a “Company Acquisition Agreement.”
From and after the date of the Merger Agreement, Opiant agrees to promptly (and, in any event, within forty-eight (48) hours) notify Parent in writing of the receipt by the Company or any of its representatives of receipt of a Competing Proposal (or any written indication by any person that it may be considering making a Competing Proposal). Any such notice to Parent must include summaries of or copies of any written materials submitted in connection with such Competing Proposal (or indication) and indicate the identity of the person making such Competing Proposal (or indication) and the material terms and conditions thereof. Thereafter the Company shall on a reasonable and prompt basis (and, in any event, within twenty-four (24) hours) (i) keep Parent reasonably informed on a current basis regarding any material change (including of any amendment, development, discussion or negotiation) to the material terms of any such Competing Proposal and the nature of any information requested of the Company, its subsidiary or any of their respective representatives with respect thereto and (ii) provide to Parent copies of any material written proposals, indications of interest or draft documentation (or, in the case of proposals or indications of interest delivered orally, shall provide to Parent a written summary of the material terms thereof). The Company agrees that it and its subsidiary will not enter into any agreement with any person subsequent to the date of the Merger Agreement which prohibits the Company from providing any information to Parent in accordance with the terms of the Merger Agreement.
From and after the date of the Merger Agreement, if the Company receives, prior to the Company stockholder approval being obtained, a bona fide, written Competing Proposal from any person that did not result from a breach of the Merger Agreement (other than any such breach that is immaterial in effect) and the Board determines in good faith (after consultation with the Company’s outside legal counsel and Lazard) that such Competing Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then the Company may (i) furnish information with respect to the Company and its subsidiary (including non-public information) to the person that has made such Competing Proposal and its representatives (including, for these purposes, sources of financing), if, prior to so furnishing such information, the Company receives from such person an Acceptable Confidentiality Agreement; provided, in the case of this clause (i), that such information has previously been, or is substantially concurrently, made available to Parent, and (ii) engage in or otherwise participate in discussions or negotiations with the person making such Competing Proposal regarding such Competing Proposal; provided, in the case of clauses (i) and (ii), that within twenty-four (24) hours of the first time that the Company furnishes any nonpublic information to or participates in any discussions or negotiations with any person, the Company shall provide written notice to Parent of the identity of such person and of the Company’s intention to furnish information to or participate in discussions or negotiations with such person. The Company shall provide Parent with a summary of the material terms and conditions or a copy of the Acceptable Confidentiality Agreement entered into pursuant to the terms of the Merger Agreement for informational purposes only within twenty-four (24) hours of execution thereof (it being understood that the Company shall only be required to provide the notice required by the terms of the Merger Agreement on one occasion with respect to a particular person).
Prior to the time the Company stockholder approval is obtained, the Board may make a Change of Recommendation and/or, if applicable, terminate the Merger Agreement pursuant to the terms thereof if, after receiving a bona fide, written Competing Proposal that did not result from a breach of the Merger Agreement (other than any such breach that is immaterial in effect) the Board has determined in good faith (after consultation with the Company's outside legal counsel and Lazard) that (A) such Competing Proposal constitutes a Superior Proposal and (B) in light of such Competing Proposal, the failure to take such action would be inconsistent with the fiduciary duties owed by the members of the Board under applicable law; provided, that, prior to making such Change of Recommendation or terminating the Merger Agreement pursuant to the terms thereof:
•the Company has given Parent at least five (5) business days’ prior written notice of its intention to take such action or actions with respect to a Superior Proposal (which notice shall specify the material terms and conditions of any such Superior Proposal, and which notice, or the public disclosure thereof, shall not constitute a Change of Recommendation) and has contemporaneously provided to Parent a reasonably detailed summary of the material terms of or a copy of the Superior Proposal, a copy of any proposed acquisition agreement with the person making such Superior Proposal and a reasonably detailed summary of the material terms of or a copy of any financing commitments relating thereto (or, if not provided in writing to the Company, a written summary of the material terms thereof) (the “Matching Period”);
•if requested by Parent, the Company has negotiated, and has made its representatives reasonably available to negotiate, in good faith with Parent during the Matching Period, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of the Merger Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal;
•following the end of the Matching Period, the Board shall have considered in good faith any written revisions to the terms of the Merger Agreement proposed by and binding on Parent, and shall have determined in good faith (after consultation with the Company’s outside legal counsel and Lazard) that the Superior Proposal would nevertheless continue to constitute a Superior Proposal if the revisions proposed by and binding on Parent were to be given effect; and
•in the event of any material change to any of the financial terms (including material changes to the form, amount and timing of payment of consideration) or any other material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in the first bullet above and a new Matching Period under the first bullet above shall commence (except that the five (5) business day period notice period referred to in the first bullet above shall instead be equal to three (3) business days) during which time the Company shall be required to comply with the requirements of the Merger Agreement with respect to such additional notice pursuant to the first, second, third and fourth bullets above; provided, further, that the Company has complied in all material respects with its obligations under the Merger Agreement.
The Merger Agreement also provides that in response to an intervening event prior to the receipt of the Company stockholder approval, the Board may effect a Change of Recommendation only if:
•the Company has given Parent at least five (5) business days’ prior written notice of its intention to take such action, which notice shall specify the reasons therefor (and which notice, or the public disclosure thereof, shall not constitute a Change of Recommendation);
•if requested by Parent, the Company has negotiated, and has made its representatives reasonably available to negotiate, in good faith with Parent during such notice period after giving any such notice, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of the Merger Agreement such that such intervening event would not warrant the Board to make an Change of Recommendation (to the extent permitted) pursuant to the Merger Agreement; and

•following the end of such notice period, the Board shall have considered in good faith any written revisions to the terms of the Merger Agreement proposed by Parent, and shall have determined in good faith (after consultation with the Company’s outside legal counsel) that failure to make a Change of Recommendation in response to such intervening event would be inconsistent with the fiduciary duties owed by the members of the Board under applicable law.
Opiant or the Board may (i) disclose to Opiant’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (ii) make any disclosure to Opiant's stockholders if the Board (or a duly authorized committee thereof) determines in good faith, after consultation with outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties or violate applicable laws with respect to the fact that a Competing Proposal has been made, the identity of the party making such Competing Proposal or the material terms of such Competing Proposal or that an intervening event has occurred (and, subject to the following proviso, no such disclosure shall, taken by itself, be deemed to be a Change of Recommendation), or (iii) make any “stop, look and listen” communication or any other similar disclosure to the Company’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act; provided, however, that the foregoing shall in no way eliminate or modify the effect that any such position or disclosure would otherwise have under the Merger Agreement and any such position or disclosure that relates to a Competing Proposal or intervening event (other than any “stop, look and listen” communication) shall be deemed to be a Change of Recommendation unless the Board expressly and concurrently reaffirms the Company Board Recommendation.
As used in this proxy statement:
•“Acceptable Confidentiality Agreement” means a customary confidentiality agreement (which need not prohibit the making of a Competing Proposal) with terms no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided that an Acceptable Confidentiality Agreement need not include a standstill or other similar obligation so long as the Company offers to amend the Confidentiality Agreement concurrently with execution of such Acceptable Confidentiality Agreement to remove any standstill or similar obligation in the Confidentiality Agreement;
•“Competing Proposal” means any proposal or offer made by a Person or group (other than a proposal or offer by Parent or any of its subsidiaries), including any amendment or modification to any existing proposal or offer, which (1) is structured to permit (A) such Person or group to acquire beneficial ownership of at least twenty percent (20%) of the assets of, equity interest in, or businesses of, the Company (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step transaction or series of related transactions), or (B) a merger, consolidation, recapitalization or other transaction that results in the stockholders of the Company immediately preceding such transaction holding less than eighty percent (80%) of the equity interests of the surviving or resulting entity of such transaction, in each case other than the Merger or (2) involves any sale or license of, or joint venture or partnership with respect to rights to OPNT003;
•“intervening event” means a material event, occurrence, fact, effect, development, circumstance, condition, state of facts or change that was not known or reasonably foreseeable to the Board as of the date of the Merger Agreement, which event, occurrence, fact, effect, development, circumstance, condition, state of facts or change becomes known to the Board prior to the Effective Time, other than (i) changes in Opiant's common stock price, in and of itself (however, the underlying reasons for such changes may constitute an intervening event), (ii) the timing of any consents, registrations, approvals, permits, clearances or authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective subsidiaries from any governmental entity in connection with the Merger Agreement and the consummation of the Transactions, (iii) any Competing Proposal, or any inquiry, proposal or offer that could reasonably be expected to lead to a Competing Proposal, or the consequences thereof, or (iv) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (however, the underlying reasons for such events may constitute an intervening event); and
•“Superior Proposal” means a bona fide written Competing Proposal (with references to 20% and 80% being deemed to be replaced with references to 50%) made after the date hereof and that did not result from or arise in connection with a breach of the Company’s obligations set forth in the Merger Agreement (other than any such breach that is immaterial in effect), that the Board determines in good faith after consultation with the Company’s outside legal and Lazard (A) would be more favorable to the stockholders of the Company from a financial point of view than the Merger, taking into account all financial, legal, regulatory and other relevant factors (including all the terms and conditions of such proposal or offer and the Merger Agreement (including any changes to the terms of the Merger Agreement proposed in writing by and binding on Parent in response to such offer or otherwise)) and (B) reasonably expected to be consummated on the terms proposed.

Required Stockholder Vote

As promptly as practicable, Opiant will use its reasonable best efforts to cause this proxy statement to be mailed to holders of Opiant common stock entitled to vote at the meeting of stockholders and to convene and hold the meeting of stockholders as soon as practicable after the filing of this proxy statement (or such later date as the parties agree). Except in connection with a Change of Recommendation made pursuant to the Merger Agreement, the Company and the Board shall (i) recommend to the Company's stockholders that they approve the Merger and the Transactions, and (ii) solicit and use its reasonable best efforts to obtain the approval of the Company stockholders at the special meeting.
Notwithstanding anything to the contrary in the Merger Agreement, if, on a date for which the meeting of stockholders is scheduled, the Company has not received proxies representing a sufficient number of shares of Opiant common stock to obtain the stockholder approval, whether or not a quorum is present, the Company shall have the right to make one or more successive postponements or adjournments of the meeting of stockholders; provided, that the meeting of stockholders is not postponed or adjourned to a date that is in the aggregate more than thirty (30) days after the date for which the meeting of stockholders was originally scheduled (other than, following consultation with Parent, any adjournments or postponements required by applicable law, including adjournments or postponements to the extent required under applicable law to ensure that any required supplement or amendment to this proxy statement is provided or made available to the Company stockholders or to permit dissemination of information which is material to stockholders voting at the meeting of stockholders and to give the Company stockholders sufficient time to evaluate any such supplement or amendment or other information, provided, that in no event shall the number of days by such the meeting of stockholders is adjourned or postponed exceed thirty (30) days in the aggregate, less the number of days by which the meeting of stockholders has been adjourned or postponed in order to obtain the Company stockholder approval). Once the Company has established a record date for the meeting of stockholders, the Company shall not change such record date or establish a different record date for the meeting of stockholders without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), unless, following consultation with Parent, required to do so by applicable law or the Company's governing and organizational documents. Without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the adoption of the Merger Agreement shall be the only matter (other than matters of procedure and matters required by applicable law to be voted on by the Company’s stockholders in connection with the adoption of the Merger Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the meeting of stockholders.
Consents, Approvals and Filings
Opiant, Parent and Merger Sub have each agreed, subject to the terms of the Merger Agreement, to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Merger and the other Transactions as soon as practicable, including using reasonable best efforts to:
•prepare and file, in consultation with the other parties and as promptly as practicable and advisable, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to use its reasonable best efforts to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations necessary or advisable to be obtained by such party from any third party and/or any governmental entity in order to consummate the Merger or any of the other Transactions; and
•use reasonable best efforts to take all steps as may be necessary to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals as promptly as practicable.
Opiant, Parent and Merger Sub also agreed to, and to cause their respective affiliates and subsidiaries to, make or cause to be made all filings required under specified competition laws with respect to the Merger as promptly as practicable and, in any event, file all required HSR Act pre-merger notifications and report forms (unless otherwise agreed to by Parent and the Company within fourteen (14) business days after the date of the Merger Agreement) and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act in order to cause the expiration or termination of the waiting period under the HSR Act to occur as promptly as practicable. Opiant, Parent and Merger Sub further agreed to submit a briefing paper to the CMA (unless otherwise agreed to by Parent and the Company within fourteen (14) business days after the date of the Merger Agreement), to supply as promptly as practicable any additional information and documentary material that the CMA may request, and to take all other actions to resolve or conclude any formal review under the EA 2002 and obtain clearance and approval to complete the Merger. The parties similarly agreed to, and to cause their respective affiliates and subsidiaries to, make or cause to be made a notice to CFIUS with respect to the Merger (unless otherwise agreed to by Parent and the Company) within fourteen (14) business days after the date of the Merger Agreement).

Each of Parent and the Company shall use reasonable best efforts to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations for the Transactions under the HSR Act or any other antitrust law, Section 721 of Title VII of the Defense Production Act of 1950, as amended and including the regulations of CFIUS promulgated thereunder, codified at 31 C.F.R. Part 800, et seq. (“Section 721”), and approval from CFIUS, (i) cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party under any antitrust law, including by allowing the other parties to the Merger Agreement to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (ii) promptly inform the other parties to the Merger Agreement of any communication received by such party from, or given by such party to, the Antitrust Division of the DOJ, the FTC or any other governmental entity with respect to any antitrust law, or CFIUS, by promptly providing copies to the other parties to the Merger Agreement of any such written communications, and of any material communication received or given in connection with any proceeding by a private party under any antitrust law, in each case regarding any of the Transactions; provided, however, that materials may be redacted (A) to remove references concerning the valuation of Parent, Company or any of their subsidiaries, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege or confidentiality concerns; and (iii) permit the other parties to the Merger Agreement to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC, CFIUS or any other governmental entity with respect to the subject matter of the terms of the Merger Agreement, or, in connection with any proceeding by a private party under any antitrust law, with any other person (provided, however, that materials may be redacted (A) to remove references concerning the valuation of Parent, Company or any of their subsidiaries, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege or confidentiality concerns), and to the extent permitted by the DOJ, the FTC, CFIUS, or any other applicable governmental entity or other person with respect to the subject matter of the terms of the Merger Agreement, give the other parties to the Merger Agreement the opportunity to attend and participate in any in-person meetings with the DOJ, the FTC, CFIUS, or any other governmental entity or other person with respect to the subject matter of the terms of the Merger Agreement. Parent shall, on behalf of the parties to the Merger Agreement, control and lead all communications and strategy relating to the antitrust laws and Section 721 (provided that the Company is not constrained from complying with applicable law); provided, further, that the parties to the Merger Agreement shall consult and cooperate with one another, and consider in good faith the views of one another, regarding the form and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of either party in connection with legal proceedings under or relating to any antitrust law prior to their submission.
If any action or proceeding is instituted challenging the Merger as violating any antitrust laws, or if any decree, order, judgment, or injunction (whether temporary, preliminary, or permanent) is entered or enforced, by any governmental entity that would make the Merger illegal or otherwise delay or prohibit the consummation of the Merger, Parent and its affiliates shall take any and all actions to contest, resolve and defend any such claim, cause of action, or proceeding to avoid entry of, or to have vacated, lifted, reversed, repealed, rescinded, or terminated, any decree, order, judgment, or injunction (whether temporary, preliminary, or permanent) that prohibits, prevents, or restricts consummation of the Merger, in each case no later than thirty (30) days prior to the Outside Date. In addition, Parent shall use reasonable best efforts to enter into such commercially reasonable assurances or agreements requested or required by CFIUS or the President of the United States to obtain CFIUS approval.
However, in no event shall Parent or Merger Sub be required to offer, accept or agree to, and the Company shall not, without Parent’s prior written consent, offer, accept or agree to:

•divest, dispose of or hold separate, or cause its subsidiary to dispose of or hold separate, (A) any portion of the businesses, operations, assets or products lines of Parent or any of its affiliates (including for the avoidance of doubt, any equity interests in the Company or its subsidiary) or (B) except, in the case of this clause (B) as would not be material to the Company and its subsidiary (taken as a whole), any portion of the businesses, operations, assets or product lines of the Company or its subsidiary;
•restrict, prohibit or limit the ability of Parent or its affiliates, or the Company or its subsidiary to (A) conduct its business or own any of its assets (other than the business or assets of the Company and its subsidiary) or (B) except, in the case of this clause (B) as would not be material to the Company and its subsidiary (taken as a whole), conduct any of the business or assets of the Company or its subsidiary;
•restrain, prohibit or limit the ownership or operation by Parent, the Company or any of their respective subsidiaries of (A) any of the business or assets of Parent or its affiliates (other than the business or assets of the Company and its subsidiary) or (B) except, in the case of this clause (B) as would not be material to the Company and its subsidiary (taken as a whole), any of the business or assets of the Company or its subsidiary;
•cause Parent or any of its subsidiaries to divest any shares of Opiant's common stock;
•impose limitations on the ability of Parent or any of its subsidiaries effectively to acquire, hold or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including the right to vote any shares of capital stock of the Surviving Corporation acquired or owned by Parent or any of its subsidiaries on all matters properly presented to the stockholders of the Surviving Corporation; or
•in connection with obtaining the CFIUS approval, take any action that (X) would limit in any material respect its ability to own, control and operate the Company and its subsidiary or integrate the Company and the its subsidiary (and their respective businesses, assets and properties) with those of Indivior and its subsidiaries at any point following the Effective Time or (Y) would reasonably be expected to adversely affect Indivior and its subsidiaries (assuming completion of the Merger and the other Transactions) in any material respect.
Each of Parent and the Company shall use its reasonable best efforts to obtain all consents, waivers, authorizations and approvals of all third parties, other than governmental entities, necessary, proper or advisable for the consummation of the Transactions and to provide any notices to such third parties required to be provided prior to the Effective Time; provided, however, that without the prior written consent of Parent, the Company shall not incur any significant expense or liability, enter into any significant new commitment or agreement or agree to any significant modification to any contractual arrangement to obtain such consents or certificates in each case, that would have a Company Material Adverse Effect. No party is required pursuant to the Merger Agreement to take or agree to take any action unless the effectiveness of such agreement or action is conditioned upon the Closing.
Parent will not, and will not permit any of its subsidiaries or affiliates to (i) acquire or agree to acquire any entity that is engaged in the development or commercialization of products for the reversal of opioid overdose or (ii) acquire or agree to acquire any assets or rights to products for the reversal of opioid overdose, if such acquisition, merger or consolidation would reasonably be expected to (A) impose any delay in the obtaining of, or increase the risk of not obtaining, any consents, orders or other approvals of any governmental entity necessary to consummate the Merger or the expiration or termination of any applicable waiting period, (B) increase the risk of any governmental entity entering an order prohibiting the consummation of the Merger, (iii) increase the risk of not being able to remove any such order on appeal or otherwise or (iv) delay or prevent the consummation of the Merger.

Continuing Employees

The Merger Agreement provides that from the Effective Time until 12 months following the Effective Time, each employee of Opiant and any of its subsidiaries who continues in employment with the Surviving Corporation or any of their respective affiliates following the Effective Time (each, a “Continuing Employee”) will receive (i) base salary or hourly wage rate, as applicable, that, in each case, is no less than the base salary or hourly wage rate, as applicable, provided to such Continuing Employee immediately prior to the Effective Time, (ii) a cash bonus opportunity, but only through the end of the calendar year during which the Closing occurs, that is no less than the cash bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time and (iii) other employee benefits (including, without limitation, employee health, welfare, retirement, and fringe benefits), other than defined benefit pension, deferred compensation, equity incentive compensation, and severance or post-termination benefits, which are no less favorable in the aggregate than those employee provided to the Continuing Employees immediately prior to the Effective Time.
In addition, Parent will, or will cause the Surviving Corporation to, assume, honor and fulfill during the 12-month period following the Effective Time all of the Company’s employment, severance, retention and termination and other employee benefit plans, policies, programs, agreements and arrangements, in each case, as in effect at the Effective Time. Effective as of the Effective Time and thereafter, Parent will provide, or will cause the Surviving Corporation to provide, that periods of employment with the Company (including any current or former affiliate of the Company or any predecessor of the Company to the extent recognized by the Company) will be taken into account for all purposes under all employee benefit plans maintained by Parent or an affiliate of Parent for the benefit of the Continuing Employees, including vacation or other paid time-off plans or arrangements, 401(k), pension or other retirement plans and any severance or health or welfare plans (other than for purposes of equity incentive compensation and determining any accrued benefit under any defined benefit pension plan or as would result in a duplication of benefits).
To the extent Parent offers coverage to a Continuing Employee under any an employee benefit plan of Parent and its subsidiaries (each, a “Parent Plan”), Parent will, and will cause the Surviving Corporation to, to the extent applicable, use reasonable best efforts to (i) cause such Continuing Employee to be immediately eligible to participate, without any waiting time, in such Parent Plan to the extent that coverage under such Parent Plan is comparable to a Company benefit plan in which such Continuing Employee participated immediately prior to the Effective Time, (ii) cause to be waived any eligibility waiting periods, actively-at-work requirements or pre-existing condition limitations or exclusions with respect to such Continuing Employees under the applicable health and welfare benefits of such Parent Plan (except to the extent applicable under the comparable Company benefit plan immediately prior to the Effective Time), (iii) cause to be waived any and all evidence of insurability requirements with respect to such Continuing Employees to the extent such evidence of insurability requirements were not applicable to the Continuing Employees under the comparable Company benefit plan immediately prior to the Effective Time, and (iv) with respect to a health plan, credit such Continuing Employee with all deductible payments, out-of-pocket or other co-payments paid by such employee under the Company benefit plans prior to the Closing during the year in which the Closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum for such year.

If requested by Parent in writing delivered to the Company not less than ten (10) business days before the Closing, the Company will terminate any Company benefit plan intended to qualify under Section 401(a) of the Code that contains a cash or deferred arrangement (collectively, the “Company 401(k) Plans”). If Parent requests such termination, Parent shall cause a defined contribution plan maintained by Parent or its affiliates that is intended to qualify under Section 401(a) of the Code (the “Parent 401(k) Plan”), (and a related trust exempt from tax under Section 501(a) of the Code) to (i) permit participation by Continuing Employees as soon as practicable following the Closing, subject to and on terms and conditions no less favorable than those applicable to similarly situated employees of Parent and its affiliates, and (ii) permit the Continuing Employees who are then actively employed to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code and, for the avoidance of doubt, inclusive of loans), in the form of cash and, with respect to loans, notes, in an amount equal to the full account balance (inclusive of loans) distributed to such Continuing Employees from the Company 401(k) Plans to the Parent 401(k) Plan.

Finally, in the event the Closing occurs prior to the payment of annual bonuses with respect to calendar year 2023, then Parent shall, or shall cause the Surviving Corporation to, pay to each Continuing Employee such employee’s 2023 annual bonus, determined pursuant to the terms and conditions set forth in the applicable annual bonus program and based on actual achievement of performance goals. Such annual bonuses (less any applicable withholding taxes) shall be paid no later than December 31, 2023, subject to the Continuing Employee’s continued employment through the payment date; provided, however, if any such Continuing Employee’s employment is terminated by the Surviving Corporation (or Parent or any of its affiliates) without cause or for good reason, in either case, prior to or on December 31, 2023, then such employee shall remain entitled to receive (on the date on which annual bonuses are paid to Continuing Employees generally under the annual bonus program) such employee’s 2023 bonus, to the extent earned based on actual achievement of such performance goals through December 31, 2023 and prorated for the portion of calendar year 2023 elapsed prior to the date of termination.

Directors’ and Officers’ Indemnification and Insurance
Under the Merger Agreement, for not less than six (6) years from and after the Effective Time, Parent will cause the Surviving Corporation to, and the Surviving Corporation will and will cause each of its subsidiaries to, indemnify, defend and hold harmless the Indemnified Parties against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law; provided, however, that such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction has determined in a final, nonappealable judgment such Indemnified Party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the Merger or any of the other Transactions), whether asserted or claimed prior to, at or after the Effective Time, in connection with such persons serving as an officer or director of the Company or its subsidiary or of any person serving at the request of the Company or its subsidiary as a director, officer, employee or agent of another person, to the fullest extent permitted by applicable law, the charter, by-laws or similar organizational documents of the Company or any indemnification agreements, if any, in existence as of the date of the Merger Agreement. Parent, Merger Sub and the Company agree that for six (6) years after the Effective Time all rights to elimination or limitation of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Parties as provided in their respective certificate of incorporation or by-laws (or comparable organizational documents) or in any agreement will survive the Merger and will continue in full force and effect.
Under the Merger Agreement, Parent agrees that all rights to exculpation, indemnification or advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring prior to the Effective Time (including in connection with the Merger Agreement or the Merger) existing as of the Effective Time in favor of an Indemnified Party as provided in the Company’s charter or bylaws or similar organizational documents in effect as of the date of the Merger Agreement will survive the Merger and will continue in full force and effect in accordance with their terms. For six (6) years after the Effective Time, the Surviving Corporation will cause to be maintained in effect the provisions in (i) the Company's governing and organizational documents and (ii) any other agreements of the Company and its subsidiary with any Indemnified Party, in each case, regarding elimination or limitation of liability, indemnification of officers, directors, employees and agents or other fiduciaries and advancement of expenses that were in existence on the date of the Merger Agreement, and no such provision will be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of the Merger Agreement and the consummation of the Merger or any of the other Transactions) without the consent of such Indemnified Party.
    The Merger Agreement provides that, at or prior to the Effective Time, Parent will purchase a D&O Insurance Policy that is no less favorable than the Company’s existing policy as of the date of the Merger Agreement or, if insurance coverage that is no less favorable is unavailable, the best available coverage; provided, that Parent will not be required to pay an aggregate cost for the D&O Insurance Policy in excess of 300% of the last annual premium paid prior to the date of the Merger Agreement; provided, further, that, if Parent is unable to obtain such D&O Insurance Policy as of the Effective Time, the Company may purchase such a D&O Insurance Policy with an aggregate cost not in excess of 300% of the last annual premium paid prior to the date of the Merger Agreement; provided, further, that if the D&O Insurance Policy is not obtained by either Parent or the Company at or prior to the Effective Time, Parent will, and will cause the Surviving Corporation to, maintain in effect, for a period of six (6) years from the Effective Time, for the benefit of the Company’s current directors and officers with respect to their acts and omissions as directors, officers, employees or agents of the Company or its subsidiary occurring at or prior to the Effective Time, a directors’ and officers’ liability insurance policy that is no less favorable than the Company’s existing policy as of the date of the Merger Agreement or, if insurance coverage that is no less favorable is unavailable, the best available coverage; provided that the Surviving Corporation will not be required to pay an annual premium for such insurance policy in excess of 300% of the last annual premium paid prior to the date of the Merger Agreement, in which case the Surviving Corporation will obtain the maximum amount of coverage reasonably available for 300% of the last annual premium paid prior to the date of the Merger Agreement. Additionally, if any Indemnified Party notifies Parent on or prior to the sixth (6th) anniversary of the Effective Time of a matter in respect of which such Person may seek indemnification pursuant to the Merger Agreement, the provisions of the Merger Agreement that require the Surviving Corporation to indemnify and advance expenses will continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and legal proceedings relating thereto.
In the event that either Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or Surviving Corporation or entity of such consolidation or Merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, Parent will cause proper provisions to be made so that the successor or assign will expressly assume the obligations set forth in the Merger Agreement.

Delisting and Deregistration of Our Common Stock

Opiant common stock is registered as a class of equity securities under the Exchange Act and is quoted on Nasdaq under the symbol “OPNT.” As a result of the Merger, we will become a wholly owned subsidiary of Parent, with no public market for Opiant common stock. After the Merger, Opiant common stock will cease to be traded on Nasdaq, and price quotations with respect to sales of shares of Opiant common stock in the public market will no longer be available. In addition, the registration of Opiant common stock under the Exchange Act will be terminated, and we will no longer be required to file periodic reports with the SEC after the Effective Time.
Note Purchase Agreement
In accordance with the Existing Note Purchase Agreement, dated as of December 10, 2020, by and between the Company, Opiant Pharmaceuticals UK Ltd., a corporation incorporated in the United Kingdom, the other borrowers from time to time party thereto, the Lenders and Pontifax Medison Finance GP, L.P., in its capacity as administrative agent and collateral agent for itself and the Lenders, relating to certain term loans issued pursuant thereto (the “Term Loans”), the Company must use commercially reasonable efforts to deliver to Parent a customary payoff letter (the “Payoff Letter”) executed by the Lenders (or their duly authorized agent or representative) with respect to the Existing Note Purchase Agreement, to allow for the payoff, discharge and termination of the Term Loans (other than with respect to contingent obligations for which no claim has been made) and the security interests and guarantees thereto no later than the Closing.
Contemporaneously with the Closing, Merger Sub will pay (or cause to be paid) the amount specified in the applicable Payoff Letter with respect thereto (including after giving effect to any per diem amount specified therein and any prepayment penalties, to the extent applicable) in cash in immediately available funds to the bank account(s) specified therein and, if requested by any Lender under the Existing Note Purchase Agreement, enter into any Supplemental Agreement (as defined therein).

Conditions to the Closing of the Merger

The respective obligations of each party to consummate the Merger are subject to the satisfaction at the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by Parent and the Company, as the case may be:
•The approval of the proposal to adopt the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding Opiant common stock entitled to vote on the matter (the “stockholder approval”);
•(i) The consummation of the Merger has not been prohibited or made illegal by any law enacted, promulgated or deemed applicable to the Merger by any governmental entity of competent jurisdiction (acting other than pursuant to antitrust laws) or Specified Governmental Entity and (ii) the consummation of the Merger not being restrained, enjoined or otherwise prohibited by any governmental entity of competent jurisdiction (acting other than pursuant to antitrust laws) or Specified Governmental Entity;

•(i) The expiration or termination of the waiting period applicable to the Merger under the HSR Act and (ii) all enquiry letters or formal reviews commenced by the CMA of the Transactions contemplated by the Merger Agreement, pursuant to EA 2002 have been resolved or concluded without the requirement or imposition of any measure that would reasonably be expected to adversely affect Indivior and its subsidiaries (assuming completion of the Merger and the other Transactions) in any material respect;

•No pending claims, actions, suits or proceedings by any governmental entity, acting pursuant to or to enforce any law other than any antitrust law, that has not been resolved challenging or seeking to restrain or prohibit the consummation of the Merger. There shall not be pending any claim, action, suit or proceeding by any Specified Governmental Entity that is challenging or seeking to (i) (A) restrict, prohibit or limit the ownership or operation by Parent or any of its subsidiaries of all or any portion of the business or assets of Parent, the Company or any of their respective subsidiaries or (B) compel Parent or any of its subsidiaries to dispose of or hold separately all or any portion of the business or assets of Parent, the Company or any of their respective subsidiaries (including for the avoidance of doubt, any equity interests in the Company and its subsidiary ), or impose any limitation, restriction or prohibition on the ability of Parent, the Company or any of their respective subsidiaries to conduct its business or own such assets, (ii) impose limitations on the ability of Parent or any of its subsidiaries effectively to acquire, hold or exercise full rights of ownership of the shares of capital stock of the Surviving Corporation, including the right to vote any shares of capital stock of the Surviving Corporation acquired or owned by Parent or any of its subsidiaries on all matters properly presented to the stockholders of the Surviving Corporation or (iii) require Parent or any of its affiliates to divest, dispose of or hold separate all or any portion of the business or assets of the Company or its subsidiary or of Parent or its affiliates; and
•The approval of the Merger by CFIUS and each member agency thereof, acting in such capacity.
(see “The Merger—Regulatory Approvals Required for the Merger” on page 94 of this proxy statement).
The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction (or waiver (in writing) by Parent) at the Effective Time of each of the following additional conditions:
•(i) The representations and warranties of Opiant (A) regarding Opiant’s authority to own, lease and operate its properties and assets and to carry on the business as presently conducted, qualification to do business in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification; (B) regarding details of its Company equity awards, including names of holders, number of shares, grant dates, year of vesting and for Company Stock Options, the exercise price; (C) regarding other details related to capitalization (except the number of shares of Opiant common stock outstanding); (D) regarding corporate organization, authority, execution and delivery and enforceability; (E) regarding Lazard's fairness opinion; and, (F) regarding the Company's actions to render Section 203 of the DGCL or similar provision inapplicable to the Transactions, being true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) in all material respects as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), (ii) the representations and warranties of Opiant (A) regarding Opiant’s due organization and good standing under the laws of the State of Delaware; (B) regarding the accuracy of Opiant’s governing and organizational documents recently filed with the SEC; (C) regarding capitalization, including the number of shares of Opiant common stock outstanding and issuable upon the exercise and settlement of Company Options, Company RSU Awards, Company PSU Awards and Company Warrants being true and correct (except with respect to certain information disclosed in connection with the certain equity awards made to Company employees); (D) regarding the Merger Agreement's compliance with the Company's governing and organizational documents or other organizational documents of its subsidiary; (E) regarding the stockholder approval being the only vote of the holders of securities of the Company that is required to adopt the Merger Agreement and to consummate the Transactions; and (F) regarding broker's fees, (without giving effect to any qualification as to materiality contained therein) being true and correct (other than de minimis inaccuracies) as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), and (iii) each of the other representations and warranties of the Company set forth in the Merger Agreement (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) being true and correct as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), except, in the case of this clause (iii), where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and Parent having received a certificate signed on behalf of the Company by a duly authorized executive officer of the Company to the foregoing effect;

•Opiant having performed or complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time; and Parent having received a certificate signed on behalf of the Company by a duly authorized executive officer of the Company to such effect; and
•Since the date of the Merger Agreement, there not having occurred a Company Material Adverse Effect (that is continuing).
The obligation of the Company to consummate the Merger is also subject to the satisfaction (or waiver (in writing) by the Company) at the Effective Time of each of the following additional conditions:
•Each of the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement (without giving effect to any qualification as to materiality or Parent Material Adverse Effect (as defined in the Merger Agreement) contained therein) being true and correct as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and the Company shall have received a certificate signed on behalf of Parent by a duly authorized executive officer of Parent to the foregoing effect; and
•Parent and Merger Sub having performed or complied in all material respects with the covenants and agreements required to be performed or complied with by them under the Merger Agreement at or prior to the Effective Time, and the Company having received a certificate signed on behalf of Parent by a duly authorized executive officer of Parent to such effect.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger and the other transactions contemplated thereby may be abandoned at any time prior to the Effective Time, whether before or after Company stockholder approval has been obtained (except as otherwise stated below), by action taken or authorized by the board of directors of the terminating party or parties, as follows:
•by the mutual written consent of Parent and the Company; or
•by either Parent or the Company if:
•the Effective Time shall not have occurred by midnight, Eastern Time, on the initial May 15, 2023 Outside Date; provided, however, that at any time in the five (5) business days prior to the then-effective Outside Date, if as of such time certain closing conditions, pertaining to governmental approvals being obtained and a lack of laws, orders, or litigation precluding the consummation of the Merger (see “The Merger Agreement—Conditions to the Closing of the Merger” on page 124 of this proxy statement), are not satisfied, either party may if all other conditions to the other party’s obligations to effect the Closing are satisfied, extend the Outside Date by three (3) calendar months upon written notice thereof to the other party (and such extended date will then be the Outside Date); provided, further, that (i) the Outside Date may only be extended one (1) time and except as provided in the “Matching Period” provision described below, not beyond August 15, 2023, (ii) the right to terminate the Merger Agreement pursuant to this provision shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement has been the cause of, or results in, the Effective Time not occurring prior to the Outside Date; and (iii) the Outside Date shall automatically extend until the date that is five (5) business days after the last day of any then pending “Matching Period,” as that term is defined in the Merger Agreement;
•(i) any governmental entity of competent jurisdiction, acting pursuant to any other law other than antitrust law, or (ii) Specified Governmental Entities, acting pursuant to an antitrust law shall have issued a final, non-appealable judgment, order, injunction, decree or ruling, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger; or
•stockholder approval shall not have been obtained upon a vote taken thereon at the special meeting (or at any adjournment or postponement thereof, at which stockholder approval was voted upon); or
•by Parent, if:
•prior to receipt of stockholder approval, a change of recommendation shall have occurred, however, any disclosure or written notice to Parent required to be made under the Merger Agreement in advance of the fact stating the Board’s intention to make a change of recommendation shall not result in Parent having any termination rights under this provision;
•the Company shall have breached in any material respect its non-solicitation, non-negotiation or change of recommendation obligations, as described in “The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation” on page 111 of this proxy statement; or
•there has been a breach by the Company of any representation, warranty, covenant or agreement made by the Company in the Merger Agreement, which breach would result in certain conditions to the obligations of Parent and Merger Sub to consummate the Merger not being satisfied and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the thirty (30) calendar days after the receipt of notice thereof by the Company from Parent; provided, however, that Parent shall not have the right to terminate the Merger Agreement pursuant to this provision if either Parent or Merger Sub is then in material breach of any of their respective representations, warranties, covenants or agreements set forth in the Merger Agreement; or
•by the Company, if:
•prior to receipt of stockholder approval, if (i) the Board authorizes the Company, subject to complying in all material respects with the terms of the non-solicitation, non-negotiation and change of recommendation provision described in “The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation” on page 111 of this proxy statement, to enter into a superior proposal acquisition agreement with respect to a Superior Proposal and (ii) concurrently with the termination of the Merger Agreement, the Company, subject to complying in all material respects with the terms of the non-solicitation, non-negotiation and change of recommendation provision, enters into such superior proposal acquisition agreement and pays the Termination Fee to Parent (or a designated subsidiary of Parent); or
•there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement made by Parent or Merger Sub in the Merger Agreement, which breach would result in certain conditions to the obligations of the Company to consummate the Merger not being satisfied and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within thirty (30) calendar days after the receipt of notice thereof by Parent from the Company; provided, however, that the Company shall not have the right to terminate the Merger Agreement pursuant to this provision if the Company is then in material breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.
In the event of such a termination of the Merger Agreement, written notice shall be given to the other parties specifying the provision pursuant to which such termination is made, and the Merger Agreement shall become null and void and there shall be no liability on the part of Parent, Merger Sub or the Company or any representative of any party, except that the Confidentiality Agreement, the provisions relating to termination (including the Termination Fee provisions), and certain other miscellaneous provisions will survive the termination of the Merger Agreement; provided, however, that, nothing shall relieve any person from liability for fraud or for any willful or intentional breach of the Merger Agreement.
Termination Fee
Under the Merger Agreement, the Company will be required to pay Parent a $4,711,000 Termination Fee under any of the following circumstances:
•in the event that (i) (a) Parent or the Company terminates the Merger Agreement due to the Effective Time not occurring on or before the Outside Date, (b) Parent or Company terminates the Merger Agreement due to stockholder approval not being obtained at the special meeting (or any adjournment or postponement thereof), or (c) or Parent terminates the Merger Agreement due to a breach by the Company of any representation, warranty or agreement made by the Company in the Merger Agreement resulting in the conditions to the obligations of Parent and Merger Sub to consummate the Merger not being satisfied or unable to be satisfied and (ii) after the date of the Merger Agreement and prior to such termination, a Competing Proposal to acquire at least fifty percent (50%) of the Company shall have been communicated to the Board or the Company’s stockholders and not publicly and unconditionally withdrawn or abandoned, then if, within twelve (12) months of such termination, the Company enters into a definitive agreement providing for, or recommends to its stockholders, a Competing Proposal or a Competing Proposal is consummated;
•if the Company terminates the Merger Agreement in connection with its entry into a superior proposal acquisition agreement prior to receipt of stockholder approval;

•if prior to the stockholder approval being obtained at the special meeting (or any adjournment or postponement thereof), Parent terminates the Merger Agreement due to the Board making a change of recommendation or breaching its non-solicitation, non-negotiation or change of recommendation obligations as described in “The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation” on page 111 of this proxy statement, in each case, following any time at which Parent was entitled to terminate the Merger Agreement; or

•if, following the time Parent was entitled to terminate the Merger Agreement due to the Board making a change of recommendation or breaching its non-solicitation, non-negotiation or change of recommendation obligations as described in “The Merger Agreement—No Solicitation of Other Offers; Change of Recommendation” on page 111 of this proxy statement, (i) Parent or the Company terminates the Merger Agreement due to the Effective Time not occurring on or before the Outside Date, (ii) Parent or Company terminates the Merger Agreement due to stockholder approval not being obtained at the special meeting (or any adjournment or postponement thereof), or (iii) or Parent terminates the Merger Agreement due to a breach by the Company of any representation, warranty or agreement made by the Company in the Merger Agreement resulting in the conditions to the obligations of Parent and Merger Sub to consummate the Merger not being satisfied or unable to be satisfied.
In the event any amount is payable, such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Parent (and, if any amount becomes payable pursuant to any such clause, such amount shall not be or become due unless and until Parent has provided such wire transfer instructions for such designated account in writing). Additionally, in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

Enforcement and Remedies

Except as otherwise expressly provided in the Merger Agreement, any and all remedies therein expressly conferred upon a party to the Merger Agreement are cumulative with and not exclusive of any other remedy conferred in the Merger Agreement, or by law or equity upon such party, and the exercise by a such party of any one remedy will not preclude the exercise of any other remedy. Each such party is entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of the Merger Agreement by any other party thereto, to a decree or order of specific performance to specifically enforce the terms and provisions of the Merger Agreement and to any further equitable relief. The parties to the Merger Agreement agreed to waive any objections to any remedy referred to in this section of this proxy statement (including any objection on the basis that there is an adequate remedy at law or that an award of such remedy is not an appropriate remedy for any reason at law or equity). For the avoidance of doubt, each party to the Merger Agreement agreed that there is not an adequate remedy at law for a breach of the Merger Agreement by any party thereto. In the event any such party seeks any remedy referred to in this section of this proxy statement, such party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.
Fees and Expenses
Except as otherwise expressly provided in the Merger Agreement, all expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.
No Third Party Beneficiaries
Except for (i) the requirement that Parent provide specified director and officer indemnification (but only following the Effective Time), as described in “Directors’ and Officers’ Indemnification and Insurance” on page 121 of this proxy statement, (ii) the rights of the stockholders of the Company to receive the Merger Consideration following the Effective Time, as described in “The Merger—Merger Consideration” on page 99 of this proxy statement, neither the Merger Agreement (including the Company Disclosure Letter thereto) nor the Confidentiality Agreement are intended to confer upon any person other than the parties to the Merger Agreement any rights or remedies under the Merger Agreement.
Amendments; Waivers
Subject to applicable law and except as otherwise provided in the Merger Agreement, the Merger Agreement may be amended, modified and supplemented, whether before or after receipt of the stockholder approval, by written agreement of the parties to the Merger Agreement (by action taken by their respective boards of directors); provided, however, that after the adoption of the Merger Agreement by the stockholders of the Company, no amendment shall be made which by law requires further approval by the Company’s stockholders without obtaining such further approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto. At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or any Parent entity, on the other hand, may, to the extent legally allowed and except as otherwise set forth the Merger Agreement, (i) extend the time for the performance of any of the obligations or other acts of any Parent entity or the Company, as applicable, (ii) waive any inaccuracies in the representations and warranties made to Parent or the Company, as applicable, contained in the Merger Agreement or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions for the benefit of any Parent entity or the Company, as applicable, contained in the Merger Agreement. Any agreement on the part of a Parent entity or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent or the Company, as applicable. Any delay in exercising any right under the Merger Agreement shall not constitute a waiver of such right.

Litigation Relating to the Merger

Following the announcement of the Merger, on December 23, 2022, in the United States District Court for the Southern District of New York, an individual complaint was filed by a purported Opiant stockholder in connection with the Merger. The complaint is captioned O'Dell v. Opiant Pharmaceuticals, Inc., Case No. 1:22-cv-10868 (S.D.N.Y.). The complaint names Opiant and members of the Board as defendants. The complaint generally alleges that the Company filed a materially incomplete and misleading preliminary proxy statement on Schedule 14A with the SEC. The alleged omissions relate to (i) certain financial projections of Opiant, and (ii) certain financial analyses of Lazard. The complaint seeks, among other things, injunctive relief preventing the consummation of the Merger, damages, and other relief.

The Company believes the claims asserted in the complaint are without merit. Additional lawsuits related to the Merger may be filed in the future, which could prevent or delay completion of the Merger.

VOTING AGREEMENTS

The following summary describes the material provisions of the Voting Agreements, dated as of November 13, 2022, by and between Parent and each Voting Agreement Stockholder of Opiant. The description of the Voting Agreements in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Voting Agreements, a form of which is attached to this proxy statement as Appendix D and incorporated into this proxy statement by reference. We encourage you to read the form of Voting Agreement carefully and in its entirety because this summary may not contain all the information about the Voting Agreements that is important to you. The rights and obligations of the parties are governed by the express terms of the Voting Agreements and not by this summary or any other information contained in this proxy statement. As of the Record Date, the Voting Agreement Stockholders held, in the aggregate, approximately 4.44%, of the outstanding shares of Opiant common stock.

Voting Provisions
Under the Voting Agreements, the Voting Agreement Stockholders have agreed, subject to the terms and conditions in the Voting Agreements and during the term of the Voting Agreements, to vote (or cause to be voted) all of their shares of Opiant common stock and, in connection with any action proposed to be taken by written consent, take action (1) to appear at any annual or special meeting, or cause their shares to be counted as present for such meeting, (2) to be present and vote, or cause their shares to vote, or deliver, or cause to be delivered, a written consent with respect to their shares:
•in favor of (i) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) any proposal to adjourn or postpone such meeting of Opiant’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement, and
•against (i) any Competing Proposal or any definitive agreement in connection with such Competing Proposal; (ii) any election of new directors to the Board, other than nominees to the Board who are currently serving as directors on the Board who are nominated for election by a majority of the Board or as otherwise provided by the Merger Agreement; (iii) any action, proposal, transaction, or agreement that would reasonably be expected to result in (A) a breach of any covenant, representation, or warranty or any other obligation or agreement of such Voting Agreement Stockholder under the Voting Agreement or of Opiant under the Merger Agreement or (B) any of the conditions to consummate the Merger as specified in the Merger Agreement not being fully satisfied; (iv) except as required by the Voting Agreement, (A) any extraordinary corporate transaction, (B) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company; and (v) any corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement.
Restrictions on Transfer
Pursuant to the Voting Agreements, absent the prior written consent of Parent, the Voting Agreement Stockholders have agreed that during the Agreement Period (as defined below), the Voting Agreement Stockholders will not, and shall cause each of its affiliates not to, directly or indirectly: (a) grant any proxies, consents, powers of attorney, rights of first offer or refusal or enter into any voting trust or voting agreement or arrangement with respect to the voting of any of their shares of Opiant common stock (the “Subject Shares”); (b) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate, place in trust or otherwise dispose of (including by gift), whether voluntarily or by operation of law, or limit its right, title or interest or right to vote in any manner with respect to (except, in each case, by will or under the laws of intestacy) any Subject Shares (each, a “Transfer”); (c) enter into any contract with respect to the direct or indirect Transfer of any Subject Shares; or (d) otherwise permit any liens (except as permitted in the Merger Agreement) to be created on any Subject Shares. Pursuant to the Voting Agreements, a Voting Agreement Stockholder may transfer Subject Shares to (a) any member of such Voting Agreement Stockholder’s immediate family; (b) to a trust for the sole benefit of the Voting Agreement Stockholder or any member of such Voting Agreement Stockholder’s immediate family; (c) upon the death of the Voting Agreement Stockholder; (d) to any parent entity, subsidiary or affiliate under common control with the Voting Agreement Stockholder, or to a partner or member of such Voting Agreement Stockholder; or (e) to effect a cashless exercise for the primary purpose of paying the exercise price of options or to cover tax withholding obligations in connection with such exercise. A Transfer may only be permitted if the transferee agrees in writing to be bound by the terms of the Voting Agreement.
Non-solicitation
During the Agreement Period (as defined below), each Voting Agreement Stockholder shall not directly or indirectly, (a) solicit, initiate, knowingly encourage or facilitate any inquiry regarding, or the submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal, (b) engage in, or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information or data, with respect to any acquisition proposal or any inquiry, proposal, or offer that would reasonably be expected to lead to an acquisition proposal, or (c) take any action to exempt any person (other than Parent and the Parent’s subsidiaries) from the restrictions on “business combinations” or any similar provision contained in any applicable takeover statute or Opiant’s governing documents.
Termination
The Voting Agreements terminate immediately and automatically upon the earliest to occur of (1) the Effective Time (2) with respect to each Voting Agreement Stockholder, the termination of the Voting Agreement by written notice from such Voting Agreement Stockholder to Parent following the amendment, modification, or waiver of the terms of the Merger Agreement to (x) reduce or change the form of consideration to be paid to such Voting Agreement Stockholder in connection with the Merger, (y) to create any additional conditions to the consummation of the Merger, or (z) that would reasonably be expected to adversely affect the Voting Agreement Stockholder in any but a de minimis respect; (3) the termination of the Voting Agreement by written notice from Parent to the Voting Agreement Stockholders; and (4) the valid termination of the Merger Agreement in accordance with its terms (the period from the effective date of the Voting Agreements through such time being referenced to as the “Agreement Period”).

AMENDED AND RESTATED LICENSE AND SETTLEMENT AGREEMENT

The following summary describes the material provisions of the A&R License Agreement, dated as of November 13, 2022, by and between Opiant and EOIL. The description of the A&R License Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the A&R License Agreement, copies of which were filed with the SEC on a Form 8-K on November 15, 2022, and incorporated into this proxy statement by reference. We encourage you to read the A&R License Agreement carefully and in their entirety because this summary may not contain all the information about the A&R License Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the A&R License Agreement and not by this summary or any other information contained in this proxy statement.

Grant of Rights
Subject to the terms and conditions of the A&R License Agreement, Opiant has granted to EOIL an exclusive, worldwide, irrevocable, perpetual, fully paid license, with the right to grant sublicenses under the Licensed IP Assets (as defined in the A&R License Agreement). EOIL is responsible for the performance of its affiliates and sublicensees that are granted sublicenses pursuant to the A&R License Agreement, and the grant of any such sublicense will not relieve EOIL of its obligations under the A&R License Agreement. With respect to any such sublicense, EOIL shall ensure that the agreement pursuant to which it grants such sublicense contains terms obligating the sublicensee to comply with confidentiality and non-use provisions consistent with those set forth in the A&R License Agreement. Opiant has retained all right, title, and interest in and to the Licensed IP Assets to develop, obtain and maintain regulatory approvals for, and to manufacture, commercialize, and otherwise exploit any compound or product other than Products or Competing Products (as defined in the A&R License Agreement).
Payment
Pursuant to the A&R License Agreement and that certain termination agreement between SWK Funding and Opiant to that certain Purchase and Sale Agreement, dated December 13, 2016, pursuant to which the Company sold, and SWK Funding purchased, the Company’s right to receive, commencing on October 1, 2016, certain royalties arising from the sale by Adapt of NARCAN® (naloxone hydrochloride) Nasal Spray or any other Specified Product, Opiant and SWK have received a one-time cash payment from EOIL of $25 million in exchange for the grant of a worldwide, sublicensable, irrevocable, perpetual, fully paid, exclusive license to the licensed patents and licensed know-how for Products to EOIL pursuant to the A&R License Agreement. The Company’s rights under the Adapt License Agreement to receive any unpaid or future payments under the Adapt License Agreement, including royalties related to net sales of products (as defined the Adapt License Agreement), including NARCAN® (naloxone hydrochloride) Nasal Spray, were terminated upon the effective date of the A&R License Agreement. SWK will receive 10% of the cash payment from EOIL in respect of its 10% interest in the royalties under the Adapt License Agreement.

FIRST AMENDMENT TO NOTE PURCHASE AND SECURITY AGREEMENT

The following summary describes the material provisions of the Note Purchase Amendment, dated as of November 13, 2022, by and among Opiant, Opiant UK, the Lenders, and the Agent. The Note Purchase Amendment amends the Existing Note Purchase Agreement, dated as of December 10, 2020, by and between Opiant, Opiant UK, the Agent, and the Lenders (as amended, restated, supplemented or modified and in effect immediately prior to the effective date of the Note Purchase Amendment). The description of the Note Purchase Amendment in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Voting Agreements, a description of which were filed with the SEC on a Form 8-K on November 15, 2022, and incorporated into this proxy statement by reference. We encourage you to read the Note Purchase Amendment carefully and in their entirety because this summary may not contain all the information about the Note Purchase Amendment that is important to you. The rights and obligations of the parties are governed by the express terms of the Note Purchase Amendment and not by this summary or any other information contained in this proxy statement.

The Existing Note Purchase Agreement has been amended to permit Opiant to (1) enter into and perform its obligations under the A&R License Agreement, pursuant to which, among other things, Opiant will sell, transfer, assign or otherwise dispose of royalties (and/or the right to receive royalties) attributable to the sales of NARCAN® to EOIL; (2) enter into and perform its obligations under the Merger Agreement; and (3) repay the outstanding Term Loans, as defined in the Existing Note Purchase Agreement, upon the consummation of the transactions contemplated by the Merger Agreement.

CVR AGREEMENT

The following summary describes the material provisions of the CVR Agreement. The description of the CVR Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the CVR Agreement, a form of which is attached to this proxy statement as Appendix C and incorporated into this proxy statement by reference. We encourage you to read the form of CVR Agreement carefully and in its entirety because this summary may not contain all the information about the CVR Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the CVR Agreement and not by this summary or any other information contained in this proxy statement.

At or prior to the Effective Time, Parent and a rights agent designated by Parent will execute the CVR Agreement governing the terms of the CVRs which shall last until the seventh anniversary of the United States commercial launch of any pharmaceutical product combined with an intranasal delivery device that contains OPNT003, provided that if the United States commercial launch of the Product occurs less than forty-five (45) days prior to the end of the calendar quarter, then the period beginning with the first day of the first calendar quarter immediately following the quarter in which the United States launch occurred (the “Sales Milestone Period”).

A CVR represents the right to receive the following Milestone Payments, net to the seller in cash, without interest and up to $8.00 per share in the aggregate, upon the achievement of the applicable Milestone:

•$2.00 per CVR upon achievement of the gross amount charged or invoiced by each selling entity for OPNT003 sold to third parties, plus recovery of bad debts, less certain permitted deductions (“Net Sales”) exceeding $225 million in any four consecutive calendar quarters of the Sales Milestone Period (“Sales Measurement Period”);

•$2.00 per CVR upon achievement of Net Sales of OPNT003 exceeding $250 million in any Sales Measurement Period ending on or prior to the third anniversary of the Commercial Launch (the “Early Achievement Milestone”);

•$2.00 per CVR upon achievement of Net Sales of OPNT003 exceeding $300 million in any Sales Measurement Period; and

•$2.00 per CVR upon achievement of Net Sales of OPNT003 exceeding $325 million in any Sales Measurement Period.

    If a Milestone is attained, then, on or prior to sixty (60) days following the last day of the Sales Measurement Period in which the Milestone was achieved, Parent shall deliver to the rights agent written notice indicating that a specific Milestone has been achieved and upon or prior to the delivery of such notice, Parent will duly deposit or cause to be deposited with the rights agent the applicable Milestone Payment to be made to the CVR holders. Subsequently, the rights agent will, within twenty (20) calendar days of receipt of such notice, send a copy of such notice to the CVR holders and pay the applicable Milestone Payment. The payment mechanism differs for Milestone Payments that are payable in respect of Company equity awards.
The CVR Agreement, which is governed by Delaware law, requires Parent to, and to cause its controlled affiliates ultimate parent to, use “commercially reasonable efforts” to develop and seek FDA approval for OPNT003 and achieve the Commercial Launch. As used in the CVR Agreement, “commercially reasonable efforts” means with respect to the development of OPNT003, the carrying out of such activities using reasonable and diligent efforts in good faith and the expending of such resources that Parent would expend with respect to a product candidate at a similar stage in its development or product life as OPNT003, considering conditions then prevailing and taking into account, without limitation, issues of safety and efficacy, expected time to develop, market potential, anticipated pricing and reimbursement rates, costs, expected profitability (including all costs associated with OPNT003), anticipated product labeling, pricing reimbursement, methods of distribution, the competitiveness of alternative products in the marketplace or under development, market exclusivity (including the patent, regulatory and other proprietary position of OPNT003), the applicable regulatory environment, anticipated timing of commercial entry, and all other relevant commercial, financial, technical, legal, scientific and/or medical factors. “Commercially reasonable efforts” will not mean that a party guarantees that it will actually obtain FDA approval of

OPNT003 or to achieve the Commercial Launch, and a failure to obtain FDA approval of OPNT003 or to achieve the Commercial Launch may still be consistent with commercially reasonable efforts.
Parent, however, is not required to undertake any level of efforts, or employ any level of resources, to (i) conduct, or commit to conduct any additional clinical, safety or efficacy studies in connection with obtaining regulatory approvals for OPNT003, (ii) achieve any Milestone, (iii) seek regulatory approval for, maintain market availability or commercialize OPNT003 outside of the United States or (iv) develop, market or commercialize OPNT003 at any time following achievement of the Commercial Launch. As described in “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” on page 54 of this proxy statement, because no efforts standard is required to achieve the Milestones, it may be the case that none will be achieved during the Sales Milestone Period, in which event CVR holders will receive only the Upfront Consideration, if so entitled, and no Milestone Payments.

The right to the payment described above is solely a contractual right governed by the terms and conditions of the CVR Agreement. The CVRs may not be transferred or disposed of other than (i) upon the death of a holder of the CVR or intestacy, (ii) pursuant to a court order, (iii) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other person, or (iv) in the case of CVRs held in book-entry or similar nominee form, from a nominee to a beneficial owner, and if applicable, through an intermediary, to the extent allowable by The Depository Trust Company. All requests to transfer a CVR under the foregoing provisions must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to the rights agent, include the circumstances relating to the transfer, and be duly executed by both the holder of the CVR and the holder’s attorney or personal representative duly authorized in writing or the holder’s survivor. Holders of CVRs will have no greater rights against Parent than those accorded to general unsecured creditors under applicable law. The CVRs will not have any voting or dividend rights and no interest will accrue on any amounts payable on the CVRs. Nor will the CVRs represent any equity or ownership interest in Parent or any constituent company to the Merger or any of their respective affiliates.
Periodic reports will be delivered to the rights agent, including status reports and net sales statements. Prior to the occurrence of the Commercial Launch, within thirty (30) days after each of June 30 and December 31 in each calendar year, Parent shall provide the rights agent with a written report describing in reasonable detail the activities Parent and its affiliates have undertaken in the preceding 6-month period to develop, achieve the Commercial Launch of and seek FDA approval for OPNT003. Following the Commercial Launch and until the earlier of achievement of all Milestones, other than the Early Achievement Milestone, or delivery of the net sales statement after the final calendar quarter of the Sales Milestone Period, Parent shall, within sixty (60) days following the last date of a Sales Measurement Period in which a Milestone was achieved, provide the rights agent with a net sales statement covering the preceding four calendar quarters (or shorter period to have elapsed since the beginning of the Sales Milestone Period) setting forth a delineation and calculation of Net Sales during a Sales Measurement Period including a calculation of permitted deductions, and exchange rates used for conversion of foreign currency into U.S. dollars if sales of OPNT003 are recorded in currencies other than U.S. dollars.

Additionally, without the consent of any holders of CVRs, Parent may amend the CVR Agreement (i) to evidence a successor to Parent, (ii) to add to the covenants of Parent, restrictions, conditions or provisions that Parent and rights agent consider to be for the protection of the holders of CVRs, (iii) to cure any ambiguity, to correct or supplement any provision in the CVR Agreement that may be defective or inconsistent with any other provision, (iv) to ensure the CVRs are not subject to registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (v) to evidence a successor to the rights agent, (vi) as may be necessary to comply with or be exempt from the requirements of Section 409A of the Code, (vii) to cancel CVRs in the event that any holder has abandoned its CVR rights or following a transfer of such CVRs to Parent or its affiliates in accordance with the CVR Agreement, (viii) as necessary to ensure Parent complies with applicable law and (ix) to add, eliminate, change any provisions of the CVR Agreement, provided that, in the cases of (ii), (iii), (iv), (viii) and (ix), such provisions do not adversely affect the interests of the CVR holders. Additionally, amendments may be made with the consent of at least a majority of the holders of outstanding CVRs, whether evidenced in writing or taken at a meeting of the CVR holders even if such addition, elimination or change is materially adverse to the interests of the CVR holders. However, the consent of at least sixty-five percent (65%) of the outstanding CVRs will be required to (i) modify in a manner adverse to the

CVR holders any provision with respect to the termination of the CVR Agreement or the CVRs, the time for and the amount of any payment to be made to the CVR holders or the Milestones, (ii) reduce the number of CVRs except where CVR rights are abandoned in accordance with the CVR Agreement, or (iii) to modify this sixty-five percent (65%) consent threshold. After the execution of any amendment, Parent will mail (or cause the right agent to, at Parent’s expense) a notice by first class mail to the holders of CVRs setting forth such amendment.

The summary above of the CVR Agreement is not complete and is qualified in its entirety by reference to the CVR Agreement, a form of which is attached to this proxy statement as Appendix C and incorporated into this proxy statement by reference. For a complete understanding of the CVR Agreement, holders of shares are encouraged to read the full text of the form of CVR Agreement.

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

The Merger Agreement Proposal
We are asking you to approve a proposal to adopt the Merger Agreement and thereby approve the transactions contemplated by the Merger Agreement, including the Merger. For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement” on page 97 of this proxy statement. A copy of the Merger Agreement is attached as Appendix A of this proxy statement.
Vote Required and Board Recommendation
As discussed in “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” on page 54 of this proxy statement, after considering various factors described in such section, the Board has determined that the Merger Agreement, the Voting Agreements and the transactions contemplated thereby, including the Merger, are fair to and advisable and in the best interests of Opiant and its stockholders. The Board has unanimously (i) approved, adopted and declared advisable the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; (ii) determined that the transactions contemplated by the Merger Agreement, including the Merger, and the Voting Agreements are advisable, fair to, and in the best interests of, Opiant and its stockholders; (iii) directed that the Merger Agreement be submitted to the stockholders of Opiant for its adoption at the special meeting; and (iv) recommended that Opiant’s stockholders adopt the Merger Agreement. The Board recommends that you vote “FOR” the Merger Proposal. If you sign and return a proxy and do not indicate how you wish to vote on the Merger Proposal, your shares of Opiant common stock will be voted “FOR” the Merger Proposal.
Under Delaware law, adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Opiant common stock outstanding as of the Record Date and entitled to vote on the matter. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.
The Board recommends that you vote “FOR” the Merger Proposal.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED NAMED EXECUTIVE OFFICER COMPENSATION

The Compensation Proposal
In accordance with Section 14A of the Exchange Act, Opiant is providing its stockholders with the opportunity to cast a non-binding, advisory vote on certain compensation that will or may become payable to the named executive officers of Opiant in connection with the Merger, the value of which is set forth in “The Merger—Interests of the Directors and Executive Officers of Opiant in the Merger—Named Executive Officer Golden Parachute Compensation” on page 82 of this proxy statement.
The Board encourages you to carefully review the named executive officer Merger-related compensation information disclosed in this proxy statement. As required by Section 14A of the Exchange Act, Opiant is asking its stockholders to vote on the adoption of the following resolution:
“RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation that will or may become payable to Opiant’s named executive officers in connection with the Merger, as disclosed in “The Merger—Interests of the Directors and Executive Officers of Opiant in the Merger—Named Executive Officer Golden Parachute Compensation” in Opiant’s proxy statement for the special meeting.”
Stockholders should note that this proposal is separate and apart from Proposal 1 above and is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on Opiant, the Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.
Vote Required and Board Recommendation
Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the special meeting and entitled to vote on such matter. Assuming a quorum is present, abstentions with respect to the Compensation Proposal will have the same effect as a vote “AGAINST” the Compensation Proposal. If you sign and return a proxy and do not indicate how you wish to vote on the Compensation Proposal, your shares of Opiant common stock will be voted “FOR” the Compensation Proposal.
The Board recommends that you vote “FOR” the Compensation Proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
The Adjournment Proposal
We are asking you to approve a proposal to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting. If our stockholders approve the Adjournment Proposal, we could adjourn the special meeting and any adjourned session of the special meeting to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the Merger Proposal would be defeated, we could adjourn the special meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares of Opiant common stock to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.
If the special meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the vote on the proposals. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Vote Required and Board Recommendation
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares of Opiant common stock present or represented, in person or by proxy, at the special meeting and entitled to vote. Assuming a quorum is present, abstentions as to the Adjournment Proposal will have the same effect as a vote “AGAINST” the Adjournment Proposal. If you sign and return a proxy and do not indicate how you wish to vote on the Adjournment Proposal, your shares of Opiant common stock will be voted “FOR” the Adjournment Proposal.
The Board believes that it is in the best interests of Opiant and its stockholders to be able to adjourn the special meeting to a later date or dates if necessary for the purpose of soliciting additional votes in respect of the Merger Proposal if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting.
In addition, whether or not there is a quorum, the chair of the meeting or, in the absence of a chair of the meeting, any officer entitled to preside at or to act as secretary of such meeting or the stockholders by the affirmative vote of the holders of a majority of all of the shares of Opiant common stock represented at the special meeting, in person or by proxy, and entitled to vote, may adjourn the meeting to another place, date or time (subject to certain restrictions in the Merger Agreement).
The Board recommends that you vote “FOR” the Adjournment Proposal.

MARKET PRICES AND DIVIDEND DATA

Opiant common stock is listed on Nasdaq under the symbol “OPNT.” As of January 4, 2023, there were 5,268,677 shares of Opiant common stock outstanding, held by 33 stockholders of record. This number does not include stockholders for whom shares are held in “nominee” or “street” name. While we are unable to estimate the actual number of beneficial holders of Opiant common stock, we believe the number of beneficial holders is substantially higher than the number of holders of record of shares of Opiant common stock.
On November 11, 2022, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of Opiant common stock on Nasdaq was $9.50 per share. On January 3, 2023, the latest practicable trading day before the printing of this proxy statement, the closing price of Opiant common stock on Nasdaq was $20.24 per share. You are encouraged to obtain current market quotations for Opiant common stock.
Dividends
Under the terms of the Merger Agreement, from the date of the Merger Agreement until the Effective Time or the earlier termination of the Merger Agreement, we may not declare or pay dividends to our common stockholders without Parent’s written consent. Following the Merger, there will be no further market for Opiant common stock, which will be delisted from Nasdaq and deregistered under the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Opiant common stock at December 16, 2022, for:
•each of our directors;
•each of our named executive officers;
•all of our current directors and named executive officers as a group; and
•each person, or group of affiliated persons, who beneficially owned more than 5% of our Opiant common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Opiant common stock that they beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 5,268,677 shares of Opiant common stock outstanding as of December 16, 2022.
For purposes of computing the percentage of outstanding shares of Opiant common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of December 16, 2022, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.
Unless otherwise specified, the address of each of the persons set forth below is to the care of the Company at the address of: 233 Wilshire Blvd., Suite 400, Santa Monica, California 90401.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	%
5% Stockholders
Dr. Roger Crystal (1)	670,386	11.33%
Dr. Michael Sinclair (2)	515,170	9.05%
Impulse Pharmaceuticals LLC (3)	371,435	6.70%

Named Executive Officers and Directors
Dr. Roger Crystal (1)	670,386	11.33%
Dr. Michael Sinclair (2)	515,170	9.05%
Ann MacDougall (4)	36,179	*
Dr. Gabrielle Silver (5)	31,343	*
Thomas T. Thomas (6)	20,375	*
Richard Daly (7)	18,300	*
Craig Collard (8)	66,322	1.26%
Dr. Lorianne Masuoka (9)	3,667	*
David O'Toole (10)	253,804	4.25%
Dr. Phil Skolnick (11)	77,239	1.45%
All current directors and current executive officers as a group (10 persons) (12)	1,791,355.00	25.01%

* Less than 1%

1.This amount includes: (1) 625,481 shares of Opiant common stock issuable upon the exercise of stock options; (2) 20,657 shares of Opiant common stock issuable upon the vesting of restricted stock units; (3) 24,248 shares of Opiant common stock.
2.This amount includes: (1) zero shares of Opiant common stock issuable upon the exercise of warrants; (2) 425,000 shares of Opiant common stock issuable upon exercise of stock options; (3) 22,720 shares held in certificate form directly by Dr. Sinclair; (4) 27,450 shares held in certificate form indirectly by: (i) Proton Therapy USA, a entity owned jointly by Dr. Sinclair and his son (5,000 shares); (ii) one pension fund (10,000 shares); (iii) a second pension fund (2,000 shares); (iv) Clearsearch Ltd., an entity who holds the shares for the benefit of Dr. Sinclair (2,650 shares); and (v) Eastkings Pension Fund, an entity which holds the shares for the benefit of Dr. Sinclair’s wife (7,800 shares); (5) 10,000 shares held by Dr. Sinclair as nominee for Penelope Sinclair and (6) 30,000 shares held by the Sinclair Montrose Trust Ltd.
3.This amount includes: (1) 278,800 shares of Opiant common stock issuable on the exercise of warrants and (2) 92,325 shares of Opiant common stock. The address of Impulse Pharmaceuticals LLC is 2 Armonk St., # 1045, Greenwich, CT 06830.
4.This amount includes: (1) 10,000 shares of Opiant common stock issuable upon exercise of stock options, and (2) 26,179 shares of Opiant common stock.
5.This amount includes: (1) 10,000 shares of Opiant common stock issuable upon exercise of stock options, and (2) 21,343 shares of Opiant common stock.
6.This amount includes: (1) 10,000 shares of Opiant common stock issuable upon exercise of stock options, and (2) 10,375 shares of Opiant common stock.
7.This amount includes: (1) 12,500 shares of Opiant common stock issuable upon exercise of stock options, and 2) 5,800 shares of Opiant common stock.
8.This amount includes: (1) 12,500 shares of Opiant common stock issuable upon exercise of stock options, and (2) 53,822 shares of Opiant common stock.
9.This amount includes: (1) 1,667 shares of Opiant common stock issuable upon exercise of stock options, and (2) 2,000 shares of Opiant common stock.
10.This amount includes: (1) 208,158 shares of Opiant common stock issuable upon exercise of stock options, (2) 6,387 shares of Opiant common stock issuable upon vesting of restricted stock units; and (3) 18,680 shares of Opiant common stock.
11.This amount includes: (1) 65,158 shares of Opiant common stock issuable upon exercise of stock options, (2) 6,387 shares of Opiant common stock issuable upon vesting of restricted stock units; and (3) 5,694 shares of Opiant common stock.
12.This amount includes: (1) 1,380,464 shares of Opiant common stock issuable upon the exercise of stock options, (2) 33,431 shares of Opiant common stock issuable upon the vesting of restricted stock unit; and (3) 258,311 shares of Opiant common stock.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of the stockholders of Opiant. However, if the Merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders’ meetings. If the Merger is not completed, Opiant will hold an annual meeting of stockholders in 2023 (the “2023 Annual Meeting”).
Proposals of our stockholders made pursuant to Rule 14a-8 of Regulation 14A (“Rule 14a-8”) that are intended to be presented by such stockholder at the 2023 Annual Meeting and that such stockholder desires to have included in our proxy materials relating to such meeting must be received by us at our principal executive offices no later than March 16, 2023. However, if the 2023 Annual Meeting is held before May 15, 2023 or after July 14, 2023, then we must receive your stockholder proposal or information about your proposed director candidate a reasonable time before we begin to print and mail our proxy materials for the 2023 Annual Meeting.

As required by our bylaws, proposals of our stockholders not made pursuant to Rule 14a-8 that are intended to be presented by such stockholder at the 2023 Annual Meeting but that shall not be included in our proxy materials relating to such meeting must be received by us at our principal executive offices no later than March 16, 2023, but no sooner than February 14, 2023. However, if the 2023 Annual Meeting is held before May 15, 2023 or after July 14, 2023, then we must receive the required notice of a proposal or proposed director candidate no later than the close of business on the later of (1) the 90th day prior to the 2023 Annual Meeting or (2) the 10th day following the date on which notice of the date of the 2023 Annual Meeting is first made by Opiant. To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 of Regulation 14A no later than April 25, 2023.

OTHER MATTERS

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Statements contained in this proxy statement, or in any document incorporated by reference herein, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.
The following Opiant filings with the SEC are incorporated by reference:
•    Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 15, 2022;
•    Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 10, 2022, August 11, 2022 and November 14, 2022, respectively;
•    Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2022;
•    Current Reports on Form 8-K filed with the SEC on January 7, 2022, April 27, 2022, June 8, 2022, June 14, 2022 and November 15, 2022; and
•    the description of Opiant common stock filed as Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 15, 2022.
We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement and is not incorporated by reference herein.
You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) 732-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Opiant through the Investor section of our website, www.opiant.com, and the “SEC Filings” section therein. Our website address is provided as an inactive textual reference only. The information contained on (or accessible through) our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
Opiant Pharmaceuticals, Inc.
Attn: Investor Relations
233 Wilshire Boulevard, Suite 400
Santa Monica, California 90401
(310) 598-5410
If you would like to request documents from us, please do so by February 22, 2023, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.
If you have any questions about this proxy statement, the special meeting or the Merger or need assistance with voting procedures, you should contact our proxy solicitor:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Banks & Brokers may Call: (212) 269-5550
All Others Call Toll-Free: (866) 745-0267

APPENDIX A

Agreement and Plan of Merger

Execution Version

AGREEMENT AND PLAN OF MERGER
by and among
INDIVIOR INC.,
OLIVE ACQUISITION SUBSIDIARY, INC.
and
OPIANT PHARMACEUTICALS, INC.
dated as of November 13, 2022

TABLE OF CONTENTS
Page
ARTICLE I. THE MERGER    1
Section 1.1    The Merger    1
Section 1.2    Closing    2
Section 1.3    Effective Time    2
Section 1.4    Governing Documents    2
Section 1.5    Officers and Directors of the Surviving Corporation    2
ARTICLE II. TREATMENT OF SECURITIES    3
Section 2.1    Effect on Capital Stock    3
Section 2.2    Payment for Securities; Surrender of Certificates    4
Section 2.3    Appraisal Rights.    6
Section 2.4    Treatment of Company Options and Company Equity Awards.    6
Section 2.5    Withholding    8
Section 2.6    Treatment of Company Warrants    9
Section 2.7    Notice to Convertible Noteholders    9
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY    9
Section 3.1    Qualification, Organization, Subsidiaries, etc    9
Section 3.2    Capitalization.    10
Section 3.3    Corporate Authority Relative to this Agreement; No Violation    12
Section 3.4    Reports and Financial Statements    13
Section 3.5    Internal Controls and Procedures    14
Section 3.6    No Undisclosed Liabilities    15
Section 3.7    Compliance with Laws; Permits    15
Section 3.8    Environmental Laws and Regulations    15
Section 3.9    Employee Benefit Plans    16
Section 3.10    Absence of Certain Changes or Events    17
Section 3.11    Investigations; Litigation    18
Section 3.12    Information Supplied    18
Section 3.13    Regulatory Matters    18
Section 3.14    Privacy and Data Security    20
Section 3.15    Tax Matters    21
Section 3.16    Labor Matters    24
Section 3.17    Intellectual Property    24
Section 3.18    Property    27
Section 3.19    Opinion of Financial Advisor    27
Section 3.20    Required Vote; State Takeover Statutes    28
Section 3.21    Material Contracts    28
Section 3.22    Insurance    31
Section 3.23    Finders and Brokers    31
Section 3.24    Anti-Corruption; Sanctions    32
Section 3.25    Affiliate Transactions    32
Section 3.26    No Other Representations and Warranties    33
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB    33
Section 4.1    Qualification, Organization, etc    33
Section 4.2    Corporate Authority Relative to this Agreement; No Violation    33
Section 4.3    Investigations; Litigation    34
Section 4.4    Information Supplied    34

Section 4.5    No Required Vote    35
Section 4.6    Finders and Brokers    35
Section 4.7    Financing    35
Section 4.8    Solvency    35
Section 4.9    Stock Ownership    36
Section 4.10    No Merger Sub Activity    36
Section 4.11    No Other Representations and Warranties    36
ARTICLE V. COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER    36
Section 5.1    Conduct of Business by the Company    36
Section 5.2    Solicitation by the Company.    40
Section 5.3    SEC Filings; Stockholders’ Meeting.    45
Section 5.4    Tax Matters    47
Section 5.5    Interim Communications by the Company    47
ARTICLE VI. ADDITIONAL AGREEMENTS    47
Section 6.1    Access; Confidentiality; Notice of Certain Events    47
Section 6.2    Reasonable Best Efforts    49
Section 6.3    Publicity    52
Section 6.4    Directors’ and Officers’ Insurance and Indemnification    52
Section 6.5    Takeover Statutes    54
Section 6.6    Obligations of Merger Sub    54
Section 6.7    Employee Benefits Matters    54
Section 6.8    Rule 16b-3    57
Section 6.9    Security Holder Litigation    57
Section 6.10    Delisting    57
Section 6.11    Treatment of Note Purchase Agreement.    57
ARTICLE VII. CONDITIONS TO CONSUMMATION OF THE MERGER    58
Section 7.1    Conditions to Each Party’s Obligations to Effect the Merger    58
Section 7.2    Conditions to Obligations of Parent and Merger Sub    59
Section 7.3    Conditions to Obligations of the Company    59
ARTICLE VIII. TERMINATION    60
Section 8.1    Termination    60
Section 8.2    Effect of Termination    62
ARTICLE IX. MISCELLANEOUS    63
Section 9.1    Amendment and Modification; Waiver    63
Section 9.2    Non-Survival of Representations and Warranties    64
Section 9.3    Expenses    64
Section 9.4    Notices    64
Section 9.5    Certain Definitions    65
Section 9.6    Terms Defined Elsewhere    77
Section 9.7    Interpretation    79
Section 9.8    Counterparts    80
Section 9.9    Entire Agreement; Third-Party Beneficiaries    80
Section 9.10    Severability    80
Section 9.11    Governing Law; Jurisdiction    80
Section 9.12    Waiver of Jury Trial    81
Section 9.13    Assignment    81
Section 9.14    Enforcement; Remedies    82
Section 9.15    Company Disclosure Letter    82

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 13, 2022, is by and among INDIVIOR INC., a Delaware corporation (“Parent”), OLIVE ACQUISITION SUBSIDIARY, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and OPIANT PHARMACEUTICALS, INC., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 9.5 or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise. Parent, Merger Sub and the Company are each sometimes referred to as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company have each approved this Agreement pursuant to which, among other things, Parent would acquire the Company by means of a merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement (the “Merger”);
WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company each have approved this Agreement;
WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement and to consummate the Merger, Parent has entered into a voting agreement, dated as of the date hereof (the “Voting Agreement”), with certain stockholders of the Company (the “Supporting Stockholders”), pursuant to which, subject to the terms thereof, such Supporting Stockholders have agreed, among other things, to vote shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) held by them in favor of the adoption of this Agreement;
WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger; and
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:
ARTICLE I.
THE MERGER
Section 1.1    The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”). The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
Section 1.2    Closing. The closing of the Merger (the “Closing”) will take place at 10:00 a.m., Eastern Time, as soon practicable, but no later than on the third (3rd) business day after the satisfaction or, to the extent permissible, waiver of, but subject to the continued satisfaction or, to the extent permissible, waiver of, the conditions set forth in Article VII (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of such conditions at the Closing) unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the Parties hereto. The date on which the Closing actually takes place is referred to as the “Closing Date”. The Closing shall take place at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018 or remotely via electronic exchange of required Closing documentation in lieu of an in-person Closing unless another place is agreed to in writing by the Company and Parent.
Section 1.3    Effective Time. On the Closing Date, the Company shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL and make any other filings, recordings or publications required to be made by the Company under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or on such later date and time as shall be agreed to by the Company and Parent and specified in the Certificate of Merger in accordance with the DGCL (such date and time being hereinafter referred to as the “Effective Time”).
Section 1.4    Governing Documents. Subject to Section 6.4, at the Effective Time, by virtue of the Merger (a) the Company Certificate shall be amended and restated so as to read in its entirety as set forth in Exhibit A, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended as provided therein or by applicable Law and (b) the by-laws of the Company shall be amended and restated in their entirety to read as set forth in the by-laws of Merger Sub as in as of the date hereof, except that references therein to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until thereafter amended as provided therein, the certificate of incorporation of the Surviving Corporation and applicable Law.
Section 1.5    Officers and Directors of the Surviving Corporation    . The Parties shall take all actions necessary so that (a) the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and (b) the officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.
ARTICLE II.

TREATMENT OF SECURITIES
Section 2.1    Effect on Capital Stock.
(a)    At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or holders of any securities of the Parties:
(i)    Conversion of Company Common Stock. Subject to the other provisions of this Article II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares of Company Common Stock to be cancelled in accordance with Section 2.1(a)(ii) and any Dissenting Shares) shall be automatically converted into the right to receive, in accordance with the terms of this Agreement, (A) $20.00 net to the seller in cash, without interest (the “Upfront Consideration”) and (B) one contingent value right per share (a “CVR”) which shall represent the right to receive the

Milestone Payment Amounts (as defined in the CVR Agreement), net to the seller in cash, without interest, at the times provided for in the CVR Agreement (the Upfront Consideration plus one CVR, collectively, being the “Merger Consideration”). From and after the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each applicable holder of such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such shares of Company Common Stock in accordance with Section 2.2 and the CVR Agreement.
(ii)    Cancellation of Certain Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned or held in treasury by the Company or owned by Parent, Merger Sub or any of their respective Subsidiaries shall be automatically cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(iii)    Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and those shares of the Surviving Corporation shall constitute the only outstanding shares of capital stock of the Surviving Corporation.
(b)    Adjustment to Merger Consideration. The Merger Consideration and any other amounts payable pursuant to this Agreement or the CVR Agreement shall be adjusted appropriately, without duplication, to reflect the effect of any stock split, reverse stock split, stock or other dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the shares of Company Common Stock outstanding after the date hereof and prior to the Effective Time; provided, however, that nothing in this Section 2.1(b) shall be construed to permit the Company or the Company Subsidiary to take any action with respect to its securities that is prohibited by the terms of this Agreement.
Section 2.2    Payment for Securities; Surrender of Certificates.
(a)    Exchange Fund. Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as the exchange agent in connection with the Merger (the “Exchange Agent”). The Exchange Agent shall also act as the agent for the Company’s stockholders for the purpose of receiving and holding their certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”) and non-certificated shares of Company Common Stock represented by book-entry (“Book-Entry Shares”) and shall obtain no rights or interests in the shares represented thereby. At or immediately after the Effective Time, Parent shall deposit, or cause to be deposited, with the Exchange Agent cash in immediately available funds in an amount sufficient to pay the aggregate Upfront Consideration (the “Exchange Fund”) for the sole benefit of the holders of shares of Company Common Stock. For the avoidance of doubt, Parent shall not be required to deposit any funds relate to any CVR with the Rights Agent unless and until such deposit is required pursuant to the terms of the CVR Agreement. In the event the Exchange Fund shall be insufficient to pay the aggregate Upfront Consideration, Parent shall promptly deposit, or cause to be promptly deposited, additional funds with the Exchange Agent in an amount which is equal to the deficiency in the amount required to make such payment. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, delivery of the Upfront Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The Exchange Fund shall be invested by the Exchange Agent as reasonably directed by Parent;

provided, however, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates or Book-Entry Shares pursuant to this Article II, and, to the extent of any such loss, Parent shall fund additional cash amounts into the Exchange Fund to enable such payments to be made. Any interest or other income from such investments shall be payable to Parent or the Surviving Corporation, as Parent directs. At or prior to the Effective Time, Parent shall duly authorize, execute and deliver, and shall ensure that the Rights Agent duly authorizes, executes and delivers, the CVR Agreement.
(b)    Procedures for Surrender.
(i)    As soon as reasonably practicable after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, cause the Exchange Agent to mail to each holder of record of shares of Company Common Stock whose shares of Company Common Stock were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) or transfer of the Book-Entry Shares to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify and (ii) customary instructions for effecting the surrender of the Certificates or transfer of the Book-Entry Shares in exchange for payment of the Merger Consideration issuable and payable in respect of such shares of Company Common Stock pursuant to Section 2.1.
(ii)    Upon (A) surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal properly completed and validly executed in accordance with the instructions thereto, such other documents as may be required pursuant to such instructions or (B) receipt by the Exchange Agent of an “agent’s message” in the case of Book-Entry Shares and, in each case, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor, and the Exchange Agent shall, and Parent shall cause the Exchange Agent to, issue and pay to such holder, the applicable Merger Consideration pursuant to the provisions of this Article II for each share of Company Common Stock formerly represented by such Certificate or Book-Entry Share, and each Certificate or Book-Entry Share so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer or stock records of the Company, any portion of the Merger Consideration (including payment in the form of or with respect to any CVR) to be paid upon due surrender of the Certificate or Book-Entry Share formerly representing such shares of Company Common Stock may be paid to such a transferee if such Certificate or Book-Entry Share is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other similar Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Merger Consideration as contemplated by this Article II, without interest thereon.
(c)    Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d)    Termination of Exchange Fund; No Liability. At any time following six (6) months after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund that have not been disbursed, or for which disbursement is pending subject only to the Exchange Agent’s routine administrative procedures, to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the applicable Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent or the Exchange Agent shall be liable to any holder of a Certificate or Book-Entry Share for any Merger Consideration or other amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(e)    Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof and, if required by Parent or the Exchange Agent, the posting by such holder of a bond in such reasonable amount as Parent or the Exchange Agent may determine as indemnity against any claim that may be made against it or the Surviving Corporation with respect to any such Certificates, the applicable Merger Consideration payable in respect thereof pursuant to Section 2.1 hereof.
Section 2.3    Appraisal Rights.
(a)    Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock, if any, as to which the holder (or, in the case of a beneficial owner making a demand in its own name) thereof shall have (i) properly demanded appraisal and otherwise complied with the provisions of Section 262 of the DGCL (“Section 262”) and (ii) not effectively withdrawn or lost such holder’s (or such beneficial owner’s) rights to appraisal (each, a “Dissenting Share”), shall not be converted into the right to receive the Merger Consideration pursuant to Section 2.1 and Section 2.2, but instead at the Effective Time shall become entitled only to payment of the fair value of such shares of Company Common Stock determined in accordance with Section 262 (it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such holder (or beneficial owner, as applicable) shall cease to have any rights with respect thereto other than the right to receive the fair value of such Dissenting Shares as determined in accordance with Section 262); provided, however, that if any such holder (or beneficial owner, as applicable) shall fail to perfect or otherwise shall waive, withdraw or lose the right to payment of the fair value of such Dissenting Shares under Section 262, then the right of such holder (or beneficial owner, as applicable) to be paid the fair value of such holder’s (or such beneficial owner’s) Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, without interest or duplication, the Merger Consideration pursuant to Section 2.1 and Section 2.2.
(b)    The Company shall give prompt notice to Parent of any written demands received by the Company for appraisal of any shares of Company Common Stock, or any withdrawals of such written demands and of any other instruments served and received by the Company under Section 262, and Parent shall have the opportunity to participate in and direct all negotiations and proceedings with respect to such written demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such written demand, or agree to do any of the foregoing.

Section 2.4    Treatment of Company Options and Company Equity Awards.
(a)    Effective as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each option to purchase Company Common Stock granted under any Company Equity Plan or otherwise (each, a “Company Stock Option”), that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and terminated and converted into the right of the holder thereof to receive (without interest, and less any applicable withholding Taxes) in accordance with the terms of this Agreement:
(i)    with respect to each In the Money Option: (A) an amount in cash equal to the product of (I) the excess, if any, of the Upfront Consideration over the applicable per share exercise price of such cancelled In the Money Option multiplied by (II) the number of shares of Company Common Stock subject to such In the Money Option immediately prior to the Effective Time; and (B) a CVR with respect to each share of Company Common Stock subject to such In the Money Option immediately prior to the Effective Time; and
(ii)    with respect to each Out of the Money Option, such cash payments, if any, from Parent with respect to each share of Company Common Stock subject to the Out of the Money Option upon any Milestone Payment Date, equal to the product of (A) (1) the amount by which the Per Share Value Paid as of the Milestone Payment Date exceeds the exercise price payable per share of Company Common Stock under such Out of the Money Option, less (2) the amount per share of Company Common Stock of all payments previously made with respect to such Out of the Money Option pursuant to this Section 2.4(a)(ii), multiplied by (B) the number of shares of Company Common Stock subject to such Out of the Money Option as of immediately prior to the Effective Time. Notwithstanding anything herein to the contrary, (A) any Underwater Option shall be cancelled at the Effective Time without any consideration payable therefor and (B) with respect to each Out of the Money Option, if no contingent payment becomes payable with respect to the CVRs under the CVR Agreement that would result in the Per Share Value Paid as of the applicable Milestone Payment Date exceeding the exercise price per share of such Out of the Money Option, then no payment shall be made hereunder in respect of such Out of the Money Option following the Effective Time.
(b)    Effective as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each award of restricted stock units that corresponds to Company Common Stock granted under any Company Equity Plan or otherwise and that vests solely on the passage of time (each, a “Company RSU Award”) that is outstanding immediately prior to the Effective Time, shall automatically be cancelled and terminated and converted into the right of the holder thereof to receive (without interest, and less applicable withholding Taxes) in accordance with the terms of this Agreement (i) an amount in cash equal to the product of (A) the Upfront Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time; and (ii) a CVR with respect to each share of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time.
(c)    Effective as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each award of restricted stock units, performance stock units or performance units that corresponds to Company Common Stock granted under any Company Equity Plan or otherwise and that vests based on the achievement of performance goals (a “Company PSU Award”) that is outstanding immediately prior to the Effective Time shall automatically be cancelled and terminated and converted into the right of the holder thereof to receive (without interest, and less any applicable withholding Taxes) in accordance with the terms of this Agreement (i) an amount in cash equal to the product of (A) the Upfront Consideration multiplied by (B) the number of shares of Company Common Stock subject to such Company PSU Award immediately prior to the Effective Time determined, if any, based on the assumed achievement of Milestone Tranche 4, unless the deadline for achievement of Milestone Tranche 4 has passed without the achievement thereof (in which case Milestone Tranche 4 will be treated as unachieved), but for avoidance of doubt (i) treating Milestone Tranches 2 and 3 as unachieved under all circumstances and (ii) treating Milestone Tranche 4 as unachieved if the deadline for Milestone Tranche 4 has occurred, but such milestone was not achieved, each in accordance with the terms of the applicable award agreement, (such number of shares, the “Company PSU Shares”) and (ii) a CVR with respect to each Company PSU Share.
(d)    Prior to the Effective Time, the board of directors of the Company (the “Company Board”) (or, if appropriate, the committee administering the Company Equity Plans) shall adopt such resolutions as are necessary to effect the treatment of the Company Stock Options, Company RSU Awards and Company PSU Awards (collectively, the “Company Equity Awards”) as contemplated by this Section 2.4.
(e)    As of the Effective Time, the Company Equity Plans shall be terminated, effective as of and contingent upon the occurrence of the Closing, and no further Company Stock Options, Company RSU Awards, Company PSU Awards or other awards with respect to the Company Common Stock shall be granted thereunder from or after the Effective Time. Prior to the Effective Time, the Company shall take all actions, including adopting any necessary resolutions, to effectuate the termination of the Company Equity Plans and the treatment of the Company Stock Options, Company RSU Awards, and Company PSU Awards specified in this Section 2.4. Such resolutions and actions shall be subject to review and approval by Parent, which approval shall not be unreasonably withheld.
(f)    Notwithstanding anything else to the contrary in Article II, any payment pursuant to this Section 2.4 shall be made through the Surviving Corporation’s (or any Subsidiary’s) payroll (i) with respect to any Upfront Consideration as promptly as practicable following the Effective Time (and in no event later than the second regularly scheduled payroll date to occur following the Effective Time) and (ii) with respect to any CVR, at the time provided for in the CVR Agreement. Notwithstanding anything to the contrary contained in this Agreement or the CVR Agreement, any payment in respect of any Company RSU Award or Company PSU Award that, immediately prior to such cancellation, constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be made on the applicable settlement date for such Company RSU Award or Company PSU Award to the extent required in order to comply with Section 409A of the Code. Parent may cause the Exchange Agent to make any payments under Section 2.4 payable to holders who are not current or former employees of the Company or any Subsidiary in accordance with Section 2.2.
Section 2.5    Withholding. Each of Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement or the CVR Agreement, any amounts as are required to be withheld or deducted with respect to such consideration under the Code, or any applicable provisions of state, local or foreign Tax Law. To the extent that amounts are so withheld and timely remitted to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement or the CVR Agreement, as applicable, as having been paid to the Person in respect of which such deduction and withholding was made.
Section 2.6    Treatment of Company Warrants. From and after the Effective Time, each outstanding and unexercised warrant to purchase shares of Company Common Stock (a “Company Warrant”), by virtue of the Merger and without any action on the part of Parent, shall no longer be exercisable by the former holder thereof, shall be cancelled and shall only entitle such holder to receive (a) a cash payment equal to (i) the excess, if any, of (A) the Upfront Consideration over (B) the exercise price payable per share of Company Common Stock under such Company Warrant, multiplied by (ii) the number of shares of Company Common Stock such holder could have purchased (assuming full vesting of all warrants) had such holder exercised such Company

Warrant in full immediately prior to the Effective Time, and (b) a CVR with respect to each share of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time.
Section 2.7    Notice to Convertible Noteholders. The Company shall deliver notice regarding the Merger promptly following the date of this Agreement to the Lenders under that certain Note Purchase Agreement (collectively the “Convertible Noteholders”). Any amount of the Term Loans (as defined in the Note Purchase Agreement) that the Convertible Noteholders so elect to convert to shares of Company Common Stock pursuant to the Note Purchase Agreement (including pursuant to Section 8.7(f) of the Note Purchase Agreement) shall be treated at the Effective Time as the same as, and have the same rights and be subject to the same conditions as each share of Company Common Stock described in Section 2.1 above. Any amount of the Term Loans not converted pursuant to this Section 2.7 shall be paid at or promptly following Closing pursuant to Section 6.11.
ARTICLE III. REPRESENTATIONS AND
WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents filed or furnished with the SEC since January 1, 2021 (including exhibits and other information incorporated by reference therein) and publicly available prior to the date hereof (other than as set forth in the forward-looking statements or as set forth in any “risk factors” section contained therein); provided that this clause (a) shall not apply to any of the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.12, 3.19, 3.20, 3.23 or 3.26 or (b) as disclosed in the applicable sections or subsections of the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section of the Company Disclosure Letter shall be deemed to apply and qualify (or, as applicable, a disclosure for purposes of) each other section of this Agreement to which the relevance of such item is reasonably apparent from a reading of the Company Disclosure Letter), the Company represents and warrants to Parent as set forth below.
Section 3.1    Qualification, Organization, Subsidiaries, etc.
(a)    The Company is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company Subsidiary is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)    The copies of the Company Governing Documents most recently filed with the Company SEC Documents are accurate and complete copies of such documents as in effect as of the date of this Agreement. The Company has made available to Parent accurate and complete copies of the certificates of incorporation and by-laws or comparable organizational and governing documents of the Company Subsidiary, as amended to the date of this Agreement, and as so delivered is in full force and effect.
Section 3.2    Capitalization.
(a)    The authorized capital stock of the Company consists of 200,000,000 shares of Company Common Stock. As of November 11, 2022 (the “Company Capitalization Date”), (i)(A) 5,167,814 shares of Company Common Stock were issued and outstanding, (B) no shares of Company Common Stock were held in treasury and (C) no shares of Company Common Stock were held by the Company Subsidiary, (ii) (A) 2,459,565 shares of Company Common Stock are issuable upon the exercise of outstanding In the Money Options, and the weighted-average exercise price of such In the Money Options is $8.42, (B) 134,750 shares of Company Common Stock are issuable upon the exercise of outstanding Out of the Money Options, and the weighted-average exercise price of such Out of the Money Options is $25.10, (C) 270,130 shares of Company Common Stock were issuable upon the settlement of outstanding Company RSU Awards and (D) 20,185 shares of Company Common Stock were issuable upon the settlement of outstanding Company PSU Awards (assuming the achievement of Milestone Tranche 4 and treating Milestone Tranches 2 and 3 as unachieved) and (iii) 196,675 shares of Company Common Stock remained available for issuance pursuant to the Company Equity Plans. 278,800 shares of Company Common Stock were issuable upon the settlement of outstanding Company Warrants. As of November 11, 2022, the outstanding balance of the Term Loans issued pursuant to the Note Purchase Agreement (including accrued and unpaid interest of $161,910.23 thereon) is $14,528,510.23. As of November 11, 2022, up to $4,366,600 of the outstanding balance of the Term Loans is eligible to convert into a maximum of 222,332 shares of Company Common Stock at a per share price of $19.64. All the outstanding shares of Company Common Stock are, and all shares of Company Common Stock reserved for issuance as noted above shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights. All issued and outstanding shares of capital stock of, or other equity interests in, the Company Subsidiary are wholly owned directly by the Company free and clear of all Liens, other than Company Permitted Liens. Section 3.2(a) of the Company Disclosure Letter sets forth an accurate and complete list of all Company Equity Awards outstanding as of the Company Capitalization Date, specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares of Company Common Stock subject to each such Company Equity Award, (iii) the grant date of each such Company Equity Award, (iv) for each Company Equity Award, the year(s) of vesting of each such Company Equity Award, and (v) for each Company Stock Option the exercise price per share for each such Company Stock Option.
(b)    Except as set forth in Section 3.2(a) above, as of the date of this Agreement: (i) the Company does not have any shares of capital stock issued or outstanding other than the shares of Company Common Stock that were outstanding on the Company Capitalization Date or that have become outstanding after the Company Capitalization Date but were reserved for issuance as set forth in Section 3.2(a) above as of the Company Capitalization Date and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which the Company or the Company Subsidiary is a party or otherwise obligating the Company or the Company Subsidiary to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or the Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests (in each case other than to the Company or the Company Subsidiary); (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or convertible securities or other similar right, agreement or commitment; (C) redeem or otherwise acquire any such shares of capital stock or other equity interests of the Company or the Company Subsidiary; or (D) make any payment to any Person the value of which is derived from or calculated based on the value of the Company Common Stock. Between the Company Capitalization Date and the date of this Agreement, the Company has not granted any equity or equity-based award to any of the directors, employees or independent contractors of the Company or the Company Subsidiary.

(c)    With respect to each grant of Company Equity Awards and Company Warrants, each such grant was made in accordance with the terms of the applicable Company Equity Plan (if applicable), the Exchange Act and all other applicable Laws, in each case, in all material respects, including the rules of the NASDAQ.
(d)    Neither the Company nor the Company Subsidiary has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) on any matters on which the stockholders of the Company or the Company Subsidiary may vote.
(e)    There are no voting trusts or other agreements or understandings to which the Company or the Company Subsidiary is a party with respect to the voting of shares of capital stock or other equity interest of the Company or the Company Subsidiary.
(f)    The Company Subsidiary and its jurisdiction of organization is identified in Section 3.2(f) of the Company Disclosure Letter. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of the Company Subsidiary, free and clear of any preemptive rights and any Liens other than Company Permitted Liens, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except for equity interests in the Company Subsidiary, neither the Company nor the Company Subsidiary owns, directly or indirectly, any equity interest in any Person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for or measured by reference to, any equity interest in any Person). Neither the Company nor the Company Subsidiary has any obligation to acquire any equity interest, security, right, agreement or commitment or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person, other than guarantees by the Company of any Indebtedness or other obligations of the Company Subsidiary as set forth in Section 3.2(f) of the Company Disclosure Letter.
Section 3.3    Corporate Authority Relative to this Agreement; No Violation.
(a)    The Company has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the Transactions, including the Merger. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Company Board, acting unanimously, and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company or the Company Subsidiary are necessary to authorize the consummation of the Transactions other than, with respect to the Merger, obtaining the Company Stockholder Approval. Prior to the execution of this Agreement, at a meeting duly called and held, the Company Board unanimously (i) determined that this Agreement and the Transactions, including the Merger, are advisable, and fair to and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth herein, in accordance with the requirements of the DGCL and (iii) resolved to recommend that the Company’s stockholders approve the adoption of this Agreement (such recommendation, the “Company Board Recommendation”) and to include the Company Board Recommendation in the Proxy Statement, in each case subject to Section 5.2. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and equitable principles of general applicability (the “Bankruptcy and Equity Exception”).
(b)    Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii)  the Exchange Act, (iii) the

HSR Act, (iv) EA 2002, (v) Section 721 and (vi) any applicable requirements of the NASDAQ, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by the Company of the Transactions, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially impair the ability of the Parties to consummate the Transactions.
(c)    Assuming the accuracy of the representation set forth in Section 4.9, the execution and delivery by the Company of this Agreement do not, and, except as described in Section 3.3(b), the consummation of the Transactions and compliance with the provisions of this Agreement will not (i) result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any obligation or to the loss of a benefit under any Contract, loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or right binding upon the Company or the Company Subsidiary or result in the creation of any Lien upon any of the properties, rights or assets of the Company or the Company Subsidiary, other than Company Permitted Liens, (ii) subject to obtaining the Company Stockholder Approval, conflict with or result in any violation of any provision of the Company Governing Documents or any of the organizational documents of any Company Subsidiary or (iii) conflict with or violate any Laws applicable to the Company or the Company Subsidiary or any of their respective properties or assets, except as would not, in the case of clauses (i) and (iii), reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially impair the ability of the Parties to consummate the Transactions.
Section 3.4    Reports and Financial Statements.
(a)    From January 1, 2020 through the date of this Agreement, the Company has filed or furnished all forms, documents and reports with the SEC required to be filed or furnished by it with the SEC under the Securities Act or the Exchange Act (the “Company SEC Documents”). As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such filing (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively)), the Company SEC Documents (excluding, in each case information supplied by Parent or any of its affiliates in writing for inclusion therein) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents (excluding, in each case information supplied by Parent or any of its affiliates in writing for inclusion therein) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, to the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding or unresolved comments. The Company has, prior to the date hereof, delivered, or otherwise made available through filings with the SEC, to Parent with accurate and complete copies of all comment letters received by the Company since January 1, 2020 relating to the Company SEC Documents, together with all written responses of the Company thereto. The Company Subsidiary is, or at any time since January 1, 2020 has been, required to file any forms, reports or other documents with the SEC.
(b)    The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents (i) complied as to form, as of their respective filing dates, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case in effect as of their respective filing dates, (ii) fairly presented in all material respects the consolidated financial position of the Company and the Company Subsidiary, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto), and (iii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited interim financial statements, to the extent permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).
(c)    Neither the Company nor the Company Subsidiary is a party to, nor does it have any commitment to become a party to any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or the Company Subsidiary in the Company SEC Documents.
Section 3.5    Internal Controls and Procedures.
(a)    The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that (i) all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. There were no significant deficiencies or material weaknesses identified in the management’s assessment of internal controls as of and for the year ended December 31, 2021 and the subsequent quarters thereafter ended March 31, 2022 and June 30, 2022 (nor has any such deficiency or weakness been identified since such date). The Company has disclosed to Parent (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, in each case, that was disclosed to the Company’s auditors or the audit committee of the Company Board in connection with its most recent evaluation of internal controls over financial reporting prior to the date hereof.
(b)    The Company has complied with and is in compliance in all material respects with all current listing and corporate governance requirements of the NASDAQ, and is in compliance in all material respects with all applicable rules, regulations and requirements of the SEC and with the Sarbanes-Oxley Act.
Section 3.6    No Undisclosed Liabilities. Neither the Company nor the Company Subsidiary has any liabilities or obligations of any nature (including as a result of COVID-19 or any COVID-19 Measures), whether or not accrued, contingent or otherwise, that would be required by GAAP to be recorded or disclosed on a consolidated balance sheet of the Company and the Company Subsidiary (or in the notes thereto), except (a)  for liabilities or obligations disclosed, reflected or reserved against in the Company’s consolidated balance sheet (or the notes thereto) as of June 30, 2022 included in the Company SEC Documents filed or furnished and publicly available prior to the date hereof, (b) for liabilities or obligations incurred in the Ordinary Course of Business since June 30, 2022, (c)  for liabilities or obligations arising out of or in connection with this Agreement, the CVR Agreement or the Transactions and (d) for liabilities or obligations as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 3.7    Compliance with Laws; Permits.

(a)    The Company and the Company Subsidiary are, and since January 1, 2020 have been, in compliance with all Laws applicable to the Company and the Company Subsidiary, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2020, neither the Company nor the Company Subsidiary has received any written notice or, to the knowledge of the Company, other communication from any Governmental Entity regarding any violation of, or failure to comply with, any Law, except where such violation or failure to comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)    The Company and the Company Subsidiary are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company and the Company Subsidiary to own, lease and operate their properties and assets as currently held or to carry on their businesses as they are now being conducted, including as required under the Health Care Laws (the “Company Permits”), except where the failure to have any of the Company Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company, (i) all Company Permits are in full force and effect and are not subject to any administrative or judicial proceeding that could result in modification, termination or revocation thereof and (ii) the Company and the Company Subsidiary is in compliance with the terms and requirements of all Company Permits.
Section 3.8    Environmental Laws and Regulations(a)    . Except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) no unresolved notice, notification, demand, request for information, citation, summons or order has been received and no investigation, action, claim, complaint, suit, or proceeding is pending or, to the knowledge of the Company, is threatened by any Governmental Entity or other Person relating to the Company or the Company Subsidiary and arising under any Environmental Law and (ii) the Company and the Company Subsidiary is, and since January 1, 2020 has been, in compliance with all Environmental Laws and all Environmental Permits and (iii) there are no liabilities of the Company or the Company Subsidiary arising under any Environmental Law or relating to the Release of any Hazardous Substance, whether accrued, contingent, absolute, determined, or determinable, and to the knowledge of the Company there is no condition or circumstances that could reasonably be expected to result in or be the basis for any such liability.
Section 3.9    Employee Benefit Plans.
(a)    Section 3.9(a) of the Company Disclosure Letter sets forth, as of the date hereof, each material Company Benefit Plan, which shall exclude any Company Benefit Plan that is an employment offer letter or individual independent contractor or consultant agreement that is terminable upon no more than thirty (30) days’ notice without further liability and does not provide any retention, change in control or severance payments or benefits. For purposes of this Agreement, “Company Benefit Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA) and each bonus, stock, stock option or other equity-based compensation arrangement or plan, incentive, deferred compensation, retirement or supplemental retirement, severance, employment, change-in-control, profit sharing, pension, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or employee benefit plan, program or arrangement, in each case for the benefit of current employees, directors or individual consultants (for the avoidance of doubt, any reference to individual consultants shall include consultants who provided services through a wholly-owned or majority-owned entity) (or any dependent or beneficiary thereof) of the Company or the Company Subsidiary or with respect to which the Company or the Company Subsidiary may have any obligation or liability (whether actual or contingent). With respect to each Company Benefit Plan disclosed on Section 3.9(a) of the Company Disclosure Letter, the

Company has made available to Parent accurate and complete copies of (or, to the extent no such copy exists, a description of), in each case, to the extent applicable, (i) the plan document(s), as amended through the date of this Agreement, or a written summary of any unwritten Company Benefit Plan, (ii) the summary plan description (if required) and any material employee communications, (iii) the most recent annual report on Form 5500 to the extent required under applicable Law, (iv) the most recent actuarial valuation, (v) material contracts including trust agreements, insurance contracts, and administrative services agreements, (vi) the most recent determination or opinion letters for any plan intended to be qualified under section 401(a) of the Code, and (vii) any correspondence with the Department of Labor, Internal Revenue Service, or any other Governmental Entity regarding a Company Benefit Plan within the last three (3) years.
(b)    Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, (i) each of the Company Benefit Plans has been operated and administered in compliance with applicable Laws, including, but not limited to, ERISA, the Code and in each case the regulations thereunder; (ii) no Company Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code; (iii) no Company Benefit Plan provides health, medical, disability or life insurance benefits (whether or not insured), with respect to current or former employees or directors of the Company or the Company Subsidiary beyond their retirement or other termination of service, other than coverage mandated to comply with Section 4980B of the Code or any other applicable Law; (iv) no liability under Title IV of ERISA has been incurred by the Company, the Company Subsidiary or any of their respective ERISA Affiliates, in any case, that has not been satisfied in full (other than with respect to amounts not yet due), and no condition exists that is likely to cause the Company, the Company Subsidiary or to the knowledge of the Company, any of their ERISA Affiliates to incur a liability thereunder; (v) no Company Benefit Plan is a “multiemployer plan” (as such term is defined in Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; (vi) all contributions or other amounts payable by the Company or the Company Subsidiary pursuant to each Company Benefit Plan in respect of current or prior plan years have been contributed or paid, as applicable, within the time periods prescribed by the terms of such plan and applicable Law; (vii) neither the Company nor the Company Subsidiary has engaged in a transaction in connection with which the Company or the Company Subsidiary has been or could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code; and (viii) there are no pending, or to the knowledge of the Company, threatened or anticipated claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto.
(c)    Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, (i) each of the Company Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter as to its qualification, or has pending or has time remaining in which to file an application for such determination from the IRS, and (ii) to the knowledge of the Company, there are no existing circumstances or events that have occurred that would reasonably be expected to adversely affect the qualified status of any such plan.
(d)    Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of Indebtedness or otherwise) becoming due to any current or former director or any employee of the Company or the Company Subsidiary under any Company Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Company Benefit Plan or (iii) result in any acceleration of the time of payment, funding or vesting of any such benefits.

(e)    Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, each Company Benefit Plan, if any, which is maintained outside of the United States has been operated in compliance with the applicable Law.
(f)    Except as would not, individually or in the aggregate, reasonably be expected be result in a Company Material Adverse Effect, each Company Benefit Plan has been maintained and operated in documentary and operational compliance with Section 409A of the Code or an available exemption therefrom. The Company is not a party to nor does it have any obligation under any Company Benefit Plan to reimburse any person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.
Section 3.10    Absence of Certain Changes or Events. From December 31, 2021 through the date of this Agreement, (a) there has not occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (b) the business of the Company and the Company Subsidiary has been conducted in the Ordinary Course of Business, except for actions taken in connection with the negotiation and execution of this Agreement.
Section 3.11    Investigations; Litigation. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or, as of the date of this Agreement, materially impair the ability of the Parties to consummate the Transactions, (a) there is no investigation or review pending (or, to the knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or the Company Subsidiary or any of their respective properties, rights, assets, (b) there is no Proceeding pending (or, to the knowledge of the Company, threatened) against the Company or the Company Subsidiary or any of their respective properties, rights, assets and (c) there is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Entity outstanding against the Company or the Company Subsidiary.
Section 3.12    Information Supplied. The information relating to the Company and the Company Subsidiary to be contained in or incorporated by reference in, or otherwise supplied by or on behalf of the Company in writing for inclusion in, the Proxy Statement will not, on the date the Proxy Statement (and any amendment or supplement thereto) is first mailed to the stockholders of the Company or at the time of the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with the terms hereof), contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and any other applicable federal securities Laws. Notwithstanding the foregoing provisions of this Section 3.12, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Proxy Statement or any amendments or supplements thereto based on information supplied by Parent, Merger Sub or any of their respective Representatives expressly for use or incorporation by reference therein.
Section 3.13    Regulatory Matters.
(a)    All activities of the Company, the Company Subsidiary are now, and since January 1, 2020, have been, in compliance in all respects with all applicable Health Care Laws except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2020, neither the Company nor the Company Subsidiary has received any written notice or other written communication alleging any violation of any applicable Health Care Laws with respect to such activities or has received any warning letters or untitled letters, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate a Company Material Adverse Effect.

(b)    To the knowledge of the Company, since January 1, 2020, each Company Product is being or has been developed, manufactured, tested, distributed or marketed by or on behalf of the Company or the Company Subsidiary in compliance with all applicable Health Care Laws, including all requirements relating to research, investigational use, development, security, manufacture, sale, packaging, labeling, storing, testing, distribution, record-keeping, reporting, import, export, marketing, and promotion, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2020, neither the Company nor the Company Subsidiary has received any unresolved (i) FDA Form 483, (ii) warning letter, (iii) untitled letter, (iv) requests or requirements to make changes to any Company Product or any manufacturing processes or procedures related to any Company Product due to allegations of material noncompliance with applicable Laws or Company Permits, or (v) other similar written notice from the FDA or any other Governmental Entity alleging or asserting material noncompliance with any applicable Health Care Laws or Company Permits with respect to any Company Product.
(c)    All animal studies or other preclinical tests performed in connection with or as the basis for any Company Permit required by applicable Health Care Laws for the Company Products have been conducted in all material respects in accordance with applicable Good Laboratory Practice requirements contained in 21 CFR Part 58. Neither the Company nor the Company Subsidiary has received any written notice or, to the knowledge of the Company, any other written communication from a Governmental Entity requiring the termination or suspension or material modification of any preclinical study with respect to any Company Product.
(d)    Accurate and complete copies of all material reports with respect to material human clinical trials that relate to the Company Products have been provided or made available to Parent. The Company has heretofore provided or made available to Parent all material correspondence between the Company or the Company Subsidiaries, on the one hand, and the FDA and other Governmental Entities, on the other hand, regarding such clinical trials.
(e)    All clinical trials conducted by or on behalf of the Company or the Company Subsidiary have been, and are being, conducted in material compliance with the Health Care Laws. Since January 1, 2020, neither the Company nor the Company Subsidiary has received any written notice from the FDA, any institutional review board, or any domestic or foreign Governmental Entity that the FDA, any Institutional Review Board, or Governmental Entity, has initiated, or, to the knowledge of the Company, threatened to initiate, any clinical hold or other similar action to suspend any ongoing clinical trial sponsored by or on behalf of Company, or any action to suspend or terminate any active Investigational New Drug Application (“IND”) sponsored by or on behalf of the Company.
(f)    As it relates to any clinical trial conducted by or on behalf of the Company or the Company Subsidiary (with respect to the applicable Company Products) in connection with or as the basis for any submission to the FDA or other comparable Governmental Entity, filed under an IND, or other foreign equivalent or that the Company anticipates will be submitted to the FDA or other comparable Governmental Entity, (i) all such clinical trials have been properly registered in compliance with all applicable Health Care Laws, except where such failure to comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (ii) the results of all such clinical trials have been disclosed in all material respects in accordance with all applicable Health Care Laws, in each case including section 402 of the PHSA, except where such failure to comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(g)    There is not and since January 1, 2020, there has not been, and to the Company’s knowledge, there is no threat by any Governmental Entity or clinical investigators of, any return or defect of any Company Product proposed to be used during a clinical investigation, nor has the Company issued any replacements, safety alerts or any other written notice to an investigator or Governmental Entity asserting a lack of safety or regulatory compliance with respect to any

Company Product used in or to be used during a clinical investigation, and to the Company’s knowledge, there are no facts that would be reasonably likely to result in the foregoing, except where such failure to comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(h)    Neither the Company nor the Company Subsidiary is, or has been since January 1, 2020, a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order or similar agreement with or imposed by any Governmental Entity.
(i)    Since January 1, 2020, neither the Company nor the Company Subsidiary, or any officer, director, managing employee or agents of the Company or the Company Subsidiary (as those terms are defined in 42 C.F.R. § 1001.1001): (i) has (A) been placed under or otherwise made subject to or (B) committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy; (ii) has been convicted of or, to the Company’s knowledge, is under investigation for any offense related to any Bribery Legislation or Sanctions Laws; (iii) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under Medicare, Medicaid, TRICARE or any similar government health care program (collectively, “Federal Health Care Programs”) (in the case of the Company’s managing employees and agents, the representation and warranty in this clause (iii) is only being made to the Company’s knowledge); (iv) has been excluded from participation in any Federal Health Care Program or is currently listed on the U.S. Department of Health Office of Inspector General’s List of Excluded Individuals/Entities; (v) has been subject to, or convicted of any crime that would reasonably be expected to result in, debarment, exclusion, or suspension from participation in any Federal Health Care Program, or otherwise under 21 U.S.C. Section 335a or any similar Law; (vi) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the Social Security Act, codified at Title 42, Chapter 7, of the United States Code; (vii) has been excluded, suspended, debarred, or is otherwise ineligible to participate federal procurement or non-procurement programs, or is currently listed on the United States General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; (viii) has been or are currently the subject of a proceeding that could lead to their becoming a debarred individual or debarred entity under Section 306 of the FDCA; (ix) is on any of the FDA Clinical Investigator enforcement lists (including without limitation, the Disqualified/Totally Restricted List, the Restricted List, the Adequate Assurance List) or is subject to an ongoing disqualification proceeding as defined by the FDA; or (x) is the target or subject of any current investigation relating to any Federal Health Care Program-related offense.
Section 3.14    Privacy and Data Security
(a)    None of the Company or any of its affiliates is a “covered entity” or is engaging in activities that make it a “business associate” as those terms are defined in the Health Insurance Portability and Accountability Act and the regulations promulgated thereunder and codified at 45 C.F.R. Parts 160 and 164 (collectively, “HIPAA”). Since, January 1, 2020, the Company and the Company Subsidiary has been in compliance with applicable Privacy Laws and, to the knowledge of the Company, the Company is not under investigation by any Governmental Entity for a violation of such Privacy Laws, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)     At all times since January 1, 2020, the Company and Company Subsidiary have provided appropriate notice and obtained any necessary consents from Persons required for the processing of Personal Data as conducted by or for the Company or the Company Subsidiary, in each case to the extent required by applicable Privacy Laws, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiary have in place all legally required, and have complied in all respects with each of their respective, written and published policies and procedures concerning the privacy and security of Personal Data (the “Privacy Policies”), except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since January 1, 2020, neither the Company nor the Company Subsidiary have received, in writing, any asserted or threatened claims by any Person alleging a violation of Privacy Laws and/or Privacy Policies. To the knowledge of the Company, the Transactions and the execution, delivery and performance of this Agreement will not cause, constitute or result in a breach or violation of any applicable Privacy Law or Privacy Policies, except where such failure to comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)    At all times since January 1, 2020, the Company and the Company Subsidiary have maintained a commercially reasonable information security program in accordance with applicable Privacy Laws in all material respects. The Company has implemented at all times since January 1, 2020, commercially reasonable administrative, technical, and physical security measures with respect to Personal Data and other confidential data collected by or on behalf of the Company or the Company Subsidiary and the networks, equipment, software, and other systems and assets of the Company and the Company Subsidiary. Since January 1, 2020, neither the Company nor the Company Subsidiary have experienced any security breach or cyber security event, including, without limitation, any theft, loss, or unauthorized access or acquisition of Personal Data (each, a “Security Incident”), except for any Security Incidents that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.15    Tax Matters.
(a)    All income and other material Tax Returns required by applicable Law to be filed by the Company and the Company Subsidiary have been timely filed (taking into account any extensions of the due date for filing) in accordance with applicable Law. All material Tax Returns filed by or with respect to the Company or the Company Subsidiary are true, correct and complete in all material respects. No extension or waiver of the statute of limitations with respect to the time to assess material Taxes of the Company or the Company Subsidiary has been granted, which grant remains in effect, or has been requested where such request remains currently pending.
(b)    No written claim have been made by any Governmental Entity in a jurisdiction in which the Company or the Company Subsidiary does not file a Tax Return to the effect that the Company or the Company Subsidiary, as applicable, is or may be subject to taxation by, or required to file any Tax Return in, such jurisdiction.
(c)    All material amounts of Taxes due and payable by the Company and the Company Subsidiary have been timely paid in full or are being contested in good faith by adequate Proceedings (and with respect to which an adequate accrual has been reserved for on the books of the Company or the Company Subsidiary in accordance with GAAP). The Company and the Company Subsidiary has properly withheld, and paid over to the appropriate Governmental Entity, all material amounts of Tax required to be withheld from any payment (including any dividend, royalty or interest payment) to any Service Provider, creditor, stockholder, vendor or other Person and has complied in all material respects with all record keeping and information reporting obligation under applicable Law in connection therewith.
(d)    There is no notice, claim, audit, action, suit, proceeding or investigation (including any refund litigation, deficiency, proposed adjustment or other matter in controversy) now pending or, to the knowledge of the Company, threatened in writing against or with respect to the Company or the Company Subsidiary in respect of any material amount of Taxes, Tax asset, or any income or material other Tax Return.
(e)    Any deficiency of Taxes in respect of the Company or the Company Subsidiary that has been asserted in writing as a result of any pending or completed audit or examination by any

Governmental Entity has been timely paid, or is being contested in good faith and has been reserved for on the books of the Company or the Company Subsidiary in accordance with GAAP.
(f)    Section 3.15(f) of the Company Disclosure Letter contains a complete and correct list of all jurisdictions outside of the United States in which the Company or the Company Subsidiary currently has a taxable presence.
(g)    Neither the Company nor the Company Subsidiary will be required to include any material item of income in, or to exclude any material item of deductions from, taxable income for any Tax period (or portion thereof) ending after the Closing as a result of any (i) change in method of accounting made on or prior to the Closing for a Tax period (or portion thereof) ending prior to the Closing, (ii) closing agreement as described in Section 7121 of the Code executed prior to the Closing, (iii) installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, or cash method of accounting, in each case, adopted or used prior to the Closing, (iv) open transaction disposition entered into prior to the Closing, (v) prepaid amount received outside the Ordinary Course of Business prior to the Closing, (vi) excess loss account in existence at Closing, (vii) gain recognition agreement (within the meaning of the U.S. Treasury Regulations Section 1.367-8) entered into before Closing, or (viii) any comparable provisions of foreign, supranational, state or local Tax Law. Neither the Company nor the Company Subsidiary has made an election under Section 965(h) of the Code to pay the net Tax liability under Section 965 of the Code in installments.
(h)    Neither the Company nor the Company Subsidiary has entered into a closing agreement pursuant to Section 7121 of the Code or any closing agreement under any similar provision of state, local or foreign applicable Tax Law. Neither the Company nor the Company Subsidiary has ever submitted any request for, or received, any private letter ruling, technical advice memorandum and similar document from the IRS or any other taxing authority.
(i)     Neither the Company nor the Company Subsidiary (i) was a distributing corporation or a controlled corporation in any transaction intended to qualify under Section 355 of the Code (or any similar provision of state, local or foreign applicable Tax Law) in the five (5) year period ending on the date of this Agreement, (ii) is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A) of the Code, or (iii) is or has ever been a surrogate foreign corporation as described in Section 7874(b) of the Code.
(j)    To the knowledge of the Company, neither the Company nor the Company Subsidiary (i) holds any interest in any entity that has ever been a passive foreign investment company within the meaning of Section 1297(a) of the Code, (ii) is a “United States shareholder” (within the meaning of Section 951(b) of the Code) in respect of any entity that is a “controlled foreign corporation” (within the meaning of Section 957(a) of the Code) or (iii) is party to any joint venture, partnership or other arrangement with any Person that is treated as a partnership for U.S. federal, state, local or non-U.S. Tax purposes.
(k)    Neither the Company nor the Company Subsidiary is a party to any Tax Sharing Agreement (other than any Tax Sharing Agreement to which only the Company and its Subsidiaries are party) or has any material liability for Taxes of any Person (other than the Company or the Company Subsidiary) under U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law) as transferee or successor, by Contract or otherwise.
(l)    There are no Liens for material Taxes upon any property or assets of the Company or the Company Subsidiary, except for the Company Permitted Liens.

(m)    Neither the Company nor the Company Subsidiary has been a party to, or a material advisor with respect to, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and U.S. Treasury Regulations Section 1.6011-4(b).
(n)    The Company and the Company Subsidiary have (i) to the extent deferred, properly complied in all material respects with all applicable Laws in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) to the extent applicable, eligible, and claimed, or intended to be claimed, properly complied in all material respects with all Laws and duly accounted for any available Tax credits under Sections 7001 through 7004 of the Families First Coronavirus Response Act and Section 2301 of the CARES Act, (iii) not deferred any payroll tax obligations (including those imposed by Sections 3101(a) and 3201 of the Code) (for example, by a failure to timely withhold, deposit or remit such amounts in accordance with the applicable provisions of the Code and the U.S. Treasury Regulations promulgated thereunder) pursuant to or in connection with any U.S. presidential memorandum or executive order, and (iv) not sought any PPP Loan.
(o)    Section 3.15(o) of the Company Disclosure Letter sets forth a list of the entity classification of the Company and the Company Subsidiary for U.S. federal income Tax purposes, and, unless otherwise noted in Section 3.15(o) of the Company Disclosure Letter, to the knowledge of the Company, each entity has had such classification at all times since its incorporation or formation, as applicable.
Section 3.16    Labor Matters.
(a)    As of the date hereof, neither the Company nor the Company Subsidiary is a party to, or bound by, any collective bargaining agreement or other Contract with a labor union or labor organization. Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, neither the Company nor the Company Subsidiary is subject to a labor dispute, strike or work stoppage. To the knowledge of the Company, there are no pending or, to the Company’s knowledge, threatened, campaigns or proceedings conducted to authorize representation of any employees of the Company or the Company Subsidiary by any labor union or trade union or other employee representative group.
(b)    Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, the businesses of the Company and the Company Subsidiary are being conducted in compliance with all Privacy Laws applicable to the Company or the Company Subsidiary pertaining to the privacy, data protection, and information security of employee information.
(c)    Since January 1, 2020, and except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, the Company and the Company Subsidiary (i) are and have been in compliance with all applicable Laws regarding employment and employment practices and those Laws relating to terms and conditions of employment, classification of employees, wages and hours, occupational safety and health and workers’ compensation and (ii) have no charges or complaints relating to unfair labor practices or unlawful employment practices pending or, to the knowledge of the Company, threatened against it before any Governmental Entity.
(d)    Section 3.16(d) of the Company Disclosure Letter separately sets forth all of the Company’s and the Company Subsidiary’s employees and individual independent contractors, and consultants (“Service Providers”) as of the date of this Agreement, including for each such Service Provider, as applicable: employee identification number, job title, Fair Labor Standards Act designation for employees located in the United States, work location, current base salary or base wage rate, and current target bonus or commission opportunity.

(e)    To the knowledge of the Company, no employee with managerial responsibility is a party to, or is otherwise bound by, any agreement or arrangement with any third party, including any confidentiality or non-competition agreement, that adversely affects or restricts in material respects the performance of such employee’s duties for the Company.
Section 3.17    Intellectual Property.
(a)    Section 3.17(a) of the Company Disclosure Letter sets forth an accurate and complete list of all material registrations and applications for registration included in the Owned Intellectual Property Rights and Licensed Intellectual Property Rights specifying as to each such item, as applicable (i) the owner (or the co-owners) thereof, (ii) the jurisdiction in which such item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of such item, and (iv) the date of application and issuance or registration of such item.
(b)    The Company and the Company Subsidiary are the sole and exclusive owners of all Owned Intellectual Property Rights and hold all right, title and interest in and to all Owned Intellectual Property Rights, free and clear of any Lien other than Company Permitted Liens. The Company and the Company Subsidiary hold a valid license to all Licensed Intellectual Property Rights free and clear of any Lien other than Company Permitted Liens and the restrictions in the licenses granted pursuant to the Contracts set forth on Section 3.21(a)(vii)(A) of the Company Disclosure Letter. The Licensed Intellectual Property Rights and the Owned Intellectual Property Rights together constitute all of the Intellectual Property Rights necessary to, or used or held for use in, the conduct of the business of the Company and the Company Subsidiary as currently conducted and as proposed by the Company or the Company Subsidiary to be conducted in the Company SEC Documents. There exist no material restrictions on the disclosure, use, license or transfer of the Owned Intellectual Property Rights. Following the Closing, the Surviving Corporation will have all of the rights of the Company under the Company’s Intellectual Property Rights, to the same extent that the Company would have had if the Transactions had not occurred, and without (i) the payment of any additional amounts or consideration other than ongoing fees, royalties, or payments that the Company would otherwise be required to pay, (ii) any alteration, additional encumbrance, impairment or extinction of any rights thereunder, (iii) any additional impairment of the right of the Surviving Corporation to develop, use, sell, license or dispose of, or to bring any action for the infringement of any Owned Intellectual Property Rights or, to the extent such rights thereunder are currently held by the Company or any of its Subsidiaries, any Licensed Intellectual Property Rights, or (iv) any additional encumbrance of any of the Intellectual Property Rights owned or licensed to Parent through the operation of any agreements to which the Company or any of the Company Subsidiaries is a party or otherwise bound, except where individually or in the aggregate, would not reasonably be expected to have, a Company Material Adverse Effect. To the knowledge of the Company, each of the Patents included in the Owned Intellectual Property Rights or Licensed Intellectual Property Rights properly identifies by name each and every inventor of the claims thereof as determined in accordance with the applicable Laws of the jurisdiction in which such Patent is issued or the relevant patent application is pending.
(c)    Except pursuant to the terms of the Contracts set forth in Section 3.21(a) of the Company Disclosure Letter, neither the Company nor the Company Subsidiary has granted any license with respect to, or authorized the retention of any material rights in, any Owned Intellectual Property Rights (other than any customary grant of non-exclusive licenses to contract research organizations or other service providers, in each case entered into in the Ordinary Course of Business).
(d)    To the knowledge of the Company, neither the Company nor the Company Subsidiary has infringed, contributed to the infringement of, misappropriated or otherwise violated any Intellectual Property Right of any Person, except where such violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, the conduct of the business of the Company and the Company

Subsidiary as it is currently being conducted and as it currently is contemplated to be conducted, including the research, development, manufacture, marketing, use, importation, offer for sale and sale of the Company Products, would not infringe, contribute to the infringement of, misappropriate or otherwise violate any Intellectual Property Right of any Person in any material respect.
(e)    There is no claim, action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against, the Company or the Company Subsidiary (i) challenging or seeking to deny or restrict, any right of the Company or the Company Subsidiary in any of the Owned Intellectual Property Rights and Licensed Intellectual Property Rights, (ii) alleging that any of the issued Patents, registered Trademarks or registered Copyrights included in the Owned Intellectual Property Rights or, to the Company’s knowledge, Licensed Intellectual Property Rights is invalid, unenforceable, or unpatentable, (iii) alleging that the use of any of the Owned Intellectual Property Rights or, to the Company’s knowledge, Licensed Intellectual Property Rights or any services provided, processes used or products manufactured, used, imported, offered for sale or sold by the Company or the Company Subsidiary do or may conflict with, misappropriate, infringe, contribute to the infringement of, or otherwise violate any Intellectual Property Right of any Person or (iv) alleging that the Company or the Company Subsidiary have infringed, misappropriated or otherwise violated any Intellectual Property Right of any Person. Neither the Company nor the Company Subsidiary has received from any Person any written offer to license any Intellectual Property Rights of such Person in connection with any asserted claim of infringement, misappropriation or other violation of any such Intellectual Property Rights.
(f)    None of the issued Patents, registered Trademarks or registered Copyrights included in the Owned Intellectual Property Rights and, to the knowledge of the Company, the Licensed Intellectual Property Rights has been adjudged invalid, unenforceable, or unpatentable in whole or part, and none of the pending Patent applications included in the Owned Intellectual Property Rights or, to the Company’s knowledge, the Licensed Intellectual Property Rights, have been the subject of a final and unappealable finding of unpatentability. To the knowledge of the Company, all issued Patents, registered Trademarks and registered Copyrights included in the Owned Intellectual Property Rights or Licensed Intellectual Property Rights are valid, enforceable, in full force and effect and subsisting in all material respects.
(g)    To the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right or Licensed Intellectual Property Right in any material respect.
(h)    The Company and the Company Subsidiary have taken reasonable steps in accordance with normal industry practice to (i) record, protect and maintain their rights, title and interests in and to all material Intellectual Property Rights of the Company or the Company Subsidiary, (ii) maintain the confidentiality of all Intellectual Property Rights of the Company or the Company Subsidiary, the value of which to the Company or the Company Subsidiary is contingent upon maintaining the confidentiality thereof.
(i)    To the extent that any material Owned Intellectual Property Right has been developed or created by a third party (including any current or former employee of the Company or the Company Subsidiary) for the Company or the Company Subsidiary, the Company or the Company Subsidiary, as the case may be, has a written agreement with such third party with respect thereto, and the Company or the Company Subsidiary thereby either (i) has obtained ownership and is the exclusive owner or is the co-owner of or (ii) has obtained a valid right to exploit, sufficient for the conduct of its business as currently conducted or proposed to be conducted in the Company SEC Documents, such material Owned Intellectual Property Right.
(j)    The Company IT Assets operate and perform in a manner that permits the Company and the Company Subsidiary to conduct their respective businesses as currently conducted in all material respects. To the knowledge of the Company, no Person has gained unauthorized access to any material confidential or proprietary business information or trade secret information of the Company by breaching the Company IT Assets, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiary take commercially reasonable actions to protect the confidentiality, integrity and security of the material Company IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption.
Section 3.18    Property.
(a)    Neither the Company nor the Company Subsidiary owns any real property.
(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each material lease, sublease and other agreement (the “Company Real Property Leases”) under which the Company or the Company Subsidiary uses or occupies or has the right to use or occupy any material real property at which the material operations of the Company and the Company Subsidiary are conducted as of the date hereof (the “Company Leased Real Property”), is valid, binding and in full force and effect, subject to the Bankruptcy and Equity Exception, (ii) no uncured default of a material nature on the part of the Company or, if applicable, the Company Subsidiary or, to the knowledge of the Company, the landlord thereunder exists with respect to any Company Real Property Leases and (iii) the Company and the Company Subsidiary has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the applicable Company Real Property Leases, the Company Leased Real Property, free and clear of all Liens, other than Company Permitted Liens.
(c)    The Company and the Company Subsidiary have good and valid title to, or good and valid leasehold interests in or other comparable contract rights to use, all of the tangible personal property and other tangible assets reflected as owned, leased or used by it on the most recent consolidated balance sheet of the Company contained in the Company SEC Documents filed prior to the date hereof (except for properties or assets that have been sold or disposed of in the Ordinary Course of Business since the date of such balance sheet), in each case free and clear of any Liens (other than Company Permitted Liens)~~,~~ and except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No representation or warranty is made under this Section 3.18(c) with respect to any Intellectual Property Rights.
Section 3.19    Opinion of Financial Advisor. The Company Board has received the opinion of Lazard Frères & Co. LLC (the “Company Financial Advisor”) to the effect that, as of the date of such opinion and subject to the various limitations, qualifications, assumptions and other matters set forth therein, the consideration to be received by the holders of Company Common Stock pursuant to this Agreement and the CVR Agreement is fair, from a financial point of view, to such holders. Solely for informational purposes, promptly following the execution of this Agreement by the Parties, the Company shall furnish to Parent an accurate and complete copy of such opinion. The Company and Parent have been authorized by the Company Financial Advisor to permit the inclusion of such opinion in its entirety and references thereto in the Proxy Statement, subject to prior review and consent by the Company Financial Advisor.
Section 3.20    Required Vote; State Takeover Statutes.
(a)    The Company Stockholder Approval is the only vote of the holders of securities of the Company required to adopt this Agreement and to consummate the Transactions.
(b)    Assuming the accuracy of the representations and warranties set forth in Section 4.9, the Company Board has taken all action necessary to render Section 203 of the DGCL, and any similar provisions in the Company Governing Documents or any other Takeover Statute, inapplicable to this Agreement, the CVR Agreement, the Voting Agreement and the Transactions and no other Takeover Statute is applicable to this Agreement, the CVR Agreement, the Voting Agreement or the Transactions. There is no stockholder rights plan, “poison pill” or similar device in effect to which the Company or the Company Subsidiary is subject, party or otherwise bound.
Section 3.21    Material Contracts.
(a)    Except for this Agreement, Section 3.21 of the Company Disclosure Letter contains an accurate and complete list, as of the date of this Agreement, of each Contract (other than any Company Benefit Plan) described below in this Section 3.21(a) under which the Company or the Company Subsidiary has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise) or to which any of their respective properties or assets is subject, in each case as of the date of this Agreement (all Contracts of the type described in this Section 3.21(a) or otherwise set forth in Section 3.21(a) of the Company Disclosure Letter being referred to herein as the “Material Contracts”):
(i)    each Contract that (A) limits in any material respect the freedom of the Company or any of its affiliates to compete in any line of business, therapeutic area or geographic region, or with any Person or (B) containing “most favored nation” provisions, any exclusive dealing arrangement or any arrangement that grants any right of first refusal, first offer, first negotiation or similar preferential right;
(ii)    any partnership, joint venture, strategic alliance, collaboration, co-promotion or research and development project Contract which is material to the Company and the Company Subsidiary;
(iii)    each Contract that (A) (1) involved the expenditure by the Company and/or the Company Subsidiary of more than (x) $250,000 for the one-year period ended December 31, 2021 or (y) $500,000 in the aggregate or (2) is reasonably expected to involve future expenditures by the Company and/or the Company Subsidiary of more than (x) $250,000 in the one-year period following the date hereof or (y) $500,000 in the aggregate, and (B) cannot be terminated by the Company or the Company Subsidiary on less than sixty (60) days’ notice without material payment or penalty;
(iv)    each acquisition or divestiture Contract or material licensing agreement that contains representations, covenants, indemnities or other obligations (including “earn-out” or other contingent payment obligations) that (A) involved the receipt or making of payments of more than (1) $250,000 for the one-year period ended December 31, 2021 or (2) $500,000 in the aggregate or (B) would reasonably be expected to result in the receipt or making of future payments by the Company and/or the Company Subsidiary in excess of (1) $250,000 in the one-year period following the date hereof or (2) $500,000 in the aggregate;
(v)    each Contract relating to outstanding Indebtedness of the Company or the Company Subsidiary for borrowed money or any financial guaranty thereof (whether incurred, assumed, guaranteed or secured by any asset) in an amount in excess of $250,000 other than (A) Contracts solely among the Company and the Company Subsidiary and (B) financial guarantees entered into in the Ordinary Course of Business not exceeding $250,000, individually or in the aggregate;
(vi)    any Contract with a Related Party, except any employment or similar agreements or confidentiality agreements, invention assignment agreements and non-competition agreements in favor of the Company or indemnification agreements with director and officers, Company Benefit Plans or Contracts in connection therewith;

(vii)    any Contract (excluding licenses for commercial off the shelf computer software that are generally available on nondiscriminatory pricing terms or licenses contained in service Contracts related to pre-clinical or clinical development of any medicine to the extent the licenses contained therein are incidental to such Contract, immaterial, non-exclusive and granted in the Ordinary Course of Business) to which the Company or the Company Subsidiary is a party or otherwise bound and pursuant to which the Company or the Company Subsidiary (A) is granted any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any Patents) with respect to any Intellectual Property Right of a third party or (B) has granted to a third party any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any Patents) with respect to any Intellectual Property Right, and, in the case of both (A) and (B), which Contract is material to the Company and the Company Subsidiary, taken as a whole;
(viii)    any stockholders, investors rights, registration rights or similar agreement or arrangement;
(ix)    any Contract (A) with sole-source or single-source suppliers of material tangible products or services, and which Contract is material to the Company and the Company Subsidiary, taken as a whole, or (B) pursuant to which the Company or the Company Subsidiary has agreed to purchase a minimum quantity of goods relating to any product or product candidate or has agreed to purchase goods relating to any product or product candidate exclusively from a certain party, and which Contract is reasonably expected to involve future expenditures by the Company or the Company Subsidiary of more than $250,000 in any one-year period following the date hereof;
(x)    any Contract pursuant to which the Company or the Company Subsidiary has continuing obligations or interests involving (A) “milestone” or other similar contingent payments, including upon the achievement of regulatory or commercial milestones, or (B) payment of royalties or other amounts calculated based upon any revenues or income of the Company or the Company Subsidiary, in each case that cannot be terminated by the Company or the Company Subsidiary without penalty without more than sixty (60) days’ notice without material payment or penalty;
(xi)    any Contract that relates to any swap, forward, futures, or other similar derivative transaction with a notional value in excess of $100,000;
(xii)    each Contract (A) relating to the employment of, or the performance of services by, any director, officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or employee which obligate or may in the future obligate the Company or the Company Subsidiary to make any severance, termination or similar payment to any current or former employee, or pursuant to which the Company or the Company Subsidiary may be obligated to make any bonus or similar payment to any current or former employee or director upon the consummation of the Transactions or (B) that provides for indemnification of any current or former officer, director or employee;
(xiii)    any Contract involving the settlement of any Proceeding or threatened Proceeding (or series of related, Proceedings) (A) which (x) can reasonably be expected to (x) involve payments after the date hereof, or involved payments, in excess of $250,000 or (y)  impose monitoring or reporting obligations to any other Person outside the Ordinary Course of Business or material restrictions on the Company or the Company Subsidiary or (B) with respect to which material conditions precedent to the settlement have not been satisfied;
(xiv)    each Company Real Property Lease;

(xv)    any Contract relating to any loan or other extension of credit made by the Company or the Company Subsidiary in an amount in excess of $250,000 other than Contracts solely among the Company and the Company Subsidiary;
(xvi)    any Contract with any Governmental Entity; and
(xvii)    any Contract not otherwise described in any other subsection of this Section 3.21(a) that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and not otherwise filed with the SEC prior to the date of this Agreement.
(b)    The Company has provided to Parent prior to the date of this Agreement, an accurate and complete copy of each Material Contract as in effect on the date of this Agreement. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Material Contracts is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company and the Company Subsidiary, as applicable, subject to the Bankruptcy and Equity Exception. Neither the Company nor the Company Subsidiary is in default under any Material Contract, nor, to the knowledge of the Company, does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by the Company or the Company Subsidiary, except, in each case, as would not, individually or in the aggregate reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, no other party to any Material Contract is in default thereunder, nor does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder of such other party, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor the Company Subsidiary has received any notice of termination or cancellation under any Material Contract or received any notice of breach or default in any respect under any Material Contract, which breach has not been cured, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(c)    Neither the Company nor the Company Subsidiary has received any notices seeking (i) to excuse a third-party’s non-performance, or delay a third party’s performance, under existing Material Contracts due to interruptions caused by COVID-19 (through invocation of force majeure or similar provisions, or otherwise) or (ii) to modify any existing contractual relationships due to COVID-19, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 3.22    Insurance. Section 3.22 of the Company Disclosure Letter lists all material insurance policies, fidelity bonds and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and the Company Subsidiary (collectively, the “Insurance Policies”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all of the Insurance Policies are in full force and effect and are valid and enforceable and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business, all premiums thereon have been timely paid or, if not yet due, accrued. As of the date of this Agreement, there is no material claim pending under the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of the Insurance Policies or bonds. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiary are in compliance in all material respects with the terms of the Insurance Policies. To the knowledge of the Company, as of the date of this Agreement, there is no threatened termination of, or material premium increase with respect to, any of the Insurance Policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor the Company Subsidiary has made any claims on the Insurance Policies, including business interruption insurance, as a result of COVID-19.

Section 3.23    Finders and Brokers. Except for the Company Financial Advisor, an accurate and complete copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or the Company Subsidiary who might be entitled to any fee or commission from the Company or any of its affiliates in connection with the Transactions.
Section 3.24    Anti-Corruption; Sanctions.
(a)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor the Company Subsidiary, nor any of their respective directors, officers or employees, nor, to the knowledge of the Company, any other Person acting on behalf of the Company or the Company Subsidiary, has, at any time during the past five (5) years, taken any action in violation of the FCPA or other applicable Bribery Legislation (in each case to the extent applicable) and (ii) neither the Company nor the Company Subsidiary, nor any of their respective directors, officers or employees, are, or at any time during the past five (5) years have been, subject to any actual, pending, or, to the knowledge of the Company threatened Proceedings, or made any voluntary disclosures to any Governmental Entity, involving the Company or the Company Subsidiary in any way relating to applicable Bribery Legislation, including the FCPA. The Company and the Company Subsidiary has made and kept books and records, accounts and other records, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Company Subsidiary as required by the FCPA in all material respects. The Company and the Company Subsidiary has instituted policies and procedures reasonably designed to ensure compliance in all material respects with the FCPA and other applicable Bribery Legislation and maintain such policies and procedures in force. To the knowledge of the Company, no officer, director, or employee of the Company or the Company Subsidiary is a Government Official.
(b)    Neither the Company nor the Company Subsidiary, nor any of their respective directors, officers or employees, nor, to the knowledge of the Company, any other Person acting on behalf of the Company or the Company Subsidiary (i) is or has been a Sanctioned Person, (ii) has in the past five (5) years engaged in, has any plan or commitment to engage in, direct or indirect dealings with any Sanctioned Person or in any Sanctioned Country on behalf of the Company or the Company Subsidiary, or (iii) has in the past five (5) years violated, or engaged in any conduct sanctionable under, any Sanctions Law, U.S. or applicable foreign law or regulation pertaining to export controls, or applicable antiboycott Laws or regulations, nor to the knowledge of the Company, been the subject of an investigation or allegation of such a violation or sanctionable conduct.
Section 3.25    Affiliate Transactions. No (a) present or former officer or director of the Company or the Company Subsidiary, (b) beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of 5% or more of the outstanding shares of Company Common Stock or (c) affiliate or “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any Person described in the foregoing clauses (a) or (b) (each of the foregoing, a “Related Party”) is a party to any actual or proposed transaction, agreement, commitment, arrangement or understanding with the Company or the Company Subsidiary or has engaged in any transaction with the Company or the Company Subsidiary since January 1, 2020, excluding any employment or similar agreement, confidentiality agreement, invention assignment agreement, noncompetition agreement, indemnification agreement with any present or former officer or director the Company or the Company Subsidiary, Company Benefit Plan or Contract in connection therewith.
Section 3.26    No Other Representations and Warranties. Except for the representations and warranties made by Parent and Merger Sub that are expressly set forth in Article IV or for factual statements or assertions contained in any notice or certificate delivered pursuant to this Agreement, the Company acknowledges and agrees that (a) it has not relied on, and hereby disclaims reliance on, (i) any representations or warranties (whether express or implied, arising at Law or otherwise or oral or written) and (ii) the information and materials made available by or on behalf of Parent, Merger Sub, their affiliates and any of their respective Representatives and the accuracy or completeness of such information or materials, and (b) Parent, Merger Sub and their respective affiliates and any of their respective Representatives disclaim (i) all representations and warranties, (ii) all information and materials that have been made available, including any information, documents, projections, forecasts or other material made available to the Company or to the Company’s Representatives or management presentations in expectation of the Transactions, and the accuracy and completeness thereof, and (iii) all liability for all representations or warranties and all information and materials that have been made available and the accuracy and completeness thereof. Notwithstanding anything to the contrary in this Agreement (including the foregoing), nothing in this Agreement shall relieve any Person for liability for Fraud.
ARTICLE IV.

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company as set forth below.
Section 4.1    Qualification, Organization, etc. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and, where relevant, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or, where relevant, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
Section 4.2    Corporate Authority Relative to this Agreement; No Violation.
(a)    Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and the CVR Agreement and to consummate the Transactions, including the Merger. The execution and delivery of this Agreement and the CVR Agreement and the consummation of the Transactions have been duly and validly authorized by the board of directors of Parent (the “Parent Board”) and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the Transactions. Prior to the execution of this Agreement, the Parent Board unanimously authorized and approved this Agreement, the CVR Agreement and the Transactions on the terms and subject to the conditions set forth herein. Parent, as sole stockholder of Merger Sub, has duly executed and delivered to Merger Sub a written consent adopting this Agreement, such written consent by its terms to become effective immediately following the execution of this Agreement, and promptly following the execution of this Agreement, Merger Sub shall promptly deliver to the Company a copy of such written consent. This Agreement has been, and as of the Effective Time the CVR Agreement will have been, duly and validly executed and delivered by Parent and Merger Sub. Assuming this Agreement constitutes the valid and binding agreement of the Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b)    Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the Exchange Act, (iii) the HSR Act, (iv) EA 2002, (v) Section 721 and (vi) any applicable requirements of the LSE, no authorization, consent or approval of, or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by Parent and Merger Sub of the Transactions, except for such authorizations, consents, approvals or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(c)    The execution and delivery by Parent and Merger Sub of this Agreement and the CVR Agreement do not, and, the consummation of the Transactions and compliance with the provisions of this Agreement and the CVR Agreement will not, (i) result in any violation or breach of, or default or change of control (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any obligation or to the loss of a benefit under any Contract, loan, guarantee of Indebtedness or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise or right binding upon Parent or any Parent Subsidiaries or result in the creation of any Lien upon any of the properties, rights or assets of Parent or any Parent Subsidiaries, other than Parent Permitted Liens, (ii) conflict with or result in any violation of any provision of the Parent Governing Documents or any of the organizational documents of any Parent Subsidiary or Merger Sub or (iii) conflict with or violate any Laws applicable to Parent or any of Parent’s Subsidiaries or any of their respective properties or assets, except as would not, in the case of clauses (i) and (iii), reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.3    Investigations; Litigation. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (a) there is no investigation or review pending (or, to the knowledge of Parent, threatened) by any Governmental Entity with respect to Parent or any Parent Subsidiary or any of their respective properties, rights or assets, (b) there is no Proceeding pending (or, to the knowledge of Parent, threatened) against Parent or any Parent Subsidiary or any of their respective properties, rights or assets and (c) there is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Entity outstanding against Parent or any Parent Subsidiaries.
Section 4.4    Information Supplied. The information relating to Parent and the Parent Subsidiaries to be contained in or incorporated by reference in, or otherwise supplied by or on behalf of Parent in writing for inclusion in, the Proxy Statement will not, on the date the Proxy Statement or any amendment or supplement thereto is first mailed to the stockholders of the Company or at the time of the Stockholders’ Meeting (as it may be adjourned or postponed in accordance with the terms hereof), contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing provisions of this Section 4.4, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Proxy Statement or any amendments or supplements thereto based on information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.
Section 4.5    No Required Vote. No vote of the holders of securities of Parent is required for Parent to consummate the Transactions.
Section 4.6    Finders and Brokers. Except for Centerview Partners, no investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of Parent or any of the Parent Subsidiaries who might be entitled to any fee or commission from Parent or any of its affiliates in connection with the Transactions.
Section 4.7    Financing. Parent will have at Closing, directly or through one or more affiliates, all funds necessary to consummate the Transactions, including the making of all required payments in connection with the Transactions, including payment of the Upfront Consideration and all other amounts to be paid pursuant to this Agreement and associated costs and expenses of the Transactions on the Closing Date (for the avoidance of doubt other than the payment obligations described in the second sentence of this Section 4.7). On each Milestone Payment Date

(as defined in the CVR Agreement), Parent will have sufficient cash, available lines of credit or other sources of immediately available funds to satisfy Parent’s cash payment obligations under the CVR Agreement, including payment of the applicable Milestone Payment and any fees and expenses of, or payable by, Parent in connection with the transactions contemplated by the CVR Agreement.
Section 4.8    Solvency. Neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company. Assuming (a) that the Company and the Company Subsidiary have complied with and satisfied in all material respects all of their respective covenants, agreements and obligations hereunder, (b) the representations and warranties set forth in Article III are true and correct in all material respects as of the Closing, and (c) that the Company and the Company Subsidiary are Solvent immediately prior to Closing, then immediately after giving effect to all of this Agreement, the payment of the aggregate Merger Consideration and any other repayment or refinancing of debt that may be contemplated, and payment of all related fees and expenses, the Surviving Corporation will be Solvent. For purposes of this Section 4.8, the term “Solvent” with respect to the Surviving Corporation means that, as of any date of determination, (i) the amount of the fair saleable value of the assets of the Surviving Corporation and its Subsidiaries, taken as a whole, exceeds, as of such date, the sum of (x) the value of all liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole, including contingent and other liabilities, as of such date, as such quoted terms are generally determined in accordance with the applicable Laws governing determinations of the solvency of debtors, and (y) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries, taken as a whole on its existing debts (including contingent liabilities) as such debts become absolute and matured; (ii) the Surviving Corporation will not have, as of such date, an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged by Parent following such date; and (iii) the Surviving Corporation will be able to pay its liabilities, including contingent and other liabilities, as they mature.
Section 4.9    Stock Ownership. Neither Parent, Merger Sub or any of their respective “affiliates” or “associates” (as defined in Section 203 of the DGCL) is, nor at any time during the past three (3) years has been, an “interested stockholder” of the Company as defined either in the Company Certificate or in Section 203 of the DGCL. Neither Parent nor any Parent Subsidiaries directly or indirectly owns, and at all times for the past three (3) years, neither Parent nor any Parent Subsidiaries has owned, beneficially or otherwise, in excess of 1% of the shares of Company Common Stock, except pursuant to the Voting Agreement.
Section 4.10    No Merger Sub Activity. Since the date of its formation, Merger Sub has not engaged in any activities other than in connection with this Agreement.
Section 4.11    No Other Representations and Warranties. Except for the representations and warranties made by the Company that are expressly set forth in Article III or for factual statements or assertions contained in any notice or certificate delivered pursuant to this Agreement, Parent acknowledges and agrees that (a) it has not relied on, and hereby disclaims reliance on, (i) any representations or warranties (whether express or implied, arising at Law or otherwise or oral or written) and (ii) the information and materials made available by or on behalf of the Company or any of its affiliates or any of their respective Representatives and the accuracy or completeness of such information or materials (except to the extent that such matters are the subject of a representation or warranty expressly made by the Company in Article III), and (b) the Company, its affiliates and its and their respective Representatives disclaim (i) all representations and warranties, (ii) all information and materials that have been made available, including any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their respective Representatives or management presentations in expectation of the Transactions, and the accuracy and completeness thereof, and (iii) all liability for all representations or warranties and all information and materials that have been made available and the accuracy and completeness thereof. Notwithstanding anything to the contrary in this

Agreement (including the foregoing), nothing in this Agreement shall relieve any Person for liability for Fraud.
ARTICLE V.

COVENANTS RELATING TO CONDUCT
OF BUSINESS PENDING THE MERGER

Section 5.1    Conduct of Business by the Company. The Company agrees that between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1, except (1) as set forth in Section 5.1 of the Company Disclosure Letter, (2) as specifically permitted or required by this Agreement, (3) as required by Law, (4) any actions reasonably undertaken by the Company or the Company Subsidiary to protect the health and safety of Company and Company Subsidiary employees and to ensure compliance with COVID-19 Measures, or (5) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), (a) the Company shall and shall cause the Company Subsidiary to conduct its business in the Ordinary Course of Business, and (b) use their respective reasonable best efforts to preserve intact its and their present business organizations, insurance coverage, relationships with Governmental Entities and suppliers with whom it and they have material business relations, and retain the services (subject to the limitations imposed on the Company and the Company Subsidiary in this Agreement) of its present executive officers, directors and director-level employees, and (c) without limiting the generality of the foregoing, except as specifically permitted or required by this Agreement, as set forth in Section 5.1 of the Company Disclosure Letter, as specifically required by Law, or for COVID-19 Measures, the Company shall not, and shall not permit the Company Subsidiary to, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):
(i)    authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, shares or other securities of the Company or the Company Subsidiary), except dividends and distributions paid or made by the Company Subsidiary to the Company, distributions under the Company Equity Plans and distributions resulting from the vesting or exercise of Company Stock Options or Company Warrants or the vesting and settlement of Company RSU Awards or Company PSU Awards;
(ii)    split, combine, reduce or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;
(iii)    in each case except as required by applicable Law, the provisions of the Company Benefit Plans as in effect on the date hereof or the provisions of this Agreement: (A) establish, adopt, amend or terminate any Company Benefit Plan (other than consulting agreements terminable on notice of 30 days or less without any termination obligations of the Company, and offer letters that contemplate “at will” employment with severance, change in control or retention benefits consistent with current arrangements with similarly situated employees) or amend the terms of any outstanding Company Equity Awards, (B) grant or provide any severance or termination payments or benefits to any director, officer, employee or other service provider of the Company or the Company Subsidiary, (C) increase the compensation, bonus or pension, welfare, severance or other benefits of or pay any bonus to any director, officer, employee or other individual service provider of the Company or the Company Subsidiary, (D) take any action to accelerate the vesting, payment, or funding of compensation or benefits under any Company Benefit Plan (including any Company Equity Awards), (E) forgive any loans to directors, officers or employees of the Company or the Company Subsidiary, or (F) hire or terminate the employment or services of (other than for cause or due to death or disability) any officer, employee in a position of Vice President or higher or any individual consultant who has a target annual cash compensation greater than $250,000; provided, that nothing contained herein shall prohibit the Company from (x) increasing or otherwise modifying or supplementing salaries, wages, benefits or other compensation with respect to the 2023 calendar year in the Ordinary Course of Business; or (y) hiring an employee or entering into a contract for services to be provided by a consultant to replace an employee or consultant of the Company or the Company Subsidiary whose employment or consulting relationship is terminated for any reason on or after the date hereof, so long as the terms of the salary, target annual bonus opportunity and other benefits offered to such replacement employee or consultant are substantially similar, or not materially different than, those of the employee or consultant of the Company or the Company Subsidiary whose employment or consulting relationship has been terminated;
(iv)    make any change in financial accounting policies, principles, practices or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, applicable Law or Governmental Entity;
(v)    acquire, including by merger, consolidation or acquisition of stock or assets or any other business combination or by any other manner, any corporation, partnership, other business organization or any business, division or equity interest thereof;
(vi)    amend or propose to amend (A) the Company Governing Documents or (B) any of the equivalent organizational documents of the Company Subsidiary;
(vii)    issue, deliver, grant, sell, pledge, dispose of or encumber, or authorize the issuance, delivery, grant, sale, pledge, disposition or encumbrance of, any shares in its capital stock, voting securities or other equity interest in the Company or the Company Subsidiary or any securities convertible into or exchangeable for any such shares, voting securities or equity interest, or any rights, warrants or options to acquire any such shares in its capital stock, voting securities or equity interest or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units or take any action to cause to be exercisable any otherwise unexercisable Company Equity Award under any existing Company Equity Plan (except as otherwise required by the express terms of any Company Equity Award outstanding on the date hereof), other than issuances of shares of Company Common Stock in respect of the Company Equity Awards or loans outstanding under the Note Purchase Agreement (in accordance with the terms thereof) or in connection with any exercise of Company Stock Options or Company Warrants or the vesting or settlement of Company Equity Awards outstanding on the date hereof and in accordance with their respective present terms (or as amended in accordance with this Agreement) or granted following the date hereof in accordance with this Agreement;
(viii)    directly or indirectly, purchase, redeem or otherwise acquire any shares of capital stock or any rights, warrants or options to acquire any such shares of capital stock of the Company or the Company Subsidiary, except for (A) acquisitions of shares of Company Common Stock in satisfaction by holders of Company Equity Awards in order to satisfy obligations to pay the exercise price and/or Tax withholding obligations with respect thereto and (B) the acquisition by the Company of Company Equity Awards in connection with the forfeiture of such Company Equity Awards;
(ix)    incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respect the terms of any Indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for transactions at the stated maturity of such Indebtedness and required amortization or mandatory prepayments;

(x)    make any loans to any other Person, except for loans among the Company and the Company Subsidiary;
(xi)    (A) sell, lease, license, transfer, exchange, swap or otherwise dispose of, or subject to any Lien (other than Company Permitted Liens), any of its material properties or assets (including shares of capital stock or other equity interests of the Company or the Company Subsidiary), except for sales of inventory, or dispositions of obsolete or worthless equipment, in each case, in the Ordinary Course of Business or (B) waive or assign any claims or rights of material value;
(xii)    (A) compromise or settle any claim, litigation, investigation or proceeding, in each case made or pending by or against the Company or the Company Subsidiary (for the avoidance of doubt, including any compromise or settlement with respect to matters in which any of them is a plaintiff), or any of their employees, officers or directors in their capacities as such, other than the compromise or settlement of claims, litigation, investigations or Proceedings that: (1) are for an amount not to exceed $10,000, individually or in the aggregate, (2) do not involve an admission of guilt or impose any injunctive relief or a material restriction on the Company and the Company Subsidiary and (3) do not provide for the license of any material Intellectual Property Right or (B) commence any material claim, litigation, investigation or proceeding, other than in the Ordinary Course of Business;
(xiii)    make, revoke or change any material Tax election, change any Tax accounting period or method of Tax accounting, file any amended Tax Return, settle or compromise any audit or proceeding relating to a material amount of Taxes, agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax, or surrender any right to claim a material Tax refund;
(xiv)    except for $100,000 in capital expenditures incurred in the Ordinary Course of Business, make any new capital expenditure or expenditures, or commit to do so;
(xv)    take any of the actions set forth on Section 5.1(xv) of the Company Disclosure Letter;
(xvi)    without limitation of clause (xv), except in the Ordinary Course of Business or in connection with any transaction to the extent specifically permitted by any other subclause of this Section 5.1, (A) enter into any Contract that would, if entered into prior to the date hereof, be a Material Contract, or (B) materially modify, materially amend or terminate any Material Contract or waive, release or assign any material rights or claims under any Material Contract; or
(xvii)    agree, in writing or otherwise, to take any of the foregoing actions.
Section 5.2    Solicitation by the Company.
(a)    No Solicitation or Negotiation. From and after the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1, and except as otherwise specifically provided for in this Section 5.2, the Company shall not, and shall cause the Company Subsidiary and its and their respective officers, directors and employees not to, and shall use its reasonable best efforts to cause its and their respective other Representatives on behalf of the Company (including directing them) not to, directly or indirectly:

(i)    solicit, initiate, or knowingly encourage or facilitate (including by way of furnishing information) any inquiry regarding, or the submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Competing Proposal;
(ii)    engage or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information or data with respect to any Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Competing Proposal; or
(iii)    take any action to exempt any Person (other than Parent and the Parent Subsidiaries) from the restrictions on “business combinations” or any similar provision contained in any applicable Takeover Statute or the Company Governing Documents
The Company shall, shall cause the Company Subsidiary and its and their respective officers, directors and employees to, and shall use commercially reasonable efforts to cause (including by directing them) its and their respective other Representatives to, immediately cease any solicitation, encouragement, discussions or negotiations with any Persons that may be ongoing with respect to any Competing Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to a Competing Proposal, and promptly instruct or otherwise request (in each case, to the extent it has contractual authority to do so and has not already done so prior to the date of this Agreement), any Person that has executed a confidentiality or non-disclosure agreement in connection with any such Competing Proposal or potential Competing Proposal to return or destroy all such non-public information or documents or material incorporating confidential information in the possession of such Person or its Representatives in accordance with the terms of such confidentiality or non-disclosure agreement. Notwithstanding anything to the contrary contained in this Agreement, the Company and the Company Subsidiary and its and their respective Representatives may in response to a bona fide, written Competing Proposal (or any written indication by any Person that it may be considering making a Competing Proposal) (A) seek to clarify and understand the terms and conditions of any such Competing Proposal (or indication or amended proposal) solely to determine whether such Competing Proposal or indication constitutes or would reasonably be expected to lead to a Superior Proposal and (B) inform a Person that has made any such Competing Proposal of the provisions of this Section 5.2, in each case, so long as the Company, the Company Subsidiary and such Representatives otherwise comply with this Section 5.2 in connection therewith.
(b)    Fiduciary Exception to No Solicitation or Negotiation Provision. Notwithstanding the limitations set forth in Section 5.2(a) and subject to Section 5.2(c), if after the date hereof the Company receives, prior to the Company Stockholder Approval being obtained, a bona fide, written Competing Proposal from any Person that did not result from a breach of this Section 5.2 (other than any such breach that is immaterial in effect) and the Company Board determines in good faith (after consultation with the Company’s outside legal counsel and the Company Financial Advisor) that such Competing Proposal constitutes or would reasonably be expected to lead to a Superior Proposal, then the Company may (i) furnish information with respect to the Company and the Company Subsidiary (including non-public information) to the Person that has made such Competing Proposal and its Representatives (including, for these purposes, sources of financing), if, prior to so furnishing such information, the Company receives from such Person an Acceptable Confidentiality Agreement; provided, in the case of this clause (i), that such information has previously been, or is substantially concurrently, made available to Parent, and (ii) engage in or otherwise participate in discussions or negotiations with the Person making such Competing Proposal regarding such Competing Proposal; provided, in the case of clauses (i) and (ii), that within twenty-four (24) hours of the first time that the Company furnishes any nonpublic information to or participates in any discussions or negotiations with any Person, the Company shall provide written notice to Parent of the identity of such Person and of the Company’s intention to furnish information to or participate in discussions or negotiations with such Person. The Company shall provide Parent with a summary of the material terms and conditions or a copy of the Acceptable Confidentiality Agreement entered into pursuant to this Section 5.2(b) for informational purposes only within twenty-four (24) hours of execution thereof (it being understood that the Company shall only be required to provide the notice required by this Section 5.2(b) on one occasion with respect to a particular Person).
(c)    Notice. The Company shall promptly (and, in any event, within forty-eight (48) hours) notify Parent in writing of the receipt by the Company or any of its Representatives of receipt of a Competing Proposal(or any written indication by any Person that it may be considering making a Competing Proposal). Any such notice to Parent shall include summaries of or copies of any written materials submitted in connection with such Competing Proposal (or indication) and indicate the identity of the Person making such Competing Proposal (or indication) and the material terms and conditions thereof. Thereafter the Company shall on a reasonable and prompt basis (and, in any event, within twenty-four (24) hours) (i) keep Parent reasonably informed on a current basis regarding any material change (including of any amendment, development, discussion or negotiation) to the material terms of any such Competing Proposal and the nature of any information requested of the Company or the Company Subsidiary or any of their respective Representatives with respect thereto and (ii) provide to Parent copies of any material written proposals, indications of interest or draft documentation (or, in the case of proposals or indications of interest delivered orally, shall provide to Parent a written summary of the material terms thereof). The Company agrees that it and the Company Subsidiary will not enter into any agreement with any Person subsequent to the date of this Agreement which prohibits the Company from providing any information to Parent in accordance with this Section 5.2.
(d)    No Change of Recommendation. Except as expressly permitted by Section 5.2(e), the Company Board shall not (i) (A) withdraw, withhold, qualify or modify in a manner adverse to Parent, or resolve to or publicly propose to withdraw, withhold, qualify or modify in a manner adverse to Parent, the Company Board Recommendation, (B) fail to include the Company Board Recommendation in the Proxy Statement, (C) adopt, approve, endorse or recommend, or resolve to or publicly propose to adopt, approve, endorse or recommend, any Competing Proposal, (D) after receipt or public announcement of a Competing Proposal (other than a tender offer or exchange offer as discussed in (E) below), fail to publicly affirm the Company Board Recommendation within five (5) business days after a request by Parent to do so (or, if earlier, by the close of business on the business day immediately preceding the scheduled date of the Stockholders’ Meeting) (which such request may not be made by Parent more than once with respect to any such Competing Proposal; provided that any subsequent modification to a Competing Proposal shall be treated as a new Competing Proposal for purposes of this limitation), or (E) following the commencement of a tender offer or exchange offer relating to the Company Common Stock by a Person unaffiliated with Parent, fail to affirm the Company Board Recommendation and recommend that the Company’s stockholders reject such tender offer or exchange offer within five (5) business days after the commencement of such tender offer or exchange offer pursuant to Rule 14d-9(f) under the Exchange Act (or, if earlier, by the close of business on the business day immediately preceding the scheduled date of the Stockholders’ Meeting), it being agreed that the taking of no position or a neutral position by the Company Board in respect of the acceptance of any such tender offer or exchange offer as of the end of such period shall constitute a failure to recommend against acceptance of any such offer; (any action in this clause (i) being referred to as a “Change of Recommendation”) or (ii) cause or allow the Company or the Company Subsidiary to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, term sheet, Contract or commitment (other than an Acceptable Confidentiality Agreement referred to in Section 5.2(b)) constituting or relating to, or that is intended to or could reasonably be expected to lead to, any Competing Proposal (a “Company Acquisition Agreement”).
(e)    Fiduciary Exception to No Change of Recommendation Provision.
(i)    Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Company Stockholder Approval is obtained, the Company Board may make a Change of Recommendation and/or, if applicable, terminate this Agreement pursuant to

Section 8.1(d)(i) if after receiving a bona fide, written Competing Proposal that did not result from a breach of Section 5.2 (other than any such breach that is immaterial in effect) the Company Board has determined in good faith (after consultation with the Company’s outside legal counsel and the Company Financial Advisor) that (A) such Competing Proposal constitutes a Superior Proposal and (B) in light of such Competing Proposal, the failure to take such action would be inconsistent with the fiduciary duties owed by the members of the Company Board under applicable Law; provided, however, that, prior to making such Change of Recommendation or terminating this Agreement pursuant to Section 8.1(d)(i), (1) the Company has given Parent at least five (5) business days’ prior written notice of its intention to take such action or actions with respect to a Superior Proposal (which notice shall specify the material terms and conditions of any such Superior Proposal, and which notice, or the public disclosure thereof, shall not constitute a Change of Recommendation) and has contemporaneously provided to Parent a reasonably detailed summary of the material terms of or a copy of the Superior Proposal, a copy of any proposed Company Acquisition Agreement with the Person making such Superior Proposal and a reasonably detailed summary of the material terms of or a copy of any financing commitments relating thereto (or, if not provided in writing to the Company, a written summary of the material terms thereof) (the “Matching Period”), (2) if requested by Parent, the Company has negotiated, and has made its Representatives reasonably available to negotiate, in good faith with Parent during the Matching Period, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal, (3) following the end of the Matching Period, the Company Board shall have considered in good faith any written revisions to the terms of this Agreement proposed by and binding on Parent, and shall have determined in good faith (after consultation with the Company’s outside legal counsel and the Company Financial Advisor) that the Superior Proposal would nevertheless continue to constitute a Superior Proposal if the revisions proposed by and binding on Parent were to be given effect, and (4) in the event of any material change to any of the financial terms (including material changes to the form, amount and timing of payment of consideration) or any other material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (1) above of this proviso and a new Matching Period under clause (1) of this proviso shall commence (except that the five (5) business day period notice period referred to in clause (1) above of this proviso shall instead be equal to three (3) business days) during which time the Company shall be required to comply with the requirements of this Section 5.2(e)(i) anew with respect to such additional notice pursuant to clauses (1) through (4) above of this proviso; provided, further, that the Company has complied in all material respects with its obligations under this Section 5.2.
(ii)    Other than in connection with a Superior Proposal (which shall be subject to Section 5.2(e)(i) and shall not be subject to this Section 5.2(e)(ii)), nothing in this Agreement shall prohibit or restrict the Company Board from making a Change of Recommendation in response to an Intervening Event if the Company Board has determined in good faith (after consultation with the Company’s outside legal counsel) that the failure to take such action would be inconsistent with the fiduciary duties owed by the members of the Company Board under applicable Law; provided, however, that, prior to making such Change of Recommendation, (1) the Company has given Parent at least five (5) business days’ prior written notice of its intention to take such action, which notice shall specify the reasons therefor (and which notice, or the public disclosure thereof, shall not constitute a Change of Recommendation), (2) if requested by Parent, the Company has negotiated, and has made its Representatives reasonably available to negotiate, in good faith with Parent during such notice period after giving any such notice, to the extent Parent wishes to negotiate, to enable Parent to propose revisions to the terms of this Agreement such that such Intervening Event would not warrant the Company Board to make an Change of Recommendation (to the extent permitted) pursuant to this Section 5.2(e)(ii), and (3) following the end of such notice period, the Company Board shall have considered in good faith any written revisions to the terms of this Agreement proposed by Parent, and shall have determined in good faith (after consultation with the Company’s outside legal counsel) that failure to make a Change of Recommendation in response to such Intervening Event would be inconsistent with the fiduciary duties owed by the members of the Company Board under applicable Law
(f)    Limits on Release of Standstill and Confidentiality. The Company and the Company Subsidiary shall not release any third party from, or waive, amend or modify any provision of, or grant permission under, any standstill provision in any agreement to which the Company or the Company Subsidiary is a party, other than to the extent the Company Board has determined in good faith (after consultation with the Company’s outside legal counsel) that the failure to take such action would be inconsistent with the fiduciary duties owed by the members of the Company Board under applicable Law; provided that, in the case of any such action with respect to any standstill provision or similar obligation, such Person shall have agreed to the disclosure to Parent of any Competing Proposal made by such Person and the Company shall, concurrently and on substantially the same terms, offer to release, waive, amend, modify or grant permission under any corresponding standstill provision or similar obligation in any agreement to which Parent or any of its Subsidiaries is a party, including the Confidentiality Agreement.
(g)    Certain Permitted Disclosure. Nothing contained in this Section 5.2 shall prohibit the Company or the Company Board from (i) taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to the Company’s stockholders if the Company Board has determined in good faith, after consultation with its outside legal advisors, that the failure to do so would be inconsistent with the fiduciary duties owed by the members of the Company Board under applicable Laws with respect to the fact that a Competing Proposal has been made, the identity of the party making such Competing Proposal or the material terms of such Competing Proposal or that an Intervening Event has occurred (and, subject to the following proviso, no such disclosure shall, taken by itself, be deemed to be a Change of Recommendation), or (iii) from making any “stop, look and listen” communication or any other similar disclosure to the Company’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act; provided, however, that the foregoing shall in no way eliminate or modify the effect that any such position or disclosure would otherwise have under this Agreement and any such position or disclosure that relates to a Competing Proposal or Intervening Event (other than any “stop, look and listen” communication) shall be deemed to be a Change of Recommendation unless the Company Board expressly and concurrently reaffirms the Company Board Recommendation.
(h)    Certain Definitions.
(i)    For purposes of this Agreement:
“Acceptable Confidentiality Agreement” shall mean a customary confidentiality agreement (which need not prohibit the making of a Competing Proposal) with terms no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided that an Acceptable Confidentiality Agreement need not include a standstill or other similar obligation so long as the Company offers to amend the Confidentiality Agreement concurrently with execution of such Acceptable Confidentiality Agreement to remove any standstill or similar obligation in the Confidentiality Agreement.
“Competing Proposal” means any proposal or offer made by a Person or group (other than a proposal or offer by Parent or any of the Parent Subsidiaries), including any amendment or modification to any existing proposal or offer, which (1) is structured to permit (A) such Person or group to acquire beneficial ownership of at least twenty percent (20%) of the assets of, equity interest in, or businesses of, the Company (whether pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step transaction or series of related transactions), or (B) a merger, consolidation, recapitalization or other transaction that results in the stockholders of the Company immediately preceding such transaction holding less than eighty percent (80%) of the equity interests of the surviving or resulting entity of such transaction, in each case other than the Merger or (2) involves any sale or license of, or joint venture or partnership with respect to rights to OPNT003.
“Superior Proposal” means a bona fide written Competing Proposal (with references to 20% and 80% being deemed to be replaced with references to 50%) made after the date hereof and that did not result from or arise in connection with a breach of the Company’s obligations set forth in Section 5.2 (other than any such breach that is immaterial in effect), that the Company Board determines in good faith after consultation with the Company’s outside legal and financial advisor (A) would be more favorable to the stockholders of the Company from a financial point of view than the Merger, taking into account all financial, legal, regulatory and other relevant factors (including all the terms and conditions of such proposal or offer and this Agreement (including any changes to the terms of this Agreement proposed in writing by and binding on Parent in response to such offer or otherwise)) and (B) reasonably expected to be consummated on the terms proposed.
(ii)    For purposes of this Section 5.2:
References to the “Company Board” shall mean the Company Board or, to the extent applicable, a duly authorized committee thereof.
References to a “Person” means any Person or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to the Company, Parent or any Parent Subsidiaries.
Section 5.3    SEC Filings; Stockholders’ Meeting.
(a)    As promptly as reasonably practicable following the execution date of this Agreement, the Company shall prepare and file with the SEC a preliminary version of the proxy statement relating to the adoption of this Agreement by the Company’s stockholders (as amended and supplemented from time to time, the “Proxy Statement”). The Company shall use its reasonable best efforts to ensure that the Proxy Statement complies in all material respects with the applicable provisions of the Exchange Act. Parent shall furnish all information concerning itself, its affiliates and the holders of its shares to the Company and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement or any other proxy or consent solicitation statement with respect to any meeting of the Company stockholders and shall, as promptly as practicable after receipt thereof, provide Parent with copies of all written correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement or any other proxy or consent solicitation statement with respect to any meeting of the Company stockholders received from the SEC and advise Parent of any oral comments with respect to the Proxy Statement or any other proxy or consent solicitation statement with respect to any meeting of the Company stockholders received from the SEC. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement and to have the preliminary version of the Proxy Statement cleared by the SEC and its staff under the Exchange Act as promptly as practicable after the initial filing thereof. Notwithstanding the foregoing, prior to mailing the Proxy Statement or any other proxy or consent solicitation statement with respect to any meeting of the Company stockholders or responding to any comments of the SEC with respect thereto, the Company shall cooperate and provide Parent a reasonable opportunity to review and comment on such document or response in advance (including the proposed final version of such document or response) and consider in good faith any reasonable comments provided by Parent or any of its Representatives with respect thereto. No amendment or supplement to the Proxy Statement will be made by the Company without first providing Parent and its counsel a reasonable opportunity to review and comment thereon.
(b)    If, at any time prior to the receipt of the Company Stockholder Approval, any information relating to the Company or Parent, respectively, or any of their respective affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, respectively, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of the Company. Nothing in this Section 5.3(b) shall limit the obligations of any Party under Section 5.3(a). For purposes of this Section 5.3, any information concerning or related to the Company, its affiliates or the Stockholders’ Meeting will be deemed to have been provided by the Company, and any information concerning or related to Parent or its affiliates will be deemed to have been provided by Parent.
(c)    As promptly as practicable following the date on which the SEC confirms that it has no further comments on the Proxy Statement or that the Company may commence mailing the definitive Proxy Statement, the Company shall, in accordance with applicable Law and the Company Governing Documents, establish a record date for, duly call and give notice of, the Stockholders’ Meeting and file the definitive Proxy Statement. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the stockholders of the Company entitled to vote at the Stockholders’ Meeting and to convene and hold the Stockholders’ Meeting as soon as practicable after the filing of the definitive Proxy Statement (or such later date as the Parties shall agree). Except in each case to the extent that the Company Board shall have made a Change of Recommendation as permitted by Section 5.2 and subject to Section 5.2(h), the Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval, include such recommendation in the Proxy Statement and solicit and use its reasonable best efforts to obtain the Company Stockholder Approval. Notwithstanding the foregoing provisions of this Section 5.3(c), if, on a date for which the Stockholders’ Meeting is scheduled, the Company has not received proxies representing a sufficient number of shares of Company Common Stock to obtain the Company Stockholder Approval, whether or not a quorum is present, the Company shall have the right to make one or more successive postponements or adjournments of the Stockholders’ Meeting; provided that the Stockholders’ Meeting is not postponed or adjourned to a date that is in the aggregate more than thirty (30) days after the date for which the Stockholders’ Meeting was originally scheduled (other than, following consultation with Parent, any adjournments or postponements required by applicable Law, including adjournments or postponements to the extent required under applicable Law to ensure that any required supplement or amendment to the Proxy Statement is provided or made available to the Company stockholders or to permit dissemination of information which is material to stockholders voting at the Stockholders’ Meeting and to give the Company stockholders sufficient time to evaluate any such supplement or amendment or other information, provided that in no event shall the number of days by such the Stockholders’ Meeting is adjourned or postponed exceed thirty (30) days in the aggregate, less the number of days by which the Stockholders’ Meeting has been adjourned or postponed in order to obtain the Company Stockholder Approval). Once the Company has established a record date for the Stockholders’ Meeting, the Company shall not change such record date or establish a different record date for the Stockholders’ Meeting without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), unless, following consultation with Parent, required to do so by applicable Law or the Company Governing Documents. Without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the adoption of this Agreement shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement) that the

Company shall propose to be acted on by the stockholders of the Company at the Stockholders’ Meeting.
Section 5.4    Tax Matters.
(a)    The Company shall cause all Tax Sharing Agreements (if any) to be terminated with respect to the Company and the Company Subsidiary on or prior to the Closing Date.
(b)    The Company and the Company Subsidiary (i) shall timely file all Tax Returns required to be filed on or prior to the Closing Date (taking into account any valid extensions of time to file such Tax Returns obtained in the Ordinary Course of Business) in a manner consistent with past practice (expect to the extent otherwise required by applicable Law or as otherwise required pursuant to this Agreement) and pay any Tax shown due thereon and (ii) shall maintain their respective books and records in a manner consistent with past practice.
Section 5.5    Interim Communications by the Company. The Company shall keep Parent reasonably informed of any material communications broadly disseminated to Service Providers, lenders, material suppliers or other Persons having material business relationships with the Company or the Company Subsidiary relating to the Transactions, which communications shall not, without the prior written consent of Parent, be inconsistent in substance with any public statements made jointly by the Parties or made by one Party in accordance with Section 6.3.

ARTICLE VI.

ADDITIONAL AGREEMENTS

Section 6.1    Access; Confidentiality; Notice of Certain Events.
(a)    From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 8.1, to the extent permitted by applicable Law, the Company shall, and shall cause the Company Subsidiary to, (i) upon request, provide to Parent and Parent’s Representatives reasonable access at reasonable times upon reasonable prior notice to the officers, employees and other personnel, agents, properties, offices and other facilities of the Company and the Company Subsidiary and to the books and records thereof (including for purposes of conducting regulatory compliance reviews and audits to allow Parent to be in compliance with its policies and procedures and any applicable Law at the Effective Time); and (ii) use reasonable best efforts to furnish promptly to Parent such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiary as Parent or its Representatives may reasonably request (including for purposes of conducting regulatory compliance reviews and audits to allow Parent to be in compliance with its policies and procedures and any applicable Law at the Effective Time); provided, however, that such investigation shall not unduly disrupt the Company’s operations, provided, further, that the Company shall not be required to provide access to or disclose any such information to the extent such access or disclosure would (A) based on the advice of Parent’s outside legal counsel and in the reasonable good faith judgment of the Company, result in the loss of attorney-client privilege of the Company or the Company Subsidiary, (B) violate applicable Law or (C) in the reasonable good faith judgment of the Company, violate confidentiality obligations owed to a Person and such confidentiality obligations that were in effect prior to the execution and delivery of this Agreement; provided, however, with respect to clauses (A), (B) and (C) of this Section 6.1, the Company shall use its reasonable best efforts to develop and alternative method for providing such information.
(b)    Parent will hold, and will cause its Representatives to hold, any nonpublic information, including any information exchanged pursuant to this Section 6.1, in confidence to the extent required by and in accordance with the terms of the Confidentiality Agreement.

(c)    No inspection by Parent or any of its Representatives shall affect or be deemed to modify or waive any of the representations and warranties of the Company, the Company Subsidiary, Parent or Merger Sub set forth in this Agreement.
(d)    Notwithstanding anything to the contrary contained herein, each of the Company and Parent shall promptly notify the other of:
(i)    any written notice or other communication received by such Party from any Governmental Entity in connection with this Agreement, the Merger or other Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other Transactions;
(ii)    any legal proceeding commenced or, to any Party’s knowledge, threatened in writing against, such Party or any of its Subsidiaries or affiliates or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or affiliates, in each case in connection with, arising from or otherwise relating to the Merger or any other Transaction;
(iii)    the occurrence or impending occurrence of any event or circumstance relating to it or the Company Subsidiary or any of the Parent Subsidiaries, respectively, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, or which would reasonably be expected to prevent or materially delay or impede the consummation of the Transactions; and
(iv)     any inaccuracy of any representation or warranty or breach of covenant contained in this Agreement at any time during the term hereof that would reasonably be expected to cause the conditions set forth in Article VII not to be satisfied prior to the Outside Date;
provided, however, that the delivery of any notice pursuant to this Section 6.1(d) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party. The failure to deliver any such notice shall not affect any of the conditions set forth in Article VII or give rise to any right to terminate under Article VIII, except for any such failure that constitutes a willful breach of this Agreement.
Section 6.2    Reasonable Best Efforts.
(a)    Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other Transactions as soon as practicable after the date hereof, including (i) preparing and filing, in consultation with the other Party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to use its reasonable best efforts to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations necessary or advisable to be obtained by such Party from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other Transactions and (ii)  using reasonable best efforts to take all steps as may be necessary to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals as promptly as practicable. In furtherance and not in limitation of the foregoing, (A) each Party agrees to make (or cause to be made) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable (and unless otherwise agreed by the Parties, within fourteen (14) business days after the date of this Agreement), and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act, including responding to any Request for Additional Information and Documentary Material under the HSR Act as promptly as reasonably practicable, or any other Antitrust Information or Document Requests made of the Parties, and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable; (B) each Party agrees to submit (or cause to be submitted) a briefing paper to the CMA as promptly as practicable (and unless otherwise agreed by the Parties within fourteen (14) business days) after the date of this Agreement, and to supply as promptly as practicable any additional information and documentary material that the CMA may request, and to take all other actions to resolve or conclude any formal review under the EA 2002 and obtain clearance and approval to complete the Merger and the other Transactions from the CMA and (C) unless otherwise agreed by the Parties in writing, Parent and the Company shall submit, or cause to be submitted, (1) as promptly as practicable (and unless otherwise agreed by the Parties, within fourteen (14) business days) after the date of this Agreement, a draft of the joint notice to CFIUS (“CFIUS Notice”) contemplated under 31 C.F.R. § 800.501(g) with respect to the Transactions, (2) as promptly as practicable after receiving feedback from CFIUS regarding the draft CFIUS Notice referenced in clause (1), a formal CFIUS Notice as contemplated by 31 C.F.R. § 800.501(a), and (3) as soon as possible (and in any event in accordance with applicable regulatory requirements) any other submissions that are formally requested by CFIUS to be made, or which Parent determines should be made, in each case in connection with this Agreement and the Transactions. Parent shall bear the cost of any filing fees payable to Governmental Entities in connection with the filing of the Notification and Report Forms filed under the HSR Act or filings under EA 2002, and, the CFIUS Notice.
(b)    Each of Parent and the Company shall, in connection with the efforts referenced in Section 6.2(a) to obtain all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations for the Transactions under the HSR Act or any other Antitrust Law, Section 721, and the CFIUS Approval, (i) cooperate in all respects and consult with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party under any Antitrust Law, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (ii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Entity with respect to any Antitrust Law, or CFIUS, by promptly providing copies to the other Party of any such written communications, and of any material communication received or given in connection with any proceeding by a private party under any Antitrust Law, in each case regarding any of the Transactions; provided, however, that materials may be redacted (A) to remove references concerning the valuation of Parent, Company or any of their Subsidiaries, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege or confidentiality concerns; and (iii) permit the other Party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with, the DOJ, the FTC, CFIUS or any other Governmental Entity with respect to the subject matter of this Section 6.2(b), or, in connection with any proceeding by a private party under any Antitrust Law, with any other Person (provided, however, that materials may be redacted (A) to remove references concerning the valuation of Parent, Company or any of their Subsidiaries, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege or confidentiality concerns), and to the extent permitted by the DOJ, the FTC, CFIUS, or any other applicable Governmental Entity or other Person with respect to the subject matter of this Section 6.2(b), give the other Party the opportunity to attend and participate in any in-person meetings with the DOJ, the FTC, CFIUS, or any other Governmental Entity or other Person with respect to the subject matter of this Section 6.2(b). Parent shall, on behalf of the Parties, control and lead all communications and strategy relating to the Antitrust Laws and Section 721 (provided that the Company is not constrained from complying with applicable Law); provided, further, that the Parties shall consult and cooperate with one another, and consider in good faith the views of one another, regarding the form and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of either Party in connection with Proceedings under or relating to any Antitrust Law prior to their submission.
(c)    Without limiting the generality of the foregoing, if any action or proceeding is instituted challenging the Merger as violating any Antitrust Law, or if any decree, order, judgment, or injunction (whether temporary, preliminary, or permanent) is entered or enforced, by any Governmental Entity that would make the Merger illegal or otherwise delay or prohibit the consummation of the Merger, Parent and its affiliates shall take any and all actions to contest, resolve and defend any such claim, cause of action, or proceeding to avoid entry of, or to have vacated, lifted, reversed, repealed, rescinded, or terminated, any decree, order, judgment, or injunction (whether temporary, preliminary, or permanent) that prohibits, prevents, or restricts consummation of the Merger, in each case no later than thirty (30) days prior to the Outside Date. In addition, Parent shall use reasonable best efforts to enter into such commercially reasonable assurances or agreements requested or required by CFIUS or the President of the United States to obtain CFIUS Approval. Notwithstanding the foregoing or any other provision of this Agreement, in no event shall Parent or Merger Sub be required to offer, accept or agree to, and the Company shall not, without Parent’s prior written consent, offer, accept or agree to (i) divest, dispose of or hold separate, or cause the Company Subsidiary to dispose of or hold separate, (A) any portion of the businesses, operations, assets or products lines of Parent or any of its affiliates (including for the avoidance of doubt, any equity interests in the Company or the Company Subsidiary) or (B) except, in the case of this clause (B) as would not be material to the Company and the Company Subsidiary (taken as a whole), any portion of the businesses, operations, assets or product lines of the Company or the Company Subsidiary, (ii) restrict, prohibit or limit the ability of Parent or its affiliates, or the Company or the Company Subsidiary to (A) conduct its business or own any of its assets (other than the business or assets of the Company and the Company Subsidiary) or (B) except, in the case of this clause (B) as would not be material to the Company and the Company Subsidiary (taken as a whole), conduct any of the business or assets of the Company or the Company Subsidiary, (iii) restrain, prohibit or limit the ownership or operation by Parent, the Company or any of their respective Subsidiaries of (A) any of the business or assets of Parent or its affiliates (other than the business or assets of the Company and the Company Subsidiary) or (B) except, in the case of this clause (B) as would not be material to the Company and the Company Subsidiary (taken as a whole), any of the business or assets of the Company or the Company Subsidiary, (iv) cause Parent or any of the Parent Subsidiaries to divest any shares of Company Common Stock or (v) impose limitations on the ability of Parent or any of the Parent Subsidiaries effectively to acquire, hold or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including the right to vote any shares of capital stock of the Surviving Corporation acquired or owned by Parent or any of the Parent Subsidiaries on all matters properly presented to the stockholders of the Surviving Corporation or (vi) in connection with obtaining the CFIUS Approval, take any action that (X) would limit in any material respect its ability to own, control and operate the Company and the Company Subsidiary or integrate the Company and the Company Subsidiary (and their respective businesses, assets and properties) with those of Indivior PLC and its Subsidiaries at any point following the Effective Time or (Y) would reasonably be expected to adversely affect Indivior PLC and its Subsidiaries (assuming completion of the Merger and the other Transactions) in any material respect.
(d)    Without limitation of the other provisions of this Section 6.2, each of Parent and the Company shall use its reasonable best efforts to obtain all consents, waivers, authorizations and approvals of all third parties, other than Governmental Entities, necessary, proper or advisable for the consummation of the Transactions and to provide any notices to such third parties required to be provided prior to the Effective Time; provided, however, that without the prior written consent of Parent, the Company shall not incur any significant expense or liability, enter into any significant new commitment or agreement or agree to any significant modification to any contractual arrangement to obtain such consents or certificates in each case, that would have a Company Material Adverse Effect. Nothing in this Agreement shall require any Party to take or agree to take any action unless the effectiveness of such agreement or action is conditioned upon the Closing.

(e)    Parent will not, and will not permit any of the Parent Subsidiaries or affiliates to (i) acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of equity in), any Person that is engaged in the development or commercialization of products for the reversal of opioid overdose or (ii) acquire or agree to acquire any assets or rights to products for the reversal of opioid overdose, if such acquisition, merger or consolidation would reasonably be expected to (A) impose any delay in the obtaining of, or increase the risk of not obtaining, any consents, orders or other approvals of any Governmental Entity necessary to consummate the Merger or the expiration or termination of any applicable waiting period, (B) increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger, (iii) increase the risk of not being able to remove any such order on appeal or otherwise or (iv) delay or prevent the consummation of the Merger.

Section 6.3    Publicity. So long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective affiliates, shall issue or cause the publication of any press release or other public announcement with respect to the Merger or this Agreement without the prior consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), unless such Party reasonably determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange, the LSE, or trading market to issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other Transactions, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or other announcement as far in advance as practicable and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that each Party and their respective affiliates may make statements that substantially reiterate (and are not inconsistent with) previous press releases, public disclosures or public statements made by Parent and the Company in compliance with this Section 6.3; provided, further, that the Company’s obligations regarding any communications regarding a Competing Proposal or Change of Recommendation shall be governed by Section 5.2 and not this Section 6.3.
Section 6.4    Directors’ and Officers’ Insurance and Indemnification. For not less than six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall and shall cause each of its Subsidiaries to, indemnify, defend and hold harmless all past and present directors and officers of the Company and the Company Subsidiary (collectively, the “Indemnified Parties”) against any costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any actual or threatened claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law; provided, however, that such Indemnified Party agrees in advance to return any such funds to which a court of competent jurisdiction has determined in a final, nonappealable judgment such Indemnified Party is not ultimately entitled), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, investigation, suit or proceeding in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions), whether asserted or claimed prior to, at or after the Effective Time, in connection with such Persons serving as an officer or director of the Company or the Company Subsidiary or of any Person serving at the request of the Company or the Company Subsidiary as a director, officer, employee or agent of another Person, to the fullest extent permitted by Law or provided pursuant to the Company Governing Documents or the organizational documents of the Company Subsidiary or any indemnification agreements, if any, in existence on the date of this Agreement. The Parties agree that for six (6) years after the Effective Time all rights to elimination or limitation of liability, indemnification and advancement of expenses for acts or omissions occurring or alleged to have occurred at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, now existing in favor of the Indemnified Parties as provided in their respective certificate of incorporation or by-laws (or comparable organizational documents) or in any agreement shall survive the Merger and shall continue in full force and effect. For six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the provisions in (i) the Company Governing Documents and the organizational documents of the Company Subsidiary and (ii) any other agreements of the Company and the Company Subsidiary with any Indemnified Party, in each case, regarding elimination or limitation of liability, indemnification of officers, directors, employees and agents or other fiduciaries and advancement of expenses that are in existence on the date of this Agreement, and no such provision shall be amended, modified or repealed in any manner that would adversely affect the rights or protections thereunder of any such Indemnified Party in respect of acts or omissions occurring or alleged to have occurred at or prior to the Effective Time (including acts or omissions occurring in connection with the approval of this Agreement and the consummation of the Merger or any of the other Transactions) without the consent of such Indemnified Party. At or prior to the Effective Time, Parent shall purchase a single premium directors’ and officers’ liability insurance “tail policy” with a claims period of not less than six (6) years from the Effective Time for the benefit of the Company’s current directors and officers that provides coverage for acts and omissions as directors, officers, employees and agents of the Company or the Company Subsidiary occurring prior to the Effective Time (the “D&O Insurance Policy”) that is no less favorable than the Company’s existing policy as of the date of this Agreement or, if insurance coverage that is no less favorable is unavailable, the best available coverage; provided, that Parent shall not be required to pay an aggregate cost for the D&O Insurance Policy in excess of 300% of the last annual premium paid prior to the date of this Agreement; provided, further, that, if Parent is unable to obtain such D&O Insurance Policy as of the Effective Time, the Company may purchase such a D&O Insurance Policy with an aggregate cost not in excess of 300% of the last annual premium paid prior to the date of this Agreement; provided, further, that if the D&O Insurance Policy is not obtained by either Parent or the Company at or prior to the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain in effect, for a period of six (6) years from the Effective Time, for the benefit of the Company’s current directors and officers with respect to their acts and omissions as directors, officers, employees or agents of the Company or the Company Subsidiary occurring at or prior to the Effective Time, a directors’ and officers’ liability insurance policy that is no less favorable than the Company’s existing policy as of the date of this Agreement or, if insurance coverage that is no less favorable is unavailable, the best available coverage; provided that the Surviving Corporation shall not be required to pay an annual premium for such insurance policy in excess of 300% of the last annual premium paid prior to the date of this Agreement, in which case the Surviving Corporation shall obtain the maximum amount of coverage reasonably available for 300% of the last annual premium paid prior to the date of this Agreement. Notwithstanding anything in this Section 6.4 to the contrary, if any Indemnified Party notifies Parent on or prior to the sixth anniversary of the Effective Time of a matter in respect of which such Person may seek indemnification pursuant to this Section 6.4, the provisions of this Section 6.4 that require the Surviving Corporation to indemnify and advance expenses shall continue in effect with respect to such matter until the final disposition of all claims, actions, investigations, suits and Proceedings relating thereto. In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person or consummates any division transaction, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.4. The rights and obligations under this Section 6.4 shall survive consummation of the Merger and shall not be terminated or amended in a manner that is adverse to any Indemnified Party without the written consent of such Indemnified Party. The provisions of Section 6.4 are intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties and their respective heirs.
Section 6.5    Takeover Statutes. The Parties shall (a) take all action necessary so that no Takeover Statute or, in the case of the Company, any similar provision of the Company Governing Documents, is or becomes applicable to the Agreement, the Voting Agreement, the Merger or any of the other Transactions and (b) if any such Takeover Statute or, in the case of the Company, any similar provision of the Company Governing Documents, is or becomes applicable to any of the foregoing, to take all reasonably necessary action so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Agreement, the Voting Agreement, the Merger and the other Transactions.
Section 6.6    Obligations of Merger Sub. Parent shall take all action necessary to cause each of Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to cause Merger Sub to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in this Agreement.
Section 6.7    Employee Benefits Matters.
(a)    Following the Closing, Parent shall, or shall cause the Surviving Corporation to, assume, honor and fulfill all of the Company Benefit Plans in accordance with their terms as in effect immediately prior to the Effective Time or as subsequently amended as permitted pursuant to the terms of such Company Benefit Plans. Notwithstanding the generality of the foregoing, for a period of twelve (12) months following the Effective Time, unless otherwise noted, Parent shall provide (or cause the Surviving Corporation or another affiliate of Parent to provide) to each employee of the Company or the Company Subsidiary who continues in employment with the Surviving Corporation or any of their respective affiliates following the Effective Time (each, a “Continuing Employee”) with (i) a base salary or hourly wage rate, as applicable, that, in each case, is no less than the base salary or hourly wage rate, as applicable, provided to such Continuing Employee immediately prior to the Effective Time, (ii) a cash bonus opportunity, but only through the end of the calendar year during which the Closing occurs, that is no less than the cash bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time, (iii) other employee benefits (including, without limitation, employee health, welfare, retirement, and fringe benefits), other than defined benefit pension, deferred compensation, equity incentive compensation, and severance or post-termination benefits, which are no less favorable in the aggregate than those employee benefits provided to such Continuing Employee immediately prior to the Effective Time; and (iv) solely in the case of Continuing Employees who do not receive severance or post-termination benefits pursuant to any individual agreement, the severance benefits set forth on Schedule 6.7(a)(iii). Effective as of the Effective Time and thereafter, Parent shall provide, or shall cause the Surviving Corporation to provide, that periods of employment with the Company (including any current or former affiliate of the Company or any predecessor of the Company to the extent recognized by the Company) shall be taken into account for all purposes under all employee benefit plans maintained by Parent or an affiliate of Parent for the benefit of the Continuing Employees, including vacation or other paid time-off plans or arrangements, 401(k), pension or other retirement plans and any severance or health or welfare plans (other than for purposes of equity incentive compensation and determining any accrued benefit under any defined benefit pension plan or as would result in a duplication of benefits).
(b)    To the extent Parent offers coverage to a Continuing Employee under an employee benefit plan of Parent and its Subsidiaries (each, a “Parent Plan”) Parent shall, and shall cause the Surviving Corporation to, to the extent applicable, use reasonable best efforts to (i)  cause such Continuing Employee to be immediately eligible to participate, without any waiting time, in such Parent Plan to the extent that coverage under such Parent Plan is comparable to a Company Benefit Plan in which such Continuing Employee participated immediately prior to the Effective Time, (ii) cause to be waived any eligibility waiting periods, actively-at-work requirements or pre-existing condition limitations or exclusions with respect to such Continuing Employees under the applicable health and welfare benefits of such Parent Plan (except to the extent applicable under the comparable Company Benefit Plan immediately prior to the Effective Time), (iii) cause to be waived any and all evidence of insurability requirements with respect to such Continuing Employees to the extent such evidence of insurability requirements were not applicable to the Continuing Employees under the comparable Company Benefit Plan immediately prior to the Effective Time, and (iv) with respect to a health plan, credit such Continuing Employee with all deductible payments, out-of-pocket or other co-payments paid by such employee under the Company Benefit Plans prior to the Closing Date during the year in which the Closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum for such year.
(c)    If requested by Parent in writing delivered to the Company not less than ten (10) business days before the Closing Date, the Company Board (or the appropriate committee thereof) shall adopt resolutions and take such corporate action as is necessary to terminate any Company Benefit Plan intended to qualify under Section 401(a) of the Code that contains a cash or deferred arrangement (collectively, the “Company 401(k) Plans”), effective as of the day prior to the Closing Date. If Parent requests such termination, Parent shall cause a defined contribution plan maintained by Parent or its affiliates that is intended to qualify under Section 401(a) of the Code (the “Parent 401(k) Plan”), (and a related trust exempt from tax under Section 501(a) of the Code) to (i) permit participation by Continuing Employees as soon as practicable following the Closing Date, subject to and on terms and conditions no less favorable than those applicable to similarly situated employees of Parent and its affiliates, and (ii) permit the Continuing Employees who are then actively employed to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code and, for the avoidance of doubt, inclusive of loans), in the form of cash and, with respect to loans, notes, in an amount equal to the full account balance (inclusive of loans) distributed to such Continuing Employees from the Company 401(k) Plans to the Parent 401(k) Plan. The resolutions and actions required to effectuate such termination shall be subject to review and approval by Parent, which approval shall not be unreasonably withheld.
(d)    Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a Company Benefit Plan or a written agreement between Parent, the Surviving Corporation, the Company or any affiliate of Parent and the Continuing Employee or any severance, benefit or other applicable plan or program covering such Continuing Employee. Nothing in this Agreement shall (i) be deemed or construed to be an amendment or other modification of any Company Benefit Plan or employee benefit plan of Merger Sub, (ii) create any third party rights in any current or former service provider of the Company or its affiliates (or any beneficiaries or dependents thereof) or (iii) alter or limit the ability of the Surviving Corporation, Parent or any of their respective affiliates to amend, modify or terminate any Company Benefit Plan or other employee benefit, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them.
(e)    As soon as reasonably practicable following the date hereof, the Company shall deliver to Parent a list of each “disqualified individual” (as defined in Section 280G of the Code) of the Company and the Company Subsidiary and (i) the Company’s reasonable, good faith estimate of the maximum amount (separately identifying single and double-trigger amounts and tax gross-up payments, if any) that could be paid to such disqualified individual as a result of any of the Transactions (alone or in combination with any other event) and (ii) the “base amount” (as defined in Section 280G(b)(3) of the Code) for each such disqualified individual. Following the date hereof, the Company shall reasonably cooperate with Parent to minimize any negative tax consequences under Section 280G of the Code.
(f)    The Company shall provide Parent with a copy of any material written communications intended for broad-based and general distribution to any current or former employees of the Company or the Company Subsidiary if such communications relate to any of the Transactions, and will provide Parent with a reasonable opportunity to review and comment on such communications prior to distribution.

(g)    In the event the Closing Date occurs prior to the payment of annual bonuses with respect to calendar year 2023, then Parent shall, or shall cause the Surviving Corporation to, pay to each Continuing Employee such employee’s 2023 annual bonus, determined pursuant to the terms and conditions set forth in the applicable annual bonus program and based on actual achievement of performance goals. Such annual bonuses (less any applicable withholding Taxes) shall be paid no later than December 31, 2023, subject to the Continuing Employee’s continued employment through the payment date; provided, however, if any such Continuing Employee’s employment is terminated by the Surviving Corporation (or Parent or any of its affiliates) without Cause or for Good Reason, in either case, prior to or on December 31, 2023, then such employee shall remain entitled to receive such employee’s 2023 bonus, to the extent earned based on actual achievement of such performance goals through December 31, 2023 and prorated for the portion of calendar year 2023 elapsed prior to the date of termination, on the date on which annual bonuses are paid to Continuing Employees generally under the annual bonus program.
Section 6.8    Rule 16b-3. Prior to the Effective Time, the Company and Parent shall, as applicable, take all such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) by each individual who is a director or officer of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.9    Security Holder Litigation. Each Party shall provide the other Party prompt oral notice (but in any event within forty-eight (48) hours) of any litigation brought or threatened by any stockholder of that Party against such Party, any of its Subsidiaries and/or any of their respective directors or officers relating to the Merger, this Agreement or any of the Transactions. Unless, in the case of such litigation with respect to the Company, the Company Board has made a Change of Recommendation, the Company shall give Parent the opportunity to participate (at Parent’s expense) in the defense, prosecution or settlement of any such litigation, and the Company shall not offer to settle any such litigation, nor shall any such settlement be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). In the event of, and to the extent of, any conflict or overlap between the provisions of this Section 6.9 and Section 5.1 or Section 6.2, the provisions of this Section 6.9 shall control.
Section 6.10    Delisting. Prior to the Effective Time, each of the Parties agrees to cooperate with the other Parties using its reasonable best efforts to take, or cause to take, all actions necessary to delist the Company Common Stock from the NASDAQ and terminate its registration under the Exchange Act; provided, however, that such delisting and termination shall not be effective until after the Effective Time.
Section 6.11    Treatment of Note Purchase Agreement.
(a)    The Company shall use commercially reasonable efforts to deliver to Parent a customary payoff letter (the “Payoff Letter”) executed by the Lenders (or their duly authorized agent or representative) with respect to the Note Purchase Agreement, to allow for the payoff, discharge and termination of such indebtedness (other than with respect to contingent obligations for which no claim has been made) and the security interests and guarantees thereto no later than the Closing.
(b)    Contemporaneously with the Closing, Merger Sub shall pay (or cause to be paid) the amount specified in the applicable Payoff Letter with respect thereto (including after giving effect to any per diem amount specified therein and any prepayment penalties, to the extent applicable) in cash in immediately available funds to the bank account(s) specified therein and, if requested by any Lender under the Note Purchase Agreement, enter into any Supplemental Agreement (as defined therein).

ARTICLE VII.

CONDITIONS TO CONSUMMATION OF THE MERGER
Section 7.1    Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to consummate the Merger shall be subject to the satisfaction at the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by Parent and the Company, as the case may be, to the extent permitted by applicable Law:
(a)    Stockholder Approval. The Company Stockholder Approval shall have been obtained;
(b)    Adverse Laws or Orders. (i) No Law shall have been enacted, promulgated or deemed applicable to the Merger by (A) any Governmental Entity of competent jurisdiction, acting pursuant to or seeking to enforce any Law other than any Antitrust Law, or (B) any Specified Governmental Entity, which prohibits or makes illegal the consummation of the Merger and (ii) there shall not be in effect any judgment, order, injunction, decree or ruling (whether temporary, preliminary or permanent) of (A) any Governmental Entity of competent jurisdiction, acting pursuant to or seeking to enforce any Law other than any Antitrust Law, or (B) any Specified Governmental Entity restraining, enjoining or otherwise prohibiting the consummation of the Merger;
(c)    Required Antitrust Clearances. (i) All waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have expired or been terminated, and (ii) no enquiry letter shall have been received by the Company or by either Party in respect of the Transactions from the CMA, and no formal review of the transactions shall have been commenced by the CMA, in either case pursuant to its powers under the EA 2002, that has not been resolved or concluded (in the case of a formal review, with the granting of clearance and approval to complete the Merger and the other Transactions) without the requirement or imposition of any measure described in the last sentence of Section 6.2(c).
(d)    No Governmental Litigation. There shall not be pending any claim, action, suit or proceeding by any Governmental Entity, acting pursuant to or to enforce any Law other than any Antitrust Law, that has not been resolved challenging or seeking to restrain or prohibit the consummation of the Merger. There shall not be pending any claim, action, suit or proceeding by any Specified Governmental Entity challenging or seeking to (i) (A) restrict, prohibit or limit the ownership or operation by Parent or any of the Parent Subsidiaries of all or any portion of the business or assets of Parent, the Company or any of their respective Subsidiaries or (B) compel Parent or any of the Parent Subsidiaries to dispose of or hold separately all or any portion of the business or assets of Parent, the Company or any of their respective Subsidiaries (including for the avoidance of doubt, any equity interests in the Company and the Company Subsidiary), or impose any limitation, restriction or prohibition on the ability of Parent, the Company or any of their respective Subsidiaries to conduct its business or own such assets, (ii) impose limitations on the ability of Parent or any of the Parent Subsidiaries effectively to acquire, hold or exercise full rights of ownership of the shares of capital stock of the Surviving Corporation, including the right to vote any shares of capital stock of the Surviving Corporation acquired or owned by Parent or any of the Parent Subsidiaries on all matters properly presented to the stockholders of the Surviving Corporation or (iii) require Parent or any of its affiliates to divest, dispose of or hold separate all or any portion of the business or assets of the Company or any of the Company Subsidiaries or of Parent or its affiliates.
(e)    CFIUS. The CFIUS Approval shall have been obtained.
Section 7.2    Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction (or waiver (in writing) by Parent) at the Effective Time of each of the following additional conditions:

(a)    Representations and Warranties. (i) The representations and warranties of the Company set forth in the second sentence of Section 3.1(a), the last sentence of Section 3.2(a), Section 3.2 (b)-(f), Section 3.3(a), Section 3.19, and Section 3.20(b) shall be true and correct (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) in all material respects as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), (ii) the representations and warranties of the Company set forth in the first sentence of Section 3.1(a), the first sentence of Section 3.1(b), Section 3.2(a) (except for the last sentence), Section 3.3(c)(ii), Section 3.20(a), and Section 3.23 (without giving effect to any qualification as to materiality contained therein) shall be true and correct (other than de minimis inaccuracies) as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), and (iii) each of the other representations and warranties of the Company set forth in this Agreement (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), except, in the case of this clause (iii), where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and Parent shall have received a certificate signed on behalf of the Company by a duly authorized executive officer of the Company to the foregoing effect;
(b)    Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Effective Time; and Parent shall have received a certificate signed on behalf of the Company by a duly authorized executive officer of the Company to such effect; and
(c)    No Company Material Adverse Effect. Since the date of this Agreement, there has been no Company Material Adverse Effect has occurred that is continuing.
Section 7.3    Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is also subject to the satisfaction (or waiver (in writing) by the Company) at the Effective Time of each of the following additional conditions:
(a)    Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct as of the Closing as though made on and as of the Closing (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; and the Company shall have received a certificate signed on behalf of Parent by a duly authorized executive officer of Parent to the foregoing effect; and
(b)    Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate signed on behalf of Parent by a duly authorized executive officer of Parent to such effect.

ARTICLE VIII.
TERMINATION
Section 8.1    Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained (except as otherwise stated below), by action taken or authorized by the board of directors of the terminating Party or Parties, as follows:
(a)    by the mutual written consent of Parent and the Company; or
(b)    by either Parent or the Company:
(i)    if the Effective Time shall not have occurred by midnight, Eastern Time, on May 15, 2023 (the “Outside Date”); provided, however, that at any time in the five (5) business days prior to the then-effective Outside Date, if as of such time any of the conditions set forth in Section 7.1(b), Section 7.1(c), Section 7.1(d) or Section 7.1(e) are not satisfied, either Party may if all conditions to the other Party’s obligations to effect the Closing (other than those set forth in Section 7.1(b), Section 7.1(c), Section 7.1(d) and Section 7.1(e) are satisfied (other than those conditions that by their terms are to be satisfied at the Closing)), extend the Outside Date by three (3) calendar months upon written notice thereof to the other Party (and such extended date will then be the Outside Date); provided, further, that (A) the Outside Date may only be extended one (1) time and except as provided in clause (C), not beyond August 15, 2023, (B) the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any Party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or results in, the Effective Time not occurring prior to the Outside Date; and (C) the Outside Date shall automatically extend until the date that is five (5) business days after the last day of any then pending Matching Period;
(ii)    (A) if any Governmental Entity of competent jurisdiction, acting pursuant to any other Law other than Antitrust Law, or (B) a Specified Governmental Entity, acting pursuant to an Antitrust Law shall have issued a final, non-appealable judgment, order, injunction, decree or ruling, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger; or
(iii)    if the Company Stockholder Approval shall not have been obtained upon a vote taken thereon at the Stockholders’ Meeting (or at any adjournment or postponement thereof, at which the Company Stockholder Approval was voted upon); or
(c)    by Parent, if:
(i)    prior to receipt of the Company Stockholder Approval, a Change of Recommendation shall have occurred (it being understood and agreed that any disclosure or written notice to Parent required to be made under this Agreement in advance of the fact stating the Company Board’s intention to make a Change of Recommendation shall not result in Parent having any termination rights under Section 8.1(c)(i));
(ii)    the Company shall have breached in any material respect its obligations under Section 5.2; or
(iii)    there has been a breach by the Company of any representation, warranty, covenant or agreement made by the Company in this Agreement, which breach would result in the conditions in Section 7.2(a) or (b) not being satisfied and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the thirty (30) calendar days after the receipt of notice thereof by the Company from Parent; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(iii) if either Parent or Merger Sub is then in material breach of any of their respective representations, warranties, covenants or agreements set forth in this Agreement; or
(d)    by the Company, if:
(i)    prior to receipt of the Company Stockholder Approval, if (A) the Company Board authorizes the Company, subject to complying in all material respects with the terms of Section 5.2, to enter into a Superior Proposal Acquisition Agreement with respect to a Superior Proposal and (B) concurrently with the termination of this Agreement the Company, subject to complying in all material respects with the terms of Section 5.2, enters into such Superior Proposal Acquisition Agreement and pays the Termination Fee to Parent in accordance with Section 8.2(b)(ii); or
(ii)    there has been a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, which breach would result in the conditions in Section 7.3(a) or (b) not being satisfied and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within thirty (30) calendar days after the receipt of notice thereof by Parent from the Company; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(ii) if the Company is then in material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.
Section 8.2    Effect of Termination.
(a)    In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other Party or Parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, Merger Sub or the Company or any Representative of any Party, except that the Confidentiality Agreement, this Section 8.2 and Section 9.3 through Section 9.13 shall survive such termination; provided, however, that subject to Section 8.2(c), nothing herein shall relieve any Person from liability for Fraud or for any willful or intentional breach of this Agreement.
(b)    Termination Fee.
(i)    In the event that (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) or Parent terminates this Agreement pursuant to Section 8.1(c)(iii) and (B)  after the date of this Agreement and prior to such termination, a Competing Proposal shall have been communicated to the Company Board or the Company’s stockholders and not publicly and unconditionally withdrawn or abandoned, then if, within twelve (12) months of such termination, the Company enters into a definitive agreement providing for, or recommends to its stockholders, a Competing Proposal or a Competing Proposal is consummated, then, in either such case within three (3) business days after the consummation of the applicable Competing Proposal the Company shall pay to Parent (or a Parent Subsidiary designated by Parent) a fee of $4,711,000 in cash (the “Termination Fee”). Solely for purposes of this Section 8.2(b)(i), the term “Competing Proposal” shall have the meaning assigned to such term in Section 5.2(h)(i), except that all references to “20%” therein shall be deemed to be “50%” and all references to “80%” therein shall be deemed to be “50%”.
(ii)    If the Company terminates this Agreement pursuant to Section 8.1(d)(i), concurrently with such termination, the Company shall pay to Parent (or a Parent Subsidiary designated by Parent) the Termination Fee.

(iii)    If Parent terminates this Agreement pursuant to Section 8.1(c)(i) or Section 8.1(c)(ii) (or this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) or Parent pursuant to Section 8.1(c)(iii), in each case, following any time at which Parent was entitled to terminate this Agreement pursuant to Section 8.1(c)(i) or Section 8.1(c)(ii)), within three (3) business day after such termination, the Company shall pay to Parent (or a Parent Subsidiary designated by Parent) the Termination Fee.
(iv)    In the event any amount is payable pursuant to the preceding clauses (i), (ii) or (iii), such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by Parent (and, if any amount becomes payable pursuant to any such clause, such amount shall not be or become due unless and until Parent has provided such wire transfer instructions for such designated account in writing).
(v)    For the avoidance of doubt, in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.
(c)    Each of the Parties acknowledges that the agreements contained in this Section 8.2 are an integral part of the Transactions and that neither the Termination Fee nor any amount payable under Section 8.2(b) is a penalty, but rather is a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which such payment is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, each of which amounts would otherwise be impossible to calculate with precision. In addition, if the Company fails to pay in a timely manner any amount due pursuant to Section 8.2(b) then (i) the Company shall reimburse Parent for all reasonable costs and expenses (including reasonable disbursements and fees of counsel) incurred in the collection of such overdue amount, including in connection with any related claims, actions or Proceedings commenced and (ii) the Company shall pay Parent interest on the amount payable pursuant to Section 8.2(b) from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2%. Notwithstanding anything to the contrary in this Agreement, upon payment of the Termination Fee pursuant to this Section 8.2, none of the Company, the Company Subsidiary or any of their respective former, current or future officers, directors, partners, stockholders, managers, members, affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except for Fraud.
ARTICLE IX.

MISCELLANEOUS
Section 9.1    Amendment and Modification; Waiver.
(a)    Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented, whether before or after receipt of the Company Stockholder Approval, by written agreement of the Parties (by action taken by their respective boards of directors); provided, however, that after the adoption of this Agreement by the stockholders of the Company, no amendment shall be made which by Law requires further approval by the Company’s stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
(b)    At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or any Parent Entity, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of any Parent Entity or the Company, as applicable, (ii) waive any inaccuracies in the representations and warranties made to Parent or the Company, as applicable, contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of any Parent Entity or the Company, as applicable, contained herein. Any agreement on the part of a Parent Entity or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent or the Company, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.
Section 9.2    Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time. The Confidentiality Agreement will survive the termination of this Agreement in accordance with its terms. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall relieve any Person for liability for Fraud.
Section 9.3    Expenses. Except as otherwise expressly provided in this Agreement, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such Expenses.
Section 9.4    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), or sent by email (notice deemed given three (3) business days after sending), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):
if to Parent or Merger Sub, to:
Indivior Inc.
10710 Midlothian Tpke, Suite 125
North Chesterfield, VA 23235
Attention:     General Counsel
Email:     Legal@Indivior.com
with a copy (which shall not constitute notice) to:
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attention:     Andrew W. Ment
Email:     ament@cov.com
and
if to the Company, to:
Opiant Pharmaceuticals, Inc.
233 Wilshire Blvd., Suite 40
Santa Monica, CA 90401
Attention:    General Counsel
Email:     bgorman@opiant.com
with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
330 N. Wabash Ave., Suite 2800

Chicago, IL 60613
Attention:    Christopher R. Drewry
    Max Schleusener
Email:    Christopher.Drewry@lw.com
    Max.Schleusener@lw.com
Section 9.5    Certain Definitions. As used herein, the following terms have the following meanings:
“Antitrust Authority” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the Antitrust Law authorities of any other jurisdiction (whether United States, foreign or multinational).
“Antitrust Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Antitrust Authority relating to the transactions contemplated hereby or by any third party challenging the transactions contemplated hereby, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission or any subpoena, interrogatory or deposition by any Antitrust Authority.
“Antitrust Laws” mean any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act.
“Bribery Legislation” means all and any of the following: the United States Foreign Corrupt Practices Act of 1977; the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; the relevant common law or legislation in England and Wales relating to bribery and/or corruption, including, the Public Bodies Corrupt Practices Act 1889; the Prevention of Corruption Act 1906 as supplemented by the Prevention of Corruption Act 1916 and the Anti-Terrorism, Crime and Security Act 2001; the Bribery Act 2010; the Proceeds of Crime Act 2002; any anti-bribery or anti-corruption related provisions administered by the United States Department of Treasury’s Office of Foreign Assets Control; and any anti-bribery or anti-corruption related provisions in criminal and anti-competition Laws and/or anti-bribery, anti-corruption and/or anti-money laundering Laws of any jurisdiction in which Parent or the Company operates.
“business days” has the meaning set forth in Rule 14d-1(g)(3) of the Exchange Act; provided, however, that a day on which banks in the City of New York are authorized or obligated by Law or executive order to close shall not be a “business day”.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136 (116th Cong.) (Mar. 27, 2020).
“Cause” has the meaning provided in an applicable employment or severance agreement between the Company or an affiliate and the Continuing Employee, if such an agreement exists as of immediately prior to the Effective Time and contains a definition of Cause, or, if no such agreement exists or such agreement does not contain a definition of Cause, then Cause shall mean the occurrence of any of the following conditions: (i) any material failure by the employee to comply with any valid and legal directives of Parent or its affiliates; (ii) any act of fraud, embezzlement, theft or misappropriation of the funds of Parent or its affiliates by the employee, or the employee’s admission to or conviction of a felony or any crime involving moral turpitude, fraud, embezzlement, theft or misrepresentation; (iii) the employee’s engagement in illegal conduct or misconduct that is materially injurious to Parent or its affiliates; (iv) employee’s breach of any material obligation under any other written agreement between the employee and Parent or its affiliates; or (v) a material violation of a rule, policy, regulation or guideline imposed by Parent or its affiliates or a regulatory or self-regulatory body having jurisdiction over Parent and its affiliates. With respect to subsections (i), (iv) and (v) of this definition, the Surviving Corporation shall give the employee written notice of any alleged breach or violation of these subsections and afford the employee thirty (30) days in which to remedy the condition.
“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof, acting in such capacity.
“CFIUS Approval” means (a) CFIUS has issued a written notice to Indivior PLC and the Company that it has concluded its review, assessment, or if applicable investigation pursuant to Section 721 and has determined that there are no unresolved national security concerns with respect to the Merger and the other Transactions; (b) CFIUS has sent a report to the President of the United States requesting the President’s decision and either (i) the President has announced a decision not to take any action to suspend or prohibit the Merger and the other Transactions or (ii) the President has not taken any action within 15 days from the date the President received the report from CFIUS; or (c) CFIUS has issued a written notice that the Merger and other Transactions are not a “covered transaction” within the meaning of Section 721;.
“CMA” means the Competition and Markets Authority in the United Kingdom.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Bylaws” means the Amended and Restated Bylaws of the Company, as amended prior to the date of this Agreement.
“Company Certificate” means the First Amended and Restated Certificate of Incorporation of the Company, as amended prior to the date of this Agreement.
“Company Equity Plans” means the Company 2017 Long-Term Incentive Plan and the Company’s 2021 Inducement Equity Incentive Plan.
“Company Governing Documents” means the Company Bylaws and the Company Certificate.
“Company IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by the Company or the Company Subsidiary or licensed or leased by the Company or the Company Subsidiary pursuant to written agreement (excluding any public networks).
“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition, operations or results of operations of the Company and the Company Subsidiary, taken as a whole; provided, however, that no Effects to the extent resulting or arising from the following, either alone or in the aggregate, shall be deemed to constitute a Company Material Adverse Effect or shall be taken into account when determining whether a Company Material Adverse Effect exists or has occurred or is reasonably likely to exist or occur: (i) any changes in United States, regional or global economic conditions, (ii) conditions (or changes therein) in any industry or industries in which the Company operates, (iii) legal, tax, economic, political and/or regulatory conditions (or changes therein), including any changes affecting financial, credit or capital market conditions, (iv) any change in GAAP, applicable accounting standards or any interpretation thereof, (v) any adoption, implementation, promulgation, repeal, modification, amendment, or change of any applicable Law of and by any Governmental Entity (including with respect to Taxes), (vi) the negotiation, pendency, announcement, the identity of Parent, Merger Sub, execution and delivery of this Agreement or the consummation of the Transactions or actions specifically required to be undertaken by the Company pursuant to the terms of this Agreement, including any Effect on retention or hiring of employees (other than Effects resulting from any failure to comply with Section 5.1 and it being understood that this clause (vi) shall not apply with respect to the representations and warranties set forth in Section 3.3, Section 3.9(d), and the fifth sentence of Section 3.17(b) in each case to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution or delivery of this Agreement or the consummation of the Transactions), (vii) changes in the Company Common Stock price, in and of itself (it being understood that the Effects giving rise or contributing to such changes that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect), (viii) any failure by the Company to meet any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the Effects giving rise or contributing to such failure that are not otherwise excluded from the definition of a “Company Material Adverse Effect” may be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect), (ix) Effects arising out of acts of terrorism, war or the escalation thereof, (x) changes due to natural disasters or changes in the weather or changes due to the worsening of an epidemic health crisis (including COVID-19 or any measures reasonably undertaken by the Company after the date of this Agreement to protect health and ensure compliance with COVID-19 Measures or changes such COVID-19 Measures), (xi) actions or omissions taken at the specific written request of, or with the prior written consent of, Parent or any of its affiliates, (xii) any Proceeding arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions, or (xiii) any downgrade of the Company’s credit rating, except, in the case of clauses (i), (v), (ix), or (x), to the extent the Company and the Company Subsidiary, taken as a whole, are materially and disproportionately adversely impacted thereby relative to other similarly situated entities operating in the same industry or industries in which the Company and the Company Subsidiary operate (in which case the incremental disproportionate adverse impact or impacts may be taken into account in determining whether there has been a Company Material Adverse Effect).
“Company Permitted Lien” means any Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet due and payable, being contested in good faith or for which adequate accruals or reserves have been established, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the Ordinary Course of Business, (iii) which is disclosed on the most recent (as of the date hereof) consolidated balance sheet of the Company or notes thereto or securing liabilities reflected on such balance sheet, (iv) with respect to the Company Leased Real Property or fee estate related thereto, easements, rights of way, encroachments, covenants, conditions, restrictions or other similar encumbrances, in each case which do not materially impair the business of the Company or the Subsidiary at such Company Leased Real Property as currently conducted, (v) statutory or contractual landlord’s, lessor’s or similar Liens, (vi) securing obligations under Contracts entered into in the Ordinary Course of Business since the date of the most recent consolidated balance sheet of the Company, (vii) other than any Liens securing indebtedness for borrowed money or any financial guaranty thereof, (viii) Liens granted pursuant to the Note Purchase Agreement to secure the obligations thereunder, (ix) customary grants of non-exclusive licenses to Intellectual Property Rights to contract research organizations or other service providers and subject to limitations on scope of use to the services to be provided to the Company, in each case entered into in the Ordinary Course of Business or (x) which would not reasonably be expected to materially impair the continued use of the applicable property for the purposes for which the property is currently being used.
“Company Product” means all products that are being researched, tested, developed, commercialized, manufactured, sold or distributed by the Company or the Company Subsidiary,

including but not limited to OPNT003, and all products with respect to which the Company or the Company Subsidiary has royalty rights.
“Company Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding Company Common Stock entitled to vote upon the adoption of this Agreement at the Stockholders’ Meeting.
“Company Subsidiary” means the Subsidiary of the Company.
“Confidentiality Agreement” means the Confidentiality Agreement, dated December 6, 2021, between Parent and the Company, as amended by Amendment No. 1 on December 22, 2021, as further amended by Amendment No. 2 on November 4, 2022.
“Contract” means any written legally binding, agreement, contract, subcontract, settlement agreement, lease, sublease, binding understanding, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect.
“COVID-19” means SARS-CoV-2 or COVID-19 and any and all additional strains, variations or mutations thereof, or related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law (including any Pandemic Response Law), order, directive, guideline or recommendation by any Governmental Entity or public health agency in connection with or in response to COVID- 19, including the CARES Act and all guidelines and requirements of the Occupational Safety and Health Administration and the Centers for Disease Control and Prevention, such as social distancing, cleaning, and other similar or related measures.
“CSA” means the U.S. Controlled Substances Act.
“CVR Agreement” means the Contingent Value Rights Agreement in the form attached hereto as Exhibit B to be entered into between Parent and the Rights Agent, with such revisions thereto requested by the Rights Agent that are not, individually or in the aggregate, materially detrimental to the holders of CVRs.
“EA 2002” means the United Kingdom Enterprise Act 2002 (as amended and in force from time to time).
“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.
“Environmental Law” means any and all applicable Laws which (i) regulate or relate to the protection or clean-up of the environment (including waterways, groundwater, drinking water, air, wildlife, plants or other natural resources); the use, treatment, storage, transportation, handling, disposal or Release of Hazardous Substances; or the health and safety of persons, including protection of the health and safety of employees, solely to the extent relating to exposure to Hazardous Substances; or (ii) impose liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other Law of similar effect.
“Environmental Permits” means any material permit, license, authorization or approval required under applicable Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
“Exchange Act” means the United States Securities Exchange Act of 1934.
“Expenses” means all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of equityholders and equityholder approvals, any filings with the SEC and all other matters related to the closing of the Merger and the other Transactions.
“FCPA” means the Foreign Corrupt Practices Act of 1977.
“FDA” means the United States Food and Drug Administration.
“FDCA” means the Federal Food, Drug, and Cosmetic Act.
“Fraud” means, with respect to any Person, actual and intentional common law fraud under Delaware law by such Person with respect to the representations and warranties expressly set forth in Article III or Article IV or in any certificate delivered pursuant to this Agreement and not with respect to any other matters; such actual and intentional common law fraud of such Person hereto specifically excludes any statement, representation or omission made negligently and shall only be deemed to exist if (i) such Person had actual knowledge (as opposed to with constructive knowledge or negligence) that a representation or warranty was inaccurate when made, (ii) that such representation or warranty was made with the express intent to induce the other Person to rely thereon and that such other Person would take action or inaction to such other Person’s detriment, and (iii) such action or inaction resulted in actual material damages to such other Person.
“Good Reason” has the meaning provided in an applicable employment or severance agreement between the Company and the Continuing Employee, if such an agreement exists as of immediately prior to the Effective Time and contains a definition of Good Reason or, if no such agreement exists or such agreement does not contain a definition of Good Reason, then Good Reason shall mean (i) such employee’s delivery of written notice to the Surviving Corporation objecting to one or more of the following events, within thirty (30) days after the date on which such employee knows or reasonably should know of the initial existence of such event: (A) a material diminution in such employee’s base salary or target annual bonus opportunity in effect immediately prior to such reduction; or (B) requiring such employee to move his or her principal place of employment to a location more than thirty (30) miles outside of the location as of the immediately prior to the Effective Time, (ii) such condition remaining uncured by the Surviving Corporation thirty (30) days after such employee’s delivery of such written notice and (iii) such employee’s resignation of employment within thirty (30) days of the expiration of such thirty (30) day period.
“Government Official” means (i) any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (ii) any candidate for political office, or (iii) any political party or party official.

“Governmental Entity” means (i) any national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, including any arbitral body, (ii) any public international governmental organization, or (iii) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (i) or (ii) of this definition.
“Hazardous Substances” means any pollutant, or contaminant, and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, chemical compound, hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, lead paint, polychlorinated biphenyls (or PCBs), dioxins, dibenzofurans, heavy metals, radon gas, and toxic mold.
“Health Care Laws” means (i) all U.S. federal and state fraud and abuse Laws, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes, (ii) the administrative simplification provisions of HIPAA (18 U.S.C. §§ 1035 and 1347) and the regulations promulgated thereunder, (iii) Titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the SSA and the regulations promulgated thereunder, (iv) TRICARE (10 U.S.C. Section 1071 et seq.), (v) the Veterans Health Care Program (38 U.S. Code §8126 ), (vi) the U.S. federal Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h) and state or local Laws regulating or requiring reporting of transfers of value by pharmaceutical manufacturers to healthcare providers and regulations promulgated thereunder, (vii) the FDCA and the CSA, and (viii) any foreign equivalent Laws in respect of any of the foregoing, including, in the case of the European Union, any such comparable Laws, whether of the United States or any applicable jurisdiction.
“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.
“In the Money Option” means each Company Stock Option which has a per share exercise price that is less than or equal to the Upfront Consideration.
“Indebtedness” means with respect to any Person,
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments;
(c)    net obligations of such Person under any interest rate, swap, currency swap, forward currency or interest rate contracts or other interest rate or currency hedging arrangements;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness will have been assumed by such Person or is limited in recourse;

(f)    all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases;
(g)    synthetic lease obligations;
(h)    obligations outstanding under securitization facilities; and
(i)    any guarantee (other than customary non-recourse carve-out or “badboy” guarantees) of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument, provided that Indebtedness shall not include any performance guarantee or any other guarantee that is not a guarantee of other Indebtedness.
“Intellectual Property Rights” means (i) trademarks, service marks, brand names, certification marks, trade dress, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application (“Trademarks”), (ii) national and multinational statutory invention registrations, patents and patent applications issued or applied for in any jurisdiction, including all certificates of invention, provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates, reexaminations and the equivalents of any of the foregoing in any jurisdiction (“Patents”), (iii) trade secrets, information, data, specifications, processes, methods, know-how, knowledge, experience, formulae, skills, techniques, schematics, drawings, blue prints, utility models, designs, technology, software, inventions (whether patented or not), discoveries, ideas and improvements, including manufacturing information and processes, assays, engineering and other manuals and drawings, standard operating procedures, flow diagrams, regulatory, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data, technical information, research records and similar data and information, (iv) writings and other works, whether copyrightable or not, in any jurisdiction, and any and all copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof (“Copyrights”), (v) moral rights, database rights, design rights, industrial property rights, publicity rights and privacy rights and (vi) any similar intellectual property or proprietary rights.
“Intervening Event” means a material event, occurrence, fact, effect, development, circumstance, condition, state of facts or change that was not known or reasonably foreseeable to the Company Board as of the date hereof, which event, occurrence, fact, effect, development, circumstance, condition, state of facts or change becomes known to the Company Board prior to the Effective Time, other than (i) changes in the Company Common Stock price, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event), (ii) the timing of any consents, registrations, approvals, permits, clearances or authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from any Governmental Entity in connection with this Agreement and the consummation of the Transactions, (iii) any Competing Proposal, or any inquiry, proposal or offer that could reasonably be expected to lead to a Competing Proposal, or the consequences thereof, or (iv) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (however, the underlying reasons for such events may constitute an Intervening Event).
“knowledge” will be deemed to be, as the case may be, the actual knowledge of the Persons listed in Section 9.5 of the Company Disclosure Letter with respect to the Company, and the actual knowledge of the members of the executive leadership team of Parent, in the case of Parent, in each case after reasonable inquiry.

“Law” means any law, statute, code, rule, regulation, order, ordinance, judgment or decree or other pronouncement of any Governmental Entity having the effect of law.
“Lenders” has the meaning set forth in the Note Purchase Agreement.
“Licensed Intellectual Property Rights” means all Intellectual Property Rights owned by a third party and exclusively licensed or exclusively sublicensed (with respect to any field or territory) to the Company or the Company Subsidiary.
“Lien” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, deed of trust, claim, lease, charge, option, preemptive right, subscription right, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or other restriction or other lien of any kind.
“LSE” means the London Stock Exchange plc.
“Milestone Payment” has the meaning ascribed to such term in the CVR Agreement.
“Milestone Payment Date” has the meaning ascribed to such term in the CVR Agreement.
“NASDAQ” means the NASDAQ Global Select Market.
“Note Purchase Agreement” means that certain Note Purchase and Security Agreement, dated as of December 10, 2020, by and between the Opiant Pharmaceuticals, Inc., a Delaware corporation, Opiant Pharmaceuticals UK Ltd., a corporation incorporated in the United Kingdom, the other borrowers from time to time party thereto, the Lenders and Pontifax Medison Finance GP, L.P., in its capacity as administrative agent and collateral agent for itself and the Lenders, as amended, restated, supplemented or otherwise modified from time to time.
“OPNT003” shall mean an intranasal formulation of nalmefene.
“Ordinary Course of Business” means, with respect to any Person, the conduct of such Person’s business that is consistent in all material respects with the past practices of such Person prior to the date of this Agreement and taken in the ordinary course of normal, day-to-day operations of such Person.
“Out of the Money Option” means each Company Stock Option which has a per share exercise price that is greater than the Upfront Consideration but less than $28.00.
“Owned Intellectual Property Rights” means all Intellectual Property Rights owned or purported to be owned by the Company or the Company Subsidiary.
“Pandemic Response Law” means any financial assistance program implemented by any Governmental Entity in connection with or in response to COVID- 19 (including, for the avoidance of doubt, the interpretation or administration thereof by any Governmental Entity charged with the enforcement, interpretation or administration thereof), including the Families First Coronavirus Response Act, Pub. L. No. 116-127 (116th Cong.) (Mar. 18, 2020), the CARES Act, and the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020) and any amendment of, or subsequent guidance issued in respect of, those Laws, and any other similar or additional federal, state, local, or non-U.S. Law, or administrative guidance intended to benefit taxpayers in response to COVID- 19 and the associated economic downturn.
“Parent Entities” means Parent and Merger Sub.

“Parent Governing Documents” means the Memorandum and Articles of Association of Indivior PLC and the certificate of incorporation and bylaws of Parent.
“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, has a material adverse effect on the ability of Parent or Merger Sub to consummate the Transactions at or prior to the Outside Date.
“Parent Permitted Lien” means any Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet due and payable, being contested in good faith or for which adequate accruals or reserves have been established, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the Ordinary Course of Business, (iii) which is disclosed on the most recent (as of the date hereof) consolidated balance sheet of Indivior PLC or notes thereto or securing liabilities reflected on such balance sheet, (iv) with respect to the Company Leased Real Property or fee estate related thereto, easements, rights of way, encroachments, covenants, conditions, restrictions or other similar encumbrances, (v) statutory or contractual landlord’s, lessor’s or similar Liens, (vi) securing obligations under Contracts entered into in the Ordinary Course of Business since the date of the most recent consolidated balance sheet of Parent, (vii) other than any Liens securing indebtedness for borrowed money or any financial guaranty thereof, (viii) customary grants of non-exclusive licenses to Intellectual Property Rights to contract research organizations or other service providers and subject to limitations on scope of use to the services to be provided to the Parent and its affiliates, in each case entered into in the Ordinary Course of Business, or (ix) which would not reasonably be expected to materially impair the continued use of the applicable property for the purposes for which the property is currently being used.
“Parent Subsidiaries” means the Subsidiaries of Parent.
“Per Share Value Paid” shall mean, as of any Milestone Payment Date, the sum of (i) the Upfront Consideration, (ii) the amount per share of Company Common Stock in cash previously paid in respect of any earlier Milestone Payment Date and (iii) the amount per Share in cash to be paid at such Milestone Payment Date under the CVR Agreement.
“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.
“Personal Data” means “personal data,” “personal information,” “protected health information,” or “personally identifiable information” under any applicable Laws.
“PPP Loan” means (i) any covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act, or (ii) any loan that is an extension or expansion of, or is similar to, any covered loan described in clause (i).
“Privacy Laws” means foreign or domestic Laws relating to privacy and/or data security of Personal Data, including HIPAA.
“Proceedings” means all actions, suits, claims, litigation, proceedings, in each case, by or before any Governmental Entity, arbitrator or other tribunal with power to issue legally binding judgments and orders.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placing, discarding, abandonment, or disposing into the environment (including the placing, discarding or abandonment of any barrel, container or other receptacle containing any Hazardous Substance or other material).

“Representatives” means, when used with respect to any Person, such Person’s directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, and other agents, advisors and representatives.
“Rights Agent” means the financial institution designated by Parent to act as the rights agent under the CVR Agreement.
“Sanctioned Country” means any country or territory that is itself the subject of Sanctions Laws, as of the date of this agreement, including Crimea, Cuba, Iran, North Korea, and Syria.
“Sanctioned Person” means any Person with whom dealings are restricted or prohibited under the Sanctions Laws of the United States, the United Kingdom, the European Union, any EU member state, or the United Nations, including (i) any Person identified in any list of sanctioned Persons maintained by (a) the United States Department of the Treasury, Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security, or the United States Department of State; (b) His Majesty’s Treasury of the United Kingdom; (c) any committee of the United Nations Security Council; or (d) the European Union or any EU member state; (ii) any Person located, organized, or resident in, or a Governmental Entity or government instrumentality of, any Sanctioned Country and (iii) any Person directly or indirectly 50% or more owned or controlled by, or acting for the benefit or on behalf of, a Person described in (i) or (ii).
“Sanctions Laws” means all Laws concerning economic sanctions, including embargoes, export restrictions, the ability to make or receive international payments, the freezing or blocking of assets of targeted Persons, the ability to engage in transactions with specified persons or countries, or the ability to take an ownership interest in assets of specified Persons or located in a specified country, including any Laws threatening to impose economic sanctions on any person for engaging in proscribed behavior.
“SEC” means the United States Securities and Exchange Commission.
“Section 721” shall mean Section 721 of Title VII of the Defense Production Act of 1950, as amended and including the regulations of CFIUS promulgated thereunder, codified at 31 C.F.R. Part 800, et seq.
“Securities Act” means the United States Securities Act of 1933.
“Specified Governmental Entity” means any Governmental Entity administering or enforcing the Antitrust Laws of: (a) the United States; (b) the United Kingdom; or (c) any other jurisdiction where the enforcement of Antitrust Law (i) would reasonably likely result in criminal sanctions or criminal liability on (A) Indivior PLC, the Company or any of their respective Subsidiaries (assuming consummation of the Merger) or (B) the directors and officers of Indivior PLC, the Company or any of their respective Subsidiaries (assuming consummation of the Merger); or (ii) would reasonably likely adversely impact the business of Indivior PLC and its Subsidiaries (assuming consummation of the Merger) taken as a whole, in any material respect.
“Stockholders’ Meeting” means the meeting of the holders of shares of Company Common Stock for the purpose of seeking the Company Stockholder Approval, including any postponement or adjournment thereof.
“Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (i) at least a majority of the outstanding shares of capital stock of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such

Person and one or more of its Subsidiaries or (ii) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.
“Superior Proposal Acquisition Agreement” shall mean a written definitive acquisition agreement providing for a Superior Proposal to be entered into by and between the Company and the Person making a Superior Proposal.
“Takeover Statutes” mean any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law.
“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges, assessments and fees of any kind, including taxes, charges or other fees based upon, measured by, or determined with reference to income, franchise, windfall or other profits, gross receipts, base erosion, alternative minimum, digital services, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, goods and services, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax, including any interest, penalty, additions to tax or additional amounts imposed with respect thereto, and any penalties imposed for any failure to timely, correctly, or completely file any Tax Return.
“Tax Return” means any report, return, certificate, claim for refund, election, estimated tax filing or declaration filed with, or required to be filed with any Governmental Entity or domestic or foreign taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.
“Tax Sharing Agreement” means any Tax allocation, apportionment, sharing, or indemnification agreement or arrangement to which the Company or the Company Subsidiary is party, other than any agreement that is pursuant to an ordinary-course commercial Contract the primary purpose of which does not relate to Taxes or any agreement to which no Person other than the Company or the Company Subsidiary is a party.
“Transactions” means the transactions contemplated by this Agreement, including the Merger.
“Underwater Option” means each Company Stock Option which has a per share exercise price that is equal to or greater than $28.00.
“willful breach” means with respect to any representation, warranty, agreement or covenant, an action or omission that the breaching party knows and intends is or would constitute a material breach, or would reasonably be expected to result in a material breach, of such representation, warranty, agreement or covenant.
Section 9.6    Terms Defined Elsewhere. Each of the following terms is defined in the Section of this Agreement set forth opposite such term below:

Term	Section
“Acceptable Confidentiality Agreement”	Section 5.2(j)(i)
“Agreement”	Preamble
“Bankruptcy and Equity Exception”	Section 3.3(a)
“Book-Entry Shares”	Section 2.2(a)
“Certificate of Merger”	Section 1.3
“Certificates”	Section 2.2(a)

“Change of Recommendation”	Section 5.2(d)
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Company”	Preamble
“Company 401(k) Plans”	Section 6.7(c)
“Company Acquisition Agreement”	Section 5.2(d)
“Company Benefit Plans”	Section 3.9(a)
“Company Board”	Section 2.4(c)
“Company Board Recommendation”	Section 3.3(a)
“Company Capitalization Date”	Section 3.2(a)
“Company Common Stock”	Recitals
“Company Disclosure Letter”	Article III
“Company Equity Awards”	Section 2.4(e)
“Company Financial Advisor”	Section 3.18
“Company Leased Real Property”	Section 3.17(b)
“Company Permits”	Section 3.7(b)
“Company Real Property Leases”	Section 3.18(b)
“Company RSU Awards”	Section 2.4(a)
“Company SEC Documents”	Section 3.4(a)
“Company Stock Option”	Section 2.4(a)
“Company Warrant”	Section 2.6
“Competing Proposal”	Section 5.2(j)(i)
“Continuing Employee”	Section 6.7(a)
“Convertible Noteholders”	Section 2.7
“CVR”	Section 2.1
“D&O Insurance Policy”	Section 6.4
“DGCL”	Section 1.1
“Dissenting Share”	Section 2.3(a)
“DOJ”	Section 6.2(b)
“Effective Time”	Section 1.3
“Exchange Agent”	Section 2.2(a)
“Exchange Fund”	Section 2.2(a)
“Federal Health Care Programs”	Section 3.13(j)
“FTC”	Section 6.2(b)
“GAAP”	Section 3.4(b)
“HIPAA”	Section 3.13(k)
“IND”	Section 3.13(d)
“Indemnified Parties”	Section 6.4
“Matching Period”	Section 5.2(e)(i)
“Material Contracts”	Section 3.20(a)
“Merger”	Recitals
“Merger Consideration”	Section 2.1(a)(i)
“Merger Sub”	Preamble

“Merger Sub Common Stock”	Section 2.1(a)(iii)
“Note Purchase and Security Agreement”	Section 2.7(a)
“Outside Date”	Section 8.1(b)(i)
“Parent”	Preamble
“Parent 401(k) Plan”	Section 6.7(c)
“Parent Board”	Section 4.2
“Party”	Preamble
“Payoff Letter”	Section 6.11(a)
“Privacy Policies”	Section 3.13(n)
“Proxy Statement”	Section 5.3(a)
“Related Party”	Section 3.24
“Sarbanes-Oxley Act”	Section 3.5(a)
“Section 262”	Section 2.3(a)
“Service Providers”	Section 3.15(d)
“Superior Proposal”	Section 5.2(j)(i)
“Supporting Stockholders”	Recitals
“Surviving Corporation”	Section 1.1
“Termination Fee”	Section 8.2(b)(i)
“Voting Agreement”	Recitals

Section 9.7    Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. When reference is made herein to a Person, such reference shall be deemed to include all successors and permitted assigns of such Person. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. The words “hereof”, “herein” and “hereunder” and word of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. References in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. The term “dollars” and character “$” shall mean United States dollars.
Section 9.8    Counterparts. This Agreement may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.9    Entire Agreement; Third-Party Beneficiaries.
(a)    This Agreement (including the Company Disclosure Letter), the CVR Agreement, the Voting Agreement and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.
(b)    Except as (i) provided in Section 6.4 (but only following the Effective Time) and (ii) for the rights of the stockholders of the Company to receive the Merger Consideration in accordance with Article II following the Effective Time, neither this Agreement (including the Company Disclosure Letter) nor the Confidentiality Agreement are intended to confer upon any Person other than the Parties any rights or remedies hereunder.
Section 9.10    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Merger are fulfilled to the extent possible.
Section 9.11    Governing Law; Jurisdiction.
(a)    This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.
(b)    Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware, as applicable, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware, as applicable, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.11(b) in the manner provided for notices in Section 9.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.
Section 9.12    Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE MERGER AND OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.
Section 9.13    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided, however, that each of Merger Sub and Parent may, from time to time, assign any of their rights hereunder to a wholly owned direct or indirect Subsidiary of Parent without the prior written consent of the Company, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.
Section 9.14    Enforcement; Remedies.
(a)    Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.
(b)    The Parties agree that irreparable injury will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is agreed that prior to the termination of this Agreement pursuant to Article VIII, each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance to specifically enforce the terms and provisions of this Agreement and to any further equitable relief.
(c)    The Parties’ rights in this Section 9.14 are an integral part of the Transactions and each Party hereby waives any objections to any remedy referred to in this Section 9.14 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For the avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party. In the event any Party seeks any remedy referred to in this Section 9.14, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.
Section 9.15    Company Disclosure Letter. Any reference to a particular section of the Company Disclosure Letter shall be deemed to be an exception to the representations and warranties (but not any covenant,) of the Company that are contained in the corresponding Section of this Agreement and any other representations and warranties, of the Company that are contained in this Agreement as would be reasonably apparent from a reading of the Company Disclosure Letter, whether or not an explicit reference or cross-reference is made.
[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the date first written above.

INDIVIOR INC.
By:	/s/ Ryan Preblick
Name: Ryan Preblick Title: Treasurer

OLIVE ACQUISITION SUBSIDIARY, INC.
By:	/s/ Ryan Preblick
Name: Ryan Preblick Title: Director

OPIANT PHARMACEUTICALS INC.
By:	/s/ Dr. Roger Crystal
Name: Dr. Roger Crystal Title: Chief Executive Officer

[Signature Page to Merger Agreement]

EXHIBIT A

FORM OF SURVIVING CORPORATION CERTIFICATE OF INCORPORATION
[SEE ATTACHED]

Final Form
FORM OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

OPIANT PHARMACEUTICALS, INC. ARTICLE I
NAME

The name of the Corporation is Opiant Pharmaceuticals, Inc.

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III CORPORATE PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV CAPITAL STOCK
The total number of shares of capital stock that the Corporation shall have authority to issue is one hundred (100) shares, which shall be shares of common stock with a par value of $0.01 per share.

ARTICLE V

RESERVATION OF RIGHT TO AMEND BY-LAWS

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation to the fullest extent permitted by the provisions of the DGCL.

ARTICLE VI ELECTION OF DIRECTORS

The election of directors need not be conducted by written ballot except and to the extent provided in the Bylaws of the Corporation.

ARTICLE VII
INDEMNIFICATION; LIMITATION ON LIABILITY
(a)    The Corporation shall, to the fullest extent permitted by, and in accordance with the provisions of, the DGCL, indemnify each director or officer or employee of the Corporation against expenses (including attorneys’ fees), judgments, taxes, fines and amounts paid in settlement, incurred by him or her in connection with, and shall advance expenses (including attorneys’ fees) incurred by him or her in defending, any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he or she is, or is threatened to be made, a party by reason of the fact that he or she is or was a director or officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or stockholders may reasonably require, by or on behalf of the person seeking indemnification to repay amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized herein.

(b)    The indemnification provided for by this Article VII shall not be deemed exclusive of any other rights to which directors or officers or employees of the Corporation may be entitled under any statute, agreement, by-law or action of the Board of Directors or stockholders of the Corporation, or otherwise, and shall continue as to a person who has ceased to be a director or officer or employee of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

(c)    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his status as such, whether or not the Corporation would have the power or be obligated to indemnify him or her against such liability under the provisions of this Article VII need not be limited to the power of indemnification of the Corporation under the provisions of Section 145 of the DGCL.

(d)    The Corporation shall indemnify each director, officer or employee of the Corporation who is, or is threatened to be made, a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including actions by or in the right of the Corporation, by reason of the fact that such director, officer or employee is or was serving at the request of the Corporation as a “fiduciary” (as defined by Section 3(21)(A) of the Employee Retirement Income Security Act of 1974 (“ERISA”) with regard to any employee benefit plan adopted by the Corporation, against expenses (including attorneys’ fees), claims, fines, judgments, taxes, causes of action or liability and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action or proceeding, unless such expense, claim, fine, judgment, taxes, cause of action, liability or amount arose from his or her gross negligence, fraud or willful breach of his or her fiduciary responsibilities under ERISA, except, that with respect to an action by or in the right of the Corporation, indemnification shall be made only against expenses (including attorneys’ fees).

(e)    The Corporation shall advance all expenses (including attorneys’ fees) incurred by any director, officer or employee in defending any such civil, criminal, administrative or investigative action, suit or proceeding pending the final disposition of such action, suit or proceeding, unless (a) the Board of Directors, by a majority vote of a quorum consisting of directors who were not or are not parties to the action, suit or proceeding concerned, or (b) the stockholders, determined that under the circumstances the person, by his or her conduct, is not entitled to indemnification because of his or her gross negligence, fraud or willful breach of his or her fiduciary responsibilities under ERISA. Advancement of expenses shall be made upon receipt of an undertaking, with such security, if any, as the Board of Directors or stockholders may reasonably require, by or on behalf of the director, officer or employee, to repay such amounts unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as authorized herein.

(f)    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, expect for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives any improper personal benefit. If the DGCL hereafter is amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall be relieved of liability to the fullest extent permitted by the DGCL, as amended. Any repeal or modification of this Article VII (f) by the stockholders of the Corporation shall not adversely affect any right of or protection afforded to a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VIII

RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, restate, change or repeal any provisions contained in this Second Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”), and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law and all the provisions of this Certificate of Incorporation and all rights, preferences, privileges and powers conferred in this Certificate of Incorporation on stockholders, directors, officers or any other persons are subject to the rights reserved in this Article VIII.

EXHIBIT B

FORM OF CVR AGREEMENT

Appendix B

Opinion of Lazard Frères & Co. LLC

November 13, 2022

The Board of Directors
Opiant Pharmaceuticals, Inc.
233 Wilshire Blvd., Suite 400
Santa Monica, California 90401

Dear Members of the Board:

We understand that Opiant Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Indivior Inc., a Delaware corporation (“Parent”), and Olive Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, dated as of November 13, 2022 (the “Agreement”), pursuant to which Parent will acquire the Company (the “Transaction”). Pursuant to the Agreement, Merger Sub will be merged with and into the Company and each outstanding share of the common stock, par value $0.001 per share, of the Company (“Company Common Stock”), other than (i) shares of Company Common Stock owned or held in treasury by the Company or owned by Parent, Merger Sub or any of their respective subsidiaries and (ii) shares of Company Common Stock held by holders who are entitled to and properly demand an appraisal of their shares of Company Common Stock (such holders, collectively, “Excluded Holders”), will be converted into the right to receive (i) $20.00 per share in cash (the “Upfront Consideration”) and (ii) one contingent value right per share (a “CVR”) representing the right to receive the Milestone Payment Amounts (as defined in the CVR Agreement (as defined in the Agreement)) at the times provided for in the CVR Agreement (the “CVR Consideration” and, together with the Upfront Consideration, the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Company Common Stock (other than Excluded Holders) of the Consideration to be paid to such holders in the Transaction.
In connection with this opinion, we have:

(i)    Reviewed the financial terms and conditions of a draft, dated November 13, 2022, of the Agreement (including the form of the CVR Agreement attached thereto);

(ii)    Reviewed certain publicly available historical business and financial information relating to the Company;

(iii)    Reviewed various financial forecasts and other data provided to us by the Company relating to the business of the Company;

(iv)    Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

(v)    Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

(vi)    Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be comparable in certain respects to the business of the Company;

(vii)    Reviewed historical stock prices and trading volumes of Company Common Stock; and

(viii)    Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and we have not been furnished with any such valuation or appraisal. Management and the Board of Directors of the Company have advised us that the financial forecasts that were most recently prepared by management and approved by the Board of Directors of Company represent the best currently available estimates and judgments as to the future financial performance of the Company. Accordingly, you have directed us to utilize such financial forecasts for purposes of our analysis in connection with this opinion, which we have assumed, with your consent, have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Company. We have relied, with the consent of the Company, on the assessments of the Company as to the validity of, and risks associated with, the product candidates of the Company (including, without limitation, the timing and probability of successful development, testing and marketing of such product candidates and approval thereof by appropriate governmental authorities), as well as with respect to the financing needs of the Company and the manner in which financing would be raised. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We further note that the recent volatility in the financial markets may or may not have an effect on the Company and we are not expressing an opinion as to the effects of such volatility or such disruption on the Company. We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Transaction. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of the Company, that the Transaction will be consummated on the terms described in the Agreement and the CVR Agreement, in each case, without any waiver or modification of any material terms or conditions therein. We also have assumed, with the consent of the Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company or the Transaction. In addition, we have assumed, at your direction, that each Milestone (as defined in the CVR Agreement) will be achieved, if at all, at times and in amounts consistent with the financial forecasts utilized by us in connection with this opinion and that the related Milestone Payments (as defined in the CVR Agreement) will be made in accordance with the CVR Agreement, and we have analyzed the value of the Milestone Payment Amounts based on the net present value of such payments. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction, the form or terms of the CVR Agreement and the restrictions on the transferability of the CVR or otherwise, or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to the Company in connection with the Transaction and will receive a fee for such services, all of which is contingent upon the closing of the Transaction. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of the Company, Parent and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of the Company, Parent and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.

Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of the Company (in its capacity as such) and our opinion is rendered to the Board of Directors of the Company in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Common Stock (other than Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

LAZARD FRERES & CO. LLC

By:_/s/ Stephen Sands___________
Stephen Sands

Vice Chairman of Investment                 Banking and Global Chairman of
Healthcare

Appendix C

Form of CVR Agreement

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT

THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [●], (this “Agreement”), is entered into by and between Indivior Inc., a Delaware corporation (“Parent”), and [RIGHTS AGENT], a [●], as Rights Agent (the “Rights Agent”).

RECITALS

WHEREAS, Parent, Olive Acquisition Subsidiary, Inc., a Delaware corporation (“Merger Sub”), and Opiant Pharmaceuticals, Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger, dated as of November 13, 2022 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Parent;

WHEREAS, pursuant to the Merger Agreement, Parent has agreed to provide to the holders of shares of Company Common Stock (excluding the holders of any Dissenting Shares), the holders of Company Warrants that are cancelled as of the Effective Time pursuant to the Merger Agreement, the holders of the Convertible Notes that are converted as of the Effective Time, the holders of In the Money Options, Company RSU Awards and Company PSU Awards immediately prior to the Effective Time that are validly converted into Merger Consideration pursuant to terms set forth in the Merger Agreement, the right to receive contingent cash payments (each, a “CVR”) as hereinafter described; and

WHEREAS, pursuant to this Agreement, the maximum potential amount payable per CVR (as hereinafter defined) is $8.00 in cash, without interest.

NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent and Rights Agent agree, for the equal and proportionate benefit of all Holders, as follows:

Article I

DEFINITIONS; CERTAIN RULES OF CONSTRUCTION

Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement. As used in this Agreement, the following terms will have the following meanings:

“225M Annual Net Sales Milestone” means, during the Sales Milestone Period, the first achievement in any Sales Measurement Period of worldwide Net Sales of the Product exceeding $225,000,000.

“225M Annual Net Sales Milestone Payment” means $2.00 per CVR.

“300M Annual Net Sales Milestone” means, during the Sales Milestone Period, the first achievement in any Sales Measurement Period of worldwide Net Sales of the Product exceeding $300,000,000.

“300M Annual Net Sales Milestone Payment” means $2.00 per CVR.

“325M Annual Net Sales Milestone” means, during the Sales Milestone Period, the first achievement in any Sales Measurement Period of worldwide Net Sales of the Product exceeding $325,000,000.

“325M Annual Net Sales Milestone Payment” means $2.00 per CVR.

“Acting Holders” means, at the time of determination, Holders of at least thirty percent (30%) of the outstanding CVRs as set forth in the CVR Register.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “controlling,” “controlled” and “control” mean the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Annual Net Sales Milestone” means any of the 225M Annual Net Sales Milestone, the 300M Annual Net Sales Milestone or the 325M Annual Net Sales Milestone.

“Assignee” has the meaning set forth in Section 6.3.

“Authorized Officer” means an employee of Parent with the title of President, Vice President, Secretary, Treasurer or Assistant Treasurer.

“Board of Directors” means the board of directors of Ultimate Parent.

“Board Resolution” means a copy of a resolution certified by an Authorized Officer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Rights Agent.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York, or London, United Kingdom, are authorized or obligated by law or executive order to remain closed.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commercially Reasonable Efforts” means, with respect to the performance of development activities with respect to the Product, the carrying out of such activities using reasonable and diligent efforts in good faith and the expending of such resources that Parent would expend with respect to a product candidate at a similar stage in its development or product life as the Product, considering conditions then prevailing and taking into account, without limitation, issues of safety and efficacy, expected time to develop, market potential, anticipated pricing and reimbursement rates, costs, expected profitability (including development costs, intellectual property defense costs, distribution and logistics, marketing and promotional expense and all other costs associated with the Product), anticipated product labeling, pricing reimbursement, methods of distribution, the competitiveness of alternative products in the marketplace or under development, market exclusivity (including the patent, regulatory and other proprietary position of the Product), the applicable regulatory environment, anticipated timing of commercial entry, and all other relevant commercial, financial, technical, legal, scientific and/or medical factors. For the avoidance of doubt, Commercially Reasonable Efforts will not mean that a party guarantees that it will actually obtain FDA Approval of the Product or to achieve U.S. Commercial Launch, and a failure to obtain FDA Approval of the Product or to achieve U.S. Commercial Launch may still be consistent with Commercially Reasonable Efforts.

“CVR Register” has the meaning set forth in Section 2.3(b).
“CVR Shortfall” has the meaning set forth in Section 4.7(b).

“Delaware Courts” has the meaning set forth in Section 6.5(b).

“DTC” means The Depository Trust Company or any successor thereto.

“Early Achievement Milestone” means, during the Early Achievement Period, the first achievement in any Sales Measurement Period of worldwide Net Sales of the Product exceeding $250,000,000. For the avoidance of doubt, the Early Achievement Milestone cannot be achieved following the expiration of the Early Achievement Period.

“Early Achievement Milestone Payment” means $2.00 per CVR.

“Early Achievement Period” means the period beginning at the beginning of the Sales Milestone Period and ending on the third (3rd) anniversary thereof.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Equity Award Holders” means the Holders of CVRs granted with respect to Company Stock Options, Company RSU Awards and Company PSU Awards.

“FDA” means the United States Food and Drug Administration, or any successor agency.

“FDA Approval” means written receipt from the FDA of approval for marketing a Product in the United States with an approved label including an indication for the Opioid Overdose Indication.

“GAAP” means, with respect to Parent, either (a) generally accepted accounting principles in the United States or (b) International Financial Reporting Standards, in either case, which principals or standards are currently used at the applicable time by Ultimate Parent in the preparation of the consolidated financial statements of Ultimate Parent included the Annual Report and Accounts of Ultimate Parent, and as applied by the Ultimate Parent for external reporting in its primary listed market.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court, arbitrator or other tribunal.

“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time.

“Independent Accountant” means an independent certified public accounting firm of nationally recognized standing designated either (a) jointly by the Acting Holders and Parent, or (b) if such parties fail to make a designation, jointly by an independent public accounting firm selected by Parent and an independent public accounting firm selected by the Acting Holders.

“Milestone” means any of the Annual Net Sales Milestones or the Early Achievement Milestone.

“Milestone Determination Date” means, with respect to any Milestone, the date that is sixty (60) days following the last day of the Sales Measurement Period in which such Milestone was achieved.

“Milestone Notice” has the meaning set forth in Section 2.4(a).

“Milestone Payment” means any of the 225M Annual Net Sales Milestone Payment, the 300M Annual Net Sales Milestone Payment, the 325M Annual Net Sales Milestone Payment or the Early Achievement Milestone Payment.

“Milestone Payment Amount” means, in respect of a Milestone, for a given Holder, the product of (a) the Milestone Payment in respect of such Milestone and (b) the number of CVRs held by such Holder as reflected on the CVR Register as of the close of business on the date of the applicable Milestone Notice.

“Milestone Payment Date” has the meaning set forth in Section 2.4(b).

“Net Sales” means the gross amount charged or invoiced by each Selling Entity for the Product sold to third parties, plus any additional amount pursuant to the proviso contained in clause (6) of the definition of “Permitted Deductions”, less the Permitted Deductions, all as determined in accordance with the Selling Entity’s usual and customary accounting methods consistent with the treatment of other branded prescription products commercialized by the applicable Selling Entity, which shall be in accordance with GAAP, including the accounting methods for translating activity denominated in foreign currencies into United States dollar amounts. In the case of any sale of the Product between or among Parent, its Affiliates, licensees and sublicensees, for resale, Net Sales will be calculated as above only on the value charged or invoiced on the first arm’s-length sale thereafter to a third party. If a Product is sold or otherwise commercially disposed of for consideration other than cash or in a transaction that is not at arm’s length between the buyer of such Product and the applicable Selling Entity (other than with respect to Products supplied expressly for sampling purposes), then the gross amount to be included in the calculation of Net Sales shall be the amount that would have been received had the transaction been conducted at arm’s length and for cash. Such amount that would have been received shall be determined, wherever possible, by reference to the average selling price of such Product in arm’s length transactions in the relevant jurisdiction for that type of customer (Governmental Entity, retail, etc.). Notwithstanding the foregoing, the following shall not be included in Net Sales: (i) Product provided for administration to patients enrolled in clinical trials or for other research purposes, or (ii) Product provided without consideration or for nominal consideration for any bona fide charitable, compassionate use or indigent patient program purpose or as a sample.

“Net Sales Statement” means, for a given Sales Measurement Period, a written statement of Parent, setting forth with reasonable detail (a) a delineation and calculation of Net Sales during such Sales Measurement Period, (b) a delineation and calculation of the Permitted Deductions during such Sales Measurement Period, and (c) to the extent that sales for the Product is recorded in currencies other than United States dollars during such Sales Measurement Period, the exchange rates used for conversion of such foreign currency into United States dollars.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.

“Opioid Overdose Indication” means the complete or partial reversal of opioid drug effects, including respiratory depression, induced by either natural or synthetic opioids and for the emergency treatment of known or suspected opioid overdose.

“OPNT003” shall mean an intranasal formulation of nalmefene.

“Permitted Deductions” means, to the extent not already excluded from Net Sales, the following deductions that are either included in the billing as a line item as part of the amount charged or invoiced, or otherwise documented as a deduction and accrued in accordance with GAAP specifically attributable to sales of the Product:

(1) normal and customary trade, quantity and prompt settlement discounts;

(2) accrued price reductions or discounts by reasons of defects, recalls, returns, rebates or allowances of goods or because of retroactive price reductions specifically attributable to the Product;

(3) chargebacks, rebates (or the equivalent thereof) and other amounts accrued on sale of the Product, including such amounts mandated by programs of Governmental Entities;

(4) accruals for rebates (or the equivalent thereof) and administrative fees payable to medical healthcare organizations, to group purchasing organizations or to trade customers in line with approved contract terms or other normal and customary understandings and arrangements; and

(5) accruals for tariffs, duties, excise, sales, value-added and other Taxes (other than Taxes based on net income) and charges of Governmental Entities;

(6) bad debts not exceeding five percent (5%) of the value of the sales of Product during the then-current calendar year, provided that any recovery of bad debts shall be included in Net Sales in the period in which recovered;

(7) transportation, freight, postage, importation, insurance and other handling expenses to the extent included in gross amounts invoiced;

(8) discounts pursuant to patient discount programs and coupon discounts;

(9) accruals for amounts payable to wholesalers for services related to sales or distribution of the Product; and

(10) accruals for distribution commissions and fees (including administrative fees and fees related to services provided pursuant to distribution service agreements with wholesalers, fee-for-service wholesaler fees and inventory management fees) payable to any third party providing distribution services to the Selling Entities.

For the avoidance of doubt, if a single item falls into more than one of the categories set forth in clauses (1) through (10) above, such item may not be deducted more than once.

True-ups, changes in estimate, and other adjustments to Permitted Deduction amounts (whether positive or negative) shall be included in Permitted Deductions in the calendar quarter as such items are recorded in accordance with GAAP.

“Permitted Transfer” means: a Transfer of CVRs (a) upon death of a Holder by will or intestacy; (b) pursuant to a court order; (c) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other Person; or (d) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by DTC.

“Person” means any individual, Entity or Governmental Entity.

“Product” means any pharmaceutical product combined with an intranasal delivery device that contain(s) OPNT003 as an active pharmaceutical ingredient, alone or in combination with one or more additional active pharmaceutical ingredients and formulated for intranasal administration.

“Review Request Period” has the meaning set forth in Section 4.7(a).

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.

“Sales Measurement Period” means any four (4) consecutive calendar quarters commencing with the first calendar quarter of the Sales Milestone Period.

“Sales Milestone Period” means the period beginning with the U.S. Commercial Launch (provided that if the U.S. Commercial Launch occurs less than forty-five (45) days prior to the end of the calendar quarter, then the period beginning with the first day of the first calendar quarter immediately following the quarter in which the U.S. Commercial Launch occurred) and ending on the seventh (7th) anniversary of the beginning of such period.

“Selling Entity” means Parent, any Assignee and each of their respective Affiliates, licensees and sublicensees with respect to rights to develop or commercialize the Product, and any direct or indirect transferee, successor or assignee (including through any change of control) of the rights to sell the Product of any of the foregoing (but not a distributor of the Product acting solely in the capacity of a distributor and not otherwise an Assignee, licensee or sublicensee with respect to development or commercialization rights as to the Product or transferee, successor or assignee of the rights to sell the Product).

“Status Report” has the meaning set forth in Section 4.5.

“Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, premium, alternative or minimum tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, escheat or unclaimed property, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, duty (including any customs duty) or other tax or charge of any kind whatsoever, including any charge or amount (including any fine, penalty, interest or other additions thereto) related thereto, imposed, assessed or collected by or under the authority of any Governmental Body, including as a result of being or having been a member of an affiliated, consolidated, controlled, fiscal, combined, unitary or aggregate group or being a transferee of or successor to any Person or as a result of any express obligation to assume such Taxes or to indemnify any other Person.

“Transfer” means any transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise), the offer to make such a transfer or other disposition, and each contract, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

“U.S. Commercial Launch” means the first sale for monetary value for commercial use in the United States in an arm’s length transaction to a third party by a Selling Entity of the Product whose approved label includes an indication for the Opioid Overdose Indication following receipt of FDA Approval of the Product. U.S. Commercial Launch may only be achieved once and only for the first Product to satisfy the foregoing conditions.

“Ultimate Parent” means Indivior PLC, a company registered under the laws of England and Wales, and an Affiliate of Parent, or the successor thereto.

Section 1.2 Rules of Construction. Except as otherwise explicitly specified to the contrary, (a) references to a Section means a Section of this Agreement unless another agreement is specified, (b) the word “including” (in its various forms) means “including without limitation,” (c) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively, (e) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement and (f) all references to dollars or “$” refer to United States dollars.

Article II
CONTINGENT VALUE RIGHTS

Section 2.1 CVRs. The CVRs represent the rights of Holders to receive contingent cash payments pursuant to this Agreement. The initial Holders will be the holders of shares of Company Common Stock (excluding the holders of any Dissenting Shares), the holders of

Company Warrants that are cancelled as of the Effective Time pursuant to the Merger Agreement, the holders of the Convertible Notes that are converted as of the Effective Time, and the holders of In the Money Options, Company RSU Awards and Company PSU Awards immediately prior to the Effective Time that are validly converted into Merger Consideration pursuant to terms set forth in the Merger Agreement.

Section 2.2 Nontransferable. The CVRs may not be sold, assigned, Transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted Transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2 shall be void ab initio and of no effect.

Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address.

(a) The CVRs will not be evidenced by a certificate or other instrument.

(b) The Rights Agent will keep a register (the “CVR Register”) for the purpose of registering CVRs and Permitted Transfers thereof. The CVR Register will initially show one position for Cede & Co. representing all the shares of Company Common Stock held by DTC on behalf of the street holders of the shares of Company Common Stock held by such holders as of immediately prior to the Effective Time. The Rights Agent will have no responsibility whatsoever to the street name holders with respect to Transfers of CVRs unless and until such CVRs are Transferred into the name of such street name holders in accordance with Section 2.2 of this Agreement. With respect to any payments to be made under Section 2.4 below, the Rights Agent will accomplish the payment to any former street name holders of shares of Company Common Stock by sending one lump payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders.

(c) Subject to the restrictions on transferability set forth in Section 2.2, every request made to Transfer a CVR must be in writing and accompanied by a written instrument of Transfer in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney or other personal representative duly authorized in writing or the Holder’s survivor, and setting forth in reasonable detail the circumstances relating to the Transfer. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the Transfer instrument is in proper form and the Transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the Transfer of the CVRs in the CVR Register. The Rights Agent shall not be obligated to undertake any action with respect to the Transfer of the CVRs until it shall have been provided with such additional information or material as it may reasonably require to determine that the Transfer complies with the terms and conditions of this Agreement. No service charge shall be required of a Holder or its representative or survivor for any Transfer of a CVR, but Parent and Rights Agent may require payment of a sum sufficient to cover any stamp or other Tax or governmental charge that is imposed in connection with any such registration of Transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of applicable Taxes or charges unless and until the Rights Agent is satisfied that all such Taxes or charges have been paid. All duly Transferred CVRs registered in the CVR Register will be the valid obligations of Parent and will entitle the transferee to the same benefits and rights under this

Agreement as those held immediately prior to the Transfer by the transferor. No Transfer of a CVR will be valid until registered in the CVR Register in accordance with this Agreement.

(d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent will promptly record the change of address in the CVR Register.

Section 2.4 Payment Procedures; Notices.

(a)     If a Milestone is attained, then, on or prior to the applicable Milestone Determination Date, Parent shall deliver to the Rights Agent written notice indicating that a Milestone has been achieved and specifying such Milestone (a “Milestone Notice”). Parent will duly deposit or cause to be deposited with the Rights Agent, upon or prior to the delivery of the Milestone Notice, the applicable Milestone Payment Amount to be made to the Holders in accordance with the terms of this Agreement other than Equity Award Holders (with respect to which any such amounts payable shall be retained by Parent for payment pursuant to Section 2.4(b)). Such amounts shall be considered paid if on such date the Rights Agent has received in accordance with this Agreement money sufficient to pay all such amounts required by Section 4.2.

(b) The Rights Agent will, within twenty (20) calendar days of receipt of the Milestone Notice (each such date, a “Milestone Payment Date”), send each Holder at its registered address a copy of the Milestone Notice. At the time the Rights Agent sends a copy of the Milestone Notice to the Holders, the Rights Agent will also pay the applicable Milestone Payment Amount to each of the Holders by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the last Business Day prior to such Milestone Payment Date. Notwithstanding the foregoing, with respect to any Milestone Payment that is payable in respect of Company Equity Awards, Parent shall, as soon as reasonably practicable following the Milestone Payment Date (but in any event no later than the second regular payroll date following the Milestone Payment Date, and in all events no later than March 15th of the year following the year in which the Milestone is attained), or shall cause the Company or an Affiliate thereof to, pay, through Parent’s or any of its Affiliate’s (including the Surviving Corporation’s) payroll system, the applicable Milestone Payment Amount to the applicable Equity Award Holder in accordance with the Merger Agreement.

(c) Parent or its Affiliate (including the Surviving Corporation) shall be entitled to deduct and withhold, or cause the Rights Agent to deduct and withhold, from any Milestone Payment Amount or any other amounts otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld therefrom under applicable Tax law, as may be determined by Parent or the Rights Agent. Any such withholding shall be made, or caused to be made, by Parent through making payments with respect to Equity Award Holders through Parent’s or any of its Affiliate’s (including the Surviving Corporation’s) payroll system or any successor payroll system. To the extent any amounts are so deducted and withheld and properly remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made, and as soon as practicable after any payment of such Taxes by Parent or the Rights Agent, Parent shall deliver (or shall cause the Rights Agent to deliver) to the Person to whom such amounts would otherwise have been paid an original IRS Form 1099 (or in the case of payments to Equity Award Holders, an original IRS Form W-2, if applicable) or other reasonably acceptable evidence of such withholding.

(d) Any portion of any Milestone Payment Amount that remains undistributed to a Holder six (6) months after the date of the delivery of the Milestone Notice will be delivered by the Rights Agent to Parent, upon demand, and any Holder will thereafter look only to Parent for payment of such Milestone Payment Amount, without interest, but such Holder will have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable law.

(e) Neither Parent nor the Rights Agent will be liable to any person in respect of any Milestone Payment Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f) The indemnification provided by Parent to the Rights Agent pursuant to this Section 2.4 shall survive the resignation, replacement or removal of the Rights Agent and the termination of this Agreement.

Section 2.5 No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

(a) The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.

(b) The CVRs will not represent any equity or ownership interest in Parent, any constituent company to the Merger or any of their respective Affiliates. The sole right of each Holder to receive property hereunder is the right to receive the Milestone Payment Amount, in accordance with the terms hereof.

Section 2.6 Ability to Abandon CVR. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent or a Person nominated in writing by Parent (with written notice thereof from Parent to the Rights Agent) without consideration therefor, and such rights will be cancelled, with the Rights Agent being promptly notified in writing by Parent of such Transfer and cancellation. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of this Agreement.

Article III

THE RIGHTS AGENT

Section 3.1 Certain Duties and Responsibilities. The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence. Notwithstanding anything in this Agreement to the contrary, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damages and regardless of the form of action.

Section 3.2 Certain Rights of Rights Agent. Parent hereby appoints the Rights Agent to act as rights agent for Parent in accordance with the express terms and conditions hereof and the Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:

(a) the Rights Agent may rely and will be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever the Rights Agent will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may, in the absence of bad faith, gross negligence or willful misconduct on the part of the Rights Agent, rely upon an Officer’s Certificate delivered to the Rights Agent;

(c) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any written opinion of counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)     the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;

(e) the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(f) Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss, unless such loss has been determined by a court of competent jurisdiction to be a result of the Rights Agent’s gross negligence, bad faith or willful misconduct; and

(g) Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement in accordance with the fee schedule agreed upon by the Rights Agent and Parent and incorporated herein by reference and (ii) to reimburse the Rights Agent for all Taxes and governmental charges (other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)). The Rights Agent will also be entitled to reimbursement from Parent for all reasonable and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder.

Section 3.3 Resignation and Removal; Appointment of Successor.

(a) The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation will take effect, which notice will be sent at least sixty (60) days prior to the date so specified but in no event will such resignation become effective until a successor Rights Agent has been appointed. Parent has the right to remove Rights Agent at any time by a Board Resolution specifying a date when such removal will take effect but no such removal will become effective until a successor Rights Agent has been appointed. Notice of such removal will be given by Parent to Rights Agent, which notice will be sent at least sixty (60) days prior to the date so specified.

(b) If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a) or becomes incapable of acting, Parent, by a Board Resolution, will promptly appoint a qualified successor Rights Agent who, unless otherwise consented to in writing by the Acting Holders, shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c) Parent will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.4, the successor Rights Agent will cause the notice to be mailed at the expense of Parent.

(d) The Rights Agent will reasonably cooperate with Parent and any successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including the transfer of all relevant data, including the CVR Register, to the successor Rights Agent.

Section 3.4 Acceptance of Appointment by Successor. Every successor Rights Agent appointed pursuant to Section 3.3(b) hereunder will execute, acknowledge and deliver to Parent and to the predecessor Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the predecessor Rights Agent. On request of Parent or the successor Rights Agent, the predecessor Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the predecessor Rights Agent, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing, unless, if requested by Rights Agent, it has been furnished with assurances of repayment or indemnity satisfactory to it.

Article IV

COVENANTS

Section 4.1 List of Holders. Parent will furnish or cause to be furnished to the Rights Agent in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company), the names and addresses of the Holders (other than Holders with respect to their Company Equity Awards) within twenty (20) Business Days of the Effective Time.

Section 4.2 Payment of Milestone Payment Amounts. If a Milestone has been achieved in accordance with this Agreement, Parent will, promptly following the delivery of the applicable Milestone Notice to the Rights Agent, deposit with the Rights Agent, for payment to the Holders in accordance with Section 2.4, the aggregate amount necessary to pay the Milestone Payment Amount to each Holder (other than the Equity Award Holders, in respect of which any Milestone Payment Amounts shall be paid in accordance with Section 2.4(b)). For the avoidance of doubt, the Milestone Payment Amount shall only be paid in respect of each given Milestone, if at all, one time under this Agreement.

Section 4.3 Efforts to Achieve Milestones. Until the earlier of (a) the seventh (7th) anniversary of the Closing and (b) the achievement of U.S. Commercial Launch, Parent shall, and shall cause its controlled Affiliates and Ultimate Parent to, use their Commercially Reasonable Efforts to (i) develop and seek FDA Approval for the Product, and (ii) following receipt of FDA Approval for the Product, achieve U.S. Commercial Launch; provided, that the use of Commercially Reasonable Efforts in accordance with this Agreement does not guarantee that Parent will obtain FDA Approval for the Product, achieve U.S. Commercial Launch, or guarantee that Parent will achieve any of the Milestones at all or by a specific date. Notwithstanding anything in this Agreement to the contrary, in no event shall Parent or any of its Affiliates be required to undertake any level of efforts, or employ any level of resources, to (A) conduct, or commit to conduct, any additional clinical, safety or efficacy studies (including any randomized controlled trial) in connection with obtaining regulatory approvals of the Product, (B) achieve any Milestone, (C) seek regulatory approval for, maintain market availability or commercialize, the Product outside the United States or (D) develop, market or commercialize any Product at any time following achievement of U.S. Commercial Launch.

Section 4.4     Books and Records. Parent shall, and shall cause its Affiliates to, keep true, complete and accurate records in sufficient detail to enable the Holders and the Independent Accountant to determine the amounts payable hereunder.

Section 4.5 Status Reports. Prior to the occurrence of the U.S. Commercial Launch, within thirty (30) days after each of June 30 and December 31 in each calendar year, Parent shall provide the Rights Agent with a written report describing in reasonable detail the activities Parent and its Affiliates have undertaken in the preceding 6-month period to develop, achieve U.S. Commercial Launch of and seek FDA Approval for the Product (each, a “Status Report”).

Section 4.6 Net Sales Statements. Following the U.S. Commercial Launch and until the earlier of (a) achievement of each of the Annual Net Sales Milestones or (b) delivery of the Net Sales Statement with respect to the final calendar quarter of the Sales Milestone Period, on or prior to the Milestone Determination Date with respect to each calendar quarter, Parent shall provide the Rights Agent with a Net Sales Statement covering the preceding four calendar quarters (or shorter period to have elapsed since the beginning of the Sales Milestone Period).

Section 4.7 Audits.

(a) Upon the written request of the Acting Holders provided to Parent within forty-five (45) days of the delivery of any Net Sales Statement pursuant to Section 4.6 of this Agreement (the “Review Request Period”), but no more than once during any period of four consecutive calendar quarters and not more than three times during the term of this Agreement, Parent shall permit, and shall cause its Affiliates to permit, the Independent Accountant to have access during normal business hours to such of the records of Parent or its Affiliates as may be reasonably necessary to verify the accuracy of the Net Sales Statement and the figures underlying the calculations set forth therein, provided that such access does not unreasonably interfere with the conduct of the business of Parent or any of its Affiliates. The Independent Accountant shall be charged to come to a final determination with respect to those specific items in the Net Sales Statement that the parties disagree on and submit to it for resolution. All other items in the Net Sales Statement that the parties do not submit, prior to the end of the Review Request Period, to the Independent Accountant for resolution shall be deemed to be agreed by the parties and the Independent Accountant shall not be charged with calculating or validating those agreed upon items. If issues are submitted to the Independent Accountant for resolution, Parent shall, and shall cause its Affiliates to, furnish to the Independent Accountant such access, work papers and other documents and information related to those disputed issues as the Independent Accountant may request and as are available to Parent or any other Selling Entity. The Independent Accountant shall disclose to the Acting Holders whether a Milestone was achieved and such additional information directly related to its findings. The Independent Accountant shall provide Parent with a copy of all disclosures made to the Acting Holders. The fees charged by such accounting firm shall be paid by Parent.

(b) If the Independent Accountant concludes that a Milestone Payment that was properly due was not paid to the Holders, Parent shall pay or cause to be paid to the Rights Agent (for further distribution to the Holders) or to each Holder the applicable Milestone Payment, plus interest on such Milestone Payment at the “prime rate” as published in the Wall Street Journal or similar reputable data source from time to time calculated from when the Milestone Payment should have been paid (if Parent had given notice of achievement of the Milestone pursuant to the terms of this Agreement), as applicable, to the date of actual payment (such amount, including interest, being the “CVR Shortfall”). The CVR Shortfall shall be paid by Parent within twenty (20) calendar days of the date the Independent Accountant’s written report is provided to Parent. Absent manifest error, the decision of the Independent Accountant shall be final, conclusive and binding on Parent and the Holders, shall be non-appealable and shall not be subject to further review.

(c) If, upon the expiration of the applicable Review Request Period, the Acting Holders have not requested a review of the Net Sales Statement in accordance with this Section 4.7, the calculations set forth in the Net Sales Statement shall be binding and conclusive upon the Holders.

(d) Each Person seeking to receive information from Parent in connection with a review pursuant to this Section 4.7 shall enter into, and shall cause its accounting firm to enter into, a reasonable and mutually satisfactory confidentiality agreement with Parent or any Affiliate obligating such party to retain all such information disclosed to such party in confidence pursuant to such confidentiality agreement.

(e) Parent shall not, and shall cause its Affiliates not to, enter into any license or distribution agreement with any third party (other than Parent or its Affiliates) with respect to a Product unless such agreement contains provisions that would allow any Independent Accountant appointed pursuant to this Section 4.7 such access to the records of the other party to such license or distribution agreement as may be reasonably necessary to perform its duties pursuant to this Section 4.7; provided that Parent and its Affiliates shall not be required to amend any of its existing licenses or distribution agreements. The parties hereto agree that, if Parent or its Affiliates have exercised audit rights under any license or distribution agreement prior to the Acting Holders’ request for an audit under this Section 4.7 and under such license or distribution agreement Parent and its Affiliates cannot request another audit, the results of Parent’s prior audit of such licensee or distributor shall be used for purposes of the audit requested by the Acting Holders under this Section 4.7 and that Parent shall not have any further obligation to provide access to an Independent Accountant with respect to such licensee or distributor until such time as Parent may again exercise its rights of audit under the license or distribution agreement with such licensee or distributor.

Article V

AMENDMENTS

Section 5.1 Amendments without Consent of Holders.

(a) Without the consent of any Holders, Parent, when authorized by a Board Resolution, at any time and from time to time, may and the Rights Agent shall, if directed by the Parent, enter into one or more amendments hereto, for any of the following purposes:

(i) to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein as provided in Section 6.3;

(ii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent and the Rights Agent will consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders;
(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders;

(iv) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; provided that, in each case, such provisions do not adversely affect the interests of the Holders;

(v) to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein in accordance with Sections 3.3 and 3.4;

(vi) as may be necessary to comply with or be exempt from the requirements of Section 409A of the Code;

(vii) to cancel CVRs in the event that (i) any Holder has abandoned its rights to such CVRs in accordance with Section 2.6 or (ii) following a Transfer of such CVRs to Parent or its Affiliates in accordance with Section 2.2 or Section 2.3;

(viii) as may be necessary to ensure that Parent complies with applicable Law; provided that in each case, such amendments shall not adversely affect the interests of the Holders; or

(ix) any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders.

(b) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent will mail (or cause the Rights Agent to mail, at Parent’s expense) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 5.2 Amendments with Consent of Holders.

(a) Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the consent of the Holders of at least a majority of the outstanding CVRs, whether evidenced in writing or taken at a meeting of the Holders, Parent, when authorized by a Board Resolution, and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders; provided, however, that no such amendment shall, without the consent of the Holders of sixty-five percent (65%) of the outstanding CVRs:

(i) modify in a manner adverse to the Holders (A) any provision contained herein with respect to the termination of this Agreement or the CVRs, (B) the time for, and amount of, any payment to be made to the Holders pursuant to this Agreement, or (C) the Milestones;
(ii) reduce the number of CVRs (except as contemplated by Section 5.1(a)(vii)); or
(iii) modify any provisions of this Section 5.2, except to increase the percentage of Holders from whom consent is required or to provide that certain provisions of this Agreement cannot be modified or waived without the consent of the Holder of each outstanding CVR affected thereby.

(b) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent will mail (or cause the Rights Agent to mail, at Parent’s expense) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
Section 5.3 Execution of Amendments. In executing any amendment permitted by this Article V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise, including any amendments pursuant to Section 5.1(a)(viii).

Section 5.4 Effect of Amendments. Upon the execution of any amendment under this Article V, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby.

Article VI

OTHER PROVISIONS OF GENERAL APPLICATION

Section 6.1 Notices to Rights Agent and Parent. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by email (with receipt confirmed by telephone) or two (2) Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

If to the Rights Agent, to it at:

[●]
[●]
Attention: [●]
Email: [●]

with copies to:

[●]
[●]
Attention: [●]
Email: [●]

and

Latham & Watkins LLP
330 N Wabash Ave, Suite 2800
Chicago, IL 60613
Attention: Christopher R. Drewry
Max Schleusener
Email: Christopher.Drewry@lw.com
Max.Schleusener@lw.com
If to Parent, to it at:

Indivior Inc.
10710 Midlothian Tpke, Suite 125
North Chesterfield, VA 23235
Attention: General Counsel
Email: Legal@Indivior.com

with a copy to:

Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018-1405
Attention: Andrew Ment

Email: ament@cov.com

The Rights Agent or Parent may specify a different address or facsimile number by giving notice in accordance with this Section 6.1.

Section 6.2 Notice to Holders. Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders.

Section 6.3 Parent Successors and Assigns. Parent may assign any or all of its rights, interests and obligations hereunder to (a) in its sole discretion and without the consent of any other party, (i) any controlled Affiliate of Parent, but only for so long as it remains a controlled Affiliate of Parent, (ii) to any purchaser or licensee of substantial rights to OPNT003 or (b) with the prior written consent of the Acting Holders, any other Person (any permitted assignee under clause (a) or (b), an “Assignee”), in each case provided that the Assignee agrees to assume and be bound by all of the terms of this Agreement. Any Assignee may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as Parent pursuant to the prior sentence. In connection with any assignment to an Assignee described in clause (a) above in this Section 6.3, Parent (and such other assignor, if applicable) shall agree to remain liable for the performance by each Assignee (and such other assignor, if applicable) of all obligations of Parent hereunder (provided that no assignor shall be obligated with respect to any amendment to the obligations hereunder effected following such assignee’s assignment). This Agreement will be binding upon, inure to the benefit of and be enforceable by Parent’s successors and each Assignee. Each of Parent’s successors and Assignees shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent, the due and punctual payment of the CVRs and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent. Unless a successor assignee meets the requirements set forth in Section 3.3(b) and, as of the date of such assignment, is an Affiliate of the Rights Agent, the Rights Agent may not assign this Agreement without Parent’s written consent. Any attempted assignment of this Agreement or any such rights in violation of this Section 6.3 shall be void and of no effect.

Section 6.4 Benefits of Agreement. Nothing in this Agreement, express or implied, will give to any Person (other than the Rights Agent and its successors and assigns, Parent, Parent’s successors and Assignees, the Holders and the Holders’ successors and assigns pursuant to a Permitted Transfer) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the foregoing. The rights of Holders and their successors and assigns pursuant to Permitted Transfers are limited to those expressly provided in this Agreement and the Merger Agreement. Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted Transfer may agree to renounce, in whole or in part, its rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable.

Section 6.5 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, the CVRs and all actions arising under or in connection therewith shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b) Each of the parties hereto (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom (collectively, the “Delaware Courts”); and (ii) consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6.1. Each of the parties irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Delaware Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts.

(c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY HERETO (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS Section 6.5(c).

Section 6.6 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

Section 6.7 Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other party, it being understood that the parties need not sign the same counterpart.

Section 6.8 Termination. This Agreement will be terminated and of no force or effect, the parties hereto will have no liability hereunder (including the monies due and owing by Parent to Rights Agent) and no payments will be required to be made, upon the earliest to occur of (a) the mailing by the Rights Agent to the address of each Holder as reflected in the CVR Register the full amount of all potential Milestone Payment Amounts required to be paid under the terms of this Agreement, (b) the delivery of a written notice of termination duly executed by Parent and the Acting Holders, (c) expiration of the Review Request Period following the expiration of the Sales Milestone Period (provided no written request is received during such Review Request Period pursuant to Section 4.7(a)), (d) if a written request is received during the Review Request Period immediately following the expiration of the Sales Milestone Period, the decision of the Independent Accountant (and, if applicable, payment of any CVR Shortfall as determined to be owing by the Independent Accountant) pursuant to Section 4.7(a).

Section 6.9 Entire Agreement. This Agreement (including the fee schedule referred to in Section 3.2(g)) and the Merger Agreement contains the entire understanding of the parties hereto with reference to the transactions and matters contemplated hereby and supersedes all prior agreements, written or oral, between the parties hereto.

Section 6.10 Legal Holiday. In the event that a Milestone Payment Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable Milestone Payment Date.

Section 6.11 Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of any utilities, communications, or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

INDIVIOR INC.
By:
Name:
Title:

[RIGHTS AGENT]

By:
Name:
Title:

[Signature Page to Contingent Value Rights Agreement]

Appendix D

Form of Voting Agreement
VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of November 13, 2022 (this “Agreement”), is entered into by and between Indivior Inc., a Delaware corporation (“Parent”), and each of the individuals or entities listed on the signature pages hereto (each, a “Stockholder” and, together, the “Stockholders”).
RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, Olive Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Opiant Pharmaceuticals, Inc., a Delaware corporation (the “Company”), are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent.

B. As a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, each of Parent and Merger Sub has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement with respect to all shares of Company Common Stock that each Stockholder beneficially owns (for purposes of this Agreement, as defined in Rule 13d-3 under the Exchange Act) as of November 9, 2022, as set forth on Schedule I (all such shares of Company Common Stock, and any securities convertible into or exercisable or exchangeable or redeemable for Shares, including, without limitation, by the exercise of a Company Option or the settlement of a Company RSU or Company PSU, and any additional shares of Company Common Stock and any securities convertible into or exercisable or exchangeable or redeemable for shares of Company Common Stock in which such Stockholder acquires record or beneficial ownership on or after the date hereof, whether by purchase, upon exercise or conversion of any securities or otherwise, the “Subject Shares”).
AGREEMENT

The parties to this Agreement, for and in consideration of the premises and the consummation of the transactions referred to above, intending to be legally bound, hereby mutually covenant and agree as follows:

SECTION 1 VOTING AGREEMENT

1.1 Voting Agreement.
(a) During the Agreement Period (as defined below), each Stockholder hereby, irrevocably and unconditionally, agrees that at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of shares of Company Common Stock, however called (each, a “Company Stockholders Meeting”), and in connection with any action proposed to be taken by written consent of the holders of shares of Company Common Stock, such Stockholder shall, in each case, to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote or action by written consent:

(i) appear at each such meeting or otherwise cause all such Subject Shares to be counted as present there at for purposes of determining a quorum; and

(ii) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of its Subject Shares;

A. in favor of (1) the adoption of the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto; and (2) without limitation of the preceding clause (1), the approval of any proposal to adjourn or postpone the Company Stockholders Meeting to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which the Company Stockholders Meeting is held; and

B. against (1) any Competing Proposal or any definitive agreement in connection with such Competing Proposal; (2) any election of new directors to the Company Board, other than nominees to the Company Board who are serving as directors of the Company on the date hereof who are nominated for election by a majority of the Company Board, or as otherwise provided in the Merger Agreement; (3) any action, proposal, transaction or agreement that would reasonably be expected to result in (x) a breach of any covenant, representation or warranty or any other obligation or agreement of such Stockholder under this Agreement or of the Company under the Merger Agreement or (y) any of the conditions in Section 7.1 or Section 7.2 of the Merger Agreement not being fully satisfied; (4) except as required pursuant to Section 1.1(a)(ii)(A), (x) any extraordinary corporate transaction, such as a merger, consolidation, sale of substantially all of the assets of the Company or other business combination involving the Company and (y) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company; and (5) any corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the Transactions.

(b) Subject to the proxy granted under Section 1.2 below, each Stockholder shall retain at all times the right to vote or exercise such Stockholder’s right to consent with respect to such Stockholder’s Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in Section 1.1(a) that are at any time or from time to time presented for consideration to the Company’s stockholders generally; provided, that such vote or consent would not reasonably be expected to frustrate the purposes, or prevent or delay consummation, of the Transactions.

SECTION 2 REPRESENTATIONS AND WARRANTIES
2.1 Representations and Warranties of Stockholder. Each Stockholder, severally but not jointly as to any other Stockholder, represents and warrants to Parent as follows as of the date hereof:

(a) Organization. If such Stockholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

(b) Authorization. If such Stockholder is not an individual, it has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against such Stockholder in accordance with its terms, except in each case as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and subject to principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”). If such Stockholder is married, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, then as detailed in Schedule I, this Agreement has been duly executed and delivered by such Stockholder’s spouse and, assuming the due authorization, execution and delivery hereof by Parent, is enforceable against such Stockholder’s spouse in accordance with its terms, subject to the Bankruptcy and Equity Exception. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has, as detailed in Schedule I, full power and authority to enter into and perform this Agreement.

(c) No Conflict.

(i) Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (A) if such Stockholder is not an individual, conflict with or violate any provision of its articles of incorporation, bylaws or similar organizational documents, (B) assuming that each of the filings referred to in Section 2.1(c)(ii) are made and any applicable waiting periods referred to therein have expired, violate any Law applicable to such Stockholder, or (C) require any consent or other action by any Person (except as detailed in Schedule I) under, result in any violation or breach of, result in the loss of a benefit under, conflict with any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, acceleration or cancellation of, any of the terms, conditions or provisions of any Contract to which such Stockholder is a party, or result in the creation of a Lien (except for any applicable restrictions on transfer under the Securities Act or as created by this Agreement (the “Permitted Exceptions”)) upon such Stockholder’s Subject Shares, other than in the case of clauses (B) and (C) as has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement.

(ii) Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other United States state or federal securities Laws, (B) compliance with any NASDAQ rules, and (C) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Stockholder’s ability to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or any other Person are necessary for the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby.

(d) Ownership of Subject Shares. As of the date hereof, such Stockholder (together with such Stockholder’s spouse if such Stockholder is married and the Subject Shares constitute community property under applicable Law) is, and (except with respect to any Subject Shares Transferred (as defined below) in accordance with Section 3.2 hereof) at all times during the Agreement Period will be, the record and beneficial owner of such Stockholder’s Subject

Shares free and clear of any Liens (except for the Permitted Exceptions) and with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto, except for any applicable restrictions on Transfer (as defined below) under the Securities Act. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the Subject Shares set forth on Schedule I opposite the name of such Stockholder are the only shares of Company Common Stock beneficially owned by such Stockholder on the date hereof. Other than as set forth on Schedule I, such Stockholder does not beneficially own any (i) shares of capital stock or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of or ownership interests in the Company, or (iii) warrants, calls, options or other rights to acquire from the Company any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities or ownership interests in the Company.

(e) Voting Power. Such Stockholder has full voting power with respect to all such Stockholder’s Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Subject Shares. Except for this Agreement, none of such Stockholder’s Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney, with respect to the voting of the Subject Shares on the date hereof, except pursuant to this Agreement. Such Stockholder further represents that any proxies heretofore given in respect of the Subject Shares, if any, are revocable.

(f) Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no action, suit, inquiry, investigation, proceeding or civil investigation, pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or such Stockholder’s Subject Shares that could reasonably be expected to impair the ability of such Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(g) Reliance. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(h) Finder’s Fees. No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Parent, or the Company or any of their respective affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

2.2 Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders as follows:

(a)     Organization; Authorization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. This Agreement has been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent and, assuming the due authorization, execution and delivery hereof by the Stockholders, is enforceable against Parent in accordance with their respective terms, subject in each case to the Bankruptcy and Equity Exception.

(b) No Conflict.

(i) Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (A) conflict with or violate any provision of the certificate of incorporation and bylaws of Parent, (B) violate any Law or Judgment applicable to Parent, or (C) result in any violation or breach of any Contract to which Parent is a party, other than in the case of clauses (A), (B) and (C) has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such the ability of Parent to perform its obligations under this Agreement.

(ii) Except for (A) compliance with any applicable requirements of the Securities Act, the Exchange Act or any other United States state or federal securities Laws, (B) compliance with any rules or regulations of the LSE, and (C) actions or filings the failure of which to be made or obtained has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent to perform its obligations under this Agreement, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity or any other Person are necessary for the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby.

SECTION 3 CERTAIN COVENANTS

3.1 No Solicitation. Without limiting and subject to the provisions of Section 4.15 hereof, during the Agreement Period, each Stockholder (solely in his, her or its capacity as a stockholder of the Company) agrees that it will not, directly or indirectly, take any action or omit to take any action that the Company is not permitted to take or omit to take pursuant to Section 5.2 of the Merger Agreement.

3.2 No Proxies for or Liens on Subject Shares.
(a) Except pursuant to the terms of this Agreement, including Section 3.2(b), during the Agreement Period, no Stockholder shall (nor permit any Person under such Stockholder’s control to), without the prior written consent of Parent, directly or indirectly, (i) grant any proxies, consents, powers of attorney, rights of first offer or refusal or enter into any voting trust or voting agreement or arrangement with respect to the voting of any Subject Shares, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate, place in trust or otherwise dispose of (including by gift), whether voluntarily or by operation of Law, or limit its right, title or interest or right to vote in any manner with respect to (except, in each case, by will or under the laws of intestacy) any Subject Shares (other than pursuant to Rule 10b5-1 trading plans in effect on the date of the Agreement) (each, a “Transfer”), (iii) enter into any Contract with respect to the direct or indirect Transfer of any Subject Shares, or (iv) otherwise permit any Liens (except for the Permitted Exceptions) to be created on any Subject Shares.

(b)    Notwithstanding anything in Section 3.2(a) to the contrary, any Stockholder may Transfer Subject Shares (i) to any member of such Stockholder’s immediate family (i.e., spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild), (ii) to a trust for the sole benefit of such Stockholder or any member of such Stockholder’s immediate family, (iii)

upon the death of such Stockholder, (iv) in the case of a Stockholder that is an entity, to any parent entity, subsidiary or affiliate under common control with such Stockholder, or to a partner or member of such Stockholder, or (v) to effect a cashless exercise for the primary purpose of paying the exercise price of Options or to cover tax withholding obligations in connection with such exercise to the extent permitted by the instruments representing such Options; provided, that a Transfer referred to in clause (i) through (iv) of this Section 3.2(b) shall be permitted only if the transferee agrees in writing to be bound by the terms of this Agreement.

(c) Documentation and Information. Each Stockholder (a) consents to and authorizes the publication and disclosure by Parent of such Stockholder’s identity and holding of Subject Shares, the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement (including, for clarity, the disclosure of this Agreement) and any other information, in each case, that Parent reasonably determines is required to be disclosed by applicable Law in any press release, any schedules and documents filed with the SEC or any other disclosure document in connection with the Transactions, and (b) agrees promptly to give to Parent any information related to such Stockholder it may reasonably require for the preparation of any such disclosure documents. Each Stockholder agrees promptly to notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Parent hereby consents to and authorizes each Stockholder to make such disclosure or filings that Stockholder reasonably determines to be necessary in any SEC or NASDAQ disclosure document.

3.3 Additional Subject Shares. In the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional voting interest with respect to the Company, such voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Subject Shares set forth on Schedule I opposite the name of such Stockholder will be deemed amended accordingly. Each Stockholder shall promptly notify Parent of any such event.

3.4     Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the shares of Company Common Stock by reason of a stock split, reverse stock split, recapitalization, combination, reclassification, readjustment, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged.

3.5 Waiver of Appraisal Rights and Actions. Each Stockholder hereby (a) irrevocably waives and agrees not to exercise any and all rights such Stockholder may have as to appraisal or dissent with respect to any of such Stockholder’s Subject Shares that may arise with respect to the Merger or any of the Transactions, including under Section 262 of the DGCL, and (b) agrees (i) not to commence or participate in, and (ii) to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any such claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, or (B) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the Transactions.

3.6 Notices of Certain Events. Each Stockholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of such Stockholder set forth in Section 2.1.

3.7 Further Assurances. Parent and each Stockholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws, in order to perform their respective obligations under this Agreement.

SECTION 4 MISCELLANEOUS

4.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery), or sent by email (notice deemed given three (3) business days after sending), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Parent, to:
Indivior Inc.
10710 Midlothian Turnpike, Suite 125
North Chesterfield, VA 23235
Attention: General Counsel
Email: Legal@Indivior.com

with a copy (which shall not constitute notice) to:

Covington & Burling LLP The New York Times Building 620 Eighth Avenue     New York, NY 10018
Attention: Andrew W. Ment
Email:ament@cov.com

if to a Stockholder, to his, her or its address set forth on Schedule I, with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
330 N. Wabash Ave., Suite 2800
Chicago, IL 60613
Attention: Christopher R. Drewry
Max Schleusener
Email: Christopher.Drewry@lw.com
Max.Schleusener@lw.com

4.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived during the Agreement Period if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

4.3 Termination. This Agreement shall automatically terminate and become void and of no further force or effect on the earlier of (a) the Effective Time, (b) with respect to each Stockholder, the termination of this Agreement by written notice from such Stockholder to Parent following the amendment, modification or waiver of the terms of the Merger Agreement (i) to reduce or change the form of the consideration to be paid to such Stockholder in connection with the Merger, (ii) to create any additional conditions to the consummation of the Merger or (iii) that would reasonably be expected to adversely affect the Stockholder in any but a de minimis respect, (c) the termination of this Agreement by written notice from Parent to the Stockholders, and (d) the valid termination of the Merger Agreement in accordance with its terms (the period from the date hereof through such time being referred to as the “Agreement Period”); provided that (x) Section 4.1, Section 4.2, this Section 4.3, Section 4.5, Section 4.9, Section 4.10, Section 4.15 and Section 4.16 shall survive such termination, and (y) the termination of this Agreement shall not relieve any party from liability arising from Fraud or any willful and intentional breach prior to such termination. For clarity, this Agreement shall not terminate upon a Change of Recommendation unless the Merger Agreement is terminated.

4.4 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct any Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

4.5     Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, whether or not the Transactions are consummated.

4.6 Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

4.7 Entire Agreement; Counterparts. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by electronic communication, facsimile or otherwise) to the other parties. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

4.8 Assignment; Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party; provided that the reorganization, consolidation or change of control of Parent shall not be considered an assignment for purposes hereof. This Agreement is not intended to and shall not confer upon any Person other than the parties hereto (and their respective heirs, successors and permitted assigns) any rights, remedies, benefits, obligations, liabilities or claims hereunder. No assignment by any party shall relieve such party of any of its obligations hereunder.

4.9 Governing Law; Jurisdiction.
(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware, as applicable, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware, as applicable, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(c) Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 6.6 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to this Agreement. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

4.10    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT.

4.11 Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction or other Governmental Entity to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect so long as the economic substance of the Merger is not affected in any manner adverse to Stockholder. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

4.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

4.13 Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein and the rules and regulations promulgated thereunder. References to a Person are also to its permitted assigns and successors.

4.14 No Presumption. Each of the parties agrees that he, she or it has had the opportunity to review this Agreement with counsel of his, her or its own choosing and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

4.15 Obligations; Stockholder Capacity. The obligations of each Stockholder under this Agreement are several and not joint, and no Stockholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Stockholder. Each Stockholder is signing and entering this Agreement solely in his, her or its capacity as the beneficial owner of such Stockholder’s Subject Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by him, her or it in his, her or its capacity as an employee, officer or director of the Company or the Company Subsidiary, and no such action or omission shall constitute a breach of this Agreement.

4.16 No Recourse. Parent and Merger Sub agree that Stockholder will not be liable for any claims, losses, damages, liabilities or other obligations resulting from any breach of the Merger Agreement by the Company. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall relieve any Person for liability for Fraud.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

INDIVIOR INC.

By:
Name:
Title:

[STOCKHOLDER]

Name:

SCHEDULE I

SUBJECT SHARES

Stockholder	Shares beneficially owned	Shares owned of record	Shares subject to Company Stock Options	Shares subject to Company RSU Awards	Shares subject to Company PSU Awards

Spousal Consents and Fiduciary Authority:

Any spousal consent or signature in fiduciary capacity contemplated by Section 2.01 of this Agreement shall be delivered to Parent and Merger Sub within twenty (20) business days after the date of this Agreement.

Notices:

Name:
Address:
Email:

SPECIAL MEETING OF STOCKHOLDERS OF
OPIANT PHARMACEUTICALS, INC.
MARCH 1, 2023

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet, please visit https://web.lumiagm.com/254970090 (password: opiant2023) and be sure to have your control number available.
GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/21992/Special

↓	Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet					↓
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■	00033030000000001000 7
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE						☒
				FOR	AGAINST	ABSTAIN
			1. To approve the Merger Agreement and thereby approve the transactions contemplated by the Merger Agreement, including the Merger.	☐	☐	☐

			2. To approve, on a non-binding advisory basis, certain compensation that will or may become payable to the named executive officers of Opiant in connection with the Merger.	☐	☐	☐

			3. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
		☐	MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING			☐

Signature of Stockholder :	Date:		Signature of Stockholder:		Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person

OPIANT PHARMACEUTICALS, INC.
Proxy Solicited on Behalf of the Board of Directors for Special Meeting of Stockholders

The undersigned hereby appoints Dr. Roger Crystal and David O'Toole or any one of them, as proxies and attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Opiant Pharmaceuticals, Inc., as indicated on the proposals referred to on the reverse side hereof at the special meeting of its shareholders to be held on March 1, 2023, at 9:00 AM Pacific Time virtually at https://web.lumiagm.com/254970090 (password: opiant2023), and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting.

(Continued and to be signed on the reverse side.)